Exhibit 10.6

Execution Version

THIRD AMENDMENT TO CREDIT AGREEMENT

THIS THIRD AMENDMENT TO CREDIT AGREEMENT (this “Agreement”), dated as of December 8, 2025, by and among Superior Industries International, Inc., a Delaware corporation (the “Initial USD Borrower”), SUP Intermediate Holdings, LLC, a Delaware limited liability company (“Holdings”), each other Loan Party party hereto, JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, including any successor thereto, the “Administrative Agent”) and as collateral agent (in such capacity, including any successor thereto, the “Collateral Agent”), the Lenders party hereto and the Issuing Banks party hereto, amends that certain Credit Agreement, dated as of December 15, 2022 (as amended by that certain First Amendment to Credit Agreement, dated as of August 14, 2024, as amended by that certain Second Amendment to Credit Agreement, dated as of June 4, 2025, and as otherwise amended, restated, amended and restated, supplemented, waived or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement”; the Existing Credit Agreement as further modified by this Agreement, the “Amended Credit Agreement”), among the Initial USD Borrower, each other borrower from time to time party thereto, the Administrative Agent, the Collateral Agent and each Lender and Issuing Bank from time to time party thereto. Capitalized terms used in this Agreement and not otherwise defined herein have the respective meanings assigned thereto in the Amended Credit Agreement.

RECITALS:

WHEREAS, pursuant to Section 10.01(1) of the Existing Credit Agreement, the Initial USD Borrower has requested to make certain amendments to the Existing Credit Agreement in the manner set forth in Section 2 hereto; and

WHEREAS, the Lenders party hereto (constituting the Required Lenders under the Existing Credit Agreement immediately prior to the effectiveness of this Agreement), the Administrative Agent and the Collateral Agent have agreed to so amend the Existing Credit Agreement.

NOW, THEREFORE, the parties hereto therefore agree as follows:

SECTION 1.
References. The rules of construction specified in Section 1.02 of the Existing Credit Agreement also apply to this Agreement. Each reference to “herein”, “hereto”, “hereof”, “hereunder” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Existing Credit Agreement shall, after this Agreement becomes effective, refer to the Amended Credit Agreement.
SECTION 2.
Amendments to Existing Credit Agreement. Effective as of the Third Amendment Effective Date (as defined below), the Existing Credit Agreement is hereby amended, in accordance with the provisions of Section 10.01(1) thereof, to (i) delete each term thereof that is reflected in strike-through font (indicated textually in the same manner as the following example: ~~stricken text~~) and (ii) insert each term thereof that is reflected in double-underlined font (indicated textually in the same manner as the following example: double-underlined text), in each case, as set forth in Exhibit A hereto.
SECTION 3.
Representations of the Loan Parties. Each Loan Party represents and warrants that, on and as of the date hereof after giving effect to this Agreement:
(a)
[reserved];
(b)
each Loan Party party hereto has all corporate or other organizational power and authority to execute, deliver and perform its obligations under this Agreement and to carry out the transactions contemplated hereby;
(c)
the execution, delivery and performance of this Agreement has been duly authorized by all necessary corporate action or other organizational action on the part of each Loan Party that is a party hereto;
(d)
this Agreement has been duly executed and delivered by each Loan Party that is party hereto;
(e)
this Agreement constitutes a legal, valid and binding obligation of each Loan Party that is party hereto, enforceable against each such Loan Party in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws, the German StaRUG, the Relevant EU Directive and/or by general principles of equity and principles of good faith and fair dealing generally applicable to entities such as the Loan Parties party hereto; and
(f)
each Loan Party hereby confirms and agrees that, notwithstanding the effectiveness of this Agreement, each Loan Document to which any Loan Party is a party is, and the obligations of such Loan Party contained in the Amended Credit Agreement, this Agreement or in any other Loan Document to which it is a party are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, in each case as amended by this Agreement. For greater certainty and without limiting the foregoing, each Loan Party hereby confirms that (x) the existing security interests and/or guarantees granted by any Loan Party in favor of the Secured Parties pursuant to the Loan Documents in the Collateral described therein shall continue to secure the obligations of the Loan Parties under the Amended Credit Agreement and the other Loan Documents as and to the extent provided in the Loan Documents and (y) with respect to the Collateral Documents governed by the laws of the Netherlands, such Collateral Documents have always been intended to extend to the obligations of the Loan Parties under the Loan Documents as amended and restated from time to time, including as amended by this Agreement and shall so extend thereto in accordance with the terms of the Loan Documents.
SECTION 4.
Conditions. This Agreement, including the amendments set forth in Section 2 hereof, shall become effective as of the first date (the “Third Amendment Effective Date”) when each of the following conditions shall have been satisfied (or waived by the Lenders constituting each of the Required Lenders):
(a)
the Administrative Agent (or its counsel) shall have received a duly executed and delivered counterpart of this Agreement from the Initial USD Borrower, Holdings, each other Loan Party, the Lenders collectively constituting the Required Lenders under the

Existing Credit Agreement immediately prior to the effectiveness of this Agreement, the Administrative Agent and the Collateral Agent;
(b)
the representations and warranties of the Loan Parties set forth in Article V of the Amended Credit Agreement or any other Loan Documents are true and correct in all material respects on and as of the Third Amendment Effective Date after giving effect hereto with the same effect as though made on and as of such date; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they are true and correct in all material respects as of such earlier date; provided, further, that, any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language is true and correct (after giving effect to any qualification therein) in all respects on such respective dates except, with respect to the representation contained in Section 5.05(2) of the Credit Agreement, to the extent previously disclosed by the Initial USD Borrower to the Administrative Agent on or prior to the Third Amendment Effective Date;
(c)
after giving effect to the transactions contemplated hereby and other than the Waived Events of Default, no Default or Event of Default shall have occurred and be continuing or would result from this Agreement;
(d)
the Administrative Agent shall have received a certificate from a Responsible Officer of the Initial USD Borrower certifying as to the matters set forth in Sections 4(b) and 4(c);
(e)
a customary written legal opinion by Weil, Gotshal & Manges LLP, counsel to the Loan Parties, dated as of the Third Amendment Effective Date and addressed to the Administrative Agent, the Collateral Agent and the Lenders;
(f)
the Administrative Agent’s (or it’s counsel’s) receipt of the following, each properly executed by a Responsible Officer of the signing Loan Party solely with respect to the Loan Parties organized in the United States (or any state thereof), certificates of good standing from the secretary of state of the state of the incorporation or organization of such Loan Party, customary resolutions of the board of directors or managers or other governing body and incumbency certificates evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party or is to be a party on the Third Amendment Effective Date;
(g)
the amendment to the Term Loan Credit Agreement (the “Term Loan Amendment”), in form and substance reasonably satisfactory to the Administrative Agent, shall have been executed and delivered by the parties thereto;
(h)
the Administrative Agent shall have received a copy of a detailed sources and uses statement and funds flow memorandum for the transactions contemplated by the Loan Documents on the Third Amendment Effective Date;
(i)
the New Money Term Loans (as defined in the Term Loan Credit Agreement as amended by the Term Loan Amendment) shall have been funded substantially concurrently with the effectiveness of this Agreement in the principal amount of not less than $27,500,000;
(j)
a Consent to Common Collateral Agency and Superpriority Intercreditor Agreement in substantially the form as set forth in Exhibit B hereto (the “Intercreditor Agreement Consent”), shall have been executed and delivered by the parties thereto;
(k)
the Initial USD Borrower shall have paid (or caused to be paid) (i) any fees payable to the Lenders, the Administrative Agent and the Arrangers on the Third Amendment Effective Date and (ii) to the extent the Initial USD Borrower has received invoices therefor at least one (1) Business Day prior to the Third Amendment Effective Date, all expenses of the Lenders party hereto, the Administrative Agent and the Collateral Agent payable pursuant to Section 10.04 of the Amended Credit Agreement which have accrued to or are otherwise payable on the Third Amendment Effective Date (including reasonable and documented fees, disbursements and other charges of Latham & Watkins LLP, as counsel to the Administrative Agent);
(l)
the Initial USD Borrower shall have delivered to the Administrative Agent any reports, notices and information that have been delivered to the lenders under the Term Loan Credit Agreement pursuant to the Support Agreement to the extent that such reports, notices or information have not been previously delivered to the Administrative Agent and the Lenders;
(m)
the Initial USD Borrower shall have delivered to the Administrative Agent customer scorecards in respect of suppliers of the Initial USD Borrower and its Subsidiaries in form and substance reasonably satisfactory to the Administrative Agent;
(n)
the consummation of the Restructuring Related Transactions (as defined in the Term Loan Amendment);
(o)
(x) the Exchange and Contribution Agreement (the “Exchange Agreement”) shall be executed and delivered by the Initial USD Borrower, the Consenting Term Loan Lenders (as defined therein) and Oaktree Fund Administration, LLC, as administrative agent, in form and substance reasonably satisfactory to the Administrative Agent and the Lenders and (y) each of the conditions precedent to consummation of the Closing (as defined in the Exchange Agreement) shall be satisfied (or waived in writing in accordance with the terms hereof); and
(p)
an amendment to the Intercompany Note, in form and substance reasonably satisfactory to the Administrative Agent, shall have been executed and delivered by the parties thereto.
SECTION 5.
Limited Waiver of Specified Defaults.
(a)
In consideration of the Loan Parties’ agreement to timely and strictly comply with the terms of this Agreement, and in reliance upon the representations, warranties, agreements and covenants of the Loan Parties set forth herein, subject to the satisfaction of the conditions precedent set forth in Section 4 hereof, each of the undersigned Lenders (severally and not jointly) hereby waives any Default or Event of Default outstanding or arising (i) solely as a result of the failure of the Initial USD Borrower to comply with the covenants in Sections 7.12(1) and 7.12(2) in the Amended Credit Agreement for the Test Periods ending June 30, 2025, September 30, 2025, December 31, 2025 and March 31, 2026, (ii) any Event of Default under Section 8.01(5) solely to the extent resulting from the Waived Events of Default (as defined in the Term Loan Amendment) and (iii) from the failure of the Initial USD Borrower to notify any Person of the Defaults or Events of Default described in clause (i) and (ii) above (collectively, the “Waived Events of Default”) (the waiver of the Waived Events of Default, the “Limited Waiver”), in each case, specifically as set forth in this Agreement or the Amended Credit Agreement, as applicable, (y) at the request of the Initial USD Borrower and (z) in accordance with Section 10.01 of the Credit Agreement. Nothing contained herein shall be deemed to constitute a waiver by the Administrative Agent or the Lenders of any other Default or Event of Default or consent to the departure from any other provision of the Amended Credit Agreement whatsoever, whether or not known by any of them, other than the Limited Waiver. Notwithstanding the foregoing, as of the execution of this Limited Waiver and Agreement, the Lenders are not aware of any existing Default or Event of Default or prospective Default or Event of Default other than the Waived Events of Default.
(b)
The Limited Waiver shall commence on the Third Amendment Effective Date and continue until the earliest to occur of:
(1)
5:00 P.M. (New York City time) on June 30, 2026 (or such later date as may be agreed to in writing by the Required Lenders in their sole discretion (which may be in the form of electronic mail delivered by Latham & Watkins LLP (acting in its capacity as counsel to the Administrative Agent),
(2)
the failure of any Loan Party to comply with any term, condition or covenant set forth in this Agreement (including the annexes hereto),
(3)
other than the Waived Events of Default, there occurs either any Default or Event of Default under the Loan Documents (it being understood that without limiting any of the foregoing in this clause (3), the filing of a voluntary or involuntary petition under any bankruptcy or insolvency laws by or against any Loan Party shall constitute an immediate event of termination), or
(4)
the Initial USD Borrower and its Subsidiaries, takes any of the following actions on or after the Third Amendment Effective Date: (i) consensually incurring any new Investments, Indebtedness or Liens or consummating any Asset Sales outside of the ordinary course of business and not consistent with past practice, (ii) entering into any new transaction with an Affiliate (other than any Loan Party (other than Holdings)) outside the ordinary course of business and not consistent with past practice or (iii) making any Restricted Payments under any of Section 7.05(b)(7), Section 7.05(b)(9) and Section 7.05(b)(4) of the Amended Credit Agreement, or (iv) any issuance of equity securities by the Initial USD Borrower or any of its Subsidiaries (other than on the Third Amendment Effective Date, pursuant to the Exchange Agreement).

other than, in each case, (A) intercompany transactions among the Initial USD Borrower and the other Loan Parties (other than Holdings) in the ordinary course of business or (B) to the extent the Required Lenders have consented to such transaction (which consent may be in the form of electronic mail delivered by Latham & Watkins LLP (acting in its capacity as counsel to the Lenders)). The date on which the earliest of (1), (2), (3) and (4) occurs is the “Accommodation Period Termination Date” and the period commencing on the Third Amendment Effective Date and ending on the Accommodation Period Termination Date, is the “Accommodation Period”.

Notice of the Accommodation Period Termination Date shall be sent by the Initial USD Borrower in writing for dissemination to all Lenders and the Administrative Agent. From and after the Accommodation Period Termination Date, the Limited Waiver shall immediately and automatically terminate and have no further force or effect, and each of the Lenders and the Administrative Agent shall be released from any and all obligations and agreements under the Limited Waiver and shall be entitled to exercise any rights or remedies as if the Limited Waiver had never existed, without any further notice to the Initial USD Borrower or any other Loan Party, passage of time, waiver or forbearance of any kind, and all of the rights and remedies under the Loan Documents and at law and in equity shall be available without restriction or modification, as if the Limited Waiver had not occurred. Each of the Loan Parties agrees, on behalf of itself and its Subsidiaries, that the Administrative Agent and the Lenders shall have no obligation to extend the Accommodation Period. This Agreement and the Limited Waiver contemplated by this Section 5 shall not be construed as establishing a custom or a course of dealing or conduct among the Administrative Agent, the Lenders and the Loan Parties.

(c)
Notwithstanding anything in this Agreement or elsewhere to the contrary, the Limited Waiver by the Lenders described above is limited solely to the Waived Events of Default. Such waiver is limited to the extent expressly described herein and shall not be construed to be a consent to or a permanent waiver of the Waived Events of Default or a consent with respect to or waiver of any other terms, provisions, covenants, warranties or agreements contained in the Credit Agreement or in any of the other Loan Documents. The Administrative Agent and the Lenders reserve (i) the right to exercise any rights and remedies available to them in connection with such Waived Events of Default on and after the Accommodation Period Termination Date to the extent such Waived Events of Default have not been cured or otherwise waived in accordance with the terms of the Loan Documents and (ii) the right to exercise any rights and remedies available to them in connection with any other present or future Events of Default with respect to the Credit Agreement or any other provision of any Loan Document.

(d)
Each of the Loan Parties hereby further agrees and acknowledges that (i) the Waived Events of Default have not been waived permanently as a result of this Limited Waiver and that the Limited Waiver by the Lenders with respect thereto hereunder is temporary in nature; (ii) from and after the Accommodation Period Termination Date, the Administrative Agent and the Lenders may, at their discretion, at any time and from time to time, exercise any and all of the rights and remedies with respect to the Waived Events of Default to the extent such Waived Events of Default have not been cured or otherwise waived in accordance with the terms of the Loan Documents at such time; and (iii) the Administrative Agent and the Lenders may exercise any rights and remedies available to them in connection with any other present or future Events of Default with respect to the Credit Agreement or any other provision of any Loan Document.
SECTION 6.
Governing Law. This Agreement AND THE TRANSACTIONS CONTEMPLATED UNDER THIS AGREEMENT (WHETHER IN CONTRACT, TORT OR OTHERWISE AND IN LAW OR EQUITY) shall be governed by, and construed IN accordance with, the law of the State of New York. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY IN THE BOROUGH OF MANHATTAN AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING (WHETHER IN CONTRACT OR IN TORT) ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. EACH PARTY HERETO AGREES THAT THE AGENTS AND LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY LOAN PARTY IN THE COURTS OF ANY OTHER JURISDICTION IN CONNECTION WITH THE EXERCISE OF ANY RIGHTS UNDER ANY COLLATERAL DOCUMENT (UNLESS OTHERWISE SPECIFIED IN EACH COLLATERAL DOCUMENT) OR THE ENFORCEMENT OF ANY JUDGMENT. ADDITIONALLY, EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (UNLESS OTHERWISE SPECIFIED IN ANY LOAN DOCUMENT) IN ANY COURT REFERRED TO IN THIS PARAGRAPH. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

SECTION 7.
Confirmation of Guaranties. Each of the Loan Parties, by their signatures below, hereby (i) confirms that it consents to the terms of this Agreement and the Amended Credit Agreement and (ii) affirms and confirms its guarantee of the Obligations under the terms and conditions of the Guaranty and agrees that such guarantee remains in full force and effect to the extent set forth in such Guaranty and after giving effect to this Agreement.
SECTION 8.
No Novation. By its execution of this Agreement, each of the parties hereto acknowledges and agrees that the terms of this Agreement do not constitute a novation, but, rather, a supplement of the terms of a pre-existing indebtedness and related agreement, as evidenced by the Amended Credit Agreement.
SECTION 9.
Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire agreement among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or by email as a “.pdf” or “.tif” attachment shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be. For purposes hereof, “Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record.
SECTION 10.
Miscellaneous. This Agreement shall constitute a Loan Document for all purposes of the Amended Credit Agreement and the other Loan Documents. The execution, delivery and effectiveness of this Agreement shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents. This Agreement shall inure to the benefit of and shall be binding upon the parties hereto together with their permitted successors and assigns.
SECTION 11.
Incorporation. Section 10.17 of the Existing Credit Agreement, relating to waiver of jury trial, is hereby incorporated and shall apply to the parties hereto mutatis mutandis, to the same extent as if fully set forth herein.
SECTION 12.
Intercreditor Agreement Consent; Agent Authorization. Effective as of the Third Amendment Effective Date, each of the Lenders party hereto (constituting all of the Lenders party to the Existing Credit Agreement immediately prior to the effectiveness of this Agreement) hereby (x) approves the terms of the Intercreditor Agreement Consent, (y) authorizes and instructs the Administrative Agent to enter into the Intercreditor Agreement

Consent and this Agreement and (z) authorizes and directs the Collateral Agent to execute the Intercreditor Agreement Consent and this Agreement.
SECTION 13.
Release. In consideration of the agreements of the Lenders party hereto (including, to the extent applicable, in their capacity as Issuing Banks), the Administrative Agent and the Collateral Agent and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Loan Party, on behalf of itself, its controlled Affiliates and their respective successors and assigns (the Loan Parties and such other Persons being hereinafter referred to collectively as the “Releasing Parties” and individually as a “Releasing Party”), hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges the Lenders party hereto (including, to the extent applicable, in their capacity as Issuing Banks), the Administrative Agent and the Collateral Agent, and each of their respective present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents, legal representatives and other representatives (the Lenders party hereto (including, to the extent applicable, in their capacity as Issuing Banks), the Administrative Agent and the Collateral Agent and all such other Persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, damages and any and all other claims, counterclaims, defenses, rights of set off, demands and liabilities whatsoever (individually, a “Claim” and collectively, the “Claims”) of every kind and nature, known or unknown, suspected or unsuspected, at law or in equity, which any Releasing Party may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arose or occurred at any time on or prior to the date of this Agreement, to the extent related to this Agreement, the Amended Credit Agreement, any of the other related Loan Documents or any of the transactions hereunder or thereunder.
SECTION 14.
Holdings. By executing and delivering a counterpart to this Amendment, Holdings shall be deemed to be a party to, and shall be bound by the terms and conditions of, the Amended Credit Agreement with the same force and effect as if it were an original signatory thereto. Notwithstanding anything to the contrary set forth herein or in any other Loan Document, at all times on and after the Third Amendment Effective Date and prior to the date that Holdings shall have Guaranteed the Obligations by executing the amended and restated Guaranty in accordance with Section A of Annex A hereto (and solely during such period), any reference to a “Loan Party”, a “Guarantor”, the “Loan Parties” or the “Guarantors” in this Agreement, the Amended Credit Agreement and the other Loan Documents shall not include Holdings.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

INITIAL USD BORROWER

Superior Industries International, Inc.

By: /s/ David M. Sherbin
Name: David M. Sherbin
Title: Senior Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary

GUARANTORS

SUPERIOR INDUSTRIES INTERNATIONAL HOLDINGS, LLC
SUPERIOR INDUSTRIES INTERNATIONAL ARKANSAS, LLC
SUPERIOR INDUSTRIES INTERNATIONAL MICHIGAN, LLC
SUPERIOR INDUSTRIES INTERNATIONAL ASSET MANAGEMENT, LLC

By: /s/ David M. Sherbin
Name: David M. Sherbin
Title: Senior Vice President and Secretary

SIIP HOLDINGS, LLC

By: /s/ David M. Sherbin
Name: David M. Sherbin
Title: Director

[Signature Page to Third Amendment to Credit Agreement]

SUPERIOR INDUSTRIES INTERNATIONAL PRODUCTION S.R.L.

By: /s/ David M. Sherbin
Name: David M. Sherbin
Title: Manager One

SUPERIOR INDUSTRIES INTERNATIONAL GERMANY GMBH
SUPERIOR INDUSTRIES EUROPE AG
SUPERIOR INDUSTRIES AUTOMOTIVE GERMANY GMBH
SUPERIOR INDUSTRIES LEICHTMETALLRÄDER GERMANY GMBH

By: /s/ Dorota Piwkowska-Szyjka
Name: Dorota Piwkowska-Szyjka
Title: Member of the Management Board

SUPERIOR INDUSTRIES NORTH AMERICA, S. DE R.L. DE C.V.
SUPERIOR INDUSTRIES DE MEXICO, S. DE R.L. DE C.V.
SUPERIOR INDUSTRIES TRADING DE MEXICO, S. DE R.L. DE C.V.
SUPERIOR SHARED SERVICES, S. DE R.L. DE C.V.

By: /s/ David M. Sherbin
Name: David M. Sherbin
Title: Member of the Board of Managers

[Signature Page to Third Amendment to Credit Agreement]

SUPERIOR INDUSTRIES PRODUCTION POLAND SP. Z O.O.

By: /s/ Dorota Piwkowska-Szyjka
Name: Dorota Piwkowska-Szyjka
Title: Member of the Board of Managers

By: /s/ Michael Lee Dorah
Name: Michael Lee Dorah
Title: Member of the Management Board

SUPERIOR INDUSTRIES INTERNATIONAL NETHERLANDS B.V.
SUPERIOR INDUSTRIES INTERNATIONAL (DUTCH) B.V.

Signed for and on behalf of United International Management, B.V., Managing Director A

By: /s/ Frederik Bouwman
Name: Frederik Bouwman
Title: Proxy holder A

By: /s/ Hana Balcarova
Name: Hana Balcarova
Title: Proxy holder B

Signed for and on behalf of Superior Industries International, Inc., Managing Director B

By: /s/ David M. Sherbin
Name: David M. Sherbin
Title: Senior Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary

[Signature Page to Third Amendment to Credit Agreement]

HOLDINGS:

SUP Intermediate Holdings, LLC

By: /s/ Robert LaRoche
Name: Robert LaRoche
Title: Authorized Signatory

[Signature Page to Third Amendment to Credit Agreement (RCF)]

JPMORGAN CHASE BANK, N.A., as Administrative Agent, Collateral Agent and a Lender

By: /s/Michael Mastronikolas
Name: Michael Mastronikolas
Title: Vice President

[Signature Page to Third Amendment to Credit Agreement]

DEUTSCHE BANK AG NEW YORK BRANCH, as a Lender and an Issuing Bank

By: /s/Philip Tancorra
Name: Philip Tancorra
Title: Director

By: /s/Suzan Onal
Name: Suzan Onal
Title: Director

[Signature Page to Third Amendment to Credit Agreement]

BANK OF AMERICA, N.A., as a Lender

By: /s/Kelly Werbecki
Name: Kelly Werbecki
Title: Senior Vice president

[Signature Page to Third Amendment to Credit Agreement]

Exhibit A

Amendments to Existing Credit Agreement

(See attached)

$60,000,000

REVOLVING CREDIT AGREEMENT

Dated as of December 15, 2022

among

SUPERIOR INDUSTRIES INTERNATIONAL, INC.,
as the Initial USD Borrower,

THE OTHER BORROWERS PARTY HERETO

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent, Collateral Agent and Issuing Bank,

and

THE OTHER LENDERS AND ISSUING BANKS PARTY HERETO

________________

JPMORGAN CHASE BANK, N.A.,

and

DEUTSCHE BANK SECURITIES INC.
as Joint Lead Arrangers and Joint Lead Bookrunners

Table of Contents

Page

Article I Definitions and Accounting Terms

SECTION 1.01 Defined Terms 1

SECTION 1.02 Other Interpretive Provisions 81

SECTION 1.03 Accounting Terms 82

SECTION 1.04 Rounding 82

SECTION 1.05 References to Agreements, Laws, etc 82

SECTION 1.06 Times of Day and Timing of Payment and Performance 82

SECTION 1.07 Pro Forma and Other Calculations 82

SECTION 1.08 Guaranties of Hedging Obligations 85

SECTION 1.09 Currency Equivalents Generally. 85

SECTION 1.10 Letters of Credit 86

Article II The Commitments and Borrowings

SECTION 2.01 The Loans 87

SECTION 2.02 Borrowings, Conversions and Continuations of Loans 88

SECTION 2.03 Letters of Credit 90

SECTION 2.04 [Reserved] 99

SECTION 2.05 Prepayments 99

SECTION 2.06 Termination or Reduction of Commitments 101

SECTION 2.07 Repayment of Loans 101

SECTION 2.08 Interest 101

SECTION 2.09 Fees 102

SECTION 2.10 Computation of Interest and Fees 102

SECTION 2.11 Evidence of Indebtedness 102

SECTION 2.12 Payments Generally 103

SECTION 2.13 Sharing of Payments 105

SECTION 2.14 Incremental Facilities 105

SECTION 2.15 Refinancing Amendments 107

SECTION 2.16 Extensions of Loans 108

SECTION 2.17 Defaulting Lenders 111

Article III Taxes, Increased Costs Protection and Illegality

SECTION 3.01 Taxes 112

SECTION 3.02 Illegality 115

SECTION 3.03 Inability to Determine Rates 116

SECTION 3.04 Increased Cost and Reduced Return; Capital Adequacy; Reserves on 118

SECTION 3.05 Funding Losses 119

SECTION 3.06 Matters Applicable to All Requests for Compensation 119

SECTION 3.07 Replacement of Lenders under Certain Circumstances 120

SECTION 3.08 Survival 121

Article IV Conditions Precedent

SECTION 4.01 Conditions Precedent to Effectiveness 121

SECTION 4.02 [Reserved] 125

SECTION 4.03 Conditions to Credit Extensions after the Closing Date 125

Article V Representations and Warranties

SECTION 5.01 Existence, Qualification and Power; Compliance with Laws 126

SECTION 5.02 Authorization; No Contravention 126

SECTION 5.03 Governmental Authorization 126

SECTION 5.04 Binding Effect 127

SECTION 5.05 Financial Statements; No Material Adverse Effect 127

i

SECTION 5.06 Litigation 127

SECTION 5.07 Labor Matters 128

SECTION 5.08 Ownership of Property; Liens 128

SECTION 5.09 Environmental Matters 128

SECTION 5.10 Taxes 128

SECTION 5.11 ERISA Compliance 128

SECTION 5.12 Subsidiaries 128

SECTION 5.13 Margin Regulations; Investment Company Act 129

SECTION 5.14 Disclosure 129

SECTION 5.15 Intellectual Property; Licenses, etc 129

SECTION 5.16 Solvency 130

SECTION 5.17 USA PATRIOT Act; Anti-Corruption Compliance; Sanctions 130

SECTION 5.18 Collateral Documents 130

SECTION 5.19 Center of main interests. 130

Article VI Affirmative Covenants

SECTION 6.01 Financial Statements 131

SECTION 6.02 Certificates; Other Information 132

SECTION 6.03 Notices 134

SECTION 6.04 Payment of Taxes 134

SECTION 6.05 Preservation of Existence, etc 134

SECTION 6.06 Maintenance of Properties 134

SECTION 6.07 Maintenance of Insurance 134

SECTION 6.08 Compliance with Laws 135

SECTION 6.09 Books and Records 135

SECTION 6.10 Inspection Rights 135

SECTION 6.11 Covenant to Guarantee Obligations and Give Security 135

SECTION 6.12 Compliance with Environmental Laws 138

SECTION 6.13 Further Assurances and Post-Closing Covenant 138

SECTION 6.14 Use of Proceeds 139

SECTION 6.15 Maintenance of Ratings 139

SECTION 6.16 Anti-Corruption Compliance. 139

Article VII Negative Covenants

SECTION 7.01 Liens 139

SECTION 7.02 Indebtedness 139

SECTION 7.03 Fundamental Changes 148

SECTION 7.04 Asset Sales 150

SECTION 7.05 Restricted Payments 150

SECTION 7.06 Change in Nature of Business 154

SECTION 7.07 Transactions with Affiliates 154

SECTION 7.08 Burdensome Agreements 157

SECTION 7.09 Accounting Changes 159

SECTION 7.10 Modification of Terms of Subordinated Indebtedness 159

SECTION 7.11 Negative Pledge 159

SECTION 7.12 Financial Covenant 160

Article VIII Events of Default and Remedies

SECTION 8.01 Events of Default 160

SECTION 8.02 Remedies upon Event of Default 162

SECTION 8.03 Application of Funds 162

SECTION 8.04 Right to Cure 165

Article IX Administrative Agent and Other Agents

SECTION 9.01 Appointment and Authorization of the Administrative Agent 166

SECTION 9.02 Rights as a Lender 167

SECTION 9.03 Exculpatory Provisions 167

SECTION 9.04 Lack of Reliance on the Agents 168

SECTION 9.05 Certain Rights of the Agents 168

SECTION 9.06 Reliance by the Agents 169

SECTION 9.07 Delegation of Duties 169

SECTION 9.08 Indemnification 169

SECTION 9.09 Each Agent in Its Individual Capacity 170

SECTION 9.10 Erroneous Payments 170

SECTION 9.11 Resignation by the Agents 172

SECTION 9.12 Collateral Matters 173

SECTION 9.13 [Reserved] 174

SECTION 9.14 Administrative Agent May File Proofs of Claim 174

SECTION 9.15 Appointment of Supplemental Agents 175

SECTION 9.16 Intercreditor Agreements 175

SECTION 9.17 Secured Cash Management Agreements and Secured Hedge Agreements 176

SECTION 9.18 Withholding Tax 176

Article X Miscellaneous

SECTION 10.01 Amendments, etc 176

SECTION 10.02 Notices and Other Communications; Facsimile Copies 180

SECTION 10.03 No Waiver; Cumulative Remedies 181

SECTION 10.04 Costs and Expenses 182

SECTION 10.05 Indemnification by the Borrowers 182

SECTION 10.06 Marshaling; Payments Set Aside 183

SECTION 10.07 Successors and Assigns 183

SECTION 10.08 Resignation of Issuing Bank 187

SECTION 10.09 Confidentiality 188

SECTION 10.10 Setoff 189

SECTION 10.11 Interest Rate Limitation 189

SECTION 10.12 Counterparts; Integration; Effectiveness 189

SECTION 10.13 Electronic Execution of Assignments and Certain Other Documents 190

SECTION 10.14 Survival of Representations and Warranties 190

SECTION 10.15 Severability 190

SECTION 10.16 GOVERNING LAW 190

SECTION 10.17 WAIVER OF RIGHT TO TRIAL BY JURY 191

SECTION 10.18 Binding Effect 191

SECTION 10.19 Lender Action 191

SECTION 10.20 Use of Name, Logo, etc 191

SECTION 10.21 USA PATRIOT Act 191

SECTION 10.22 Service of Process 191

SECTION 10.23 No Advisory or Fiduciary Responsibility 192

SECTION 10.24 Release of Collateral and Guarantee Obligations; Subordination of Liens 192

SECTION 10.25 Entire Agreement 193

SECTION 10.26 Acknowledgement and Consent to Bail-In of Affected Financial Institutions 193

SECTION 10.27 Acknowledgment Regarding Any Supported QFCs 193

SCHEDULES

1.01(1) Closing Date Guarantors

1.01(2) Mortgaged Properties

1.01(3) Agreed Security Principles

1.01(4) Existing Cash Management Agreements

1.01(5) Existing Hedge Agreements

1.01(6) Existing Letters of Credit

2.01 Commitments

4.01(1)(c) Certain Collateral Documents

5.12 Subsidiaries and Other Equity Investments

6.13(2) Post-Closing Matters

7.01 Existing Liens

7.02 Existing Indebtedness

7.05 Existing Investments

10.02 Administrative Agent’s Office, Certain Addresses for Notices

EXHIBITS

Form of

A Committed Loan Notice

B Revolving Note

C Compliance Certificate

D Assignment and Assumption

E Guaranty

F Security Agreement

G-1 Equal Priority Intercreditor Agreement

G-2 Junior Lien Intercreditor Agreement

H United States Tax Compliance Certificates

I Solvency Certificate

J Intercompany Note

K Letter of Credit Report

L Acceptable Subordinated Indebtedness Terms

M Cash Flow Forecast

N Monthly Cash Flow Report

CREDIT AGREEMENT

This REVOLVING CREDIT AGREEMENT (this “Agreement”) is entered into as of December 15, 2022, by and among SUPERIOR INDUSTRIES INTERNATIONAL, INC., a Delaware corporation (the “Initial USD Borrower”), JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, including any successor thereto, the “Administrative Agent”), as collateral agent (in such capacity, including any successor thereto, the “Collateral Agent”) under the Loan Documents, and as an issuing bank, each other borrower from time to time party hereto, each other issuing bank from time to time party hereto and each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”).

PRELIMINARY STATEMENTS

The Initial USD Borrower has requested that the Lenders extend credit to the Initial USD Borrower in the form of $60.0 million of USD Revolving Commitments on the Closing Date as senior secured superpriority revolving credit facilities and from time to time on and after the Initial Availability Date, the Lenders lend to the Borrowers and the Issuing Banks issue Letters of Credit for the account of the Borrowers, each to provide working capital for, and for other general corporate purposes of, the Borrowers and their respective Subsidiaries, pursuant to the Revolving Commitments hereunder and pursuant to the terms of, and subject to the conditions set forth in, this Agreement.

The Initial USD Borrower has also requested that the lenders under that certain Credit Agreement, dated as of the date hereof (as amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the Amendment No. 1 Effective Date, the “Original Term Loan Credit Agreement”), by and among the Initial USD Borrower, Oaktree Fund Administration, LLC, as administrative agent, JPMorgan Chase Bank, N.A., as collateral agent, and the lenders from time to time party thereto, extend credit to the Initial USD Borrower in the form a $400.0 million term loan facility.

Each Borrower desires to secure all of its Obligations under the Loan Documents and the Term Loan Facility Loan Documents (as herein defined) by granting to the Collateral Agent, for the benefit of the Collateral Agent and the Lenders, a first priority perfected Lien upon its Collateral.

Each Guarantor (as herein defined) is willing to guaranty all of the Obligations of the Borrowers to the Lenders under the Loan Documents, and to grant to the Collateral Agent, for the benefit of the Collateral Agent and the Lenders and the Super-Priority Revolving Lenders, a first priority Lien upon its Collateral.

The proceeds of any USD Revolving Loans made to the Initial USD Borrower under this Agreement on the Initial Availability Date (if any), together with the proceeds of the Closing Date Term Loans and cash on hand, will be used on the Initial Availability Date (i) to fund the Closing Date Refinancing, (ii) to pay the Transaction Expenses and (iii) to fund amounts required for working capital.

The applicable Lenders have indicated their willingness to lend, and the applicable Issuing Banks have indicated their willingness to issue Letters of Credit, in each case on the terms and subject to the conditions set forth herein.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

Article I

Definitions and Accounting Terms
SECTION 1.01
Defined Terms. As used in this Agreement (including the introductory paragraph hereof and the preliminary statements hereto), the following terms have the meanings set forth below:

“ABL Advisor” means Hilco Global Mexico or any other advisor reasonably acceptable to the Administrative Agent and the Required Lenders.

“Acceptable Subordinated Indebtedness” means Indebtedness or Preferred Stock that satisfies the conditions set forth on Exhibit L.

“Accommodation Period” has the meaning specified in Amendment No. 3.

“Acquired EBITDA” means with respect to any Acquired Entity or Business for any period, the amount for such period of Consolidated EBITDA of such Acquired Entity or Business, as determined on a consolidated basis for such Acquired Entity or Business.

“Acquired Entity or Business” means any Person, or any business unit, line of business or division of any Person acquired by the Initial USD Borrower or any Subsidiary of the Initial USD Borrower during the applicable Test Period to the extent not subsequently sold, transferred or otherwise disposed of by the Initial USD Borrower or such Subsidiary during such period.

“Acquired Indebtedness” means, with respect to any specified Person,

(1) Indebtedness of any other Person existing at the time such other Person is merged, consolidated or amalgamated with or into or became a Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging, amalgamating or consolidating with or into, or becoming a Subsidiary of, such specified Person, and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Additional Borrower” means any Person who shall from time to time become a party to this Agreement as a “Borrower” hereunder in accordance with the provisions of Section 1.12 upon the execution and delivery of an Additional Borrower Agreement and acceptance thereof by the Administrative Agent.

“Additional Borrower Agreement” has the meaning specified in Section 1.12.

“Additional Lender” means, at any time, any bank, other financial institution or institutional lender or investor that, in any case, is not an existing Lender and that agrees to provide any portion of any (a) any Incremental Loan in accordance with Section 2.14 or (b) Other Loans pursuant to a Refinancing Amendment in accordance with Section 2.15; provided that each Additional Lender shall be subject to the approval of the Administrative Agent, such approval not to be unreasonably withheld, conditioned or delayed, in each case solely to the extent that any such consent would be required from the Administrative Agent under Section 10.07(b)(iii)(B) for an assignment of Loans to such Additional Lender and, in the case of Incremental Revolving Commitments and Other Revolving Commitments, the Issuing Bank, such approval not to be unreasonably withheld, conditioned or delayed, in each case solely to the extent such consent would be required for any assignment to such Additional Lender under Section 10.07(b)(iii).

“Adjusted Daily Simple SOFR” means, with respect to any Daily Simple SOFR Borrowing denominated in Dollars, an interest rate per annum equal to (a) the Daily Simple SOFR, plus (b) 0.10%; provided that if the Adjusted Daily Simple SOFR as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Adjusted EURIBOR Rate” means, with respect to any Term Benchmark Borrowing denominated in Euros for any Interest Period, an interest rate per annum equal to (a) the EURIBOR Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate; provided that if the Adjusted EURIBOR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Adjusted Term SOFR Rate” means, with respect to any Term Benchmark Borrowing denominated in Dollars for any Interest Period, an interest rate per annum equal to (a) the Term SOFR Rate for such

Interest Period, plus (b) 0.10%; provided that if the Adjusted Term SOFR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Administrative Agent” has the meaning specified in the introductory paragraph to this Agreement.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify the Initial USD Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Affiliate Transaction” has the meaning specified in Section 7.07.

“Agent Parties” has the meaning specified in Section 10.02(4).

“Agent-Related Distress Event” means, with respect to the Administrative Agent or any other Person that directly or indirectly controls the Administrative Agent (each, a “Distressed Person”), (a) that such Distressed Person is or becomes subject to a voluntary or involuntary case under any Debtor Relief Law, (b) a custodian, conservator, receiver, or similar official is appointed for such Distressed Person or any substantial part of such Distressed Person’s assets, or (c) such Distressed Person is subject to a forced liquidation, makes a general assignment for the benefit of creditors or is otherwise adjudicated as, or determined by any Governmental Authority having regulatory authority over such Distressed Person or its assets to be, insolvent or bankrupt; provided that an Agent-Related Distress Event shall not be deemed to have occurred solely by virtue of the ownership or acquisition of any Equity Interests in the Administrative Agent or any Person that directly or indirectly controls the Administrative Agent by a Governmental Authority or an instrumentality thereof so long as such ownership interest does not result in or provide the Administrative Agent with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit the Administrative Agent (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made with the Administrative Agent.

“Agent-Related Persons” means the Agents, together with their respective Affiliates, and the officers, directors, employees, agents, sub-agents, attorney-in-fact, partners, trustees and advisors of such Persons and of such Persons’ Affiliates.

“Agents” means, collectively, the Administrative Agent, the Collateral Agent and the Supplemental Agents (if any).

“Aggregate Commitments” means the Commitments of all the Lenders.

“Agreed Currency” means Dollars or any Alternative Currency.

“Agreed Security Principles” means the principles set forth on Schedule 1.01(3) hereto.

“Agreement” means this Credit Agreement, as amended, restated, amended and restated, modified or supplemented from time to time in accordance with the terms hereof.

“All-In Yield” means, as to any Indebtedness, the yield thereof, whether in the form of interest rate, margin, OID, upfront fees, a Term Benchmark floor, Daily Simple SOFR floor or Base Rate floor (with such increased amount being determined in the manner described in the final proviso of this definition), or otherwise, in each case, incurred or payable by the Borrowers ratably to all lenders of such Indebtedness; provided that OID and upfront fees shall be equated to interest rate assuming a 4‑year life to maturity (or, if less, the stated life to maturity at the time of incurrence of the applicable Indebtedness); provided, further, that “All‑In Yield” shall not include arrangement fees, structuring fees, commitment fees, underwriting fees, success fees, advisory fees, ticking fees, consent or amendment fees and any similar fees (regardless of how such fees are computed and whether shared or paid, in whole or in part, with or to any or all lenders) and any other fees not generally paid ratably to all lenders of such Indebtedness; provided further that, with respect to any Loans of an applicable Class that includes a Term Benchmark floor, Base Rate floor, Daily Simple SOFR floor, (1) to the extent that the reference rate on the date that the All‑In Yield is being calculated is less than such floor, the amount of such difference shall be deemed added to the Applicable Rate for such Loans of such Class for the purpose of calculating the All‑In Yield and (2) to the extent that the reference rate on the date that the All‑In Yield is being calculated is greater than such floor, then the floor shall be disregarded in calculating the All‑In Yield.

“Alternative Currency” shall mean Euros.

“Alternative Currency Loan” shall mean a Loan denominated in an Alternative Currency, which shall include each Euro Revolving Loan.

“Amendment No. 1” shall mean that certain First Amendment to Credit Agreement, dated as of the Amendment No. 1 Effective Date, by and among the Borrowers, the other Loan Parties, the Administrative Agent, the Collateral Agent, the Lenders party thereto and the Issuing Banks party thereto.

“Amendment No. 1 Effective Date” shall mean August 14, 2024.

“Amendment No. 2” shall mean that certain Second Amendment to Credit Agreement, dated as of the Amendment No. 2 Effective Date, by and among the Borrowers, the other Loan Parties, the Administrative Agent, the Collateral Agent, the Lenders party thereto and the Issuing Banks party thereto.

“Amendment No. 2 Effective Date” shall mean June 4, 2025.

“Amendment No. 3” shall mean that certain Third Amendment to Credit Agreement, dated as of the Amendment No. 3 Effective Date, by and among the Borrowers, the other Loan Parties, the Administrative Agent, the Collateral Agent, the Lenders party thereto and the Issuing Banks party thereto.

“Amendment No. 3 Effective Date” shall mean December 8, 2025.

“Applicable Jurisdiction” means (x) the United States, Germany, Poland, Mexico, Costa Rica and the Netherlands and (y) any other additional jurisdiction elected by the Initial USD Borrower and reasonably approved by the Administrative Agent from time to time after the Closing Date (such approval not to be unreasonably withheld, conditioned or delayed).

“Applicable Liquidity Threshold” means $37.5 million; provided that to the extent that, as of any date of determination, the maximum committed amount of the Revolving Commitments is increased in excess of $60.0 million (such excess amount, the “RCF Increase Amount”), the Applicable Liquidity Threshold shall be increased by an amount equal to 25.0% of the RCF Increase Amount up to a maximum Applicable Liquidity Threshold not to exceed $50.0 million.

“Applicable Percentage” means, (x) in respect of the USD Revolving Facility (including as to USD Revolving Exposure and USD L/C Obligations), with respect to any Revolving Lender under the USD Revolving

Facility at any time, the percentage (carried out to the ninth decimal place) of the USD Revolving Facility represented by such Revolving Lender’s USD Revolving Commitments at such time, subject to adjustment as provided in Section 2.17 and (y) in respect of the Euro Revolving Facility (including as to Euro Revolving Exposure and Euro L/C Obligations), with respect to any Revolving Lender under the Euro Revolving Facility at any time, the percentage (carried out to the ninth decimal place) of the Euro Revolving Facility represented by such Revolving Lender’s Euro Revolving Commitments at such time, subject to adjustment as provided in Section 2.17. If the commitment of each Revolving Lender to make Revolving Loans and the obligation of the Issuing Banks to make L/C Credit Extensions have been terminated pursuant to Section 8.02, or if the Revolving Commitments have otherwise expired in full, then the Applicable Percentage of each Revolving Lender in respect of the USD Revolving Facility or the Euro Revolving Facility, as applicable, shall be determined based on the Applicable Percentage of such Revolving Lender in respect of the USD Revolving Facility or Euro Revolving Facility, as applicable, most recently in effect, giving effect to any subsequent assignments.

“Applicable Rate” means a percentage per annum equal to, with respect to Revolving Loans and Revolving Commitments and Letter of Credit fees,

(f)
prior to the Amendment No. 3 Effective Date, (i) until the third Business Day following the first delivery after the Closing Date of financial statements delivered pursuant to Section 6.01 and a corresponding Compliance Certificate delivered pursuant to Section 6.02(1), (A) 4.00% for Term Benchmark Loans and Letter of Credit fees and (B) 3.00% for Base Rate Loans and (C) 0.50% for the Commitment Fee Rate for unused Revolving Commitments of non-Defaulting Lenders and (ii) thereafter, the following percentages per annum, based upon the Secured Net Leverage Ratio as specified in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(1):

Pricing Level	Secured Net Leverage Ratio	Term Benchmark Loans / Letter of Credit Fees	Base Rate Loans	Commitment Fee Rate
1	> 1.75x	4.50%	3.50%	0.625%
2	< 1.75x and > 1.25x	4.00%	3.00%	0.50%
3	< 1.25	3.50%	2.50%	0.50%

(g)
from and after the Amendment No. 3 Effective Date through and excluding March 1, 2026, 2026, (A) 5.00% for Term Benchmark Loans and Letter of Credit fees and (B) 4.00% for Base Rate Loans and (C) 0.75% for the Commitment Fee Rate for unused Revolving Commitments of non-Defaulting Lenders, and
(h)
from and after March 1, 2026, (A) 6.50% for Term Benchmark Loans and Letter of Credit fees and (B) 5.50% for Base Rate Loans and (C) 0.75% for the Commitment Fee Rate for unused Revolving Commitments of non-Defaulting Lenders.

Any increase or decrease in the Applicable Rate resulting from a change in the Secured Net Leverage Ratio shall become effective as of the first Business Day immediately following the date financial statements are delivered pursuant to Section 6.01 and a corresponding Compliance Certificate is delivered pursuant to Section 6.02(1); provided that, at the option of the Required Facility Lenders under the USD Revolving Facility or the Euro Revolving Facility, as applicable, “Pricing Level 1” (as set forth above) shall apply as of (x) the first Business Day after the date on which financial statements or a Compliance Certificate was required to have been delivered but was not delivered, and shall continue to so apply to and including the date on which such financial statements and/or

Compliance Certificate is so delivered (and thereafter the pricing level otherwise determined in accordance with this definition shall apply) or (y) the first Business Day after an Event of Default under Section 8.01(1) shall have occurred and be continuing, and shall continue to so apply to but excluding the date on which such Event of Default is cured or waived (and thereafter the pricing level otherwise determined in accordance with this definition shall apply).

“Appropriate Borrowers” means, at any time, (a) with respect to the USD Revolving Facility, the USD Borrowers and (b) with respect to the Euro Revolving Facility, the Euro Borrowers.

“Appropriate Lender” means, at any time, (a) with respect to Loans of any Class, the Lenders of such Class and (b) with respect to Letters of Credit under any Facility, (i) the Issuing Banks under such Facility and (ii) the Revolving Lenders under such Facility.

“Approved Fund” means, with respect to any Lender, any Fund that is administered, advised or managed by (a) such Lender, (b) an Affiliate of such Lender or (c) an entity or an Affiliate of an entity that administers, advises or manages such Lender.

“Approved Jurisdictions” means, (x) with respect to the USD Revolving Facility, the United States, any state thereof or the District of Columbia or any other jurisdiction approved by the Administrative Agent and each Lender under the USD Revolving Facility and (y) with respect to the Euro Revolving Facility, Germany, Poland and any other jurisdiction approved by the Administrative Agent and each Lender under the Euro Revolving Facility.

“Arrangers” means JPMorgan Chase Bank, N.A., and Deutsche Bank Securities Inc., each in its capacity as a joint lead arranger and joint bookrunner under this Agreement.

“Asset Sale” means:

(1) the sale, conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions of property or assets of the Initial USD Borrower or any Subsidiary of the Initial USD Borrower (each referred to in this definition as a “disposition”); or

(2) the issuance or sale of Equity Interests (other than Preferred Stock or Disqualified Stock of Subsidiaries issued in compliance with Section 7.02 and directors’ qualifying shares or shares or interests required to be held by foreign nationals or other third parties to the extent required by applicable Law) of any Subsidiary (other than to the Initial USD Borrower or another Subsidiary), whether in a single transaction or a series of related transactions;

in each case, other than:

(a) any disposition of:

(i) Cash Equivalents or Investment Grade Securities,

(ii) obsolete, damaged or worn out property or assets in the ordinary course of business or consistent with industry practice or any disposition of inventory or goods (or other assets) held for sale or no longer used or useful in the ordinary course,

(iii) [reserved],

(iv) improvements made to leased real property to landlords pursuant to customary terms of leases entered into in the ordinary course of business and

(v) assets for purposes of charitable contributions or similar gifts to the extent such assets are not material to the ability of the Initial USD Borrower and its Subsidiaries, taken as a whole, to conduct its business in the ordinary course;

(b) the disposition of all or substantially all of the assets of the Initial USD Borrower in a manner permitted pursuant to Section 7.03 (other than Section 7.03(6) or Section 7.03(7));

(c) any disposition in connection with the making of any Restricted Payment that is permitted to be made, and is made, under Section 7.05, any Permitted Investment or any acquisition otherwise permitted under this Agreement;

(d) ~~any disposition of property or assets or issuance or sale of Equity Interests of any Subsidiary with an aggregate fair market value for any individual transaction or series of related transactions of an amount (i) equal to or greater than $500,000 and less than $5.0 million, but not in excess of $20 million in the aggregate for all such transactions or (ii) less than $500,000;~~[reserved];

(e) any disposition of property or assets or issuance of securities by a Subsidiary to the Initial USD Borrower or by the Initial USD Borrower or a Subsidiary to a Subsidiary;

(f) to the extent allowable under Section 1031 of the Code, any exchange of like property (excluding any boot thereon) for use in a Similar Business;

(g) (i) the lease, assignment or sublease, license or sublicense of any real or personal property in the ordinary course of business or consistent with industry practice and (ii) the exercise of termination rights with respect to any lease, sublease, license or sublicense or other agreement;

(h) [reserved];

(i) foreclosures, condemnation, expropriation, eminent domain or any similar action (including for the avoidance of doubt, any Casualty Event) with respect to assets or the granting of Liens not prohibited by this Agreement;

(j) sales of accounts receivable, or participations therein, or Securitization Assets or related assets in connection with any Qualified Securitization Facility, sales, conveyances, factoring or other transfers of receivables or related assets in connection with Receivables Financing Transactions or the disposition of an account receivable in connection with the collection or compromise thereof in the ordinary course of business or consistent with industry practice or in bankruptcy or similar proceedings;

(k) any financing transaction with respect to property built or acquired by the Initial USD Borrower or any Subsidiary of the Initial USD Borrower after the Closing Date, including asset securitizations permitted hereunder;

(l) the sale, lease, assignment, license, sublease or discount of inventory, equipment, accounts receivable, notes receivable or other current assets in the ordinary course of business or consistent with industry practice or the conversion of accounts receivable to notes receivable or other dispositions of accounts receivable in connection with the collection thereof in the ordinary course of business or consistent with past practice;

(m) the licensing or sublicensing of intellectual property or other general intangibles in the ordinary course of business or consistent with industry practice;

(n) any surrender or waiver of contract rights or the settlement, release or surrender of contract rights or other litigation claims in the ordinary course of business or consistent with industry practice;

(o) the unwinding of any Hedging Obligations in the ordinary course of business;

(p) sales, transfers and other dispositions of Investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(q) the lapse, abandonment or other disposition of intellectual property rights in the ordinary course of business or consistent with industry practice, which in the reasonable good faith determination of the Initial USD Borrower, are not material to the conduct of the business of the Initial USD Borrower and its Subsidiaries taken as a whole;

(r) the granting of a Lien that is permitted under Section 7.01;

(s) the issuance of directors’ qualifying shares and shares of Capital Stock of Foreign Subsidiaries issued to foreign nationals as required by applicable Law;

(t) the disposition of any assets (including Equity Interests) (i) acquired in a transaction permitted hereunder, which assets are not used or useful in the principal business of the Initial USD Borrower and its Subsidiaries or (ii) made in connection with the approval of any applicable antitrust authority or otherwise necessary or advisable in the good faith determination of the Initial USD Borrower to consummate any acquisition permitted hereunder; and

(u) dispositions of property to the extent that such property is exchanged for credit against the purchase price of similar replacement property.

“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

“Assignment and Assumption” means an Assignment and Assumption substantially in the form of Exhibit D or any other form approved by the Administrative Agent.

“Attorney Costs” means all reasonable fees, expenses and disbursements of any law firm or other external legal counsel, to the extent documented in reasonable detail and invoiced.

“Attributable Indebtedness” means, on any date, in respect of any Capitalized Lease Obligation of any Person, the amount thereof that would appear as a liability on a balance sheet of such Person prepared as of such date in accordance with GAAP.

“Auto-Extension Letter of Credit” has the meaning specified in Section 2.03(2)(c).

“Available Incremental Amount” has the meaning specified in Section 2.14(4).

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark (or component thereof) for any Agreed Currency, as applicable, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise, for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (5) of Section 3.03.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means, (a) with respect to any EEA Member Country which has implemented, or which at any time implements, Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union establishing a framework for the recovery and resolution of credit institutions and investment firms, the relevant implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule from time to time and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Code” has the meaning specified in Section 8.02.

“Base Rate” means for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1% and (c) the Adjusted Term SOFR Rate for a one month Interest Period as published two U.S. Government Securities Business Days prior to such day (or if such day is not a U.S. Government Securities Business Day, the immediately preceding U.S. Government Securities Business Day) plus 1%; provided that for the purpose of this definition, the Adjusted Term SOFR Rate for any day shall be based on the Term SOFR Reference Rate at approximately 5:00 a.m. Chicago time on such day (or any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology). Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR Rate, respectively. If the Base Rate is being used as an alternate rate of interest pursuant to Section 3.03 (for the avoidance of doubt, only until the Benchmark Replacement has been determined pursuant to Section 3.03(2)), then the Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the Alternate Base Rate as determined pursuant to the foregoing would be less than 1.00%, such rate shall be deemed to be 1.00% for purposes of this Agreement.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate.

“Basket” means any amount, threshold or other value permitted or prescribed with respect to any Lien, Indebtedness, Asset Sale, Investment, Restricted Payment, transaction value, judgment or other amount under any provision in Articles V, VI, VII or VIII and the definitions related thereto.

“Benchmark” means, initially, with respect to any Term Benchmark Loan, the Relevant Rate for such Agreed Currency; provided that if a Benchmark Transition Event, and the related Benchmark Replacement Date have occurred with respect to the applicable Relevant Rate or the then-current Benchmark for such Agreed Currency, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (2) of Section 3.03.

“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date; provided that, in the case of any Loan denominated in an Alternative Currency, “Benchmark Replacement” shall mean the alternative set forth in (2) below:

(1) in the case of any Loan denominated in Dollars, the Adjusted Daily Simple SOFR; or

(2) the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Initial USD Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for syndicated credit facilities denominated in the applicable Agreed Currency at such time in the United States and (b) the related Benchmark Replacement Adjustment.

If the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Initial USD Borrower for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in the applicable Agreed Currency at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement and/or any Term Benchmark Loan denominated in Dollars, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date” means, with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or;

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, the CME Term SOFR Administrator, the central bank for the Agreed Currency applicable to such Benchmark, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark

(or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.03 and (y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.03.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Blocking Law” means:

(1) any provision of Council Regulation (EC) No 2271/1996 of November 22, 1996 (or any law or regulation implementing such regulation in any member state of the European Union or the United Kingdom):

(2) section 7 of the German Foreign Trade Regulation (Außenwirtschaftsverordnung)); or

(3) any similar blocking or anti-boycott law, regulation or statute in force from time to time.

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Board of Directors” means, for any Person, the board of directors or other governing body of such Person or, if such Person does not have such a board of directors or other governing body and is owned or managed by a single entity, the Board of Directors of such entity, or, in either case, any committee thereof duly authorized to act on behalf of such Board of Directors. Unless otherwise provided, “Board of Directors” means the Board of Directors of the Initial USD Borrower.

“Borrower Annual Financial Statements” means the audited consolidated balance sheets and related audited consolidated statements of operations, members’ equity (deficit) and cash flows of the Initial USD Borrower and its Subsidiaries for the fiscal years ended December 31, 202~~0~~3, and December 31, 202~~1~~4.

“Borrower Materials” has the meaning specified in Section 6.02.

“Borrower Parties” means the collective reference to the Initial USD Borrower and each Subsidiary of the Initial USD Borrower and “Borrower Party” means any of them.

“Borrower Quarterly Financial Statements” means the unaudited consolidated balance sheets and related unaudited consolidated statements of income, cash flows and members’ equity (deficit) of the Initial USD Borrower and its Subsidiaries for the fiscal quarters ended ~~September 30, 2021, December 31, 2021,~~ March 31, 202~~2~~5~~,~~ and June 30, 202~~2~~5 ~~and September 30, 2022~~.

“Borrowers” means, collectively the USD Borrowers, the Euro Borrowers and, upon the consummation of any transaction permitted by Section 7.03(k), any Successor Borrower.

“Borrowing” means a borrowing consisting of Loans of the same Class and Type made, converted or continued on the same date and, in the case of Term Benchmark Loans, having the same Interest Period.

“Broker-Dealer Regulated Subsidiary” means any Subsidiary of the Initial USD Borrower that is registered as a broker-dealer under the Exchange Act or any other applicable Laws requiring such registration.

“Business Day” means any day that is not a Legal Holiday; provided that, in addition to the foregoing, a Business Day shall be (a) in relation to Loans denominated in Euros and in relation to the calculation or computation of EURIBOR, any day which is a TARGET Day, (b) in relation to Loans referencing the Adjusted Daily Simple SOFR Rate and any interest rate settings, fundings, disbursements, settlements or payments of any such Loans referring the Adjusted Daily Simple SOFR Rate, any such day that is only a U.S. Government Securities Business Day and (c) in relation to Loans referencing the Adjusted Term SOFR Rate and any interest rate settings, fundings, disbursements, settlements or payments of any such Loans referencing the Adjusted Term SOFR Rate or any other dealings of such Loans referencing the Adjusted Term SOFR Rate, any such day that is a U.S. Government Securities Business Day.

“Canadian Dollars” means the lawful currency of Canada.

“Capital Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities and including in all events all amounts expended or capitalized under Capitalized Lease Obligations) by the Initial USD Borrower and its Subsidiaries during such period that, in conformity with GAAP, are or are required to be included as capital expenditures on the consolidated statement of cash flows of the Initial USD Borrower and its Subsidiaries.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock or shares in the capital of such corporation;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into or exchangeable for Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) prepared in accordance with GAAP; provided that all obligations of any Person that are or would have been treated as operating leases for purposes of GAAP prior to the issuance by the Financial Accounting Standards Board on February 25, 2016 of an Accounting Standards Update (the “ASU”) shall continue to be accounted for as operating leases for purposes of all financial definitions and calculations for purpose of this Agreement (whether or not such operating lease obligations were in effect on such date) notwithstanding the fact that such obligations are required in accordance with the ASU (on a prospective or retroactive basis or otherwise) to be treated as Capitalized Lease Obligations in the financial statements to be delivered pursuant to Section 6.01.

“Captive Insurance Subsidiary” means any Subsidiary of the Initial USD Borrower that is subject to regulation as an insurance company (or any Subsidiary thereof).

“Cash Collateral” has the meaning specified in the definition of “Cash Collateralize.”

“Cash Collateral Account” means an account held at, and subject to the sole dominion and control of, the Collateral Agent.

“Cash Collateralize” means, in respect of an Obligation, to provide and pledge cash or Cash Equivalents in Dollars as collateral, at a location and pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent or the relevant Issuing Bank with respect to any Letter of Credit, as applicable

(and “Cash Collateralization” has a corresponding meaning). “Cash Collateral” has a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Equivalents” means:

(1) Dollars;

(2) (a) Euros, Yen, Canadian Dollars, Sterling, Polish Zloty, Mexican Pesos or any national currency of any Participating Member State;

(b) in the case of any Foreign Subsidiary or any jurisdiction in which the Initial USD Borrower or any Subsidiary of the Initial USD Borrower conducts business, such local currencies held by it from time to time in the ordinary course of business or consistent with industry practice;

(3) readily marketable direct obligations issued or directly and fully and unconditionally guaranteed or insured by the U.S. government or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 36 months or less from the date of acquisition;

(4) certificates of deposit, time deposits and eurodollar time deposits with maturities of three years or less from the date of acquisition, demand deposits, bankers’ acceptances with maturities not exceeding three years and overnight bank deposits, in each case with any domestic or foreign commercial bank having capital and surplus of not less than $500.0 million in the case of U.S. banks and $100.0 million (or the U.S. dollar equivalent as of the date of determination) in the case of non-U.S. banks;

(5) repurchase obligations for underlying securities of the types described in clauses (3) and (4) above or clauses (7) and (8) below entered into with any financial institution or recognized securities dealer meeting the qualifications specified in clause (4) above;

(6) commercial paper and variable or fixed rate notes rated at least P-2 by Moody’s or at least A-2 by S&P (or, if at any time neither Moody’s nor S&P is rating such obligations, an equivalent rating from another Rating Agency selected by the Initial USD Borrower) and in each case maturing within 36 months after the date of acquisition thereof;

(7) marketable short-term money market and similar liquid funds having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P is rating such obligations, an equivalent rating from another Rating Agency selected by the Initial USD Borrower);

(8) securities issued or directly and fully and unconditionally guaranteed by any state, commonwealth or territory of the United States or any political subdivision or taxing authority of any such state, commonwealth or territory or any public instrumentality thereof having maturities of not more than 36 months from the date of acquisition thereof;

(9) readily marketable direct obligations issued or directly and fully and unconditionally guaranteed by any foreign government or any political subdivision or public instrumentality thereof, in each case having an Investment Grade Rating from either Moody’s or S&P (or, if at any time neither Moody’s nor S&P is rating such obligations, an equivalent rating from another Rating Agency selected by the Initial USD Borrower) with maturities of 36 months or less from the date of acquisition;

(10) Indebtedness or Preferred Stock issued by Persons with a rating of “A” or higher from S&P or “A2” or higher from Moody’s (or, if at any time neither Moody’s nor S&P is rating such obligations, an equivalent rating from another Rating Agency selected by the Initial USD Borrower) with maturities of 36 months or less from the date of acquisition;

(11) Investments with average maturities of 36 months or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s (or, if at any time neither Moody’s nor S&P is rating such obligations, an equivalent rating from another Rating Agency selected by the Initial USD Borrower);

(12) investment funds investing substantially all of their assets in securities of the types described in clauses (1) through (11) above; and

(13) solely with respect to any Captive Insurance Subsidiary, any investment that the Captive Insurance Subsidiary is not prohibited to make in accordance with applicable Law.

In the case of Investments by any Foreign Subsidiary or Investments made in a country outside the United States of America, Cash Equivalents will also include (i) investments of the type and maturity described in clauses (1) through (13) above of foreign obligors, which investments or obligors (or the parents of such obligors) have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies and (ii) other short-term investments utilized by Foreign Subsidiaries in accordance with normal investment practices for cash management in investments analogous to the foregoing investments in clauses (1) through (13) and in this paragraph.

Notwithstanding the foregoing, Cash Equivalents will include amounts denominated in currencies other than those set forth in clauses (1) and (2) above, provided that such amounts, except amounts used to pay non-Dollar denominated obligations of the Initial USD Borrower or any Subsidiary in the ordinary course of business, are converted into any currency listed in clause (1) or (2) above as promptly as practicable and in any event within ten (10) Business Days following the receipt of such amounts.

“Cash Flow Forecast” means a 13-week budget for the subsequent 13-week period in the form attached hereto as Exhibit M, as the same may be amended, supplemented, extended and/or otherwise modified at any time and from time to time in accordance with Section 6.01(~~4~~3).

“Cash Management Agreement” means any agreement entered into from time to time by the Initial USD Borrower or any Subsidiary in connection with cash management services for collections, other Cash Management Services and for operating, payroll and trust accounts of such Person, including automatic clearing house services, controlled disbursement services, electronic funds transfer services, information reporting services, lockbox services, stop payment services and wire transfer services.

“Cash Management Bank” means each Person that participates as a counterparty to a Secured Cash Management Agreement.

“Cash Management Obligations” means obligations owed by the Initial USD Borrower or any Subsidiary to any Cash Management Bank under any Secured Cash Management Agreement; provided that, the aggregate amount of Cash Management Obligations owing to Non-Lender Cash Management Counterparties shall not (together with the aggregate amount of Secured Hedge Obligations owing to Non-Lender Hedge Counterparties), at any time outstanding, exceed $25.0 million.

“Cash Management Services” means (a) commercial credit cards, merchant card services, purchase or debit cards, including non-card e-payables services, (b) treasury management services (including controlled disbursement, overdraft, automatic clearing house fund transfer services, return items and interstate depository network services), (c) foreign exchange, netting and currency management services and (d) any other demand deposit or operating account relationships or other cash management services, including under any Cash Management Agreements.

“Casualty Event” means any event that gives rise to the receipt by the Initial USD Borrower or any Subsidiary of any insurance proceeds or condemnation awards in respect of any equipment, fixed assets or real property (including any improvements thereon) to replace or repair such equipment, fixed assets or real property.

“CBR Loan” means a Loan that bears interest at a rate determined by reference to the Central Bank Rate.

“CBR Spread” means the Applicable Rate, applicable to such Loan that is replaced by a CBR Loan.

“Central Bank Rate” means, the greater of (I)(A) for any Loan denominated in Euro, one of the following three rates as may be selected by the Administrative Agent in its reasonable discretion: (1) the fixed rate for the main refinancing operations of the European Central Bank (or any successor thereto), or, if that rate is not published, the minimum bid rate for the main refinancing operations of the European Central Bank (or any successor thereto), each as published by the European Central Bank (or any successor thereto) from time to time, (2) the rate for the marginal lending facility of the European Central Bank (or any successor thereto), as published by the European Central Bank (or any successor thereto) from time to time or (3) the rate for the deposit facility of the central banking system of the Participating Member States, as published by the European Central Bank (or any successor thereto) from time to time; plus (B) the applicable Central Bank Rate Adjustment and (II) the Floor.

“Central Bank Rate Adjustment” means, for any day, for any Loan denominated in Euro, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of the Adjusted EURIBOR Rate for the five most recent Business Days preceding such day for which the EURIBOR Screen Rate was available (excluding, from such averaging, the highest and the lowest Adjusted EURIBOR Rate applicable during such period of five Business Days) minus (ii) the Central Bank Rate in respect of Euro in effect on the last Business Day in such period.

“Change in Law” means the occurrence, after the Closing Date, of any of the following: (a) the adoption of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority. It is understood and agreed that (i) the Dodd–Frank Wall Street Reform and Consumer Protection Act (Public Law 111-203, H.R. 4173), all Laws relating thereto and all interpretations and applications thereof and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall, for the purpose of this Agreement, be deemed to be adopted subsequent to the Closing Date.

“Change of Control” means the occurrence of any of the following after the Closing Date:

(i) (a) any Person (other than a Permitted Holder) or (b) Persons (other than one or more Permitted Holders) constituting a “group” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), becoming the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of Equity Interests of the Initial USD Borrower representing more than thirty-five percent (35%) of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of ~~the Initial USD Borrower~~Holdings and the percentage of aggregate ordinary voting power so held is greater than the percentage of the aggregate ordinary voting power represented by the Equity Interests of ~~the Initial USD Borrower~~Holdings beneficially owned, directly or indirectly, in the aggregate by the Permitted Holders (it being understood and agreed that for purposes of measuring beneficial ownership held by any Person that is not a Permitted Holder, Equity Interests held by any Permitted Holder will be excluded), unless, the Permitted Holders have, at such time, directly or indirectly, the right or the ability by voting power, contract or otherwise to elect or designate for election at least a majority of the board of directors of Holdings or (ii) at any time, Holdings ceases to own, directly or indirectly, 100% of the Equity Interests of the Initial USD Borrower.

“Class” (a) when used with respect to Lenders, refers to whether such Lenders have Loans or Commitments with respect to a particular Class of Loans or Commitments, (b) when used with respect to Commitments, refers to whether such Commitments are USD Revolving Commitments, Euro Revolving Commitments, Other Revolving Commitments or Extended Revolving Commitments of a given Extension Series, in each case not designated part of another existing Class and (c) when used with respect to Loans or a Borrowing, refers to whether such Loans, or the Loans comprising such Borrowing, are USD Revolving Loans, Euro Revolving Loans, Other Revolving Loans, or Loans made pursuant to Extended Revolving Commitments, in each case not designated part of another existing Class. Commitments (and, in each case, the Loans made pursuant to such Commitments) that have different terms and conditions shall be construed to be in different Classes. Commitments (and, in each case, the Loans made pursuant to such Commitments) that have identical terms and conditions shall be construed to be in the same Class.

“Closing Date” means the first date on which all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 10.01.

“Closing Date Intercreditor Agreement” means that certain Common Collateral Agency and Superpriority Intercreditor Agreement, dated as of the date hereof (as amended, restated, amended and restated, supplemented or otherwise modified from time to time), by and among JPMorgan Chase Bank, N.A., as Common Collateral Agent (as defined therein) and as First-Out Representative (as defined therein), Oaktree Fund Administration, LLC, as First Lien Representative (as defined therein), the Initial USD Borrower, and the other parties thereto.

“Closing Date Refinancing” means the repayment of all outstanding Indebtedness under the Existing Credit Agreements (in each case, other than (i) contingent obligations for which no claim has been asserted and that by their terms survive the termination of the Existing Credit Agreements and (ii) certain existing letters of credit outstanding under the Existing U.S. Credit Agreement that on the Initial Availability Date will be grandfathered into, or backstopped by, the USD Revolving Facility in accordance with the terms hereof) and termination of all commitments, guarantees and security interests in respect of such Indebtedness.

“Closing Date Term Loans” has the meaning specified in the Original Term Loan Credit Agreement.

“CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator).

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Collateral” means all the “Collateral” (or equivalent term) as defined in any Collateral Document and the Mortgaged Properties, if any.

“Collateral Agent” has the meaning specified in the introductory paragraph to this Agreement.

“Collateral and Guarantee Requirement” means, at any time (from and after the Closing Date), the requirement that:

(1) the Collateral Agent shall have received each Collateral Document required to be delivered (a) on the Closing Date pursuant to Section 4.01(1)(c) or (b) pursuant to the Security Agreement or Section 6.11 or 6.13 at such time required by the Security Agreement or by such Sections to be delivered, in each case, duly executed by each Loan Party that is party thereto;

(2) except to the extent otherwise provided hereunder or under any Collateral Document, all Obligations shall have been unconditionally guaranteed by (a) the Borrowers (in each case, other than in respect of its own Obligations) and Holdings (within the time period specified in Annex A to Amendment No. 3) and each Subsidiary of ~~the Initial USD Borrower~~Holdings (other than any Excluded Subsidiary), which as of the Closing Date shall include those that are listed on Schedule 1.01(1) hereto and (b) any Subsidiary of ~~the Initial USD Borrower~~Holdings that Guarantees (or is the borrower or issuer of) (i) any Subordinated Indebtedness, (ii) any Credit Agreement Refinancing Indebtedness, (iii) any Indebtedness under the Term Loan Credit Agreement or (iv) any Permitted Euro Revolving Indebtedness (the Persons in the preceding clauses (a) through (b) collectively, the “Guarantors”);

(3) except to the extent otherwise provided hereunder or under any Collateral Document, the Obligations and the Guaranty shall have been secured by a perfected first priority security interest, subject only to Liens permitted by Section 7.01, in all Equity Interests of each Material Subsidiary (other than any Excluded Subsidiary) that is directly owned by any Loan Party;

(4) except to the extent otherwise provided hereunder or under any Collateral Document, including subject to Liens permitted by Section 7.01, and in each case subject to exceptions and limitations otherwise set forth in this Agreement and the Collateral Documents, the Obligations and the Guaranty shall have been secured by a first priority security interest in substantially all tangible and intangible personal property of the Borrowers and each Guarantor (including accounts other than Securitization Assets), inventory, equipment, investment property, contract rights, intellectual property, applications and registrations of intellectual property, other general intangibles, and proceeds of the foregoing (in each case, other than Excluded Assets), in each case,

(a) that has been perfected (to the extent such security interest may be perfected) by

(i) delivering certificated securities and instruments, in which a security interest can be perfected by physical control, in each case to the extent required hereunder or the Security Agreement;

(ii) filing financing statements under the Uniform Commercial Code of any applicable jurisdiction or any similar filings in any non-U.S. jurisdiction,

(iii) making any necessary filings with the United States Patent and Trademark Office or United States Copyright Office,

(iv) filings in the applicable real estate records with respect to Mortgaged Properties (or any fixtures related to Mortgaged Properties) to the extent required by the Collateral Documents, or

(v) the provision of control agreements, and

(b) with the priority required by the Collateral Documents; provided that any such security interests in the Collateral shall be subject to the terms of the Intercreditor Agreements to the extent applicable;

(5) the Collateral Agent shall have received counterparts of a Mortgage, together with the other deliverables described in Section 6.11(2)(b), with respect to each Material Real Property listed on Schedule 1.01(2) to the extent required to be delivered pursuant to Section 6.11 or Section 6.13 (the “Mortgaged Properties”) duly executed and delivered by the record owner of such property within the time periods set forth in said Sections; provided that to the extent any Mortgaged Property is located in a jurisdiction which imposes mortgage recording taxes, intangibles tax, documentary tax or similar recording fees or taxes, the relevant Mortgage shall not secure an amount in excess of the fair market value of the Mortgaged Property subject thereto; and

(6) should the aggregate book value of the assets (other than Excluded Assets) physically located in Costa Rica that are property of the Costa Rican Guarantor become at any time equal to or greater than $2.0 million, as evidenced in the financial statements of the Costa Rican Guarantor at any given time and if so requested by the Administrative Agent, the Costa Rican Guarantor shall, as soon as is reasonably and practically as possible, but in any case no later than three (3) months after such request has been received from the Administrative Agent, constitute and put in place a guarantee trust (fideicomiso de garantía) over such assets, to the reasonable satisfaction of the Administrative Agent and the Collateral Agent including any reasonable requirements over property and liability insurance covering the Costa Rican Guarantor and property (to the extent required pursuant to Section 6.07), and such guarantee trust shall then be deemed to constitute a Collateral Document; provided that such assets will not include (i) the Equity Interests of any Subsidiary of the Costa Rican Guarantor that is not constituted and organized under Costa Rican law to the extent such Equity Interests (unless constituting Excluded Assets) are pledged in accordance with Section

6.11 in favor of the Collateral Agent pursuant to Collateral Documents under the law of the jurisdiction of formation of such Subsidiary and (ii) any assets that are located in Costa Rica for less than ten (10) consecutive Business Days.

The foregoing definition shall, in each case (x) be subject to and in accordance with the Agreed Security Principles (with respect to the Foreign Subsidiaries) and (y) not require, and the Loan Documents shall not contain any requirements as to, the creation, perfection or maintenance of pledges of, or security interests in, Mortgages on, or the obtaining of Mortgage Policies, surveys, abstracts or appraisals or taking other actions with respect to, any Excluded Assets.

The Collateral Agent may grant extensions of time for the creation, perfection or maintenance of security interests in, or the execution or delivery of any Mortgage and the obtaining of title insurance, surveys or Opinions of Counsel with respect to, particular assets (including extensions beyond the Closing Date for the creation, perfection or maintenance of security interests in the assets of the Loan Parties on such date) where it reasonably determines, in consultation with the Initial USD Borrower, that creation, perfection or maintenance cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required by this Agreement or the Collateral Documents.

No perfection through control agreements or perfection by “control” shall be required with respect to any assets (other than (x) ~~D~~deposit ~~A~~accounts and ~~S~~securities ~~A~~accounts (other than to the extent constituting Excluded Assets) and (y) in respect of any promissory note in excess of $5.0 million, Indebtedness of any Subsidiary that is not a Guarantor that is owing to any Loan Party (which may be evidenced by the Intercompany Note and pledged to the Collateral Agent) and certificated Equity Interests of the Subsidiaries that are Material Subsidiaries otherwise required to be pledged pursuant to the Collateral Documents to the extent required under clause (3) above). There shall be no (x) Guaranties governed under the laws of any non-U.S. jurisdiction, (y) requirement to obtain any landlord waivers, estoppels or collateral access letters or (z) requirement to perfect a security interest in any letter of credit rights, other than by the filing of a UCC financing statement.

“Collateral Documents” means, collectively, the Security Agreement, the Intellectual Property Security Agreements, the Pledge Agreement, the Mortgages (if any), each of the collateral assignments, security agreements, trust agreements, movable guarantee agreements, pledge agreements or other similar agreements delivered to the Administrative Agent, Collateral Agent (or any co-agent, sub-agent or trustee thereof) or the Lenders pursuant to Sections 4.01(1)(c), 6.11 or 6.13 and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the Collateral Agent (or any co-agent, sub-agent or trustee thereof) for the benefit of the Secured Parties.

“Collateral Sub-Agency Agreements” means (1) that certain Collateral Sub-Agency Agreement, dated as of the date hereof, by and among the Collateral Agent, Wilmington Trust, National Association and the Initial USD Borrower, (2) that certain Collateral Sub-Agency Agreement, dated as of the date hereof, by and among the Collateral Agent, Securitas Servicios Fiduciarios S.R.L., a company duly organized and existing under Costa Rican laws, and the Initial USD Borrower and (3) any other collateral sub-agent agreement (or similar agreement), by and among the Collateral Agent, a sub-agent, trustee or similar designee of the Collateral Agent and the Initial USD Borrower.

“Commitment” means a Revolving Commitment.

“Commitment Fee Rate” means a percentage per annum equal to the Applicable Rate set forth in clause (i)(C) of the definition thereof or the “Commitment Fee Rate” column of the chart in the definition of “Applicable Rate”, as applicable.

“Committed Loan Notice” means a notice of (1) a Borrowing with respect to a given Class of Loans, (2) a conversion of Loans of a given Class from one Type to the other or (3) a continuation of Term Benchmark Loans of a given Class, pursuant to Section 2.02(1), which, if in writing, shall be substantially in the form of Exhibit A, or such other form as may be approved by the Administrative Agent and the applicable Borrower under such Class (including any form on an electronic platform or electronic transmission system as shall be approved by the

Administrative Agent and the Initial USD Borrower), appropriately completed and signed by a Responsible Officer of the applicable Borrower under such Class.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. §1 et. seq.), as amended from time to time and any successor statute.

“Compensation Period” has the meaning specified in Section 2.12(3)(b).

“Compliance Certificate” means a certificate substantially in the form of Exhibit C and which certificate shall in any event be a certificate of a Financial Officer of the Initial USD Borrower:

(1) certifying as to whether a Default has occurred and is continuing and, if applicable, specifying the details thereof and any action taken or proposed to be taken with respect thereto (in each case, other than any Default with respect to which the Administrative Agent has otherwise obtained notice in accordance with Section 6.03(1)), and

(2) setting forth a calculation of the (i) Total Net Leverage Ratio (with calculations based on both Consolidated EBITDA and Consolidated Maintenance EBITDA as the applicable denominator), (ii) Secured Net Leverage Ratio (with calculations based on both Consolidated EBITDA and Consolidated Maintenance EBITDA as the applicable denominator), (iii) Fixed Charge Coverage Ratio and (iv) Liquidity, in each case, as of the last day of the most recent Test Period.

“Consolidated Cash Interest Expense” means, for any period, Consolidated Interest Expense to the extent paid or payable in cash during such period.

“Consolidated Current Assets” means, as at any date of determination, the total assets of the Initial USD Borrower and its Subsidiaries on a consolidated basis that may properly be classified as current assets in conformity with GAAP, excluding cash and Cash Equivalents, amounts related to current or deferred taxes based on income or profits, assets held for sale, loans (permitted) to third parties, pension assets, deferred bank fees, and derivative financial instruments and any assets in respect of Hedge Agreements, and excluding the effects of adjustments pursuant to GAAP resulting from the application of recapitalization accounting or purchase accounting, as the case may be, in relation to the Transactions or any consummated acquisition.

“Consolidated Current Liabilities” means, as at any date of determination, the total liabilities of the Initial USD Borrower and its Subsidiaries on a consolidated basis that may properly be classified as current liabilities in conformity with GAAP, excluding (A) the current portion of any Funded Debt, (B) the current portion of interest, (C) accruals for current or deferred taxes based on income or profits, (D) accruals of any costs or expenses related to restructuring reserves or severance, (E) Revolving Loans and L/C Obligations under this Agreement or any other revolving loans and letter of credit obligations under any other revolving credit facility, (F) the current portion of any Capitalized Lease Obligation, (G) deferred revenue arising from cash receipts that are earmarked for specific projects, (H) liabilities in respect of unpaid earn-outs, (I) the current portion of any other long-term liabilities, (J) accrued litigation settlement costs and (K) any liability in respect of Hedge Agreements, and, furthermore, excluding the effects of adjustments pursuant to GAAP resulting from the application of recapitalization accounting or purchase accounting, as the case may be, in relation to the Transactions or any consummated acquisition.

“Consolidated Depreciation and Amortization Expense” means, with respect to any Person for any period, the total amount of depreciation and amortization expense of such Person and its Subsidiaries, including the amortization of intangible assets, deferred financing fees, debt issuance costs, commissions, fees and expenses of such Person and its Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person and its Subsidiaries for such period:

(1) increased (without duplication) by the following, in each case (other than clauses (h) and (l)) to the extent deducted (and not added back) in determining Consolidated Net Income for such period:

(a) total interest expense and, to the extent not reflected in such total interest expense, any losses on any derivative instruments entered into for the purpose of hedging interest rate risk, net of interest income and gains on such derivative instruments, and bank and letter of credit fees, letter of guarantee and bankers’ acceptance fees and costs of surety bonds in connection with financing activities, together with items excluded from the definition of “Consolidated Interest Expense” pursuant to the definition thereof; plus

(b) provision for taxes based on income, profits, revenue or capital, including federal, foreign and state income, franchise, excise, value added and similar taxes, property taxes and similar taxes, and foreign withholding taxes paid or accrued during such period (including any future taxes or other levies that replace or are intended to be in lieu of taxes, and any penalties and interest related to taxes or arising from tax examinations) and the net tax expense associated with any adjustments made pursuant to the definition of “Consolidated Net Income,”; plus

(c) Consolidated Depreciation and Amortization Expense for such period; plus

(d) any other non-cash charges, including any write-offs or write-downs reducing Consolidated Net Income for such period (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, (i) the Initial USD Borrower may determine not to add back such non-cash charge in the current period and (ii) to the extent the Initial USD Borrower does decide to add back such non-cash charge, the cash payment in respect thereof, with the exception of any cash payments related to the settlement of deferred compensation balances awarded prior to the Closing Date, in such future period shall be subtracted from Consolidated EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period); plus

(e) minority interest expense, the amount of any non-controlling interest consisting of income attributable to non-controlling interests of third parties in any non-wholly-owned Subsidiary, excluding cash distributions in respect thereof, and the amount of any reductions in arriving at Consolidated Net Income resulting from the application of Accounting Standards Codification Topic No. 810, Consolidation; plus

(f) (i) the amount of board of director fees and (ii) the amount of payments made to optionholders of such Person in connection with, or as a result of, any distribution being made to equityholders of such Person, which payments are being made to compensate such optionholders as though they were equityholders at the time of, and entitled to share in, such distribution, in each case to the extent permitted hereunder; plus

(g) [reserved]; plus

(h) cash receipts (or any netting arrangements resulting in reduced cash expenditures) not representing Consolidated EBITDA or Consolidated Net Income in any prior period to the extent non-cash gains relating to such income were deducted in the calculation of Consolidated EBITDA pursuant to clause (2) below for any previous period and not added back; plus

(i) any costs or expenses incurred pursuant to any management equity plan, stock option plan or any other management or employee benefit plan, agreement or any stock subscription or shareholder agreement, to the extent that such costs or expenses are funded with cash proceeds contributed to the capital of such Person or net cash proceeds of an issuance of Equity Interests of such Person (other than Disqualified Stock); plus

(j) any net pension or other post-employment benefit costs representing amortization of unrecognized prior service costs, actuarial losses, including amortization of such amounts arising in prior periods, amortization of the unrecognized net obligation (and loss or cost) existing at the date of initial application of FASB Accounting Standards Codification Topic 715—Compensation—Retirement Benefits, and any other items of a similar nature, plus

(k) Transaction Expenses; plus

(l) the amount of “run‑rate” cost savings, synergies and operating expense reductions related to any Permitted Acquisition that are projected by the Initial USD Borrower in good faith to result from actions either taken or with respect to which substantial steps have been taken or are expected to be taken (in the good faith determination of the Initial USD Borrower) within 12 months after the end of such period (which cost savings, synergies or operating expense reductions shall be calculated on a pro forma basis as though such cost savings, synergies or operating expense reductions had been realized on the first day of such period), net of the amount of actual benefits realized from such actions during such period (it is understood and agreed that “run‑rate” means the full recurring benefit that is associated with any action taken or with respect to which substantial steps have been taken or are expected to be taken, whether prior to or following the Closing Date) (which adjustments may be incremental to (but not duplicative of) pro forma cost savings, synergies or operating expense reduction adjustments made pursuant to Section 1.07); provided that (i) such cost savings, synergies and operating expense reductions are reasonably identifiable and factually supportable and (ii) the aggregate amount of cost savings, synergies and operating expense reductions included pursuant to this clause (l), taken together with the aggregate amount included pursuant to Section 1.07(3) with respect to Permitted Acquisitions, shall not exceed 15% of Acquired EBITDA in any Test Period (prior to giving effect to Section 1.07(3) or this clause (l)); plus

(m) extraordinary, non-recurring or unusual losses, fees, costs, charges or expenses (including relating to any strategic initiatives and accruals and reserves in connection with such gains, losses, charges or expenses), restructuring costs, charges, accruals or reserves (including, without limitation, restructuring and integration costs related to acquisitions, facility closures, workforce reductions and adjustments to existing reserves, and in each case, whether or not classified as such under GAAP); plus

(n) any payments in the nature of compensation or expense reimbursement made to independent board members; plus

(o) internal software development costs that are expensed during the period but could have been capitalized in accordance with GAAP; plus

(p) any loss from discontinued operations (but if such operations are classified as discontinued due to the fact that they are subject to an agreement to dispose of such operations, only when and to the extent such operations are actually disposed of);

provided, that the aggregate amount of any amounts added back to Consolidated EBITDA pursuant to clauses (f), (m) and (n) above shall not exceed 10% of Consolidated EBITDA (calculated without giving effect to any such addbacks) in any Test Period; and

(2) decreased (without duplication) by the following, in each case to the extent included in determining Consolidated Net Income for such period:

(a) non-cash gains for such period (excluding any non-cash gain to the extent it represents the reversal of an accrual or reserve for a potential cash item that reduced Consolidated Net Income or Consolidated EBITDA in any prior period other than any such accrual or reserve that has been added back to Consolidated Net Income in calculating Consolidated EBITDA in accordance with this definition),

(b) the amount of any non-controlling interest consisting of loss attributable to non-controlling interests of third parties in any non-wholly owned Subsidiary added to (and not deducted from) Consolidated Net Income in such period,

(c) any net income from discontinued operations (but if such operations are classified as discontinued due to the fact that they are subject to an agreement to dispose of such operations, only when and to the extent such operations are actually disposed of), and

(d) any extraordinary, non-recurring or unusual gains.

For the avoidance of doubt, Consolidated EBITDA shall be calculated, including pro forma adjustments, in accordance with Section 1.07.

“Consolidated First Lien Secured Debt” means, as of any date of determination, the aggregate principal amount of Indebtedness of the Initial USD Borrower and its Subsidiaries outstanding on such date, determined on a consolidated basis in accordance with GAAP, consisting only of Indebtedness for borrowed money, Capitalized Lease Obligations and purchase money Indebtedness, in each case secured by a first priority lien on the assets of the Initial USD Borrower or any of its Subsidiaries; provided, Consolidated First Lien Secured Debt will not include Non-Recourse Indebtedness, undrawn amounts under revolving credit facilities and Indebtedness in respect of any (1) letter of credit, bank guarantees and performance or similar bonds, except to the extent of obligations in respect of drawn standby letters of credit which have not been reimbursed within three (3) Business Days and (2) Hedging Obligations.

“Consolidated Interest Expense” means, with respect to any Person for any period, without duplication, the sum of:

(a) cash interest expense (including that attributable to Capitalized Lease Obligations), net of cash interest income, with respect to Indebtedness of such Person and its Subsidiaries for such period, other than Non-Recourse Indebtedness, including commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net cash costs under hedging agreements (other than in connection with the early termination thereof); plus

(b) non-cash interest expense resulting solely from (i) the amortization of original issue discount from the issuance of Indebtedness of such Person and its Subsidiaries at less than par (excluding any Indebtedness borrowed under the Facilities in connection with the Transactions and any Non-Recourse Indebtedness), plus (ii) pay-in-kind interest expense of such Person and its Subsidiaries payable pursuant to the terms of the agreements governing Indebtedness for borrowed money;

excluding, in each case:

(i) amortization of deferred financing costs, debt issuance costs, commissions, fees and expenses and any other amounts of non-cash interest other than referred to in clauses (b)(i) and (b)(ii) above (including as a result of the effects of acquisition method accounting or pushdown accounting),

(ii) interest expense attributable to the movement of the mark-to-market valuation of obligations under Hedging Obligations and any other derivative instruments, including pursuant to FASB Accounting Standards Codification Topic 815, Derivatives and Hedging,

(iii) costs associated with incurring or terminating Hedging Obligations and cash costs associated with breakage in respect of hedging agreements for interest rates,

(iv) commissions, discounts, yield, make-whole premium and other fees and charges (including any interest expense) incurred in connection with any Non-Recourse Indebtedness,

(v) “additional interest” owing pursuant to a registration rights agreement with respect to any securities,

(vi) any payments with respect to make-whole premiums or other breakage costs of any Indebtedness, including any Indebtedness issued in connection with the Transactions,

(vii) penalties and interest relating to taxes,

(viii) accretion or accrual of discounted liabilities not constituting Indebtedness,

(ix) [reserved],

(x) any expense resulting from the discounting of Indebtedness in connection with the application of recapitalization or purchase accounting,

(xi) any interest expense attributable to the exercise of appraisal rights and the settlement of any claims or actions (whether actual, contingent or potential) with respect thereto in connection with the Transactions, any acquisition or Investment and

(xii) annual agency fees paid to any administrative agents and collateral agents with respect to any secured or unsecured loans, debt facilities, debentures, bonds, commercial paper facilities or other forms of Indebtedness (including any security or collateral trust arrangements related thereto), including the Facilities and the Term Loan Credit Agreement.

For purposes of this definition, interest on a Capitalized Lease Obligation will be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

“Consolidated Maintenance EBITDA” means, with respect to any Person for any period, the Consolidated Maintenance Net Income of such Person and its Subsidiaries for such period:

(1) increased (without duplication) by the following, in each case (other than clauses (h) and (l)) to the extent deducted (and not added back) in determining Consolidated Maintenance Net Income for such period:

(a) total interest expense and, to the extent not reflected in such total interest expense, any losses on any derivative instruments entered into for the purpose of hedging interest rate risk, net of interest income and gains on such derivative instruments, and bank and letter of credit fees, letter of guarantee and bankers’ acceptance fees and costs of surety bonds in connection with financing activities, together with items excluded from the definition of “Consolidated Interest Expense” pursuant to the definition thereof; plus

(b) provision for taxes based on income, profits, revenue or capital, including federal, foreign and state income, franchise, excise, value added and similar taxes, property taxes and similar taxes, and foreign withholding taxes paid or accrued during such period (including any future taxes or other levies that replace or are intended to be in lieu of taxes, and any penalties and interest related to taxes or arising from tax examinations) and the net tax expense associated with any adjustments made pursuant to the definition of “Consolidated Maintenance Net Income”; plus

(c) Consolidated Depreciation and Amortization Expense for such period; plus

(d) any other non-cash charges, including any write-offs or write-downs reducing Consolidated Maintenance Net Income for such period (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, (i) the Initial USD Borrower may determine not to add back such non-cash charge in the current period and (ii) to the extent the Initial USD Borrower does decide to add back such non-cash charge, the cash payment in respect thereof, with the exception of any cash payments related to the settlement of deferred compensation balances awarded prior to the Closing Date, in such future period shall be subtracted from Consolidated Maintenance EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period); plus

(e) minority interest expense, the amount of any non-controlling interest consisting of income attributable to non-controlling interests of third parties in any non-wholly-owned Subsidiary, excluding cash distributions in respect thereof, and the amount of any reductions in arriving at Consolidated Maintenance Net Income resulting from the application of Accounting Standards Codification Topic No. 810, Consolidation; plus

(f) (i) the amount of board of director fees and (ii) the amount of payments made to optionholders of such Person in connection with, or as a result of, any distribution being made to equityholders of such Person, which payments are being made to compensate such optionholders as though they were equityholders at the time of, and entitled to share in, such distribution, in each case to the extent permitted hereunder; plus

(g) the amount of loss or discount on sale of receivables, Securitization Assets and related assets to any Securitization Subsidiary in connection with a Qualified Securitization Facility; plus

(h) cash receipts (or any netting arrangements resulting in reduced cash expenditures) not representing Consolidated Maintenance EBITDA or Consolidated Maintenance Net Income in any prior period to the extent non-cash gains relating to such income were deducted in the calculation of Consolidated Maintenance EBITDA pursuant to clause (2) below for any previous period and not added back; plus

(i) any costs or expenses incurred pursuant to any management equity plan, stock option plan or any other management or employee benefit plan, agreement or any stock subscription or shareholder agreement, to the extent that such costs or expenses are funded with cash proceeds contributed to the capital of such Person or net cash proceeds of an issuance of Equity Interests of such Person (other than Disqualified Stock); plus

(j) any net pension or other post-employment benefit costs representing amortization of unrecognized prior service costs, actuarial losses, including amortization of such amounts arising in prior periods, amortization of the unrecognized net obligation (and loss or cost) existing at the date of initial application of FASB Accounting Standards Codification Topic 715—Compensation—Retirement Benefits, and any other items of a similar nature; plus

(k) [reserved]; plus

(l) the amount of “run‑rate” cost savings, synergies and operating expense reductions related to (i) any restructuring (including, without limitation, facility closures and workforce reductions) and (ii) any Permitted Acquisition, in each case, that are projected by the Initial USD Borrower in good faith to result from actions either taken or with respect to which substantial steps have been taken (in the good faith determination of the Initial USD Borrower) within 12 months after the end of such period (which cost savings, synergies or operating expense reductions shall be calculated on a pro forma basis as though such cost savings, synergies or operating expense reductions had been realized on the first day of such period), net of the amount of actual benefits realized from such actions during such period (it is understood and agreed that “run‑rate” means the full recurring benefit that is associated with any action taken or with respect to which substantial steps have been taken or are expected to be taken, whether prior to or following the Closing Date) (which adjustments may be incremental to (but not duplicative of) pro forma cost savings, synergies or operating expense reduction adjustments made pursuant to Section 1.07); provided that (x) such cost savings, synergies and operating expense reductions are reasonably identifiable and factually supportable and (y) the aggregate amount of cost savings, synergies and operating expense reductions included pursuant to this clause (l), taken together with the aggregate amount included pursuant to Section 1.07(3) with respect to Permitted Acquisitions, shall not exceed 15% of Acquired EBITDA in any Test Period (prior to giving effect to Section 1.07(3) or this clause (l)); plus

(m) extraordinary, non-recurring or unusual losses, fees, costs, charges or expenses (including relating to any strategic initiatives and accruals and reserves in connection with such gains, losses, charges or expenses) restructuring costs, charges, accruals or reserves (including, without limitation, restructuring and integration costs related to acquisitions, facility closures, workforce reductions and adjustments to existing reserves, and in each case, whether or not classified as such under GAAP); plus

(n) any payments in the nature of compensation or expense reimbursement made to independent board members; plus

(o) internal software development costs that are expensed during the period but could have been capitalized in accordance with GAAP; plus

(p) any loss from discontinued operations (but if such operations are classified as discontinued due to the fact that they are subject to an agreement to dispose of such operations, only when and to the extent such operations are actually disposed of); plus

(q) earn-out and contingent consideration obligations (including to the extent accounted for as bonuses or otherwise) and adjustments thereof and purchase price adjustments; plus

(r) Transaction Expenses;

provided, that the aggregate amount of any amounts added back to Consolidated Maintenance EBITDA pursuant to clauses (f), (l) (m) and (n) above shall not exceed 15% of Consolidated Maintenance EBITDA (calculated without giving effect to any such addbacks) in any Test Period; and

(2) decreased (without duplication) by the following, in each case to the extent included in determining Consolidated Maintenance Net Income for such period:

(a) non-cash gains for such period (excluding any non-cash gain to the extent it represents the reversal of an accrual or reserve for a potential cash item that reduced Consolidated Maintenance Net Income or Consolidated Maintenance EBITDA in any prior period other than any such accrual or reserve that has been added back to Consolidated Maintenance Net Income in calculating Consolidated Maintenance EBITDA in accordance with this definition),

(b) the amount of any non-controlling interest consisting of loss attributable to non-controlling interests of third parties in any non-wholly owned Subsidiary added to (and not deducted from) Consolidated Maintenance Net Income in such period,

(c) any net income from discontinued operations (but if such operations are classified as discontinued due to the fact that they are subject to an agreement to dispose of such operations, only when and to the extent such operations are actually disposed of), and

(d) any extraordinary, non-recurring or unusual gains.

For the avoidance of doubt, Consolidated Maintenance EBITDA shall be calculated, including pro forma adjustments, in accordance with Section 1.07.

“Consolidated Maintenance Net Income” means, with respect to any Person for any period, the net income (loss) of such Person and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, excluding (and excluding the effect of), without duplication,

(1) [reserved];

(2) the cumulative effect of a change in accounting principles and changes as a result of the adoption or modification of accounting policies during such period whether effected through a cumulative effect adjustment or a retroactive application, in each case in accordance with GAAP;

(3) [reserved];

(4) any gain (loss) on asset sales, disposals or abandonments (other than asset sales, disposals or abandonments in the ordinary course of business);

(5) the Net Income for such period of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting; provided that the Consolidated Maintenance Net Income of a Person will be increased by the amount of dividends or distributions or other payments that are actually paid in cash or Cash Equivalents (or to the extent converted into cash or Cash Equivalents) to such Person or a Subsidiary thereof in respect of such period;

(6) the Net Income for such period of any Subsidiary (other than any Guarantor) to the extent that the declaration or payment of dividends or similar distributions by that any Subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived (or the Initial USD Borrower reasonably believes such restriction could be waived and is using commercially reasonable efforts to pursue such waiver); provided that Consolidated Maintenance Net Income of a Person will be increased by the amount of dividends or other distributions or other payments actually paid in cash or Cash Equivalents (or to the extent converted into cash or Cash Equivalents), or the amount that could have been paid in cash or Cash Equivalents without violating any such restriction or requiring any such approval, to such Person or a Subsidiary thereof in respect of such period, to the extent not already included therein;

(7) effects of adjustments (including the effects of such adjustments pushed down to such Person and its Subsidiaries) related to the application of recapitalization accounting or purchase accounting (including in the inventory, property and equipment, software, goodwill, intangible assets, in process research and development, deferred revenue and debt line items);

(8) income (loss) from the early extinguishment or conversion of (a) Indebtedness, (b) Hedging Obligations or (c) other derivative instruments;

(9) any impairment charge or asset write-off or write-down in each case, pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP;

(10) (a) any equity based or non-cash compensation charge or expense, including any such charge or expense arising from grants of stock appreciation, equity incentive programs or similar rights, stock options, restricted stock or other rights to, and any cash charges associated with the rollover, acceleration or payout of, Equity Interests by management of such Person or of any Subsidiary, (b) noncash compensation expense resulting from the application of Accounting Standards Codification Topic No. 718, Compensation—Stock Compensation or Accounting Standards Codification Topic 505-50, Equity-Based Payments to Non-Employees, and (c) any income (loss) attributable to deferred compensation plans or trusts;

(11) any fees, expenses or charges incurred during such period, or any amortization thereof for such period, in connection with any acquisition, Investment, Asset Sale, disposition, incurrence or repayment of Indebtedness (including such fees, expenses or charges related to the incurrence of any Facilities or any Securitization Facility), issuance of Equity Interests (including by any direct or indirect parent of the Initial USD Borrower), recapitalization, refinancing transaction or amendment or modification of any debt instrument (including any amendment or other modification of the Facilities or any Securitization Facility) and including, in each case, any such transaction whether consummated on, after or prior to the Closing Date and any such transaction undertaken but not completed, and any charges or nonrecurring merger costs incurred during such period as a result of any such transaction, in each case whether or not successful or consummated (including, for the avoidance of doubt, the effects of expensing all transaction related expenses in accordance with Accounting Standards Codification Topic No. 805, Business Combinations); provided that the amount of charges or nonrecurring merger costs incurred during such period as a result of any such transaction that is not successful or consummated shall not exceed $5,000,000 in the aggregate;

(12) accruals and reserves that are established or adjusted in connection with the Transactions, an Investment or an acquisition that are required to be established or adjusted as a result of the Transactions, such Investment or such acquisition, in each case in accordance with GAAP;

(13) any expenses, charges or losses to the extent covered by insurance that are, directly or indirectly, reimbursed or reimbursable by a third party, and any expenses, charges or losses that are covered by indemnification or other reimbursement provisions in connection with any acquisition, Investment or any sale, conveyance, transfer or other disposition of assets permitted under this Agreement;

(14) any non-cash gain (loss) attributable to the mark to market movement in the valuation of Hedging Obligations or other derivative instruments pursuant to FASB Accounting Standards Codification Topic 815—Derivatives and Hedging or mark to market movement of other financial instruments pursuant to FASB Accounting Standards Codification Topic 825—Financial Instruments;

(15) any net unrealized gain or loss (after any offset) resulting in such period from currency transaction or translation gains or losses including those related to currency remeasurements of Indebtedness (including any net loss or gain resulting from (a) Hedging Obligations for currency exchange risk and (b) resulting from intercompany indebtedness) and any other foreign currency transaction or translation gains and losses, to the extent such gain or losses are non-cash items;

(16) any adjustments resulting from the application of Accounting Standards Codification Topic No. 460, Guarantees, or any comparable regulation;

(17) any non-cash rent expense;

(18) [reserved]; and

(19) any non-cash expenses, accruals or reserves related to adjustments to historical tax exposures.

In addition, to the extent not already included in the Consolidated Maintenance Net Income of such Person and its Subsidiaries, Consolidated Maintenance Net Income will include the amount of proceeds received or receivable from business interruption insurance, the amount of any expenses or charges incurred by such Person or its Subsidiaries during such period that are, directly or indirectly, reimbursed or reimbursable by a third party, and amounts that are covered by indemnification or other reimbursement provisions in connection with any acquisition, Investment or any sale, conveyance, transfer or other disposition of assets permitted hereunder.

“Consolidated Net Income” means, with respect to any Person for any period, the net income (loss) of such Person and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, excluding (and excluding the effect of), without duplication,

(1) [reserved];

(2) the cumulative effect of a change in accounting principles and changes as a result of the adoption or modification of accounting policies during such period whether effected through a cumulative effect adjustment or a retroactive application, in each case in accordance with GAAP;

(3) [reserved];

(4) any gain (loss) on asset sales, disposals or abandonments (other than asset sales, disposals or abandonments in the ordinary course of business);

(5) the Net Income for such period of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting; provided that the Consolidated Net Income of a Person will be increased by the amount of dividends or distributions or other payments that are actually paid in cash or Cash Equivalents (or to the extent converted into cash or Cash Equivalents) to such Person or a Subsidiary thereof in respect of such period;

(6) the Net Income for such period of any Subsidiary (other than any Guarantor) to the extent that the declaration or payment of dividends or similar distributions by that any Subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived (or the Initial USD Borrower reasonably believes such restriction could be waived and is using commercially reasonable efforts to pursue such waiver); provided that Consolidated Net Income of a Person will be increased by the amount of dividends or other distributions or other payments actually paid in cash or Cash Equivalents (or to the extent converted into cash or Cash Equivalents), or the amount that could have been paid in cash or Cash Equivalents without violating any such restriction or requiring any such approval, to such Person or a Subsidiary thereof in respect of such period, to the extent not already included therein;

(7) effects of adjustments (including the effects of such adjustments pushed down to such Person and its Subsidiaries) related to the application of recapitalization accounting or purchase accounting (including in the inventory, property and equipment, software, goodwill, intangible assets, in process research and development, deferred revenue and debt line items);

(8) income (loss) from the early extinguishment or conversion of (a) Indebtedness or (b) any derivative instruments;

(9) any impairment charge or asset write-off or write-down in each case, pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP;

(10) (a) any equity based or non-cash compensation charge or expense, including any such charge or expense arising from grants of stock appreciation, equity incentive programs or similar rights, stock options, restricted stock or other rights to, and any cash charges associated with the rollover, acceleration or payout of, Equity Interests by management of such Person or of any Subsidiary, (b) noncash compensation expense resulting from the application of Accounting Standards Codification Topic No. 718, Compensation—Stock Compensation or Accounting Standards Codification Topic 505-50, Equity-Based Payments to Non-Employees, and (c) any income (loss) attributable to deferred compensation plans or trusts;

(11) any fees, expenses or charges incurred during such period, or any amortization thereof for such period, in connection with any acquisition, Investment, Asset Sale, disposition, incurrence or repayment of Indebtedness (including such fees, expenses or charges related to the incurrence of any Facilities), issuance of Equity Interests (including by any direct or indirect parent of the Initial USD Borrower), recapitalization, refinancing transaction or amendment or modification of any debt instrument (including any amendment or other modification of the Facilities) and including, in each case, any such transaction whether consummated on, after or prior to the Closing Date and any such transaction undertaken but not completed, and any charges or nonrecurring merger costs incurred during such period as a result of any such transaction, in each case whether or not successful or consummated (including, for the avoidance of doubt, the effects of expensing all transaction related expenses in accordance with Accounting Standards Codification Topic No. 805, Business Combinations); provided that the amount of charges or nonrecurring merger costs incurred during such period as a result of any such transaction that is not successful or consummated shall not exceed $5,000,000 in the aggregate;

(12) accruals and reserves that are established or adjusted in connection with the Transactions, an Investment or an acquisition that are required to be established or adjusted as a result of the Transactions, such Investment or such acquisition, in each case in accordance with GAAP;

(13) any expenses, charges or losses to the extent covered by insurance that are, directly or indirectly, reimbursed or reimbursable by a third party, and any expenses, charges or losses that are covered by indemnification or other reimbursement provisions in connection with any acquisition, Investment or any sale, conveyance, transfer or other disposition of assets permitted under this Agreement;

(14) any non-cash gain (loss) attributable to the mark to market movement in the valuation of any derivative instruments pursuant to FASB Accounting Standards Codification Topic 815—Derivatives and Hedging or mark to market movement of other financial instruments pursuant to FASB Accounting Standards Codification Topic 825—Financial Instruments;

(15) any net unrealized gain or loss (after any offset) resulting in such period from currency transaction or translation gains or losses including those related to currency remeasurements of Indebtedness (including any net loss or gain resulting from intercompany indebtedness) and any other foreign currency transaction or translation gains and losses, to the extent such gain or losses are non-cash items;

(16) any adjustments resulting from the application of Accounting Standards Codification Topic No. 460, Guarantees, or any comparable regulation;

(17) any non-cash rent expense;

(18) [reserved];

(19) any non-cash expenses, accruals or reserves related to adjustments to historical tax exposures; and

(20) [reserved].

In addition, to the extent not already included in the Consolidated Net Income of such Person and its Subsidiaries, Consolidated Net Income will include the amount of proceeds received or receivable from business interruption insurance, the amount of any expenses or charges incurred by such Person or its Subsidiaries during such period that are, directly or indirectly, reimbursed or reimbursable by a third party, and amounts that are covered by indemnification or other reimbursement provisions in connection with any acquisition, Investment or any sale, conveyance, transfer or other disposition of assets permitted hereunder.

“Consolidated Secured Debt” means, as of any date of determination, the aggregate principal amount of Indebtedness of the Initial USD Borrower and its Subsidiaries outstanding on such date, determined on a consolidated basis in accordance with GAAP, consisting only of Indebtedness for borrowed money, Capitalized Lease

Obligations and purchase money Indebtedness, in each case secured by a lien on the assets of the Initial USD Borrower or any of its Subsidiaries; provided, Consolidated Secured Debt will not include Non-Recourse Indebtedness, undrawn amounts under revolving credit facilities and Indebtedness in respect of any (1) letter of credit, bank guarantees and performance or similar bonds, except to the extent of obligations in respect of drawn standby letters of credit which have not been reimbursed within three (3) Business Days and (2) Hedging Obligations.

“Consolidated Total Debt” means, as of any date of determination, the aggregate principal amount of Indebtedness of the Initial USD Borrower and its Subsidiaries outstanding on such date, determined on a consolidated basis in accordance with GAAP, consisting only of Indebtedness for borrowed money, Capitalized Lease Obligations and purchase money Indebtedness; provided, Consolidated Total Debt will not include Non-Recourse Indebtedness, undrawn amounts under revolving credit facilities and Indebtedness in respect of any (1) letter of credit, bank guarantees and performance or similar bonds, except to the extent of obligations in respect of drawn standby letters of credit which have not been reimbursed within three (3) Business Days and (2) Hedging Obligations.

“Consolidated Working Capital” means, as at any date of determination, the excess of Consolidated Current Assets over Consolidated Current Liabilities.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other monetary obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person, whether or not contingent:

(1) to purchase any such primary obligation or any property constituting direct or indirect security therefor;

(2) to advance or supply funds:

(a) for the purchase or payment of any such primary obligation or

(b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; or

(3) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Controlled Investment Affiliate” means, as to any Person, any other Person, other than any Investor, which directly or indirectly is in control of, is controlled by, or is under common control with such Person and is organized by such Person (or any Person controlling such Person) primarily for making direct or indirect equity or debt investments in the Borrowers or other companies.

“Corrective Extension Amendment” has the meaning specified in Section 2.16(5).

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Costa Rican Guarantor” means Superior Industries International Production, S.R.L.

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning assigned to it in Section 10.27.

“Credit Agreement Refinanced Debt” has the meaning assigned to such term in the definition of “Credit Agreement Refinancing Indebtedness.”

“Credit Agreement Refinancing Indebtedness” means (a) Permitted Equal Priority Refinancing Debt, (b) Permitted Junior Priority Refinancing Debt or (c) Permitted Unsecured Refinancing Debt; provided that, in each case, such Indebtedness is issued, incurred or otherwise obtained (including by means of the extension or renewal of existing Indebtedness) to Refinance, in whole or in part, existing Loans (or, if applicable, unused Commitments) or any then-existing Credit Agreement Refinancing Indebtedness (“Credit Agreement Refinanced Debt”); provided, further, that (i) the terms of any such Indebtedness (excluding, for the avoidance of doubt, interest rates (including through fixed interest rates), interest margins, rate floors, fees, funding discounts, original issue discounts and prepayment or redemption premiums and terms) shall either, at the option of the Initial USD Borrower, (A) reflect market terms and conditions (taken as a whole) at the time of incurrence of such Indebtedness (as determined by the Initial USD Borrower in good faith) or (B) if otherwise not consistent with the terms of such Credit Agreement Refinanced Debt, not be materially more restrictive to the Initial USD Borrower (as determined by the Initial USD Borrower in good faith), when taken as a whole, than the terms of such Credit Agreement Refinanced Debt, except in the case of clauses (A) and (B) to the extent necessary to provide for (1) covenants and other terms applicable to any period after the Latest Maturity Date of the Loans in effect immediately prior to such Refinancing or (2) subject to the immediately succeeding proviso, a Previously Absent Financial Maintenance Covenant; provided that, notwithstanding anything to the contrary contained herein, if any such terms of such Indebtedness contain a Previously Absent Financial Maintenance Covenant that is in effect prior to the applicable Latest Maturity Date, such Previously Absent Financial Maintenance Covenant shall be included for the benefit of each Facility; provided further, that if (x) such Indebtedness that includes a Previously Absent Financial Maintenance Covenant consists of a revolving credit facility (whether or not the documentation therefor includes any other facilities) and (y) the applicable Previously Absent Financial Maintenance Covenant is included only for the benefit of such revolving credit facility, the Previously Absent Financial Maintenance Covenant shall not be required to be included in this Agreement for the benefit of any Facility hereunder, (ii) any such Indebtedness shall have a maturity date that is no earlier than the Credit Agreement Refinanced Debt and a Weighted Average Life to Maturity equal to or greater than that of the Credit Agreement Refinanced Debt as of the date of determination, (iii) except to the extent otherwise permitted under this Agreement (subject to a dollar for dollar usage of any other basket set forth in Section 7.02, if applicable), such Indebtedness shall not have a greater principal amount (or shall not have a greater accreted value, if applicable) than the principal amount (or accreted value, if applicable) of the Credit Agreement Refinanced Debt plus accrued interest, fees and premiums (including tender premium) and penalties (if any) thereon and fees, expenses, original issue discount and upfront fees incurred in connection with such Refinancing, (iv) such Credit Agreement Refinanced Debt shall be repaid, defeased or satisfied and discharged, and all accrued interest, fees and premiums (if any) in connection therewith shall be paid, within five (5) Business Days after the date such Credit Agreement Refinancing Indebtedness is issued, incurred or obtained with the Net Proceeds received from the incurrence or issuance of such Indebtedness and (v) any mandatory prepayments of any Permitted Junior Priority Refinancing Debt or Permitted Unsecured Refinancing Debt may not be made, provided, further, that “Credit Agreement Refinancing Indebtedness” may be incurred in the form of a bridge or other interim credit facility intended to be Refinanced with long-term indebtedness (and such bridge or other interim credit facility shall be deemed to satisfy clause (ii) of the second proviso in this definition so long as (x) such credit facility includes customary “rollover” provisions and (y) assuming such credit facility were to be extended pursuant to such “rollover” provisions, such extended credit facility would comply with clause (ii) above) and in which case, on or prior to the first anniversary of the incurrence of such “bridge” or other interim credit facility, clause (v) of the preceding proviso in this definition shall not prohibit the inclusion of customary terms for “bridge” facilities, including customary mandatory prepayment, repurchase or redemption provisions.

“Credit Extension” means each of the following: (i) a Borrowing and (ii) an L/C Credit Extension.

“Cure Amount” has the meaning specified in Section 8.04(1).

“Cure Expiration Date” has the meaning specified in Section 8.04(1)(a).

“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day (such day “SOFR Determination Date”) that is five (5) U.S. Government Securities Business Days prior to (i) if such SOFR Rate Day is U.S. Government Securities Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Initial USD Borrower.

“DB Factoring Agreement” means each of (i) the DB Factoring Agreement (North America) and (ii) the DB Factoring Agreement (Europe).

“DB Factoring Agreement (Europe)” means that certain Factoringvertrag, dated as of September 29, 2023, by and between Superior Industries Production (Poland) Sp. z o.o. and PB Factoring GmbH, as the same may be amended, restated, amended and restated, replaced, refinanced, supplemented or modified from time to time.

“DB Factoring Agreement (North America)” means that certain Amended and Restated Receivables Purchase Agreement between Superior Industries North America, S. de R.L. de C.V., Superior Industries Trading de Mexico, S. de R.L. de C.V., each additional seller party thereto from time to time, Deutsche Bank AG New York Branch and Deutsche Bank Trust Company Americas, as the same may be amended, restated, amended and restated, replaced, refinanced, supplemented or modified from time to time.

“DB Factoring Arrangement” means one or more factoring arrangements by and among the Initial USD Borrower and/or its Subsidiaries and one or more DB Factors, including any arrangements evidenced by the DB Factoring Agreement.

“DB Factor” means Deutsche Bank AG New York Branch and/or its Affiliates and branches.

“DB Factoring Collection Account” means the “Purchaser Collection Account” as defined in the DB Factoring Agreement (North America), which DB Factoring Collection Account (i) is required pursuant to the DB Factoring Agreement (North America) to be subject to the Liens and sole control of the applicable DB Factor, (ii) secures Receivables Financing Obligations in respect of the applicable DB Factoring Arrangement and (iii) exclusively holds the proceeds of receivables purchased by a DB Factor pursuant to the applicable DB Factoring Arrangement.

“Debt Representative” means, with respect to any series of Indebtedness, the trustee, administrative agent, collateral agent, security agent or similar agent under the indenture or agreement pursuant to which such Indebtedness is issued, incurred or otherwise obtained, as the case may be, and each of their successors in such capacities.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Default Rate” means an interest rate equal to (a) the Base Rate plus (b) the Applicable Rate applicable to Base Rate Loans plus (c) 2.00% per annum; provided that with respect to the outstanding principal amount of any Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan (giving effect to Section 2.02(3)) plus 2.00% per annum, in each case, to the fullest extent permitted by applicable Laws.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender” means, subject to Section 2.17(2), any Lender that (a) has refused (which refusal may be given verbally or in writing and has not been retracted) or failed to perform any of its funding obligations hereunder, including in respect of its Loans or participations in respect of L/C Obligations, within one Business Day of the date required to be funded by it hereunder (unless such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied), (b) has failed to pay over to the Administrative Agent, any Issuing Bank or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute, (c) has notified the Initial USD Borrower or the Administrative Agent that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder or generally under other agreements in which it commits to extend credit, (d) has failed, within three (3) Business Days after request by the Administrative Agent, to confirm in a manner satisfactory to the Administrative Agent that it will comply with its funding obligations, or (e) has either (i) admitted in writing that it is insolvent, (ii) become subject to a Lender-Related Distress Event or (iii) become the subject of a Bail-in Action. Any determination by the Administrative Agent as to whether a Lender is a Defaulting Lender shall be conclusive absent manifest error.

“Designated Euro Loans” means, collectively, any Loans issued under the Designated Euro Commitments.

“Designated Euro Commitments” means, collectively, (x) the Euro Revolving Commitments, solely to the extent the Initial USD Borrower shall have provided to the Administrative Agent, on or prior to the effectiveness of the first Revolving Commitment Increase in respect of the Euro Revolving Commitments occurring after the Closing Date, written notice of its election to treat the Euro Revolving Commitments as “Designated Euro Commitments”, (y) any Other Commitments that refinance all or a portion of any other Designated Euro Commitments and (z) any Extended Revolving Commitments resulting from a conversion or extension of any other Designated Euro Commitments; provided that, in the case of the foregoing clauses (x) and (y), the Initial USD Borrower shall have designated such Commitments as “Designated Euro Commitments” in writing to the Administrative Agent and the Collateral Agent on or prior to the establishment of such Commitments. Notwithstanding anything herein to the contrary, in no event shall any Commitments incurred or established on or after the date that is two years after the Closing Date constitute Designated Euro Commitments.

“Designated Euro Facilities” means, collectively, the Designated Euro Commitments and the Designated Euro Loans thereunder.

“Designated Preferred Stock” means Preferred Stock issued by the Initial USD Borrower (other than pursuant to the Investment Agreement) and designated in an Officer’s Certificate delivered to the Administrative Agent as “Designated Preferred Stock”; provided that, with respect to any such designation as “Designated Preferred Stock” on or after the Amendment No. 1 Effective Date, as of the date of designation thereof, (a) (i) the Secured Net Leverage Ratio for the Test Period immediately preceding the date on which such Preferred Stock is issued (without netting any cash proceeds thereof) would not be greater than 2.00 to 1.00 and (ii) the aggregate principal amount of all outstanding Secured Indebtedness on the date on which such Preferred Stock is issued would not be greater than $350 million and (b) the Interest Coverage Ratio for the Test Period immediately preceding the date upon which such Preferred Stock is issued would be at least 2.00 to 1.00.

“Dilution Account” means the “Collateral Account” as defined in the DB Factoring Agreement (North America), which Dilution Account (A) is required pursuant to the DB Factoring Agreement (North America) to be subject to the Liens and sole control of the applicable DB Factor and (B) secures Receivables Financing

Obligations in respect of applicable DB Factoring Arrangement permitted pursuant to Section 7.02(b)(25); provided that, (x) the balances in any Dilution Account shall not, at any time on or after the Amendment No. 2 Effective Date, exceed 10% of the “Facility Amount” as defined in the DB Factoring Agreement (North America) and (y) the aggregate balances in all Dilution Accounts shall not, at any time on or after the Amendment No. 2 Effective Date, exceed $2,500,000.

“Discharge” means, with respect to any Indebtedness, the repayment, prepayment, repurchase (including pursuant to an offer to purchase), redemption, defeasance or other discharge of such Indebtedness, in any such case in whole or in part.

“disposition” has the meaning set forth in the definition of “Asset Sale.”

“Disqualified Institution” means (a) any competitor of the Initial USD Borrower or its Subsidiaries identified in writing by or on behalf of the Initial USD Borrower to (i) the Arrangers on or prior to the Closing Date or (ii) the Administrative Agent from time to time after the Closing Date, (b) those particular banks, financial institutions, other institutional lenders and other Persons identified by the Initial USD Borrower to the Arrangers on or prior to the Closing Date (or related funds of any such Persons) and (c) any Affiliate of the entities described in the preceding clauses (a) or (b) that are either (x) reasonably identifiable as such or associated on the basis of their name or (y) are identified as such in writing by or on behalf of the Initial USD Borrower to (i) the Arrangers on or prior to the Closing Date or (ii) the Administrative Agent from time to time after the Closing Date (other than bona fide diversified debt funds); provided that any Person that is a Lender and subsequently becomes a Disqualified Institution (but was not a Disqualified Institution at the time it became a Lender) shall be deemed to not be a Disqualified Institution hereunder. The identity of Disqualified Institutions may be communicated by the Administrative Agent to a Lender upon request, but will not be otherwise posted or distributed to any Person.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is redeemable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable (other than (i) for any Qualified Equity Interests or (ii) solely as a result of a change of control, asset sale, casualty, condemnation or eminent domain) pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than (i) for any Qualified Equity Interests or (ii) solely as a result of a change of control, asset sale, casualty, condemnation or eminent domain), in whole or in part, in each case prior to the date 91 days after the earlier of the then Latest Maturity Date or the date the Loans are no longer outstanding and the Commitments have been terminated; provided that if such Capital Stock is issued pursuant to any plan for the benefit of future, current or former employees, directors, officers, members of management, consultants or independent contractors (or their respective Controlled Investment Affiliates or Immediate Family Members or any permitted transferees thereof) of the Initial USD Borrower or its Subsidiaries or by any such plan to such employees, directors, officers, members of management, consultants or independent contractors (or their respective Controlled Investment Affiliates or Immediate Family Members or any permitted transferees thereof), such Capital Stock will not constitute Disqualified Stock solely because it may be required to be repurchased by the Initial USD Borrower or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s, director’s, officer’s, management member’s, consultant’s or independent contractor’s termination, death or disability; provided further any Capital Stock held by any future, current or former employee, director, officer, member of management, consultant or independent contractor (or their respective Controlled Investment Affiliates or Immediate Family Members or any permitted transferees thereof) of the Initial USD Borrower, any of its Subsidiaries or any other entity in which the Initial USD Borrower or any Subsidiary of the Initial USD Borrower has an Investment and is designated in good faith as an “affiliate” by the Board of Directors (or the compensation committee thereof), in each case pursuant to any equity subscription or equity holders’ agreement, management equity plan or stock option plan or any other management or employee benefit plan or agreement will not constitute Disqualified Stock solely because it may be required to be repurchased by the Initial USD Borrower or any Subsidiary of the Initial USD Borrower in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s, director’s, officer’s, management member’s, consultant’s or independent contractor’s termination, death or disability. For the purposes hereof, the aggregate principal amount of Disqualified Stock will be deemed to be equal to the greater of its voluntary or involuntary liquidation preference and maximum fixed repurchase price, determined on a consolidated basis in accordance with GAAP, and the “maximum fixed repurchase price” of any Disqualified Stock that does not have a fixed repurchase price will be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were purchased on any date on which the Consolidated

Total Debt, Consolidated First Lien Secured Debt or Consolidated Secured Debt, as applicable, will be required to be determined pursuant to this Agreement, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock, such fair market value shall be determined in good faith by the Initial USD Borrower.

“Distressed Person” shall have the meaning provided in the definition of the term Lender-Related Distress Event.

“Dollar” and “$” mean lawful money of the United States.

“Dollar Equivalent” shall mean, at any time, (a) with respect to any amount denominated in U.S. Dollars, such amount, and (b) with respect to any amount denominated in any currency other than U.S. Dollars, the equivalent amount thereof in Dollars as determined by the Administrative Agent or an Issuing Bank, as the case may be, at such time on the basis of the Exchange Rate (determined in respect of the most recent Revaluation Date) for the purchase of Dollars with such currency.

“Domestic Subsidiary” means any direct or indirect Subsidiary of the Initial USD Borrower that is organized under the Laws of the United States, any state thereof or the District of Columbia.

“Duration Fee” has the meaning specified in Section 2.09(2).

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Assignee” has the meaning specified in Section 10.07(a).

“Eligible Subsidiary” means any Subsidiary that (a) is not an Excluded Subsidiary, (b) is (or, substantially concurrently with the appointment of such Subsidiary as an Additional Borrower, becomes) a Guarantor and (c) is organized under the laws of an Approved Jurisdiction in respect of the Facility for which such Subsidiary is being added as an Additional Borrower.

“EMU” means the economic and monetary union as contemplated in the Treaty on European Union.

“EMU Legislation” shall mean the legislative measures of the EMU for the introduction of, changeover to, or operation of the Euro in one or more member states.

“Engagement Letter” means the Engagement Letter, dated as of October 19, 2022, among the Arrangers and the Initial U.S. Borrower.

“Environment” means ambient air, indoor air, surface water, groundwater, drinking water, soil, surface and sub-surface strata, and natural resources such as wetlands, flora and fauna.

“Environmental Claim” means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations (other than internal reports prepared by any Loan Party or any of its Subsidiaries (a) in the ordinary course of such Person’s business or (b) as required in connection with a financing transaction or an acquisition or disposition of real estate) or proceedings with respect to any Environmental Liability or Environmental Law (hereinafter “Claims”), including (i) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any Environmental Law and (ii) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief pursuant to any Environmental Law.

“Environmental Laws” means any and all Laws relating to pollution or the protection of the Environment or, to the extent relating to exposure to Hazardous Materials, human health.

“Environmental Liability” means any liability (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities) of any Loan Party or any of its Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials or (e) any contract or other written agreement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.

“Equal Priority Intercreditor Agreement” means, to the extent executed in connection with the incurrence of Indebtedness secured by Liens on the Collateral which are intended to rank equal in priority to the Liens on the Collateral securing the First Lien Obligations under this Agreement (but without regard to the control of remedies), at the option of the Initial USD Borrower and the Administrative Agent acting together in good faith, either (a) the Closing Date Intercreditor Agreement, (b) an intercreditor agreement substantially in the form of Exhibit G-1 (as modified in a manner substantially consistent with that certain First Amendment to Common Collateral Agency and Superpriority Intercreditor Agreement, dated as of the Amendment No. 2 Effective Date, which modified the Closing Date Intercreditor Agreement) or (c) a customary intercreditor agreement in form and substance reasonably acceptable to the Administrative Agent and the Initial USD Borrower, which agreement shall (x) provide that the Liens on the Collateral securing such Indebtedness shall rank equal in priority to the Liens on the Collateral securing the First Lien Obligations under this Agreement (but without regard to the control of remedies) and (y) provide for the priority of the Obligations in right of payment relative to such other Indebtedness in a manner no less favorable in any material respect than the provisions set forth in the form attached hereto as Exhibit G-1, in each case with such modifications thereto as the Administrative Agent and the Initial USD Borrower may agree.

“Equity Interests” means, with respect to any Person, the Capital Stock of such Person and all warrants, options or other rights to acquire Capital Stock of such Person, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock of such Person.

“Equity Offering” means any public or private sale of common equity or Preferred Stock of the Initial USD Borrower (excluding Disqualified Stock), other than:

(1) public offerings with respect to the Initial USD Borrower’s common equity registered on Form S-4 or Form S-8; and

(2) issuances to any Subsidiary of the Initial USD Borrower.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that together with any Loan Party is treated as a single employer within the meaning of Section 414 of the Code or Section 4001 of ERISA.

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by any Loan Party or any of their respective ERISA Affiliates from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by any Loan Party or any of their respective ERISA Affiliates from a Multiemployer Plan, written notification of any Loan Party or any of their respective ERISA Affiliates concerning the imposition of withdrawal liability or written notification that a Multiemployer Plan is “insolvent” (within the meaning of Section 4245 of ERISA) or has been determined to be in “endangered” or “critical” status (within the meaning of Section 432 of the Code or Section 305 of ERISA); (d) the filing under Section 4041(c) of ERISA of a notice of intent to terminate a Pension Plan, the treatment of a Pension Plan or Multiemployer Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement in writing of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) the imposition of any liability under Title IV of ERISA with respect to the termination of any Pension Plan or Multiemployer Plan, other than for the payment of PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Loan Party or any of their respective ERISA Affiliates; (f) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; (g) a failure to satisfy the minimum funding standard (within the meaning of Section 302 of ERISA or Section 412 of the Code) with respect to a Pension Plan, whether or not waived; (h) the application for a minimum funding waiver under Section 302(c) of ERISA with respect to a Pension Plan; (i) the imposition of a lien under Section 303(k) of ERISA or Section 430(k) of the Code with respect to any Pension Plan; (j) a determination that any Pension Plan is in “at risk” status (within the meaning of Section 303 of ERISA or Section 430 of the Code); or (k) the occurrence of a nonexempt prohibited transaction with respect to any Pension Plan maintained or contributed to by any Loan Party or any of their respective ERISA Affiliates (within the meaning of Section 4975 of the Code or Section 406 of ERISA) which could result in liability to any Loan Party.

“Erroneous Payment” has the meaning specified in Section 9.10(1).

“Erroneous Payment Deficiency Assignment” has the meaning specified in Section 9.10(4).

“Erroneous Payment Impacted Class” has the meaning specified in Section 9.10(4).

“Erroneous Payment Return Deficiency” has the meaning specified in Section 9.10(4).

“Erroneous Payment Subrogation Rights” has the meaning specified in Section 9.10(4).

“Escrowed Proceeds” means the proceeds from the offering of any debt securities or other Indebtedness paid into an escrow account with an independent escrow agent on the date of the applicable offering or incurrence pursuant to escrow arrangements that permit the release of amounts on deposit in such escrow account upon satisfaction of certain conditions or the occurrence of certain events. The term “Escrowed Proceeds” shall include any interest earned on the amounts held in escrow.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“EU Treaty” means the Treaty on European Union.

“EURIBOR Rate” means, with respect to any Term Benchmark Borrowing denominated in Euros and for any Interest Period, the EURIBOR Screen Rate, two TARGET Days prior to the commencement of such Interest Period.

“EURIBOR Screen Rate” means the euro interbank offered rate administered by the European Money Markets Institute (or any other person which takes over the administration of that rate) for the relevant period displayed (before any correction, recalculation or republication by the administrator) on page EURIBOR01 of the

Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters as published at approximately 11:00 a.m. Brussels time two TARGET Days prior to the commencement of such Interest Period. If such page or service ceases to be available, the Administrative Agent may specify another page or service displaying the relevant rate after consultation with the Initial USD Borrower.

“Euro” or “euro” or “€” shall mean the single currency of the Participating Member States introduced in accordance with the provisions of Article 109(i)4 of the EU Treaty.

“Euro Borrowers” means each Additional Borrower under the Euro Revolving Facility.

“Euro Collateral” means, at any time, the Collateral consisting of assets or property of any Loan Party organized or incorporated under the laws of Poland, Germany or the Netherlands.

“Euro Collateral Proceeds” has the meaning specified in Section 8.03(1).

“Euro Issuing Bank” means any Revolving Lender under the Euro Revolving Facility that becomes a Euro Issuing Bank in accordance with Section 2.03(12); provided that no Euro Issuing Bank shall be required to issue any Letters of Credit other than standby Letters of Credit.

“Euro L/C Obligations” means has the meaning specified in the definition of “L/C Obligations”.

“Euro L/C Sublimit” means €0. The Euro L/C Sublimit is part of, and not in addition to, the Euro Revolving Facility.

“Euro Letter of Credit” means any Letter of Credit issued by a Euro Issuing Bank under the Euro Revolving Facility.

“Euro Revolving Commitment” means, as to each Revolving Lender, its obligation to make Euro Revolving Loans to the Euro Borrowers pursuant to Section 2.01(1)(b) and purchase participations in Euro L/C Obligations in respect of Euro Letters of Credit in an aggregate amount not to exceed the amount set forth opposite such Revolving Lender’s name on Schedule 2.01 under the caption “Euro Revolving Commitment”. The aggregate amount of the Euro Revolving Commitments as of the Closing Date is €0.

“Euro Revolving Exposure” has the meaning specified in the definition of “Revolving Exposure”.

“Euro Revolving Facility” collectively, the Euro Revolving Commitments and the Euro Revolving Loans and other extensions of credit made thereunder.

“Euro Revolving Loans” has the meaning specified in Section 2.01(1)(b).

“Event of Default” has the meaning specified in Section 8.01.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Exchange Rate” means on any day with respect to any currency other than U.S. Dollars, the rate at which such currency may be exchanged into U.S. Dollars, as set forth at approximately 11:00 a.m. (London time) on such day on the Reuters “FXFIX” Page for such currency; in the event that such rate does not appear on any Reuters

“FXFIX” Page, the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Initial USD Borrower, or, in the absence of such agreement, such Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent in the market where its foreign currency exchange operations in respect of such currency are then being conducted, at or about 10:00 a.m. (New York City time) on such date for the purchase of U.S. Dollars for delivery two Business Days later.

“Excluded Account” means (a) any deposit account or securities account established (or otherwise maintained) by any Loan Party as to which the average monthly end-of-day balance does not exceed $500,000, individually, or $2,000,000 in the aggregate for all such deposit accounts and securities accounts, (b) any Deposit Account or Securities Account consisting solely of Tax and Trust Funds, (d) any deposit account that is a zero balance account, (e) the Dilution Account (including the cash and Cash Equivalents held therein) and (f) the DB Factoring Collection Account (including the cash and Cash Equivalents held therein to the extent relating to receivables and related assets sold, conveyed, pledged, factored or transferred pursuant to the terms of the applicable DB Factoring Arrangement).

“Excluded Assets” means (i) any fee-owned real property (other than Material Real Property) and any leasehold interest in real property, (ii) motor vehicles and other assets subject to certificates of title, except to the extent a security interest therein can be perfected by the filing of a UCC financing statement or a similar filing in a foreign jurisdiction, (iii) all commercial tort claims that are not expected to result in a judgment or settlement payment in excess of $5.0 million (as determined by the Initial USD Borrower in good faith), (iv) any governmental or regulatory licenses, authorizations, certificates, charters, franchises, approvals and consents (whether Federal, State, Provincial or otherwise) to the extent a security interest therein is prohibited or restricted thereby or requires any consent or authorization from a Governmental Authority not obtained (without any requirement to obtain such consent or authorization) other than to the extent such prohibition or restriction is ineffective under the UCC or other applicable Law notwithstanding such prohibition and other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the UCC or other applicable Law, (v) assets to the extent the pledge thereof or grant of security interests therein (x) is prohibited or restricted by any applicable Law, rule or regulation (other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the UCC or other applicable Law notwithstanding such prohibition), (y) would cause the destruction, invalidation or abandonment of such asset under applicable Law (solely with respect to any intellectual property), or (z) requires any consent, approval, license or other authorization of any third party (other than the Initial USD Borrower or its Subsidiaries) pursuant to a contract binding on such asset (provided that such requirement existed on the Closing Date or at the time of the acquisition of such asset and was not incurred in contemplation thereof (other than in the case of capital leases and purchase money financings)) or Governmental Authority not obtained (without any requirement to obtain such consent, approval, license or other authorization after giving effect to the anti-assignment provisions of the UCC or similar provisions under other applicable Law, (vi) margin stock and Equity Interests in any Person other than the Initial USD Borrower and Subsidiaries, (vii) Equity Interests in Immaterial Subsidiaries and Excluded Subsidiaries, (viii) any Excluded Accounts, (ix) any lease, license or agreement (not otherwise subject to clause (iv) above) or any property that is subject to a purchase money security interest or similar arrangement, in each case permitted by this Agreement, to the extent that a grant of a security interest therein (x) would violate or invalidate such lease, license or agreement or purchase money security interest or similar arrangement or create a right of termination in favor of any other party thereto (other than the Initial USD Borrower or any of its Subsidiaries) after giving effect to the applicable anti-assignment provisions of the UCC or other applicable Law or (y) would require governmental or regulatory approval, consent or authorization not obtained (without any requirement to obtain such approval, consent or authorization), other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the UCC or other applicable Law notwithstanding such prohibition), (x) letter of credit rights, except to the extent the security interest therein is accomplished by the filing of a UCC financing statement or a similar filing in a foreign jurisdiction, (xi) any intent-to-use trademark applications filed in the United States Patent and Trademark Office, pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. Section 1051, prior to the accepted filing of a “Statement of Use” and issuance of a “Certificate of Registration” pursuant to Section 1(d) of the Lanham Act or an accepted filing of an “Amendment to Allege Use” whereby such intent-to-use trademark application is converted to a “use in commerce” application pursuant to Section 1(c) of the Lanham Act, (xii) assets (including, without limitation, Equity Interests) where the burden or cost (including any adverse tax consequences) of obtaining a security interest therein or perfection thereof exceeds the practical benefit to the Lenders afforded thereby as reasonably determined between the Initial USD Borrower and the Administrative Agent and (xiii) any assets to the extent a security interest in such assets or perfection thereof would result in material adverse tax consequences to the Initial USD Borrower or any Guarantor as reasonably determined by the Initial USD Borrower in good faith, in consultation with the Administrative Agent (it being understood and agreed that assets of Loan Parties organized in any Applicable Jurisdiction shall not constitute “Excluded Assets” on the basis of this clause (xiii)).

“Excluded Subsidiaries” means all of the following and “Excluded Subsidiary” means any of them:

(1) any Subsidiary that is not a direct or indirect, Subsidiary of the Initial USD Borrower or a Guarantor,

(2) any Subsidiary (including any regulated entity that is subject to net worth or net capital or similar capital and surplus restrictions) that is prohibited or restricted by applicable Law or by Contractual Obligation (including in respect of assumed Indebtedness permitted hereunder) existing on the Closing Date (or, with respect to any Subsidiary acquired by the Initial USD Borrower or a Guarantor after the Closing Date (and so long as such Contractual Obligation was not incurred in contemplation of such acquisition), on the date such Subsidiary is so acquired) from providing a Guaranty (including any Broker-Dealer Regulated Subsidiary) or if such Guaranty would require governmental (including regulatory) or third party (other than any Loan Party or their respective Subsidiaries) consent, approval, license or authorization unless such consent, approval, license or authorization has been obtained,

(3) any Captive Insurance Subsidiary or not-for-profit Subsidiary,

(4) any special purpose vehicle (or similar entity) that engages in a Qualified Securitization or any Securitization Subsidiary,

(5) any Subsidiary that is not a Material Subsidiary,

(6) any Subsidiary with respect to which, in the reasonable judgment of the Administrative Agent and the Initial USD Borrower, the burden or cost (including any adverse tax consequences) of providing the Guaranty will outweigh the benefits to be obtained by the Lenders therefrom, and

(7) any Subsidiary that is unable to provide a Guaranty as a result of the application of the Agreed Security Principles.

“Excluded Swap Obligation” means, with respect to any Loan Party, (a) any obligation to pay or perform under any agreement, contract, or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act (each such obligation, a “Swap Obligation”), if, and to the extent that, all or a portion of the guarantee of such Loan Party of, or the grant by such Loan Party of a security interest to secure, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation, or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) (i) by virtue of such Loan Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder (determined after giving effect to Section 3.02 of the Guaranty and any other “keepwell, support or other agreement” for the benefit of such Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act) at the time the guarantee of such Loan Party, or a grant by such Loan Party of a security interest, becomes effective with respect to such Swap Obligation, or (ii) in the case of a Swap Obligation that is subject to a clearing requirement pursuant to section 2(h) of the Commodity Exchange Act, because such Loan Party is a “financial entity,” as defined in section 2(h)(7)(C) of the Commodity Exchange Act, at the time the guarantee of (or grant of such security interest by, as applicable) such Loan Party becomes or would become effective with respect to such Swap Obligation, or (b) any other Swap Obligation designated as an “Excluded Swap Obligation” of such Loan Party as specified in any agreement between the relevant Loan Parties and hedge counterparty applicable to such Swap Obligations. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guarantee or security interest becomes excluded in accordance with the first sentence of this definition.

“Excluded Taxes” means, with respect to each Agent and each Lender,

(1) any tax imposed on (or measured by) such Agent or Lender’s net income (however denominated) and franchise tax, in each case, imposed by a jurisdiction as a result of such Agent or Lender being organized under the laws of or having its principal office or applicable Lending Office located in such jurisdiction or as a result of any other present or former connection between such Agent or Lender and the jurisdiction (including as a result of such Agent or Lender carrying on a trade or business, having a permanent establishment or being a resident for tax purposes in such jurisdiction), other than a connection arising solely from such Agent or Lender having executed, delivered, enforced, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to, or sold or assigned an interest in, any Loan or Loan Document,

(2) any tax imposed to the extent such Taxes are (i) a direct or indirect consequence of any Payment Recipient having the benefit of security over or relating to German real estate or (ii) imposed under or pursuant to Section 50a paragraph 7 German Income Tax Act, or (iii) imposed or withheld under or pursuant to the Defence against Tax Havens Act (Gesetz zur Abwehr von Steuervermeidung und unfairem Steuerwettbewerb und zur Änderung weiterer Gesetze) as amended from time to time due to the payment being made to a Lender which is tax resident in a so-called non-cooperative jurisdiction (nicht kooperatives Steuerhoheitsgebiet).

(3) any branch profits tax under Section 884(a) of the Code, or any similar tax, imposed by any jurisdiction described in clause (1),

(4) any U.S. federal tax that is withheld or required to be withheld on amounts payable to or for the account of a Lender with respect to an applicable interest in a Loan or Commitment pursuant to a Law in effect on the date such Lender (i) acquires such interest in the applicable Commitment or, if such Lender did not fund the applicable Loan pursuant to a prior Commitment, on the date such Lender acquires the applicable interest in such Loan (other than an assignment made pursuant to Section 3.07(a)), or (ii) designates a new Lending Office except, in the case of a Lender that designates a new Lending Office or is an assignee, to the extent that such Lender (or its assignor, if any) was entitled, immediately prior to the time of designation of a new Lending Office (or assignment), to receive additional amounts from a Loan Party with respect to such U.S. federal tax pursuant to Section 3.01,

(5) any withholding tax attributable to such Lender’s failure to comply with Section 3.01(3),

(6) any withholding taxes imposed under FATCA, and

(7) any interest, additions to taxes and penalties with respect to any taxes described in clauses (1) through (6) of this definition.

“Existing Credit Agreements” means, collectively, (x) the Existing U.S. Credit Agreement and (y) that certain Senior Facilities Agreement, dated as of September 3, 2014 (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, by and among Superior Industries Europe AG, a stock corporation (Aktiengesellschaft) organized under the laws of the Federal Republic of Germany, and certain Subsidiaries thereof, Santander Bank Polska S.A., as mandated lead arranger, original lender and agent, Commerzbank Aktiengesellschaft, as mandated lead arranger and original lender, mBank S.A., as mandated lead arranger, original lender and security agent, and the other entities party thereto from time to time .

“Existing Letters of Credit” means the letters of credit described on Schedule 1.01(6) hereto.

“Existing Preferred Equity” means the Preferred Stock of the Initial USD Borrower issued pursuant to the Investment Agreement, which are outstanding as of the Closing Date.

“Existing Revolving Class” has the meaning specified in Section 2.16(1).

“Existing U.S. Credit Agreement” means that certain Credit Agreement, dated as of March 22, 2017, by and among the Initial USD Borrower, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, and certain other lenders and issuing banks from time to time part thereto, as amended, restated or otherwise modified from time to time.

“Exit Date” has the meaning specified in Section 2.09(2).

“Extended Revolving Commitments” has the meaning specified in Section 2.16(1).

“Extending Revolving Lender” has the meaning specified in Section 2.16(2).

“Extension” means the establishment of an Extension Series by amending a Loan pursuant to Section 2.16 and the applicable Extension Amendment.

“Extension Amendment” has the meaning specified in Section 2.16(3).

“Extension Election” has the meaning specified in Section 2.16(2).

“Extension Minimum Condition” means a condition to consummating any Extension that a minimum amount (to be determined and specified in the relevant Extension Request, in the Initial USD Borrower’s sole discretion) of any or all applicable Classes be submitted for Extension.

“Extension Request” means any Revolving Extension Request.

“Extension Series” means any Revolving Extension Series.

“Facilities” means the USD Revolving Facility, the Euro Revolving Facility, a given Extension Series of Extended Revolving Commitments or any Other Revolving Loan (or Commitment), as the context may require, and “Facility” means any of them.

“fair market value” means, with respect to any asset or liability, the fair market value of such asset or liability as determined by the Initial USD Borrower in good faith.

“FATCA” means Sections 1471 through 1474 of the Code as in effect on the Closing Date (or any amended or successor version thereof that is substantively comparable and not materially more onerous to comply with) (and, in each case, any current or future regulations promulgated thereunder or official interpretations thereof), any applicable intergovernmental agreement entered into in respect thereof, and any provision of law or administrative guidance implementing or interpreting such provisions, including any agreements entered into pursuant to any such fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among governmental authorities and Section 1471(b)(1) of the Code as of the Closing Date (or any amended or successor version described above).

“FCA” has the meaning specified in Section 3.03(2).

“FCPA” has the meaning specified in Section 5.17.

“Federal Funds Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as shall be set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate; provided that if the Federal Funds Effective Rate as so determined would be less than 0.00%, such rate shall be deemed to be 0.00% for the purposes of this Agreement.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Fee Letter” means, collectively, (x) the Fee Letter, dated as of October 19, 2022, among JPMorgan Chase Bank, N.A. and the Initial USD Borrower and (y) any fee letter entered into among the Initial USD Borrower and any sub-agent or collateral trustee appointed by any Agent hereunder.

“Financial Covenant” has the meaning specified in Section 7.12(2).

“Financial Covenant Event of Default” has the meaning specified in Section 8.01(2).

“Financial Maintenance Covenant” has the meaning specified in Section 7.12(1)(b).

“Financial Officer” means, with respect to a Person, the chief financial officer, accounting officer, treasurer, controller or other senior financial or accounting officer of such Person, as appropriate.

“First Lien Net Leverage Ratio” means, with respect to any Test Period, the ratio of (a) Consolidated First Lien Secured Debt outstanding as of the last day of such Test Period, minus, the aggregate amount of cash and Cash Equivalents of the Initial USD Borrower and its Subsidiaries on such date that (x) would not appear as “restricted” on a consolidated balance sheet of the Initial USD Borrower and its Subsidiaries or (y) are restricted in favor of the Facilities (which may also secure the term loan facilities under the Term Loan Credit Agreement and/or other Indebtedness secured by a pari passu or junior Lien on the Collateral along with the Facilities) to (b) Consolidated EBITDA of the Initial USD Borrower and its Subsidiaries for such Test Period, in each case on a pro forma basis with such pro forma adjustments as are appropriate and consistent with Section 1.07.

“First Lien Obligations” means the Obligations, the Credit Agreement Refinancing Indebtedness, the Term Loan Facility Obligations and the Permitted Euro Revolving Indebtedness, in each case, that are, or purported to be, secured by the Collateral on an equal priority basis (but without regard to the control of remedies) with liens on the Collateral securing the USD Revolving Facility and the Euro Revolving Facility. For the avoidance of doubt, “First Lien Obligations” shall include the Revolving Loans under the USD Revolving Facility and the Euro Revolving Facility.

“Fixed Charge Coverage Ratio” means the ratio of (a) Consolidated Maintenance EBITDA to (b) the sum of, without duplication, cash Taxes, Capital Expenditures, Consolidated Interest Expense, scheduled payments of principal paid in cash and Restricted Payments paid in cash to the holders of any Preferred Stock.

“Flood Insurance Laws” means, collectively, (i) National Flood Insurance Reform Act of 1994 (which comprehensively revised the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973) as now or hereafter in effect or any successor statute thereto, (ii) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto and (iii) the Biggert-Waters Flood Insurance Reform Act of 2012 as now or hereafter in effect or any successor statute thereto.

“floor” means, with respect to any reference rate of interest, any fixed minimum amount specified for such rate.

“Floor” means the benchmark rate floor provided in this Agreement initially (as of the date of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the Adjusted Term SOFR Rate, Adjusted EURIBOR Rate, Adjusted Daily Simple SOFR or Central Bank Rate, as applicable. For the avoidance of doubt the initial Floor for each of Adjusted Term SOFR Rate, Adjusted EURIBOR Rate, Adjusted Daily Simple SOFR and Central Bank Rate shall be 0.00%.

“Foreign Lender” means a Lender that is not a United States person within the meaning of Section 7701(a)(30) of the Code.

“Foreign Plan” means any employee benefit plan, program or agreement maintained or contributed to by, or entered into with, the Borrowers or any Subsidiary of the Initial USD Borrower with respect to employees employed outside the United States (other than benefit plans, programs or agreements that are mandated by applicable Laws).

“Foreign Subsidiary” means any direct or indirect Subsidiary of the Initial USD Borrower that is not a Domestic Subsidiary.

“Fronting Exposure” means, at any time there is a Defaulting Lender, with respect to an Issuing Bank, such Defaulting Lender’s Applicable Percentage of the outstanding L/C Obligations, other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

“Fund” means any Person (other than a natural person) that is primarily engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“Funded Debt” means all Indebtedness of the Borrowers and their respective Subsidiaries for borrowed money that matures more than one year from the date of its creation or matures within one year from such date that is renewable or extendable, at the option of such Person, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including Indebtedness in respect of the Loans.

“GAAP” means generally accepted accounting principles in the United States of America set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, as in effect from time to time. Notwithstanding any other provision contained herein the amount of any Indebtedness under GAAP with respect to Capitalized Lease Obligations and Attributable Indebtedness shall be determined in accordance with the definition of Capitalized Lease Obligations and Attributable Indebtedness, respectively.

Notwithstanding the foregoing, if at any time any change occurs after the Closing Date in GAAP or in the application thereof on the computation of any financial ratio or financial requirement, or compliance with any covenant, set forth in any Loan Document, and the Initial USD Borrower shall so request (regardless of whether any such request is given before or after such change), the Administrative Agent, the Lenders and the Initial USD Borrower will negotiate in good faith to amend (subject to the approval of the Required Lenders) such ratio, requirement or covenant to preserve the original intent thereof in light of such change in GAAP; provided further that until so amended, (a) such ratio, requirement or covenant shall continue to be computed in accordance with GAAP prior to such change therein and (b) the Initial USD Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement which include a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

“German StaRUG” means the German Act on the stabilization and restructuring framework for businesses (Gesetz über den Stabilisierungs- und Restrukturierungsrahmen für Unternehmen (Unternehmensstabilisierungs- und -restrukturierungsgesetz - StaRUG)).

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state, local, or otherwise, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Governmental Authorizations” means all permits, authorizations, certificates, waivers, concessions, exemptions, orders and other and approvals issued by or obtained from a Governmental Authority by the Initial USD Borrower or any of its Subsidiaries, and in effect as of the date of the Agreement.

“Granting Lender” has the meaning specified in Section 10.07(g).

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business or consistent with industry practice), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

“Guarantee” means, as to any Person, without duplication, (a) any obligation, contingent or otherwise, of such Person guaranteeing any Indebtedness or other monetary obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other monetary obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance of such Indebtedness or other monetary obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other monetary obligation or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part) or (b) any Lien on any assets of such Person securing any Indebtedness or other monetary obligation of any other Person, whether or not such Indebtedness or other monetary obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien); provided that the term “Guarantee” shall not include endorsements for collection or deposit, in either case in the ordinary course of business, or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with the Transaction or any acquisition or disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Guarantor” has the meaning specified in clause (2) of the definition of “Collateral and Guarantee Requirement.” For avoidance of doubt, the Initial USD Borrower may, in its sole discretion, cause any Subsidiary that is not required to be a Guarantor to Guarantee the Obligations by causing such Subsidiary to execute a joinder to the Guaranty (substantially in the form provided therein or as the Administrative Agent, the Initial USD Borrower and such Guarantor may otherwise agree), and any such Subsidiary shall be a Guarantor hereunder for all purposes; provided that (i) in the case of any Subsidiary organized in a foreign jurisdiction, the Administrative Agent shall be reasonably satisfied with the jurisdiction of organization of such Subsidiary and (ii) the Administrative Agent shall have received at least two (2) Business Days prior to the effectiveness of such joinder all documentation and other information in respect of such Guarantor required under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act.

“Guaranty” means (a) the Guaranty substantially in the form of Exhibit E made by each Guarantor, (b) each other guaranty and guaranty supplement delivered pursuant to Section 6.11 and (c) each other guaranty and guaranty supplement delivered by any Subsidiary pursuant to the second sentence of the definition of “Guarantor.”

“Hazardous Materials” means all explosive or radioactive substances or wastes, and all other substances, wastes, pollutants and contaminants and chemicals in any form, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas and infectious or medical wastes, to the extent any of the foregoing are regulated pursuant to, or can form the basis for liability under, any Environmental Law.

“Hedge Agreement” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Hedge Bank” means any Person that participates as a counterparty to a Secured Hedge Agreement.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under any Hedge Agreement.

“Holdings” shall mean SUP Intermediate Holdings, LLC, a Delaware limited liability company.

“Honor Date” has the meaning specified in Section 2.03(3)(a).

“Immaterial Subsidiary” means any Subsidiary of the Initial USD Borrower that is not a Material Subsidiary.

“Immediate Family Members” means with respect to any individual, such individual’s child, stepchild, grandchild or more remote descendant, parent, stepparent, grandparent, spouse, former spouse, qualified domestic partner, sibling, mother-in-law, father-in-law, son-in-law and daughter-in-law (including, in each case, adoptive relationships) and any trust, partnership or other bona fide estate-planning vehicle the only beneficiaries of which are any of the foregoing individuals or any private foundation or fund that is controlled by any of the foregoing individuals or any donor-advised fund of which any such individual is the donor.

“Incremental Amendment” has the meaning specified in Section 2.14(6).

“Incremental Amounts” has the meaning specified in clause (1) of the definition of Refinancing Indebtedness.

“Incremental Commitments” has the meaning specified in Section 2.14(1).

“Incremental Facility Closing Date” has the meaning specified in Section 2.14(4).

“Incremental Lenders” has the meaning specified in Section 2.14(3).

“Incremental Loan” has the meaning specified in Section 2.14(2).

“Incremental Loan Request” has the meaning specified in Section 2.14(1).

“Incremental Revolving Commitments” has the meaning specified in Section 2.14(1).

“Incremental Revolving Loan” has the meaning specified in Section 2.14(2)

“Incremental Revolving Lender” has the meaning specified in Section 2.14(3)

“Indebtedness” means, with respect to any Person, without duplication:

(1) any indebtedness (including principal and premium) of such Person, whether or not contingent:

(a) in respect of borrowed money;

(b) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof);

(c) representing the deferred and unpaid balance of the purchase price of any property (including Capitalized Lease Obligations) due more than twelve months after such property is acquired, except (i) any such balance that constitutes an obligation in respect of a commercial letter of credit, a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business or consistent with industry practice, (ii) any earn-out obligations until such obligation is reflected as a liability on the balance sheet (excluding any footnotes thereto) of such Person in accordance with GAAP and is not paid within 60 days after becoming due and payable and (iii) accruals for payroll and other liabilities accrued in the ordinary course of business; or

(d) representing the net obligations under any Hedging Obligations;

if and to the extent that any of the foregoing Indebtedness (other than obligations in respect of letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

(2) to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the obligations of the type referred to in clause (1) of this definition of a third Person (whether or not such items would appear upon the balance sheet of such obligor or guarantor), other than by endorsement of negotiable instruments for collection in the ordinary course of business or consistent with industry practice; and

(3) to the extent not otherwise included, the obligations of the type referred to in clause (1) of this definition of a third Person secured by a Lien on any asset owned by such first Person, whether or not such Indebtedness is assumed by such first Person; provided that the amount of such Indebtedness will be the lesser of (i) the fair market value of such asset at such date of determination and (ii) the amount of such Indebtedness of such other Person; provided that notwithstanding the foregoing, Indebtedness will be deemed not to include:

(i) Contingent Obligations incurred in the ordinary course of business or consistent with industry practice,

(ii) reimbursement obligations under commercial letters of credit (provided that unreimbursed amounts under commercial letters of credit will be counted as Indebtedness three (3) Business Days after such amount is drawn),

(iii) obligations under or in respect of Qualified Securitization Facilities; provided however, for the purposes of determining the Total Net Leverage Ratio only, amounts outstanding under any Qualified Securitization Facilities in excess of $125.0 million shall constitute Indebtedness,

(iv) accrued expenses,

(v) deferred or prepaid revenues, and

(vi) asset retirement obligations and obligations in respect of reclamation and workers compensation (including pensions and retiree medical care);

provided further that Indebtedness will be calculated without giving effect to the effects of Accounting Standards Codification Topic No. 815, Derivatives and Hedging, and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under this Agreement as a result of accounting for any embedded derivatives created by the terms of such Indebtedness.

“Indemnified Liabilities” has the meaning specified in Section 10.05.

“Indemnitees” has the meaning specified in Section 10.05.

“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant of nationally recognized standing that, in the good faith judgment of the Initial USD Borrower, is qualified to perform the task for which it has been engaged.

“Information” has the meaning specified in Section 10.09.

“Initial Availability Date” means the first date on which all the conditions precedent in Section 4.02 are satisfied or waived in accordance with Section 10.01.

“Initial USD Borrower” has the meaning specified in the introductory paragraph of this Agreement.

“Intellectual Property Security Agreements” has the meaning specified in the Security Agreement.

“Intercompany Note” means the Amended and Restated Intercompany Note, dated as of the ~~Closing~~Amendment No. 3 Effective Date, executed by ~~the Initial USD Borrower~~Holdings and each Subsidiary of ~~the Initial USD Borrower~~Holdings party thereto.

“Intercreditor Agreement” means any Equal Priority Intercreditor Agreement(s), Junior Lien Intercreditor Agreement(s) or Junior Lien Equal Priority Intercreditor Agreement that may be executed from time to time.

“Interest Coverage Ratio” means, with respect to any Test Period, the ratio of (a) Consolidated EBITDA of the Initial USD Borrower and its Subsidiaries for such Test Period to (b) (i) Consolidated Interest Expense or (ii) solely for the purposes of determining the Interest Coverage Ratio in connection with Indebtedness permitted to be incurred pursuant to Section 7.02, the proceeds of which are substantially concurrently used by the Initial USD Borrower to redeem or exchange for any outstanding Preferred Stock, Consolidated Cash Interest Expense, in each case, of the Initial USD Borrower and its Subsidiaries for such Test Period, in each case on a pro forma basis with such pro forma adjustments as are appropriate and consistent with Section 1.07.

“Interest Payment Date” means, (a) as to any Loan of any Class (other than a Base Rate Loan or a Loan that bears interest based on Adjusted Daily Simple SOFR), the last day of each Interest Period applicable to such Loan and the applicable Maturity Date of the Loans of such Class; provided that if any Interest Period for a Term Benchmark Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; (b) as to any Base Rate Loan of any Class, the last Business Day of each March, June, September and December and the applicable Maturity Date of the Loans of such Class; and (c) as to any Loan that bears interest based on Adjusted Daily Simple SOFR, each date that is on the numerically corresponding day in each calendar month that is one month after the Borrowing of such Loan (or, if there is no numerically corresponding day in such month, the last day of such month) and the applicable Maturity Date.

“Interest Period” means, as to each Term Benchmark Loan, the period commencing on the date such Term Benchmark Loan is disbursed or converted to or continued as a Term Benchmark Loan and ending on the date one, three or six months thereafter, as selected by any Borrower in its Committed Loan Notice; provided that:

(1) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the immediately preceding Business Day;

(2) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period;

(3) no Interest Period shall extend beyond the applicable Maturity Date for the Class of Loans of which such Term Benchmark Loan is a part; and

(4) no tenor that has been removed from this definition pursuant to Section 3.03(5) shall be available for specification in such Committed Loan Notice.

~~“Investment Agreement” means, collectively, (i) the Investment Agreement between TPG Growth III Sidewall, L.P. and the Initial USD Borrower dated as of March 22, 2017 and (ii) the Certificate of Designations as defined and referred to therein, in each case, as amended, restated or otherwise modified from time to time in a manner not materially adverse to the Administrative Agent and the Lenders.~~

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s or BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency selected by the Initial USD Borrower.

“Investment Grade Securities” means:

(1) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Cash Equivalents);

(2) debt securities or debt instruments with an Investment Grade Rating, but excluding any debt securities or debt instruments constituting loans or advances among the Initial USD Borrower and its Subsidiaries;

(3) investments in any fund that invests substantially all of its assets in investments of the type described in clauses (1) and (2) of this definition which fund may also hold immaterial amounts of cash pending investment or distribution; and

(4) corresponding instruments in countries other than the United States customarily utilized for high quality investments.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, credit card and debit card receivables, trade credit, advances to customers, commission, travel and similar advances to employees, directors, officers, members of management, consultants and independent contractors, in each case made in the ordinary course of business or consistent with industry practice), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person.

The amount of any Investment outstanding at any time will be the original cost of such Investment, reduced by any dividend, distribution, interest payment, return of capital, repayment or other amount received in cash by the Initial USD Borrower or a Subsidiary in respect of such Investment.

“Investor” means ~~TPG Capital, L.P. and any of its~~each of Oaktree, Eldridge, TCW, Blue Torch, Arini and any of their Affiliates and/or any funds or partnership managed or advised by any ~~of TPG Capital, L.P.~~such entity or any of its Affiliates ~~but not including, however, any portfolio company of any of the foregoing and any of its permitted assignees under the Investment Agreement~~.

“IP Rights” has the meaning specified in Section 5.15.

“IRS” means Internal Revenue Service of the United States.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

“Issuing Bank” means each USD Issuing Bank and Euro Issuing Bank.

“Issuing Bank Document” means with respect to any Letter of Credit, the L/C Application, and any other document, agreement and instrument entered into by any Issuing Bank and any Borrower (or any of its Subsidiaries) or in favor of such Issuing Bank and relating to such Letter of Credit.

“Junior Debt Condition” means, as of any date of determination, that (a) the Secured Net Leverage Ratio for the Test Period most recently ended, on a pro forma basis, does not exceed 2.00 to 1.00 and (b) the aggregate principal amount of all outstanding Secured Indebtedness would not be greater than $350 million.

“Junior Lien Debt” has the meaning specified in clause (39) of the definition of Permitted Liens.

“Junior Lien Equal Priority Intercreditor Agreement” means, to the extent executed in connection with the incurrence of Indebtedness secured by Liens on the Collateral which are intended to rank junior in priority to the Liens on the Collateral securing the First Lien Obligations under this Agreement and junior or equal in priority to Liens on the Collateral securing Junior Lien Debt, at the option of the Initial USD Borrower and the Administrative Agent acting together in good faith, a customary intercreditor agreement in form and substance reasonably acceptable to the Administrative Agent and the Initial USD Borrower, which agreement shall provide that the Liens on the Collateral securing such Indebtedness shall rank equal in priority or junior to the Liens on the Collateral securing Junior Lien Debt permitted under this Agreement and shall rank junior in priority to the Liens on the Collateral securing First Lien Obligations under this Agreement, in each case with such modifications thereto as the Administrative Agent and the Initial USD Borrower may agree.

“Junior Lien Intercreditor Agreement” means, to the extent executed in connection with the incurrence of Indebtedness secured by Liens on the Collateral which are intended to rank junior in priority to the Liens on the Collateral securing the First Lien Obligations under this Agreement, at the option of the Initial USD Borrower and the Administrative Agent acting together in good faith, either (a) an intercreditor agreement substantially in the form of Exhibit G-2 or (b) a customary intercreditor agreement in form and substance reasonably acceptable to the Administrative Agent and the Initial USD Borrower, which agreement shall provide that the Liens on the Collateral securing such Indebtedness shall rank junior to the Lien on the Collateral securing the First Lien Obligations under this Agreement, in each case with such modifications thereto as the Administrative Agent and the Initial USD Borrower may agree.

“Junior Secured Condition” means, as of any date of determination, that the Secured Net Leverage Ratio for the Test Period most recently ended, on a pro forma basis, does not exceed 3.00 to 1.00.

“L/C Advance” means, with respect to each Revolving Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Applicable Percentage.

“L/C Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the relevant Issuing Bank.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed prior to the Honor Date or refinanced as a Revolving Borrowing.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.

“L/C Expiration Date” means, as to any Class of Revolving Commitments, the day that is five (5) Business Days prior to the scheduled Maturity Date then in effect for such Class of Revolving Commitments (or, if such day is not a Business Day, the next preceding Business Day).

“L/C Obligations” means, collectively, as at any date of determination, (x) the aggregate amount available to be drawn under all outstanding USD Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings, under USD Letters of Credit (the “USD L/C Obligations”) and (y) the aggregate amount available to be drawn under all outstanding Euro Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings, under Euro Letters of Credit (the “Euro L/C Obligations”). For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be the stated amount thereof in effect at such time. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Latest Maturity Date” means, at any date of determination, the latest maturity or expiration date applicable to any Loan or Commitment hereunder at such time, including the latest maturity or expiration date of any Incremental Revolving Commitment, Other Loan, any Other Revolving Commitments, or any Extended Revolving Commitment, in each case as extended in accordance with this Agreement from time to time.

“Laws” means, collectively, all international, foreign, federal, state and local laws (including common law), statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities and executive orders, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority.

“Legal Holiday” means Saturday, Sunday or a day on which commercial banking institutions are not required to be open in the State of New York or at the place of payment.

“Lender” has the meaning specified in the introductory paragraph to this Agreement and, as context requires (including for purposes of the definition of “Secured Parties”), includes any Issuing Bank and its successors and assigns as permitted hereunder, each of which is referred to herein as a “Lender.” For the avoidance of doubt, each Additional Lender is a Lender to the extent any such Person has executed and delivered a Refinancing Amendment or an Incremental Amendment, and to the extent such Refinancing Amendment or Incremental Amendment shall have become effective in accordance with the terms hereof and thereof, and each Extending Lender shall continue to be a Lender. As of the Closing Date, Schedule 2.01 sets forth the name of each Lender. Notwithstanding the foregoing, no Disqualified Institution that purports to become a Lender hereunder (notwithstanding the provisions of this Agreement that prohibit Disqualified Institutions from becoming Lenders) without the Initial USD Borrower’s written consent shall be entitled to any of the rights or privileges enjoyed by the other Lenders with respect to voting, information and lender meetings; provided that the Loans of any such Disqualified Institution shall not be excluded for purposes of making a determination of Required Lenders if the action in question affects such Disqualified Institution in a disproportionately adverse manner than its effect on the other Lenders; provided, further, that if any assignment or participation is made to any Disqualified Institution without the Initial USD Borrower’s prior written consent in violation of clause (v) of Section 10.07(b) the Initial USD Borrower may, at its sole expense and effort, upon notice to the applicable Disqualified Institution and the Administrative Agent, (A) terminate any Revolving Commitment of such Disqualified Institution and repay all obligations of the Borrowers owing to such Disqualified Institution in connection with such Revolving Commitment, and/or (B) require such Disqualified Institution to assign, without recourse (in accordance with and subject to the restrictions contained in Section 10.07), all of its interest, rights and obligations under this Agreement to one or more Eligible Assignees at the lesser of (x) the principal amount thereof and (y) the amount that such Disqualified Institution paid to acquire such interests, rights and obligations, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder.

“Lender-Related Distress Event” means, with respect to any Lender or any direct or indirect parent company of such Lender (each, a “Distressed Person”), (a) that such Distressed Person is or becomes subject to a voluntary or involuntary case under any Debtor Relief Law, (b) a custodian, conservator, receiver, or similar official is appointed for such Distressed Person or any substantial part of such Distressed Person’s assets, (c) such Distressed Person is subject to a forced liquidation, makes a general assignment for the benefit of creditors or is otherwise adjudicated as, or determined by any Governmental Authority having regulatory authority over such Distressed Person or its assets to be, insolvent or bankrupt or (d) that such Distressed Person becomes the subject of a Bail-in Action; provided that a Lender-Related Distress Event shall not be deemed to have occurred solely by virtue of the ownership or acquisition of any Equity Interests in any Lender or any direct or indirect parent company of a Lender by a Governmental Authority or an instrumentality thereof so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Initial USD Borrower and the Administrative Agent.

“Letter of Credit” means any letter of credit issued hereunder; provided that, for the avoidance of doubt, from and after the Initial Availability Date, the Existing Letters of Credit shall be deemed to be issued pursuant to this Agreement. A Letter of Credit may be a commercial letter of credit or a standby letter of credit; provided, however, the any commercial letter of credit hereunder shall provide solely for cash payment upon presentation of a sight draft.

“Lien” means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, land charge, charge, assignment or transfer for security purposes, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other (extended) title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event will an operating lease be deemed to constitute a Lien.

“Limited Condition Transactions” means any (1) Permitted Acquisition or other investment permitted hereunder by the Initial USD Borrower or one or more of its Subsidiaries whose consummation is not conditioned on the availability of, or on obtaining, third-party financing and (2) any redemption, repurchase, defeasance, satisfaction and discharge or repayment of Indebtedness requiring irrevocable notice in advance of such redemption, repurchase, defeasance, satisfaction and discharge or repayment.

“Liquidity” means, as of any date of determination, (a) the sum as of such date of (x) the aggregate amount of Revolving Commitments (including revolving commitments in respect of any Permitted Euro Revolving Indebtedness) minus (y) the aggregate principal amount of the Revolving Loans (including revolving loans in respect of any Permitted Euro Revolving Indebtedness) and L/C Borrowings (including L/C Borrowings in respect of any Permitted Euro Revolving Indebtedness), plus (b) unrestricted cash and Cash Equivalents of the Initial USD Borrower and its Subsidiaries.

“Loan” means a Revolving Loan.

“Loan Documents” means, collectively, (a) this Agreement, (b) the Notes, (c) any Refinancing Amendment, Incremental Amendment or Extension Amendment, (d) the Guaranty, (e) the Collateral Documents, (f) the Intercreditor Agreements and (g) each L/C Application.

“Loan Increase” means a Revolving Commitment Increase.

“Loan Parties” means, collectively, (a) the Borrowers and (b) each Guarantor.

“Margin Stock” has the meaning set forth in Regulation U of the Board of Governors of the United States Federal Reserve System, or any successor thereto.

“Material Adverse Effect” means any event, circumstance or condition that has had a materially adverse effect on (a) the business, operations, assets or financial condition of the Borrowers and their Subsidiaries, taken as a whole, (b) the ability of the Loan Parties (taken as a whole) to perform their payment obligations under the Loan Documents or (c) the rights and remedies of the Lenders, the Collateral Agent or the Administrative Agent under the Loan Documents.

“Material Asset” means any intellectual property or other asset of the Initial USD Borrower and its Subsidiaries that is included in the Collateral and that is material to the business of the Initial USD Borrower and its Subsidiaries (taken as a whole), as determined by the Borrower in good faith.

“Material Real Property” means any fee-owned real property owned by any Loan Party with a fair market value in excess of $10.0 million, on the Closing Date (if owned by a Loan Party on the Closing Date) or at the time of acquisition (if acquired by a Loan Party after the Closing Date); provided that for the avoidance of doubt, Material Real Property will not include any Excluded Assets (excluding for this purpose clause (i) of the definition of “Excluded Assets”); provided further that Material Real Property shall include any Material Real Property (as defined in the Term Loan Credit Agreement).

“Material Subsidiary” means, as of the Closing Date and thereafter at any date of determination, each Subsidiary of the Initial USD Borrower (a) whose Total Assets at the last day of the most recent Test Period (when taken together with the Total Assets of the Subsidiaries of such Subsidiary at the last day of the most recent Test Period) were equal to or greater than 5.0% of Total Assets of ~~the Initial USD Borrower~~Holdings and the Subsidiaries at such date or (b) whose gross revenues for such Test Period (when taken together with the gross revenues of the Subsidiaries of such Subsidiary for such Test Period) were equal to or greater than 5.0% of the consolidated gross revenues of ~~the Initial USD Borrower~~Holdings and the Subsidiaries for such Test Period, in each case determined in accordance with GAAP; provided that if at any time and from time to time after the date which is 30 days after the Closing Date (or such longer period as the Administrative Agent may agree in its reasonable discretion), Subsidiaries that are not Guarantors solely because they do not meet the thresholds set forth in the preceding clause (a) or (b) when combined with Subsidiaries the equity interests of which are Excluded Assets solely because they do not meet the thresholds set forth in the preceding clause (a) or (b) comprise in the aggregate more than (when taken together with the Total Assets of the Subsidiaries of such Subsidiaries at the last day of the most recent Test Period) 7.5% of Total Assets of ~~the Initial USD Borrower~~Holdings and the Subsidiaries as of the last day of the most recent Test Period or more than (when taken together with the gross revenues of the Subsidiaries of such Subsidiaries for such Test Period) 7.5% of the consolidated gross revenues of ~~the Initial USD Borrower~~Holdings and the Subsidiaries for such Test Period, then the Initial USD Borrower shall, not later than sixty (60) days after the date by which financial statements for such Test Period were required to be delivered pursuant to this Agreement (or such longer period as the Administrative Agent may agree in its reasonable discretion), (i) designate in writing to the Administrative Agent one or more Subsidiaries as “Material Subsidiaries” to the extent required such that the foregoing condition ceases to be true and (ii) comply with the provisions of Section 6.11 with respect to any such Subsidiaries (to the extent applicable). At all times prior to the delivery of the aforementioned financial statements, such determinations shall be made by the Borrower in good faith based on the financial statements most recently delivered to the Administrative Agent in accordance with Section 4.01(2) and Section 6.01(1).

“Maturity Date” means (i) with respect to the USD Revolving Facility and the Euro Revolving Facility, to the extent not extended pursuant to Section 2.16, ~~the fifth anniversary of the Closing Date~~June 30, 2026, (ii) with respect to any Class of Extended Revolving Commitments, the final maturity date as specified in the applicable Extension Amendment and (iii) with respect to any Other Revolving Commitments, the final maturity date as specified in the applicable Refinancing Amendment; provided, in each case, that if such day is not a Business Day, the applicable Maturity Date shall be the Business Day immediately succeeding such day.

“Maximum Rate” has the meaning specified in Section 10.11.

“Mexican Pesos” means the lawful currency of Mexico.

“Mexico” means the United Mexican States.

“Mexican Subsidiaries” means any direct or indirect Subsidiary of the Initial USD Borrower that is incorporated or organized under the laws of Mexico.

“MFN Provision” has the meaning specified in the definition of Permitted Euro Revolving Indebtedness.

“Milestones” has the meaning specified in Section 6.17.

“Monthly Factoring Report” means a report substantially in the form of Exhibit N.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Mortgage Policies” has the meaning specified in Section 6.11(2)(b)(ii).

“Mortgaged Properties” has the meaning specified in paragraph (5) of the definition of “Collateral and Guarantee Requirement.”

“Mortgages” means collectively, the deeds of trust, trust deeds, hypothecs, deeds to secure debt and mortgages made by the Loan Parties in favor or for the benefit of the Collateral Agent for the benefit of the Secured Parties in form and substance reasonably satisfactory to the Collateral Agent, including such modifications as may be required by local laws, pursuant to Section 6.13(2) and any other deeds of trust, trust deeds, hypothecs, deeds to secure debt or mortgages executed and delivered pursuant to Section 6.11.

“Multiemployer Plan” means any multiemployer plan as defined in Section 4001(a)(3) of ERISA and subject to Title IV of ERISA, to which any Loan Party or any of their respective ERISA Affiliates makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.

“Net Proceeds” means with respect to the incurrence or issuance of any Indebtedness by ~~the Initial USD Borrower~~Holdings or any Subsidiary, any Permitted Equity Issuance by ~~the Initial USD Borrower~~Holdings or any contribution to the common equity capital of ~~the Initial USD Borrower~~Holdings, the excess, if any, of (i) the sum of the cash and Cash Equivalents received in connection with such incurrence or issuance over (ii) all taxes paid or reasonably estimated to be payable, and all fees (including investment banking fees, attorneys’ fees, accountants’ fees, underwriting fees and discounts), commissions, costs and other out-of-pocket expenses and other customary expenses incurred, in each case by ~~the Initial USD Borrower~~Holdings or such Subsidiary in connection with such incurrence or issuance.

“Non-Consenting Lender” has the meaning specified in Section 3.07.

“Non-Defaulting Lender” means, at any time, a Lender that is not a Defaulting Lender.

“Non-Euro Collateral” means, at any time, the Collateral (other than the Euro Collateral).

“Non-Excluded Taxes” means all Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document.

“Non-Extension Notice Date” has the meaning specified in Section 2.03(2)(c).

“Non-Lender Cash Management Counterparty” has the meaning specified in the definition of “Secured Cash Management Agreement”.

“Non-Lender Hedge Counterparty” has the meaning specified in the definition of “Secured Hedge Agreement”.

“Non-Recourse Indebtedness” means Indebtedness that is non-recourse to the Initial USD Borrower and the Guarantors.

“Notice of Intent to Cure” has the meaning specified in Section 8.04.

“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.

“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates as so determined be less than the Floor, such rate shall be deemed to be the Floor for purposes of this Agreement.

“Obligations” means all

(1) advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document (including Erroneous Payment Subrogation Rights) or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest, fees and other amounts that accrue after the commencement by or against any Loan Party of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest, fees and other amounts are allowed claims in such proceeding,

(2) Secured Hedge Obligations under each Secured Hedge Agreement, and

(3) Cash Management Obligations under each Secured Cash Management Agreement.

Without limiting the generality of the foregoing, the Obligations of the Loan Parties under the Loan Documents (and any of their Subsidiaries to the extent they have obligations under the Loan Documents) include the obligation (including guarantee obligations) to pay principal, interest, reimbursement obligations, charges, expenses, fees (including Letter of Credit fees), Attorney Costs, indemnities and other amounts payable by any Loan Party under any Loan Document.

Notwithstanding the foregoing, (a) unless otherwise agreed to by the Initial USD Borrower and any applicable Hedge Bank or Cash Management Bank, the obligations of the Initial USD Borrower or any Subsidiary under any Secured Hedge Agreement and under any Secured Cash Management Agreement shall be secured and guaranteed pursuant to the Collateral Documents and the Guaranty only to the extent that, and for so long as, the other Obligations are so secured and guaranteed, and (b) any release of Collateral or Guarantors effected in the manner permitted by this Agreement and any other Loan Document shall not require the consent of the holders of Hedging Obligations under Secured Hedge Agreements or of the holders of Cash Management Obligations under Secured Cash Management Agreements.

“OFAC” has the meaning specified in Section 5.17.

“Officer’s Certificate” means a certificate signed on behalf of a Person by a Responsible Officer of such Person.

“OID” means original issue discount.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Administrative Agent. Counsel may be an employee of or counsel to the Initial USD Borrower or the Administrative Agent.

“ordinary course of business” means activity conducted in the ordinary course of business of the Initial USD Borrower and any Subsidiary.

“Organizational Documents” means

(1) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction);

(2) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement;

(3) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity;

(4) with respect to any Loan Party incorporated in the Netherlands, an up-to-date extract of the chamber of commerce;

(5) with respect to any Loan Party incorporated in Germany, up-to-date commercial register extract (Handelsregisterauszug) from the commercial register (Handelsregister), the articles of association (Satzung), the list of shareholders (Gesellschafterliste) (if applicable) and the by-laws (if any); and

(6) with respect to any Loan Party incorporated in Mexico, means a copy of the articles of incorporation (acta constitutiva) and current by-laws (estatutos sociales vigentes).

“Original Term Loan Credit Agreement” has the meaning specified in the preliminary statements to this Agreement.

“Other Commitments” means Other Revolving Commitments.

“Other Loans” means one or more Classes of Other Revolving Loans that result from a Refinancing Amendment.

“Other Revolving Commitments” means one or more Classes of Revolving Commitments hereunder that result from a Refinancing Amendment.

“Other Revolving Loans” means one or more Classes of Revolving Loans that result from a Refinancing Amendment.

“Other Taxes” means all present or future stamp or documentary Taxes, intangible, recording, filing, excise (that is not based on net income), property or similar Taxes arising from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any Taxes that are imposed with respect to an assignment (other than an assignment made pursuant to Section 3.07(a)).

“Outstanding Amount” means (a) with respect to USD Revolving Loans and/or Euro Revolving Loans, as applicable, on any date, the outstanding principal amount thereof (or the Dollar Equivalent thereof, if an Alternative Currency Loan) after giving effect to any borrowings and prepayments or repayments of Revolving Loans (including any refinancing of outstanding Unreimbursed Amounts under Letters of Credit or L/C Credit Extensions as a Revolving Borrowing), as the case may be, occurring on such date; and (b) with respect to any USD L/C Obligations and/or Euro L/C Obligations, as applicable, on any date, the outstanding principal amount thereof on such date after giving effect to any related L/C Credit Extension occurring on such date and any other changes thereto as of such date, including as a result of any reimbursements of outstanding Unreimbursed Amounts under related Letters of Credit (including any refinancing of outstanding Unreimbursed Amounts under related Letters of Credit or related L/C Credit Extensions as a Revolving Borrowing) or any reductions in the maximum amount available for drawing under related Letters of Credit taking effect on such date.

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight eurodollar transactions denominated in Dollars by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.

“Overnight Rate” means, for any day, (a) with respect to any amount denominated in Dollars, the NYFRB Rate and (b) with respect to any amount denominated in an Alternative Currency, an overnight rate determined by the Administrative Agent or the Issuing Banks, as the case may be, in accordance with banking industry rules on interbank compensation.

“Pari Passu Lien Debt” has the meaning specified in clause (39) of the definition of “Permitted Liens.”

“Participant” has the meaning specified in Section 10.07(d).

“Participant Register” has the meaning specified in Section 10.07(e).

“Participating Dividends” has the meaning specified in the Investment Agreement.

“Participating Lender” has the meaning specified in Section 2.05(1)(e)(F).

“Participating Member State” shall mean each state as described in any EMU Legislation.

“Payment Recipient” has the meaning assigned to it in Section 9.10(1).

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by any Loan Party or any of their respective ERISA Affiliates or to which any Loan Party or any of their respective ERISA Affiliates contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time in the preceding five plan years.

“Perfection Certificate” has the meaning specified in the Security Agreement.

“Permitted Acquisition” has the meaning specified in clause (3) of the definition of “Permitted Investments.”

“Permitted Asset Swap” means the substantially concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets and cash or Cash Equivalents between the Initial USD Borrower or any Subsidiary of the Initial USD Borrower and another Person.

“Permitted Equal Priority Refinancing Debt” means any secured Indebtedness incurred by the Initial USD Borrower and/or any Guarantor in the form of one or more series of senior secured notes, bonds or debentures or first lien secured loans (and, if applicable, any Registered Equivalent Notes issued in exchange therefor); provided that (i) such Indebtedness is secured by Liens on all or a portion of the Collateral on a basis that is equal in priority to the Liens on the Collateral securing the First Lien Obligations under this Agreement (but without regard to the control of remedies) and is not secured by any property or assets other than the Collateral, (ii) such Indebtedness satisfies the applicable requirements set forth in the provisos to the definition of “Credit Agreement Refinancing Indebtedness,” (iii) such Indebtedness is not at any time guaranteed by any Person other than the Guarantors and (iv) the applicable Loan Parties, the holders of such Indebtedness (or their Debt Representative) and the Administrative Agent and/or Collateral Agent shall be party to an Equal Priority Intercreditor Agreement providing that the Liens on the Collateral securing such obligations shall rank equal in priority to the Liens on the Collateral securing the First Lien Obligations under this Agreement (but without regard to the control of remedies).

“Permitted Equity Issuance” means any sale or issuance of any Qualified Equity Interests of ~~the Initial USD Borrower~~Holdings.

“Permitted Euro Revolving Indebtedness” means Indebtedness incurred by any Borrower and/or any Guarantor in the form of revolving indebtedness that will be secured by Liens on the Collateral on an equal priority (but without regard to the control of remedies) basis with the Liens on Collateral securing the First Lien Obligations under this Agreement, and that are made in lieu of Incremental Commitments; provided that:

(i) to the extent that such Indebtedness (x) includes a financial maintenance covenant that is not included in Section 7.12, such covenant shall be automatically be deemed incorporated into this Agreement and (y) (1) is issued within 12 months of the Closing Date and (2) has an All-In Yield more than 0.75% higher than the corresponding All-In Yield applicable to the USD Revolving Loans, the All-In Yield with respect to the USD Revolving Loans shall be adjusted to be equal to the All-In Yield with respect to such Indebtedness, minus, 0.75% (the “MFN Provision”);

(ii) the aggregate principal amount of commitments in respect of Permitted Euro Revolving Indebtedness incurred on or after the Amendment No. 2 Effective Date shall not exceed $0;

(iii) such Permitted Euro Revolving Indebtedness shall not be subject to any Guarantee by any Person other than a Loan Party;

(iv) the obligations in respect thereof shall not be secured by any Lien on any asset of any Person other than any asset constituting Collateral;

(v) such Permitted Euro Revolving Indebtedness shall be subject to an Equal Priority Intercreditor Agreement and may, to the extent designated by the Initial USD Borrower in accordance with the terms of the Equal Priority Intercreditor Agreement, constitute “First-Out Debt” and/or “Designated Euro First-Out Debt” thereunder;

(vi) such Permitted Euro Revolving Indebtedness shall not mature earlier than the Maturity Date with respect to the USD Revolving Facility or the Euro Revolving Facility;

(vii) after giving effect to such Permitted Euro Revolving Indebtedness, the aggregate principal amount of all “First-Out Debt” (as such term (or similar term) is defined in the Equal Priority Intercreditor Agreement) (including such Permitted Euro Revolving Indebtedness and deeming all commitments in respect of the Permitted Euro Revolving Indebtedness and all other commitments in respect of “First-Out Debt” (as such term (or similar term) is defined in the Equal Priority Intercreditor Agreement) as being fully drawn) shall not exceed the “First-Out Cap” (as such term (or similar term) is defined in the Equal Priority Intercreditor Agreement);

(viii) any incurrence of commitments in respect of Permitted Euro Revolving Indebtedness shall be in an amount not less than $15.0 million (or the Dollar Equivalent thereof); and

(ix) no Event of Default shall exist after giving effect to such Incremental Commitments; provided that, with respect to any Permitted Euro Revolving Indebtedness the primary purpose of which is to finance an acquisition or other Investment permitted by this Agreement that is not conditioned upon obtaining third-party financing, the requirement pursuant to this clause (ix) shall be that no Event of Default under Section 8.01(1) or Section 8.01(6) shall exist after giving effect to such Permitted Euro Revolving Indebtedness;

(x) no Euro Revolving Commitments that do not constitute Designated Euro Commitments shall have been provided hereunder on or prior to such date; and

(xi) no commitments in respect of Permitted Euro Revolving Indebtedness may be incurred or established on or after the date that is two years after the Closing Date.

“Permitted Holder” means any of the Investors.

“Permitted Indebtedness” means Indebtedness permitted to be incurred in accordance with Section 7.02.

“Permitted Investments” means:

(1) any Investment in the Initial USD Borrower or any Guarantor (other than Holdings);

(2) any Investment(s) in Cash Equivalents or Investment Grade Securities and Investments that were Cash Equivalents or Investment Grade Securities when made;

(3) (a) any Investment by the Initial USD Borrower or any Guarantor (other than Holdings) in any Person that is engaged (directly or through entities that will be Subsidiaries) in a Similar Business, or in a business unit, line of business or division of such Person, if as a result of such Investment (i) such Person becomes a Guarantor or (ii) such Person, in one transaction or a series of related transactions, is amalgamated, merged or consolidated with or into, or transfers or conveys substantially all of its assets or assets constituting a business unit, a line of business or a division of such Person, to, or is liquidated into, the Initial USD Borrower or a Guarantor (a “Permitted Acquisition”); provided that immediately after giving pro forma effect to any such Investment, no Event of Default will have occurred and be continuing; and

(b) any Investment held by such Person described in the preceding clause (a); provided that such Investment was not acquired by such Person in contemplation of such acquisition, merger, amalgamation, consolidation, transfer or conveyance;

(4) any Investment in securities or other assets not constituting Cash Equivalents or Investment Grade Securities and received in connection with an Asset Sale made in accordance with Section 7.04 or any other disposition of assets not constituting an Asset Sale;

(5) any Investment existing on the Closing Date or made pursuant to binding commitments in effect on the Closing Date, in each of the foregoing cases with respect to any such Investment or binding commitment in effect on the Closing Date in excess of $5.0 million, as set forth on Schedule 7.05, or an Investment consisting of any extension, modification, replacement, renewal or reinvestment of any Investment or binding commitment existing on the Closing Date; provided that the amount of any such Investment or binding commitment may be increased only (a) as required by the terms of such Investment or binding commitment as in existence on the Closing Date (including as a result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities) or (b) as otherwise permitted hereunder;

(6) any Investment acquired by the Initial USD Borrower or any of its Subsidiaries:

(a) in exchange for any other Investment, accounts receivable or indorsements for collection or deposit held by the Initial USD Borrower or any of its Subsidiaries in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of, or settlement of delinquent accounts and disputes with or judgments against, the issuer of such other Investment or accounts receivable (including any trade creditor or customer);

(b) in satisfaction of judgments against other Persons;

(c) as a result of a foreclosure by the Initial USD Borrower or any of its Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default; or

(d) as a result of the settlement, compromise or resolution of (i) litigation, arbitration or other disputes or (ii) obligations of trade creditors or customers that were incurred in the ordinary course of business or consistent with industry practice of the Initial USD Borrower or of its Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer;

(7) Hedging Obligations permitted under Section 7.02(b)(10);

(8) [reserved];

(9) [reserved];

(10) (a) guarantees of Indebtedness permitted under Section 7.02, performance guarantees and Contingent Obligations incurred in the ordinary course of business or consistent with industry practice, and (b) the creation of Liens on the assets of the Initial USD Borrower or any of its Subsidiaries in compliance with Section 7.01;

(11) any transaction to the extent it constitutes an Investment that is permitted by and made in accordance with the provisions of Section 7.07(b) (except transactions described in clauses (2), (5), (6), (7), (9), (10), (14), or (25) of such Section);

(12) Investments consisting of purchases and acquisitions of inventory, supplies, material, services, equipment or similar assets or the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;

(13) Investments, taken together with all other Investments made pursuant to this clause (13) that are at that time outstanding, not to exceed (as of the date such Investment is made) $25.0 million (calculated on a pro forma basis); provided that, Investments made pursuant to this clause (13) shall not exceed $10.0 million in the aggregate per fiscal year, with unused amounts in each fiscal year being carried forward to each succeeding fiscal year; provided further, that, for the avoidance of doubt, Investments made pursuant to this clause (13) shall not exceed $25.0 million in the aggregate during the term of this Agreement;

(14) Investments in or relating to a Securitization Subsidiary that, in the good faith determination of the Initial USD Borrower, are necessary or advisable to effect any Qualified Securitization Facility permitted under this Agreement (including distributions or payments of Securitization Fees) or any repurchase obligation in connection therewith (including the contribution or lending of Cash Equivalents to Subsidiaries to finance the purchase of such assets from the Initial USD Borrower or any of its Subsidiaries or to otherwise fund required reserves);

(15) loans and advances to, or guarantees of Indebtedness of, officers, directors, employees, consultants, independent contractors and members of management not in excess of $5.0 million outstanding at any one time, in the aggregate;

(16) loans and advances to employees, directors, officers, members of management, independent contractors and consultants for business-related travel expenses, moving expenses, payroll advances and other similar expenses or payroll expenses, in each case incurred in the ordinary course of business or consistent with past practice or consistent with industry practice;

(17) advances, loans or extensions of trade credit or prepayments to suppliers or loans or advances made to distributors, in each case, in the ordinary course of business or consistent with past practice or consistent with industry practice by the Initial USD Borrower or any of its Subsidiaries;

(18) [reserved];

(19) Investments consisting of purchases and acquisitions of assets or services in the ordinary course of business or consistent with industry practice;

(20) Investments made in the ordinary course of business or consistent with industry practice in connection with obtaining, maintaining or renewing client contracts and loans or advances made to distributors;

(21) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers compensation, performance and similar deposits entered into as a result of the operations of the business in the ordinary course of business or consistent with industry practice;

(22) [reserved];

(23) Investments in non-Loan Parties, taken together with all other Investments made pursuant to this clause (23) that are at that time outstanding not to exceed (as of the date such Investment is made) $10.0 million;

(24) Investments in the ordinary course of business or consistent with industry practice consisting of Uniform Commercial Code Article 3 endorsements for collection or deposit and Article 4 customary trade arrangements with customers;

(25) any Investment by any Captive Insurance Subsidiary in connection with its provision of insurance to the Initial USD Borrower or any of its Subsidiaries, which Investment is made in the ordinary course of business or consistent with industry practice of such Captive Insurance Subsidiary, or by reason of applicable Law, rule, regulation or order, or that is required or approved by any regulatory authority having jurisdiction over such Captive Insurance Subsidiary or its business, as applicable;

(26) Investments made as part of, to effect or resulting from the Transactions;

(27) Investments of assets relating to non-qualified deferred payment plans in the ordinary course of business or consistent with industry practice;

(28) intercompany current liabilities owed to non-Loan Parties incurred in the ordinary course of business or consistent with industry practice in connection with the cash management operations of the Initial USD Borrower and its Subsidiaries;

(29) [reserved]

(30) Investments constituting promissory notes or other non-cash proceeds of dispositions of assets to the extent permitted under Section 7.04;

(31) Investments resulting from pledges and deposits permitted pursuant to the definition of “Permitted Liens”;

(32) [reserved]; and

(33) any other Investments if on a pro forma basis after giving effect to such Investment, the Secured Net Leverage Ratio would be equal to or less than 2.50 to 1.00 as of the last day of the Test Period most recently ended; provided, that any Investments made pursuant to this clause (33), other than Investments in (i)

non-Loan Parties or (ii) joint ventures or minority Equity Interests to the extent the pledge of such joint venture or minority Equity Interests is prohibited by the governing documents thereof, shall, to the extent required by the Administrative Agent in its sole discretion, constitute Collateral and be in jurisdictions in which a security interest can be granted to the Administrative Agent for the benefit of the Secured Parties.

“Permitted Junior Priority Refinancing Debt” means secured Indebtedness incurred by the Borrowers and/or any Guarantor in the form of one or more series of junior lien secured notes, bonds or debentures or junior lien secured loans (and, if applicable, any Registered Equivalent Notes issued in exchange therefor); provided that (i) such Indebtedness is secured by a Lien on all or a portion of the Collateral on a junior priority basis to the Liens on Collateral securing the First Lien Obligations under this Agreement and is not secured by any property or assets other than the Collateral, (ii) such Indebtedness satisfies the applicable requirements set forth in the provisos in the definition of “Credit Agreement Refinancing Indebtedness,” (iii) the holders of such Indebtedness (or their Debt Representative) and the Administrative Agent and/or the Collateral Agent shall be party to a Junior Lien Intercreditor Agreement providing that the Liens on Collateral securing such obligations shall rank junior to the Liens on Collateral securing the First Lien Obligations under this Agreement, and (iv) such Indebtedness is not at any time guaranteed by any Person other than the Guarantors.

“Permitted Liens” means, with respect to any Person:

(1) Liens created pursuant to any Loan Document;

(2) Liens, pledges or deposits made in connection with:

(a) workers’ compensation laws, unemployment insurance, health, disability or employee benefits or other social security laws or similar legislation or regulations,

(b) insurance-related obligations (including in respect of deductibles, self-insured retention amounts and premiums and adjustments thereto) or indemnification obligations of (including obligations in respect of letters of credit, bank guarantees or similar documents or instruments for the benefit of) insurance carriers providing property, casualty or liability insurance or otherwise supporting the payment of items set forth in the foregoing clause (a) or

(c) bids, tenders, contracts, statutory obligations, surety, indemnity, warranty, release, appeal or similar bonds, or with regard to other regulatory requirements, completion guarantees, stay, customs and appeal bonds, performance bonds, bankers’ acceptance facilities, and other obligations of like nature (including those to secure health, safety and environmental obligations) (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash, Cash Equivalents or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for the payment of rent, contested taxes or import duties and obligations in respect of letters of credit, bank guarantees or similar instruments that have been posted to support the same, in each case incurred in the ordinary course of business or consistent with industry practice;

(3) Liens imposed by law, such as landlords’, carriers’, warehousemen’s, materialmen’s, repairmen’s, construction, mechanics’ or other similar Liens, landlord Liens specifically created by contract (a) for sums not yet overdue for a period of more than sixty (60) days or, if more than sixty (60) days overdue, are unfiled and no other action has been taken to enforce such Liens or (b) being contested in good faith by appropriate actions or other Liens arising out of or securing judgments or awards against such Person with respect to which such Person will then be proceeding with an appeal or other proceedings for review if such Liens are adequately bonded or adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP, or landlord’s pledge (Vermieterpfandrecht) arising by operation of German law under a lease in favor of the relevant third party landlord;

(4) Liens for taxes, assessments or other governmental charges not yet overdue for a period of more than thirty (30) days or not yet payable or not subject to penalties for nonpayment or which are being contested in good faith by appropriate actions if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(5) Liens in favor of issuers of performance, surety, bid, indemnity, warranty, release, appeal or similar bonds, instruments or obligations or with respect to regulatory requirements or letters of credit or bankers acceptance issued, and completion guarantees provided, in each case, pursuant to the request of and for the account of such Person in the ordinary course of its business or consistent with past practice or industry practice;

(6) survey exceptions, encumbrances, ground leases, easements, restrictions, protrusions, encroachments or reservations of, or rights of others for, licenses, rights-of-way, servitudes, sewers, electric lines, drains, telegraph, telephone and cable television lines and other similar purposes, or zoning, building codes or other restrictions (including minor defects or irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties that were not incurred in connection with Indebtedness and that do not in the aggregate materially impair their use in the operation of the business of such Person and exceptions on Mortgage Policies insuring Liens granted on Mortgaged Properties;

(7) Liens securing obligations in respect of Indebtedness, Disqualified Stock or Preferred Stock permitted to be incurred pursuant to clause (4), (6), (13), (15) or (23) of Section 7.02(b) or, with respect to assumed Indebtedness not incurred in contemplation of the relevant acquisition, Disqualified Stock or Preferred Stock only, clause (14) of Section 7.02(b); provided that:

(a) Liens securing obligations relating to any Indebtedness, Disqualified Stock or Preferred Stock permitted to be incurred pursuant to such clause (13) relate only to obligations relating to Refinancing Indebtedness that is secured by Liens on the same assets as the assets securing the Refinanced Debt (as defined in the definition of Refinancing Indebtedness), plus improvements, accessions, proceeds or dividends or distributions in respect thereof and after-acquired property, or serves to refund, refinance, extend, replace, renew or defease Indebtedness, Disqualified Stock or Preferred Stock incurred under clause (4) or (13) of Section 7.02(b);

(b) Liens securing obligations relating to Indebtedness or Disqualified Stock permitted to be incurred pursuant to such clause (23) extend only to the assets of Subsidiaries that are not Guarantors;

(c) Liens securing obligations in respect of Indebtedness, Disqualified Stock or Preferred Stock permitted to be incurred pursuant to such clause (4) extend only to the assets so purchased, replaced, leased or improved and proceeds and products thereof; provided further that individual financings of assets provided by a counterparty may be cross-collateralized to other financings of assets provided by such counterparty;

(d) [reserved]; and

(e) Liens securing obligations in respect of Indebtedness, Disqualified Stock or Preferred Stock permitted to be assumed pursuant to such clause (14) are solely on acquired property or the assets of the acquired entity (other than after acquired property that is (A) affixed or incorporated into the property covered by such Lien, (B) after acquired property subject to a Lien securing such Indebtedness, the terms of which Indebtedness require or include a pledge of after acquired property (it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition) and (C) the proceeds and products thereof).

(8) Liens existing, or provided for under binding contracts existing, on the Closing Date on any asset of the Initial USD Borrower or any of its Subsidiaries (other than any Lien securing obligations under the Existing Credit Agreements) (provided that any such Lien securing obligations in an aggregate amount on the Closing Date in excess of $5.0 million shall be set forth on Schedule 7.01);

(9) Liens on property or shares of stock or other assets of a Person at the time such Person becomes a Subsidiary; provided that such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary;

(10) Liens on property or other assets at the time the Initial USD Borrower or any of its Subsidiaries acquired the property or such other assets, including any acquisition by means of a merger, amalgamation or consolidation with or into the Initial USD Borrower or any of its Subsidiaries (provided that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition, amalgamation, merger or consolidation) and any replacement, extension or renewal of any such Lien (to the extent the Indebtedness and other obligations secured by such replacement, extension or renewal Liens are permitted by this Agreement); provided that such replacement, extension or renewal Liens do not cover any property other than the property that was subject to such Liens prior to such replacement, extension or renewal;

(11) Liens securing obligations in respect of Indebtedness or other obligations of a Subsidiary owing to the Initial USD Borrower or another Subsidiary permitted to be incurred in accordance with Section 7.02;

(12) Liens securing (x) Hedging Obligations and (y) obligations in respect of Cash Management Services;

(13) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s accounts payable or similar obligations in respect of bankers’ acceptances or letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(14) leases, subleases, licenses or sublicenses (or other agreement under which the Initial USD Borrower or any Subsidiary has granted rights to end users to access and use the Initial USD Borrower’s or any of its Subsidiaries’ products, technologies or services) that do not either (a) materially interfere with the business of the Initial USD Borrower and its Subsidiaries, taken as a whole, or (b) secure any Indebtedness;

(15) Liens arising from Uniform Commercial Code (or equivalent statutes) financing statement filings regarding operating leases, consignments or accounts entered into by the Initial USD Borrower and its Subsidiaries in the ordinary course of business or consistent with industry practice or purported Liens evidenced by the filing of precautionary Uniform Commercial Code (or equivalent statutes) financing statements or similar public filings;

(16) Liens in favor of the Borrowers or any Guarantor (other than Holdings);

(17) Liens on equipment or vehicles of the Initial USD Borrower or any of its Subsidiaries granted in the ordinary course of business or consistent with industry practice;

(18) Liens on accounts receivable, Securitization Assets and related assets incurred in connection with a Qualified Securitization Facility and Liens on any receivables and related assets transferred in connection with a Receivables Financing Transaction, including Liens on such receivables and related assets resulting from precautionary UCC filings or from recharacterization or any such sale as a financing or a loan;

(19) Liens to secure any modification, refinancing, refunding, extension, renewal or replacement (or successive modification, refinancing, refunding, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness, Disqualified Stock or Preferred Stock secured by any Lien referred to in clauses (6), (7), (8), (9), (10) or this clause (19) of this definition; provided that: (a) such new Lien will be limited to all or part of the same property that was subject to the original Lien (plus improvements, accessions, proceeds or dividends or distributions in respect thereof and after-acquired property) and (b) the Indebtedness, Disqualified Stock or Preferred Stock secured by such Lien at such time is not increased to any amount greater than the sum of (i) the outstanding principal amount or, if greater, committed amount of the Indebtedness, Disqualified Stock or Preferred Stock described under such clauses (6), (7), (8), (9), (10) or this clause (19) at the time the original Lien became a Permitted Lien hereunder, plus (ii) any accrued and unpaid interest on the Indebtedness, any accrued and unpaid dividends on the Preferred Stock, and any accrued and unpaid dividends on the Disqualified Stock being so refinanced, extended, replaced, refunded, renewed or defeased, plus (iii) the amount of any tender premium or penalty or premium required to be paid under the terms of the instrument or documents governing such refinanced Indebtedness, Preferred Stock or Disqualified Stock and any defeasance costs and any fees and expenses (including original issue discount, upfront fees or similar fees) incurred in connection with the issuance of such new Indebtedness, Preferred Stock or Disqualified Stock or the extension, replacement, refunding, refinancing, renewal or defeasance of such refinanced Indebtedness, Preferred Stock or Disqualified Stock;

(20) deposits made or other security provided to secure liability to insurance brokers, carriers, underwriters or self-insurance arrangements, including Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(21) other Liens on assets of the Initial USD Borrower or any Guarantor (other than Holdings) securing obligations of the Borrower or any Guarantor (other than Holdings) in an aggregate outstanding amount not to exceed (as of the date any such Lien is incurred) the greater of (i) $25.0 million and (ii) 15% of Consolidated EBITDA of the Initial USD Borrower and its Subsidiaries determined at the time of incurrence of such Lien for the most recently ended Test Period (calculated on a pro forma basis), which, at the election of the Initial USD Borrower, shall be subject to the applicable Intercreditor Agreement(s);

(22) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(23) (a) the prior rights of consignees and their lenders under consignment arrangements entered into in the ordinary course of business or consistent with industry practice, (b) Liens arising out of conditional sale, title retention or similar arrangements for the sale of goods in the ordinary course of business or consistent with industry practice and (c) Liens arising by operation of law under Article 2 of the Uniform Commercial Code;

(24) Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(7);

(25) Liens (a) of a collection bank arising under Section 4-208 or 4-210 of the Uniform Commercial Code on items in the course of collection, (b) attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business or consistent with industry practice and (c) in favor of banking or other institutions or other electronic payment service providers arising as a matter of law or under general terms and conditions encumbering deposits or margin deposits or other funds maintained with such institution (including the right of setoff) and that are within the general parameters customary in the banking industry;

(26) Liens deemed to exist in connection with Investments in repurchase agreements permitted under this Agreement; provided that such Liens do not extend to assets other than those that are subject to such repurchase agreements;

(27) Liens that are contractual rights of setoff (a) relating to the establishment of depository relations with banks or other deposit-taking financial institutions or other electronic payment service providers and not given in connection with the issuance of Indebtedness, (b) relating to pooled deposit or sweep accounts to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business or consistent with industry practice of the Initial USD Borrower or any of its Subsidiaries or (c) relating to purchase orders and other agreements entered into with customers of the Initial USD Borrower or any of its Subsidiaries in the ordinary course of business or consistent with industry practice;

(28) Liens on cash proceeds (as defined in Article 9 of the Uniform Commercial Code) of assets sold that were subject to a Lien permitted hereunder;

(29) any encumbrance or restriction (including put, call arrangements, tag, drag, right of first refusal and similar rights) with respect to Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;

(30) Liens (a) on cash advances or cash earnest money deposits in favor of the seller of any property to be acquired in an Investment permitted under this Agreement to be applied against the purchase price for such Investment and (b) consisting of a letter of intent or an agreement to sell, transfer, lease or otherwise dispose of any property in a transaction permitted under Section 7.04;

(31) the interest or title of any lessor, sublessor, licensor or sublicensor, as applicable, underground leases, subleases, licenses or sublicenses under which the Initial USD Borrower or any of its Subsidiaries are the lessee, sublessee, licensee or sublicensee, as applicable, in respect of real property on which facilities owned or leased by the Initial USD Borrower or any of its Subsidiaries are located;

(32) [reserved];

(33) [reserved];

(34) any interest or title of a lessor, sublessor, licensor or sublicensor or secured by a lessor’s, sublessor’s, licensor’s or sublicensor’s interest under leases or licenses entered into by the Initial USD Borrower or any of its Subsidiaries in the ordinary course of business or consistent with industry practice;

(35) deposits of cash with the owner or lessor of premises leased and operated by the Initial USD Borrower or any of its Subsidiaries in the ordinary course of business or consistent with industry practice of the Initial USD Borrower and such Subsidiary to secure the performance of the Initial USD Borrower’s or such Subsidiary’s obligations under the terms of the lease for such premises;

(36) rights of set-off, banker’s liens, netting arrangements and other Liens arising by operation of law or by the terms of documents of banks or other financial institutions in relation to the maintenance or administration of deposit accounts, securities accounts, cash management arrangements or in connection with the issuance of letters of credit, bank guarantees or other similar instruments (including Liens under the German general terms and conditions of banks and saving banks (Allgemeine Geschäftsbedingungen der Banken und Sparkassen);

(37) Liens on cash and Cash Equivalents used to satisfy or discharge Indebtedness; provided that such satisfaction or discharge is permitted under this Agreement;

(38) receipt of progress payments and advances from customers in the ordinary course of business or consistent with industry practice to the extent the same creates a Lien on the related inventory and proceeds thereof and Liens on property or assets under construction arising from progress or partial payments by a third party relating to such property or assets;

(39) Liens on all or any portion of the Collateral (but no other assets) to secure obligations in respect of (a) Indebtedness permitted to be incurred pursuant to Section 7.02; provided that after giving pro forma effect to the incurrence of the then proposed Indebtedness (and without netting any cash received from the incurrence of such proposed Indebtedness), (i) if such Indebtedness is secured on a (x) pari passu basis with the Liens that secure the First Lien Obligations under this Agreement (“Pari Passu Lien Debt”), the First Lien Net Leverage Ratio would be no greater than 2.00 to 1.00 or (y) junior basis to the Liens that secure the First Lien Obligations (“Junior Lien Debt”), the Junior Debt Condition is satisfied and (ii) such Liens are in each case subject the applicable Intercreditor Agreement(s) and (b) any Refinancing Indebtedness in respect of Pari Passu Lien Debt or Junior Lien Debt (but subject to the foregoing clause (ii));

(40) agreements to subordinate any interest of the Initial USD Borrower or any of its Subsidiaries in any accounts receivable or other proceeds arising from inventory consigned by the Initial USD Borrower or any of its Subsidiaries pursuant to an agreement entered into in the ordinary course of business or consistent with industry practice;

(41) Liens securing Acceptable Subordinated Indebtedness, provided that (i) such Acceptable Subordinated Indebtedness is not secured by any property or assets other than the Collateral and (ii) such Liens shall rank junior to the Liens on Collateral securing the First Lien Obligations;

(42) Liens disclosed by the title insurance reports or policies delivered on or prior to the Closing Date and any replacement, extension or renewal of any such Lien (to the extent the Indebtedness and other obligations secured by such replacement, extension or renewal Liens are permitted by this Agreement); provided that such replacement, extension or renewal Liens do not cover any property other than the property that was subject to such Liens prior to such replacement, extension or renewal;

(43) rights reserved or vested in any Person by the terms of any lease, license, franchise, grant or permit held by the Initial USD Borrower or any of its Subsidiaries or by a statutory provision, to terminate any such lease, license, franchise, grant or permit, or to require annual or periodic payments as a condition to the continuance thereof;

(44) restrictive covenants affecting the use to which real property may be put; provided that the covenants are complied with;

(45) security given to a public utility or any municipality or governmental authority when required by such utility or authority in connection with the operations of that Person in the ordinary course of business or consistent with industry practice;

(46) zoning, building and other similar land use restrictions, including site plan agreements, development agreements and contract zoning agreements;

(47) Liens on all or any portion of the Collateral (but no other assets) securing (i) the Term Loan Facility Obligations (and any Refinancing Indebtedness in respect thereof), in each case, which shall be subject to an Equal Priority Intercreditor Agreement;

(48) Liens on all or any portion of the Collateral (but no other assets) securing (i) Permitted Equal Priority Refinancing Debt, (ii) Permitted Junior Priority Refinancing Debt and (iii) Permitted Euro Revolving Indebtedness, and, in each case, Liens securing any Refinancing Indebtedness in respect thereof;

(49) Liens on the assets of Subsidiaries that are not Loan Parties securing Indebtedness or other obligations of such Subsidiaries or any other Subsidiaries that are not Loan Parties that is permitted by Section 7.02 or otherwise not prohibited by this Agreement;

(50) Liens on assets of Subsidiaries of the Initial USD Borrower that are Foreign Subsidiaries to the extent arising mandatorily under applicable Law;

(51) Liens on Escrowed Proceeds for the benefit of the related holders of debt securities or other Indebtedness (or the underwriters, trustee, escrow agent or arrangers thereof) or on cash set aside at the time of the incurrence of any Indebtedness or government securities purchased with such cash, in either case to the extent such cash or government securities prefund the payment of interest on such Indebtedness and are held in an escrow account or similar arrangement to be applied for such purpose;

(52) Liens securing any Hedge Obligations of any Loan Party or Subsidiary that are permitted hereunder;

(53) any Lien created in order to comply with the requirements of section 8a of the German Partial Retirement Act (Altersteilzeitgesetz) or of section 7e of the German Social Code IV (SGB IV);

(54) any Lien required to be granted under mandatory law in favor of creditors as a consequence of a merger or a conversion permitted under this Agreement, including due to sections 22, 204 of the German Transformation Act (Umwandlungsgesetz – UmwG) or a termination of a profit and loss pooling agreement (Beherrschungs- und Gewinnabfhrungsvertrag) pursuant to section 303 of the German Stock Corporation Act (Aktiengesetz – AktG);

(55) until the Initial Availability Date, Liens securing the obligations under the Existing Credit Agreements;

(56) any Liens on the Dilution Account and any cash or Cash Equivalents held therein in favor of the applicable DB Factor under the applicable DB Factoring Arrangements; and

(57) Liens securing the DB Factoring Debt (as defined in the Closing Date Intercreditor Agreement) on the Collateral, which Liens shall be subject to the Closing Date Intercreditor Agreement and the obligations secured thereby shall constitute “First Lien Debt” (as defined in the Closing Date Intercreditor Agreement); and

(58) any Liens on the DB Factoring Collection Account and any cash or Cash Equivalents held therein to the extent relating to receivables and related assets sold, conveyed, pledged, factored or transferred pursuant to the terms of the applicable DB Factoring Arrangement in favor of the relevant DB Factor.

If any Liens securing obligations are incurred to refinance liens securing obligations initially incurred in reliance on a Basket measured by reference to a percentage of Consolidated EBITDA, and such refinancing would cause the percentage of Consolidated EBITDA to be exceeded if calculated based on the Consolidated EBITDA on the date of such refinancing, such percentage of Consolidated EBITDA will not be deemed to be exceeded to the extent the principal amount of such obligations secured by such newly incurred Lien does not exceed the principal amount of such obligations secured by such Liens being refinanced, plus any accrued and unpaid interest on the Indebtedness, any accrued and unpaid dividends on the Preferred Stock, and any accrued and unpaid dividends on the Disqualified Stock being so refinanced, extended, replaced, refunded, renewed or defeased, plus the amount of any tender premium or penalty or premium required to be paid under the terms of the instrument or documents governing such refinanced Indebtedness, Preferred Stock or Disqualified Stock and any defeasance costs and any fees and expenses (including original issue discount, upfront fees or similar fees) incurred in connection with the issuance of such new Indebtedness, Preferred Stock or Disqualified Stock or the extension, replacement, refunding, refinancing, renewal or defeasance of such refinanced Indebtedness, Preferred Stock or Disqualified Stock.

For purposes of this definition, the term “Indebtedness” will be deemed to include interest and other obligations payable on or with respect to such Indebtedness.

“Permitted Ratio Debt” has the meaning specified in Section 7.02(a).

“Permitted Unsecured Refinancing Debt” means unsecured Indebtedness incurred by the Borrowers and/or the Guarantors in the form of one or more series of senior unsecured notes, bonds or debentures or unsecured loans (and, if applicable, any Registered Equivalent Notes issued in exchange therefor); provided that (i) such Indebtedness satisfies the applicable requirements set forth in the provisos in the definition of “Credit Agreement Refinancing Indebtedness” and (ii) such Indebtedness is not at any time guaranteed by any Person other than the Guarantors.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA), other than a Foreign Plan, established or maintained by any Loan Party or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any of their respective ERISA Affiliates.

“Platform” has the meaning specified in Section 6.02.

“Pledge Agreement” means , collectively, the Pledge Agreement dated as of the date hereof and executed by the Initial USD Borrower and the Collateral Agent, together with any supplements or joinders thereto executed and delivered pursuant to Section 6.11.

“Pledged Collateral” has the meaning specified in the Security Agreement.

“Polish Bankruptcy Law” means the Bankruptcy Law of 28 February 2003 (consolidated text, Journal of Law of 2022 item 1520, as amended).

“Polish Civil Procedure Code” means the Civil Procedure Code dated 17 November 1964 (Journal of Laws of 2021 item 1805, as amended).

“Polish Commercial Companies Code” means the Commercial Companies Code of 15 September 2000 (consolidated text, Journal of Laws of 2022 item 1467, as amended).

“Polish Obligor” means Superior Industries Production Poland Sp. z o.o.

“Polish Pledge Law” means the act on registered pledge and the pledge register dated 6 December act on registered pledges dated 6 December 1996 (consolidated text, Journal of Laws of 2018 item 2017, as amended).

"Polish Restructuring Law" means the Restructuring Law of 15 May 2015 (consolidated text, Journal of Laws of 2021 item 1588, as amended).

"Polish Security Agreement" means any security agreement governed by Polish law:

“Polish Zloty” means the lawful currency of Poland.

“Preferred Dividends” has the meaning specified in the Investment Agreement.

“Preferred Springing Maturity Date” has the meaning specified in the definition of “Maturity Date”.

“Preferred Stock” means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution or winding up.

“Previously Absent Financial Maintenance Covenant” means, at any time (x) any financial maintenance covenant that is not included in this Agreement at such time and (y) any financial maintenance covenant that is included in this Agreement at such time but with covenant levels and component definitions (to the extent relating to such financial maintenance covenant) in this Agreement that are less restrictive on the Initial USD Borrower and the Subsidiaries than those in the applicable Incremental Amendment, Refinancing Amendment, Extension Amendment or any documents relating to Credit Agreement Refinancing Indebtedness, Permitted Euro Revolving Indebtedness or Refinancing Indebtedness.

“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.

“Private-Side Information” means any information with respect to ~~the Initial USD Borrower~~Holdings and its Subsidiaries that is not Public-Side Information.

“Pro Rata Share” means, when used with respect to Commitments, Loans, interest and fees under the USD Revolving Facility or Euro Revolving Facility, as applicable, such Lender’s Applicable Percentage with respect to such Facility at such time.

“Public Lender” has the meaning specified in Section 6.02.

“Public-Side Information” means information that does not constitute material non-public information (within the meaning of United States federal and state securities laws) with respect to the Initial USD Borrower or any of its Subsidiaries or any of their respective securities.

“Purchase Money Obligations” means any Indebtedness incurred to finance or refinance the acquisition, leasing, construction or improvement of property (real or personal) or assets (other than Capital Stock), and whether acquired through the direct acquisition of such property or assets, or otherwise.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” has the meaning specified in Section 10.27.

“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Loan Party that has total assets exceeding $10.0 million at the time the relevant guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other Person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another Person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Qualified Equity Interests” means any Equity Interests that are not Disqualified Stock.

“Qualified Proceeds” means the fair market value of assets that are used or useful in, or Capital Stock of any Person engaged in, a Similar Business.

“Qualified Securitization Facility” means any Securitization Facility (1) constituting a securitization financing facility that meets the following conditions: (a) the Board of Directors will have determined in good faith that such Securitization Facility (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Initial USD Borrower and the applicable Subsidiary of the Initial USD Borrower or Securitization Subsidiary and (b) all sales or contributions of Securitization Assets and related assets to the applicable Person or Securitization Subsidiary are made at fair market value (as determined in good faith by the Borrower) or (2) constituting a Receivables Financing Transaction.

“Qualifying Lender” has the meaning specified in Section 2.05(1)(e)(J).

“Rating Agencies” means Moody’s and S&P, or if Moody’s or S&P (or both) does not make a rating on the relevant obligations publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Initial USD Borrower that will be substituted for Moody’s or S&P (or both), as the case may be.

“Recapitalization Transaction” means a transaction, on terms and conditions acceptable to the Lenders, involving a comprehensive recapitalization of the Initial USD Borrower and its Subsidiaries (it being understood and agreed that any transaction that provides for the payment in full in cash of the Obligations (other than the contingent indemnification obligations for which no claim has been asserted) and the termination in full of the Commitments is, and all terms and conditions thereof are, acceptable to the Lenders).

“Receivables Financing Obligations” means any representations, warranties, covenants, pledges, performance undertakings, indemnities and other obligations and undertakings made or provided, and servicing and collection obligations undertaken, by the Initial USD Borrower or any Subsidiary of the Initial USD Borrower under any Receivables Financing Transaction.

“Receivables Financing Transaction” means any transaction or series of transactions entered into by the Initial USD Borrower or any Subsidiary of the Initial USD Borrower pursuant to which such party consummates a “true sale” of its receivables and any other related assets to a non-related third party on market terms as determined in good faith by the Initial USD Borrower or the applicable Subsidiary, including any DB Factoring Arrangement; provided that such Receivables Financing Transaction is (i) non-recourse to ~~the Initial USD Borrower~~Holdings and the Subsidiaries of ~~the Initial USD Borrower~~Holdings and their assets, other than any recourse solely attributable to a breach by the Initial USD Borrower or any Subsidiary of the Initial USD Borrower of any Receivables Financing Obligations thereof that are customarily made in connection with a “true sale” of receivables and related assets on a non-recourse basis and (ii) consummated pursuant to customary contracts, arrangements or agreements entered into with respect to the “true sale” of receivables and related assets on market terms for similar transactions.

“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is the Term SOFR Rate, 5:00 a.m. (Chicago time) on the day that is two U.S. Government Securities Business Days preceding the date of such setting, (2) if such Benchmark is EURIBOR Rate, 11:00 a.m. Brussels time two TARGET Days preceding the date of such setting, (3) if the Benchmark is Daily Simple SOFR, then four U.S Government Securities Business Days prior to such setting or (4) if such Benchmark is none of the Term SOFR Rate, the EURIBOR Rate or Daily Simple SOFR, the time determined by the Administrative Agent in its reasonable discretion.

“Refinance” has the meaning assigned in the definition of “Refinancing Indebtedness” and “Refinancing” and “Refinanced” have meanings correlative to the foregoing.

“Refinanced Debt” has the meaning assigned to such term in the definition of “Refinancing Indebtedness.”

“Refinancing Amendment” means an amendment to this Agreement in form and substance reasonably satisfactory to the Administrative Agent and the Initial USD Borrower executed by each of (a) the Borrowers, (b) the Administrative Agent and (c) each Additional Lender and Lender that agrees to provide any portion of the Other Loans or Other Commitments being incurred or provided pursuant thereto, in accordance with Section 2.15.

“Refinancing Indebtedness” means (x) Indebtedness incurred by the Initial USD Borrower or any of its Subsidiaries, (y) Disqualified Stock issued by the Initial USD Borrower or any Subsidiary or (z) Preferred Stock issued by any Subsidiary of the Initial USD Borrower which, in each case, serves to extend, replace, refund, refinance, renew or defease (“Refinance”) any Indebtedness, Disqualified Stock or Preferred Stock, including any Refinancing Indebtedness, so long as:

(1) the principal amount (or accreted value, if applicable) of such new Indebtedness, the amount of such new Preferred Stock or the liquidation preference of such new Disqualified Stock does not exceed (a) the principal amount of (or accreted value, if applicable) Indebtedness, the amount of Preferred Stock or the liquidation preference of Disqualified Stock being so extended, replaced, refunded, refinanced, renewed or defeased (such Indebtedness, Disqualified Stock or Preferred Stock, the “Refinanced Debt”), plus (b) any accrued and unpaid interest on, or any accrued and unpaid dividends on, such Refinanced Debt, plus (c) the amount of any tender premium or penalty or premium required to be paid under the terms of the instrument or documents governing such Refinanced Debt and any defeasance costs and any fees and expenses (including original issue discount, upfront fees or similar fees) incurred in connection with the issuance of such new Indebtedness, Preferred Stock or Disqualified Stock or to Refinance such Refinanced Debt (such amounts in clause (b) and (c) the “Incremental Amounts”);

(2) such Refinancing Indebtedness has a:

(a) Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred that is not less than the remaining Weighted Average Life to Maturity of the applicable Refinanced Debt; and

(b) final scheduled maturity date equal to or later than the final scheduled maturity date of the Refinanced Debt (or, if earlier, the date that is 91 days after the Latest Maturity Date of the Loans);

(3) to the extent such Refinancing Indebtedness Refinances (a) Subordinated Indebtedness (other than Subordinated Indebtedness assumed or acquired in an acquisition and not created in contemplation thereof), unless such Refinancing constitutes a Restricted Payment permitted by Section 7.05, such Refinancing Indebtedness is subordinated to the Loans or the Guaranty thereof at least to the same extent as the applicable Refinanced Debt, (b) Junior Lien Debt, such Refinancing Indebtedness is (i) unsecured or (ii) secured by Liens that are subordinated to the Liens that secure the Loans or the Guaranty thereof, in each case at least to the same extent as the applicable Refinanced Debt or pursuant to a Junior Lien Intercreditor Agreement, or (c) Disqualified Stock or Preferred Stock, such Refinancing Indebtedness must be Disqualified Stock or Preferred Stock, respectively;

(4) such Refinancing Indebtedness shall not be guaranteed or borrowed by any Person other than a Person that is so obligated in respect of the Refinanced Debt being Refinanced; and

(5) such Refinancing Indebtedness shall not be secured by any assets or property that does not secure the Refinanced Debt being Refinanced (plus improvements, accessions, proceeds or dividends or distributions in respect thereof and after-acquired property);

provided that Refinancing Indebtedness will not include:

(a) Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary of the Initial USD Borrower that is not a Guarantor that refinances Indebtedness or Disqualified Stock of the Initial USD Borrower or a Guarantor; or

(b) Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary of the Initial USD Borrower that is not a Guarantor that refinances Indebtedness, Disqualified Stock or Preferred Stock of a Guarantor;

provided further that (x) clause (2) of this definition will not apply to any Refinancing of any Indebtedness other than Indebtedness incurred under clauses (2), (29) and (30) of Section 7.02(b) (including any successive Refinancings thereof incurred under clause (13) of Section 7.02(b)), any Subordinated Indebtedness (other than Subordinated Indebtedness assumed or acquired in an Investment or acquisition and not created in contemplation thereof), Disqualified Stock or Preferred Stock and (y) Refinancing Indebtedness may be incurred in the form of a bridge or other interim credit facility intended to be Refinanced with long-term indebtedness (and such bridge or other interim credit facility shall be deemed to satisfy clause (2) of this definition so long as (x) such credit facility includes customary “rollover” provisions and (y) assuming such credit facility were to be extended pursuant to such “rollover” provisions, such extended credit facility would comply with clause (2) of this definition).

“Register” has the meaning specified in Section 10.07(c).

“Registered Equivalent Notes” means, with respect to any notes originally issued in a Rule 144A or other private placement transaction under the Securities Act, substantially identical notes (having the same Guarantees) issued in a dollar-for-dollar exchange therefor pursuant to an exchange offer registered with the SEC.

“Related Business Assets” means assets (other than cash and Cash Equivalents) used or useful in a Similar Business; provided that any assets received by the Initial USD Borrower or a Subsidiary in exchange for assets transferred by the Initial USD Borrower or a Subsidiary will not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person is or would become a Subsidiary.

“Related Indemnified Person” of an Indemnitee means (1) any controlling Person or controlled Affiliate of such Indemnitee, (2) the respective directors, officers, partners, employees, advisors or successors of such Indemnitee or any of its controlling Persons or controlled Affiliates and (3) the respective agents, trustees and other representatives of such Indemnitee or any of its controlling Persons or controlled Affiliates, in the case of this clause (3), acting at the instructions of such Indemnitee, controlling Person or such controlled Affiliate; provided that each reference to a controlled Affiliate or controlling Person in this definition pertains to a controlled Affiliate or controlling Person involved in the negotiation of this Agreement or the syndication of the Facilities. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Related Person” means, with respect to any Person, (a) any Affiliate of such Person, (b) the respective directors, officers, partners, employees, advisors, agents, sub-agents, trustees and other representatives of such Person or any of its Affiliates and (c) the successors and permitted assigns of such Person or any of its Affiliates.

“Release” means any release, spill, emission, discharge, deposit, disposal, leaking, pumping, pouring, dumping, emptying, injection or leaching into or migration through the Environment.

“Relevant EU Directive” means Directive (EU) 2019/1023 of the European Parliament and of the Council of 20 June 2019 on preventive restructuring frameworks, on discharge of debt and disqualifications, and on measures to increase the efficiency of procedures concerning restructuring, insolvency and discharge of debt, and amending Directive (EU) 2017/1132 (Directive on restructuring and insolvency).

“Relevant Governmental Body” means (i) with respect to a Benchmark Replacement in respect of Loans denominated in Dollars, the Federal Reserve Board and/or the NYFRB, or a committee officially endorsed or convened by the Federal Reserve Board and/or the NYFRB or, in each case, any successor thereto, (ii) with respect to a Benchmark Replacement in respect of Loans denominated in Euros, the European Central Bank, or a committee officially endorsed or convened by the European Central Bank or, in each case, any successor thereto, and (iii) with respect to a Benchmark Replacement in respect of Loans denominated in any other currency, (a) the central bank for the currency in which such Benchmark Replacement is denominated or any central bank or other supervisor which is responsible for supervising either (1) such Benchmark Replacement or (2) the administrator of such Benchmark Replacement or (b) any working group or committee officially endorsed or convened by (1) the central bank for the currency in which such Benchmark Replacement is denominated, (2) any central bank or other supervisor that is responsible for supervising either (A) such Benchmark Replacement or (B) the administrator of such Benchmark Replacement, (3) a group of those central banks or other supervisors or (4) the Financial Stability Board or any part thereof .

“Relevant Rate” means (i) with respect to any Term Benchmark Borrowing denominated in Dollars, the Adjusted Term SOFR Rate and (ii) with respect to any Term Benchmark Borrowing denominated in Euros, the Adjusted EURIBOR Rate.

“Relevant Screen Rate” means (i) with respect to any Term Benchmark Borrowing denominated in Dollars, the Term SOFR Reference Rate or (ii) with respect to any Term Benchmark Borrowing denominated in Euros, the EURIBOR Screen Rate.

“Replacement Financing” has the meaning specified in Section 6.18.

“Reportable Event” means, with respect to any Pension Plan, any of the events set forth in Section 4043(c) of ERISA or the regulations issued thereunder, other than events for which the thirty (30) day notice period has been waived.

“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Revolving Loans, a Committed Loan Notice and (b) with respect to an L/C Credit Extension, a L/C Application.

“Required Facility Lenders” means, as of any date of determination, with respect to one or more Facilities, Lenders having more than 50% of the sum of (a) the Total Outstandings under such Facility or Facilities (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations under such Facility or Facilities being deemed “held” by such Lender for purposes of this definition) and (b) the aggregate unused Commitments under such Facility or Facilities; provided that the unused Commitments of, and the portion of the Total Outstandings under such Facility or Facilities held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of the Required Facility Lenders; provided further, for purposes of this definition, the outstanding principal amount of Alternative Currency Loans at any time shall be determined using the Dollar Equivalent thereof at the most recent Revaluation Date.

“Required Lenders” means, as of any date of determination, Lenders having more than 50% of the sum of the (a) Total Outstandings (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations being deemed “held” by such Lender for purposes of this definition), (b) aggregate unused Term Commitments and (c) aggregate unused Revolving Commitments; provided that the unused Term Commitment and unused Revolving Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders; provided further, for purposes of this definition, the outstanding principal amount of Alternative Currency Loans at any time shall be determined using the Dollar Equivalent thereof at the most recent Revaluation Date.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means, with respect to a Person, the chief executive officer, chief operating officer, president, executive vice president, chief financial officer, treasurer, attorney-in-fact or assistant treasurer or other similar officer or Person performing similar functions, of such Person and, solely for purposes of notices given pursuant to Article II, any other officer or employee of the applicable Loan Party so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer or employee of the applicable Loan Party designated in or pursuant to an agreement between the applicable Loan Party and the Administrative Agent. With respect to any document delivered by a Loan Party on the Closing Date, Responsible Officer includes any secretary or assistant secretary of such Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party. Unless otherwise specified, all references herein to a “Responsible Officer” shall refer to a Responsible Officer of the Initial USD Borrower.

“Restricted Investment” means any Investment other than any Permitted Investment(s).

“Restricted Payment” has the meaning specified in Section 7.05.

“Revaluation Date” shall mean with respect to any Alternative Currency Loan, each of the following: (i) each date of Borrowing of a Loan denominated in an Alternative Currency, (ii) each date of a continuation of a Borrowing denominated in an Alternative Currency pursuant to Section 2.02, and (iii) upon the occurrence and during the continuance of an Event of Default, such additional dates as the Administrative Agent shall determine or the Required Lenders shall require.

“Revolving Borrowing” means a borrowing consisting of simultaneous Revolving Loans of the same Type and, in the case of Term Benchmark Loans, having the same Interest Period, made by each of the Revolving Lenders pursuant to Section 2.01(1).

“Revolving Commitment” means, a USD Revolving Commitment, a Euro Revolving Commitment, an Incremental Revolving Commitment, an Other Revolving Commitment or an Extended Revolving Commitment of a given Extension Series, as the context may require.

“Revolving Commitment Increase” has the meaning specified in Section 2.14(1).

“Revolving Exposure” means (x) as to each Revolving Lender under the USD Revolving Facility, the sum of the amount of the Outstanding Amount of such Revolving Lender’s USD Revolving Loans and its Applicable Percentage of the amount of the USD L/C Obligations at such time (the “USD Revolving Exposure”) and (y) as to each Revolving Lender under the USD Revolving Facility, the sum of the amount of the Outstanding Amount of such Revolving Lender’s Euro Revolving Loans and its Applicable Percentage of the amount of the Euro L/C Obligations at such time (the “Euro Revolving Exposure”).

“Revolving Extension Request” has the meaning provided in Section 2.16(1).

“Revolving Extension Series” has the meaning provided in Section 2.16(1).

“Revolving Lender” means, at any time, any Lender that has a USD Revolving Commitment and/or Euro Revolving Commitment, as applicable, at such time or, if such Revolving Commitments have terminated, Revolving Exposure.

“Revolving Loans” means, collectively, the USD Revolving Loans, Euro Revolving Loans, Incremental Revolving Loans and Other Revolving Loans.

“Revolving Note” means a promissory note of the Borrowers payable to any Revolving Lender or its registered assigns, in substantially the form of Exhibit B hereto, evidencing the aggregate Indebtedness of the Borrowers to such Revolving Lender resulting from the Revolving Loans made by such Revolving Lender.

“S&P” means S&P Global Ratings, a division of S&P Global Inc., and any successor to its rating agency business.

“Same Day Funds” means disbursements and payments in immediately available funds.

“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, the so - called Donetsk People’s Republic, the so- called Luhansk People’s Republic, the Crimea Region of Ukraine, Cuba, Iran, North Korea, Syria and non-government controlled areas of the Kherson and Zaporizhzhia Regions of the Ukraine).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the United Nations Security Council, the European Union, any European Union member state, His Majesty’s Treasury of the United Kingdom or other relevant sanctions authority, (b) any Person operating, organized or resident in a Sanctioned Country, (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b), or (d) any Person otherwise the subject of any Sanctions.

“Sanctions” has the meaning specified in Section 5.17.

“SEC” means the U.S. Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Secured Cash Management Agreement” means (x) any Cash Management Agreement that is entered into by and between the Initial USD Borrower or any Subsidiary and any Person that is an Agent, a Lender or an Arranger or an Affiliate of an Agent, a Lender or Arranger on the Closing Date or at the time it entered into such Cash Management Agreement, whether or not such Person subsequently ceases to be an Agent, a Lender or an Affiliate of an Agent or Lender; provided that such Cash Management Agreement is designated in writing by the Initial USD Borrower to the Administrative Agent as a “Secured Cash Management Agreement” and (y) any Cash Management Agreement in effect on the Initial Availability Date and set forth on Schedule 1.01(4) hereto; provided that, as to this clause (y), to the extent the counterparty to such Cash Management Agreement is not an Agent, a Lender or Arranger or an Affiliate of an Agent, a Lender or an Arranger on the Closing Date (each such applicable counterparty, a “Non-Lender Cash Management Counterparty”), such Non-Lender Cash Management Counterparty shall have appointed the Administrative Agent and the Collateral Agent to act as its agents and shall have agreed to be bound by Article IX hereto, in each case, pursuant to documentation reasonably acceptable to the Administrative Agent and Collateral Agent, respectively.

“Secured Hedge Agreement” means (x) any Hedge Agreement that is entered into by and between the Initial USD Borrower or any Subsidiary and any Person that is an Agent, a Lender or an Arranger or an Affiliate of an Agent or Lender or Arranger on the Closing Date or at the time it entered into such Hedge Agreement, whether or not such Person subsequently ceases to be an Agent, a Lender or an Affiliate of an Agent or Lender; provided that such Hedge Agreement is designated in writing by the Initial USD Borrower to the Administrative Agent as a “Secured Hedge Agreement” and (y) any Hedge Agreement in effect on the Initial Availability Date and set forth on Schedule 1.01(5) hereto; provided that, as to this clause (y), to the extent the counterparty to such Hedge Agreement is not an Agent, a Lender or an Arranger or an Affiliate of an Agent, a Lender or an Arranger on the Closing Date (each such counterparty, a “Non-Lender Hedge Counterparty”), such Non-Lender Hedge Counterparty shall have appointed the Administrative Agent and the Collateral Agent to act as its agents and shall have agreed to be bound by Article IX hereto, in each case, pursuant to documentation reasonably acceptable to the Administrative Agent and Collateral Agent, respectively .

“Secured Hedge Obligations” means obligations (other than Excluded Swap Obligations) of any Loan Party or Subsidiary to any Hedge Bank arising under any Secured Hedge Agreement; provided that, the aggregate amount of Secured Hedge Obligations owing to Non-Lender Hedge Counterparties shall not (together with the aggregate amount of Cash Management Obligations owing to Non-Lender Cash Management Counterparties), at any time outstanding, exceed $20.0 million.

“Secured Indebtedness” means any Indebtedness of the Initial USD Borrower or any Guarantor secured by a Lien.

“Secured Net Leverage Ratio” means, with respect to any Test Period, the ratio of (a) Consolidated Secured Debt outstanding as of the last day of such Test Period, minus, the aggregate amount of cash and Cash Equivalents of the Initial USD Borrower and the Subsidiaries on such date that (x) would not appear as “restricted” on a consolidated balance sheet of the Initial USD Borrower and the Subsidiaries or (y) are restricted in favor of the Facilities (which may also secure the term loan facilities under the Term Loan Credit Agreement and/or other Indebtedness secured by pari passu or junior Lien on the Collateral along with the Facilities) to (b) (i) for purposes of determining compliance with the Financial Maintenance Covenant, Consolidated Maintenance EBITDA of the Initial USD Borrower and its Subsidiaries for such Test Period or (ii) for all other purposes, Consolidated EBITDA of the Initial USD Borrower and its Subsidiaries for such Test Period, in each case on a pro forma basis with such pro forma adjustments as are appropriate and consistent with Section 1.07.

“Secured Parties” means, collectively, the Administrative Agent, the Collateral Agent, the Lenders, each Issuing Bank, each Hedge Bank, each Cash Management Bank, each Supplemental Agent and each co-agent, sub-agent or collateral trustee appointed by the Administrative Agent or the Collateral Agent from time to time pursuant to Section 9.01(2) or 9.07.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Securitization Assets” means (a) the accounts receivable, royalty or other revenue streams and other rights to payment and other assets related thereto subject to a Qualified Securitization Facility and the proceeds thereof and (b) contract rights, lockbox accounts and records with respect to such accounts receivable and any other assets customarily transferred together with accounts receivable in a securitization financing.

“Securitization Facility” means any transaction or series of securitization financings that may be entered into by the Initial USD Borrower or any Subsidiary pursuant to which the Initial USD Borrower or any such Subsidiary may sell, convey or otherwise transfer, or may grant a security interest in, Securitization Assets to either (a) a Person that is not the Initial USD Borrower or a Subsidiary or (b) a Securitization Subsidiary that in turn sells such Securitization Assets to a Person that is not the Initial USD Borrower or a Subsidiary, or may grant a security interest in, any Securitization Assets of the Initial USD Borrower or any of its Subsidiaries.

“Securitization Fees” means distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees and expenses (including reasonable fees and expenses of legal counsel) paid to a Person that is not a Securitization Subsidiary in connection with, any Qualified Securitization Facility.

“Securitization Subsidiary” means any Subsidiary formed for the purpose of, and that solely engages only in one or more Qualified Securitization Facilities and other activities reasonably related thereto.

“Security Agreement” means, collectively, the Pledge and Security Agreement executed by the Loan Parties and the Collateral Agent, substantially in the form of Exhibit F, together with supplements or joinders thereto executed and delivered pursuant to Section 6.11.

“Senior Notes” means the 6.00% senior unsecured notes of the Initial USD Borrower, due June 15, 2025.

“Senior Notes Springing Maturity Date” has the meaning specified in the definition of “Maturity Date”.

“Significant Subsidiary” means at any date of determination, each Subsidiary of the Initial USD Borrower (a) whose Total Assets as of the last day of the most recently ended Test Period (taken together with the Total Assets of the Subsidiaries of such Subsidiary as of the last day of the most recently ended Test Period) are equal to or greater than 10.0% of the Total Assets of ~~the Initial USD Borrower~~Holdings and the Subsidiaries as of the last day of the most recently ended Test Period or (b) whose portion of Consolidated EBITDA for the most recently ended Test Period (taken together with the portion of Consolidated EBITDA of the Subsidiaries of such Subsidiary for the most recently ended Test Period) is equal to or greater than 10% of Consolidated EBITDA of the Initial USD Borrower and the Subsidiaries for the most recently ended Test Period, in each case determined in accordance with GAAP.

“Similar Business” means (1) any business conducted or proposed to be conducted by the Initial USD Borrower or any Subsidiary on the Closing Date or (2) any business or other activities that are reasonably similar, ancillary, incidental, complementary or related to (including non-core incidental businesses acquired in connection with any Permitted Investment), or a reasonable extension, development or expansion of, the businesses that the Initial USD Borrower and its Subsidiaries conduct or propose to conduct on the Closing Date.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SOFR Determination Date” has the meaning specified in the definition of “Daily Simple SOFR”.

“SOFR Loan” means a Revolving Loan bearing interest based on Adjusted Term SOFR, other than pursuant to clause (iii) of the definition of “Base Rate”.

“SOFR Rate Day” has the meaning specified in the definition of “Daily Simple SOFR”.

“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date:

(1) the fair value of the assets of such Person exceeds its debts and liabilities, subordinated, contingent or otherwise,

(2) the present fair saleable value of the property of such Person is greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured,

(3) such Person is able to pay its debts and liabilities, subordinated, contingent or otherwise, as such liabilities become absolute and matured and

(4) such Person is not engaged in, and is not about to engage in, business for which it has unreasonably small capital.

The amount of any contingent liability at any time shall be computed as the amount that would reasonably be expected to become an actual and matured liability.

“SPC” has the meaning specified in Section 10.07(g).

“Specified Date” means May 12, 2025.

“Specified Representations” means those representations and warranties made in Sections 5.01(1) (with respect to the organizational existence of the Loan Parties only), 5.01(2)(b), 5.02(1), 5.02(2)(a), 5.04, 5.13, 5.16, the last sentence of 5.17 (as related only to the use of proceeds not violating the USA PATRIOT Act or Sanctions) and 5.18.

“Specified Transaction” means:

(1) solely for the purposes of determining the applicable cash balance, any contribution of capital, including as a result of an Equity Offering, to the Initial USD Borrower, in each case, in connection with an acquisition or Investment,

(2) any designation of operations or assets of the Initial USD Borrower or a Subsidiary as discontinued operations (as defined under GAAP),

(3) any Investment that results in a Person becoming a Subsidiary,

(4) [reserved],

(5) any purchase or other acquisition of a business of any Person, of assets constituting a business unit, line of business or division of any Person,

(6) any Asset Sale (without regard to any de minimis thresholds set forth therein) (a) that results in a Subsidiary ceasing to be a Subsidiary of the Initial USD Borrower or (b) of a business, business unit, line of business or division of the Initial USD Borrower or a Subsidiary, in each case whether by merger, amalgamation, consolidation or otherwise,

(7) any operational changes identified by the Initial USD Borrower that have been made by the Initial USD Borrower or any Subsidiary during the Test Period,

(8) any borrowing of Incremental Loans (or establishment of Incremental Commitments) or Permitted Euro Revolving Indebtedness, or

(9) any Restricted Payment or other transaction that by the terms of this Agreement requires a financial ratio to be calculated on a pro forma basis.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentage (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Federal Reserve Board to which the Administrative Agent is subject with respect to the Adjusted EURIBOR Rate for eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D) or any other reserve ratio or analogous requirement of any central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Loans. Such reserve percentage shall include those imposed pursuant to Regulation D. Term Benchmark Loans for which the associated Benchmark is adjusted by reference to the Statutory Reserve Rate (per the related definition of such Benchmark) shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Sterling” means the lawful currency of the United Kingdom.

“Subordinated Indebtedness” means any Indebtedness of any Loan Party that by its terms is subordinated in right of payment to the Obligations of such Loan Party arising under the Loans or the Guaranty, including, without limitation, any Acceptable Subordinated Indebtedness.

“Subsidiary” means, with respect to any Person:

(1) any corporation, association or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50.0% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, members of management or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof; and

(2) any partnership, joint venture, limited liability company or similar entity of which more than 50.0% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise;

provided, however, any failure to maintain “control” as set forth above due to such Person becoming subject to insolvency proceedings (or the equivalent in any jurisdiction outside of the United States) shall not cause such Person to otherwise cease being a “Subsidiary” for purposes hereunder; provided, further, that on and after the First Amendment Effective Date, Superior Industries Production Germany GmbH shall not be a Subsidiary of the Borrower.

Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Initial USD Borrower.

“Successor Borrower” has the meaning specified in Section 7.03(4).

“Supplemental Agent” and “Supplemental Agents” have the meanings specified in Section 9.15(1).

“Support Agreement” means an agreement, together with all exhibits thereto, by and among the Initial USD Borrower and its Subsidiaries, the Lenders, and other consenting parties, if any, with respect to the implementation of the Recapitalization Transaction, which agreement shall be in form and substance satisfactory to the Lenders.

“Supported QFC” has the meaning specified in Section 10.27.

“Swap Obligation” has the meaning specified in the definition of “Excluded Swap Obligation.”

“TARGET Day” shall mean any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET2) payment system which utilizes a single shared platform and which was launched on 19 November 2007 (or, if such payment system ceases to be operative, such other payment system (if any) reasonably determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.

“Tariff Threshold” has the meaning specified in Section 8.01(12).

“Tax” means any present or future tax, levy, impost, duty, assessment, charge, fee, deduction or withholding (including backup withholding) of any nature and whatever called, imposed by any Governmental Authority, including any interest, additions to tax and penalties applicable thereto.

“Tax and Trust Funds” means any Cash or Cash Equivalents that are comprised solely of (a) funds used or to be used for payroll and payroll taxes and other employee benefit payments to or for the benefit of any directors, officers, members of management, employees or managers of the Initial USD Borrower or any of its Subsidiaries, (b) funds used or to be used to pay all Taxes required to be collected, remitted or withheld (including, without limitation, federal and state withholding Taxes (including the employer’s share thereof)) or (c) any other funds which any Loan Party (i) holds in trust on behalf of another Person (other than the Initial USD Borrower or any of its Subsidiaries) or (ii) holds as an escrow or fiduciary for another Person, in each case, which is not a Loan Party in the ordinary course of business.

“Tax Indemnitee” as defined in Section 3.01(5).

“Termination Conditions” means (a) the payment in full in cash of the Obligations (other than (i) contingent indemnification obligations not then due and (ii) Obligations under Secured Hedge Agreements and Secured Cash Management Agreements) and (b) the termination of the Commitments and the termination or expiration of all Letters of Credit under this Agreement (unless the Outstanding Amount of the L/C Obligations related thereto has been Cash Collateralized on terms reasonably acceptable to the applicable Issuing Bank, backstopped by a letter of credit reasonably satisfactory to the applicable Issuing Bank or deemed reissued under another agreement reasonably acceptable to the applicable Issuing Bank).

“Term Benchmark” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted Term SOFR Rate or the Adjusted EURIBOR Rate.

“Term Loan Credit Agreement” means that certain Amended and Restated Credit Agreement, dated as of August 14, 2024, by and among the Initial USD Borrower, Oaktree Fund Administration, LLC, as administrative agent, JPMorgan Chase Bank, N.A., as collateral agent, and the lenders from time to time party thereto, as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Term Loan Facility Loan Documents” means the “Loan Documents” as defined in the Term Loan Credit Agreement as in effect on the date hereof.

“Term Loan Facility Obligations” means the “Obligations” as defined in the Term Loan Credit Agreement as in effect on the Amendment No. ~~2~~3 Effective Date (including, for the avoidance of doubt, all such “Obligations” as defined thereunder relating to the Amendment ~~and Restatement Date~~No. 3 Term Loans ~~and the Amendment No. 2 Delayed Draw~~(as defined in the Term Loan~~s~~ Credit Agreement)).

“Term SOFR” means, for any interest period, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two U.S. Government Securities Business Days prior to the commencement of such interest period, as such rate is published by the Term SOFR Administrator.

“Term SOFR Determination Day” has the meaning assigned to it under the definition of Term SOFR Reference Rate.

“Term SOFR Rate” means, with respect to any Term Benchmark Borrowing denominated in Dollars and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two U.S. Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator.

“Term SOFR Reference Rate” means, for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term Benchmark Borrowing denominated in Dollars and for any tenor comparable to the applicable Interest Period, the rate per annum published by the CME Term SOFR Administrator and identified by the Administrative Agent as the forward-looking term rate based on SOFR. If by 5:00 pm (New York City time) on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Rate has not occurred, then, so long as such day is otherwise a U.S. Government Securities Business Day, the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding U.S. Government Securities Business Day is not more than five (5) U.S. Government Securities Business Days prior to such Term SOFR Determination Day.

“Test Period” in effect at any time means the most recent period of four consecutive fiscal quarters of the Initial USD Borrower ended on or prior to such time (taken as one accounting period) in respect of which, subject to Section 1.07(1), financial statements for each quarter or fiscal year in such period have been or are required to be delivered pursuant to Section 6.01(1) or (2), as applicable; provided that, prior to the first date that financial statements have been or are required to be delivered pursuant to Section 6.01(1) or (2), the Test Period in effect shall be the period of four consecutive full fiscal quarters of the Initial USD Borrower ended prior to the Closing Date for which financial statements would have been required to be delivered hereunder had the Closing Date occurred prior to the end of such period.

“Threshold Amount” means $~~20.0~~5.0 million.

“Total Assets” means, at any time, the total assets of ~~the Initial USD Borrower~~Holdings and the Subsidiaries, determined on a consolidated basis in accordance with GAAP, as shown on the then most recent balance sheet of the Initial USD Borrower or such other Person as may be available (as determined in good faith by the Initial USD Borrower) (and, in the case of any determination relating to any Specified Transaction, on a pro forma basis including any property or assets being acquired in connection therewith).

“Total Net Leverage Ratio” means, with respect to any Test Period, the ratio of (a) Consolidated Total Debt outstanding as of the last day of such Test Period (plus, solely for the purposes of testing the Total Net Leverage Ratio under Section 7.02(a)(C)(II) (including any incurrence of Indebtedness pursuant to other Sections of this Agreement that reference the test contained in such Section) and 7.02(b)(14)(b)(z), the aggregate liquidation preference of (x) all Disqualified Stock of the Initial USD Borrower and its Subsidiaries determined on a consolidated basis in accordance with GAAP and (y) all Preferred Stock of the Subsidiaries (except to the extent held by the Initial USD Borrower or a Guarantor), in each case, outstanding on the last day of such Test Period), minus, the aggregate amount of cash and Cash Equivalents of the Initial USD Borrower and the Subsidiaries on such date that (x) would not appear as “restricted” on a consolidated balance sheet of the Initial USD Borrower and the Subsidiaries or (y) are restricted in favor of the Facilities (which may also secure the term loan facilities under the Term Loan Credit Agreement and/or other Indebtedness secured by a pari passu or junior Lien on the Collateral along with the Facilities) to (b) (i) for purposes of determining compliance with the Financial Maintenance Covenant, Consolidated Maintenance EBITDA of the Initial USD Borrower and its Subsidiaries for such Test Period or (ii) for all other purposes, Consolidated EBITDA of the Initial USD Borrower and its Subsidiaries for such Test Period, in each case on a pro forma basis with such pro forma adjustments as are appropriate and consistent with Section 1.07.

“Total Gross Leverage Ratio” means, with respect to any Test Period, the ratio of (a) Consolidated Total Debt outstanding as of the last day of such Test Period. plus, the aggregate liquidation preference of (x) all Disqualified Stock of the Initial USD Borrower and its Subsidiaries determined on a consolidated basis in accordance with GAAP and (y) all Preferred Stock of the Subsidiaries (except to the extent held by the Initial USD Borrower or a Guarantor), in each case, outstanding on the last day of such Test Period to (b) Consolidated EBITDA of the Initial USD Borrower and its Subsidiaries for such Test Period, in each case on a pro forma basis with such pro forma adjustments as are appropriate and consistent with Section 1.07.

“Total Outstandings” means the aggregate Outstanding Amount of all Loans and L/C Obligations under any Facility or Facilities.

“Transaction Expenses” means any fees, expenses, costs or charges incurred or paid by the Investors, the Initial USD Borrower or any Guarantor in connection with the Transactions, including any expenses in connection with hedging transactions, payments to officers, employees and directors as change of control payments, severance payments, special or retention bonuses and charges for repurchase or rollover of, or modifications to, stock options or restricted stock.

“Transactions” means, collectively, the transactions contemplated by this Agreement and the Term Loan Facility Loan Documents and transactions related or incidental to such transactions, the funding of the Closing Date Term Loans, the consummation of the Closing Date Refinancing and the payment of the Transaction Expenses.

“Type” means, with respect to a Loan or Borrowing, whether the rate of interest on such Loan, or the Loans comprising such Borrowing, is determined by reference to the Adjusted Term SOFR Rate, the Adjusted EURIBOR Rate or the Base Rate.

“UCP” means, with respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce (“ICC”) Publication No. 600 (or such later version thereof as may be in effect at the time of issuance).

“UK Financial Institutions” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code or any successor provision thereof as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code or any successor provision thereof (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to the perfection or priority of any Lien on or otherwise with regard to any item or items of Collateral.

“United States” and “U.S.” mean the United States of America.

“United States Tax Compliance Certificate” has the meaning specified in Section 3.01(3)(b)(iii).

“Unreimbursed Amount” has the meaning specified in Section 2.03(3)(a).

“USD Borrowers” means the Initial USD Borrower and each Additional Borrower under the USD Revolving Facility.

“USD Issuing Bank” means JPMorgan Chase Bank, N.A. and Deutsche Bank AG, New York Branch, in each case, in its capacity as an issuer of USD Letters of Credit hereunder and together with its permitted successors and assigns and any other Revolving Lender under the USD Revolving Facility that becomes a USD Issuing Bank in accordance with Section 2.03(12); provided that no Issuing Bank shall be required to issue any Letters of Credit other than standby Letters of Credit.

“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Lender” means any Lender that is not a Foreign Lender.

“USA PATRIOT Act” means The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Public Law No. 107-56 (signed into law October 26, 2001)), as amended or modified from time to time.

“USD Letter of Credit” means any Letter of Credit issued by a USD Issuing Bank under the USD Revolving Facility; provided that, for the avoidance of doubt, from and after the Initial Availability Date, each of the Existing Letters of Credit shall be deemed to constitute a USD Letters of Credit.

“USD L/C Obligations” means has the meaning specified in the definition of “L/C Obligations”.

“USD L/C Sublimit” means $25.0 million. The USD L/C Sublimit is part of, and not in addition to, the USD Revolving Facility.

“USD Revolving Commitment” means, as to each Revolving Lender, its obligation to make a USD Revolving Loan to the Initial USD Borrower pursuant to Section 2.01(1)(a) and purchase participations in USD L/C Obligations in respect of USD Letters of Credit in an aggregate principal amount at any one time outstanding not to exceed the amount specified opposite such Lender’s name on Schedule 1.01, as such amount may be adjusted from time to time in accordance with this Agreement in an aggregate amount not to exceed the amount set forth opposite such Revolving Lender’s name on Schedule 1.01 under the caption “USD Revolving Commitment”. The aggregate amount of the USD Revolving Commitments as of the Closing Date is $60,000,000.

“USD Revolving Exposure” has the meaning specified in the definition of “Revolving Exposure”.

“USD Revolving Facility” collectively, the USD Revolving Commitments and the USD Revolving Loans and other extensions of credit made thereunder.

“USD Revolving Loans” has the meaning specified in Section 2.01(1)(a).

“U.S. Special Resolution Regimes” has the meaning specified in Section 10.27.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, at any date, the quotient obtained by dividing:

(1) the sum of the products of the number of years (calculated to the nearest one-twenty-fifth) from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or Preferred Stock, multiplied by the amount of such payment, by

(2) the sum of all such payments;

provided that for purposes of determining the Weighted Average Life to Maturity of any Indebtedness that is being Refinanced (the “Applicable Indebtedness”), the effects of any amortization or prepayments made on such Applicable Indebtedness prior to the date of the applicable Refinancing will be disregarded.

“wholly owned” means, with respect to any Subsidiary of any Person, a Subsidiary of such Person one hundred percent (100%) of the outstanding Equity Interests of which (other than (x) directors’ qualifying shares and (y) shares of Capital Stock of Foreign Subsidiaries issued to foreign nationals as required by applicable Law) is at the time owned by such Person or by one or more wholly owned Subsidiaries of such Person.

“Withdrawal Liability” means the liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Withholding U.S. Branch” means a U.S. branch of a foreign person treated as a U.S. person for purposes of Treasury Regulations Section 1.1441-1(b)(2)(iv) that agrees, on IRS Form W-8IMY or such other form prescribed by the Treasury or the IRS, to accept responsibility for all U.S. federal income tax withholding and information reporting with respect to payments made to the Administrative Agent for the account of Lenders by or on behalf of any Loan Party under the Loan Documents.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

“Yen” means the lawful currency of Japan.

SECTION 1.02
Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:
(1)
The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.
(2)
The words “herein,” “hereto,” “hereof” and “hereunder” and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.
(3)
References in this Agreement to the Preliminary Statements, the introductory paragraph, an Exhibit, a Schedule, an Article, a Section, an Annex, a clause or a subclause refer (a) to the Preliminary Statements, the introductory paragraph, or appropriate Exhibit or Schedule to, or Article, Section, clause or subclause in this Agreement, as the case may be, or (b) to the extent such references are not present in this Agreement, to the Loan Document in which such reference appears, in each case as such Exhibit, Schedule, Article, Section, Annex, clause or subclause may be amended or supplemented from time to time.
(4)
The term “including” is by way of example and not limitation.
(5)
The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.
(6)
In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including.”
(7)
Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.
(8)
The word “or” is not intended to be exclusive unless expressly indicated otherwise.
(9)
[Reserved].
(10)
For purposes of determining compliance with any Section of Article VII, in the event that any Lien, Investment, Indebtedness, Asset Sale, Restricted Payment, Affiliate Transaction, Contractual Obligation or prepayment of Indebtedness meets the criteria of one or more of the categories of transactions permitted pursuant to any clause of such Sections, such transaction (or portion thereof) at any time, shall be permitted under one or more of such clauses as determined by the Initial USD Borrower in its sole discretion at such time. For purposes of determining compliance with the incurrence of any Credit Agreement Refinancing Indebtedness or Refinancing Indebtedness that restricts the amount of such Indebtedness relative to the amount of Credit Agreement Refinanced Debt or Refinanced Debt, respectively, the Initial USD Borrower and Subsidiaries may incur an incremental principal amount of Credit Agreement Refinancing Indebtedness or Refinancing Indebtedness in such refinancing to the extent that the excess portion of the Credit Agreement Refinancing Indebtedness or Refinancing Indebtedness would otherwise be permitted to be incurred in accordance with this Agreement.
(11)
For purposes hereof, unless otherwise specifically indicated, the term “consolidated” with respect to any Person refers to such Person consolidated with its Subsidiaries.
(12)
In this Agreement, where it relates to a Polish entity, a reference to:
(v)
an "agent" includes an attorney (pełnomocnik), delivery agent (pełnomocnik do doręczeń), pledge administrator (administrator zastawu), mortgage administrator (administrator hipoteki) and mandatory (zleceniobiorca) of a person;
(vi)
a "composition, compromise, assignment or arrangement with any creditor" includes a układ concluded or approved during insolvency proceedings under the Polish Bankruptcy Law or restructuring proceedings (postępowanie restrukturyzacyjne) under the Polish Restructuring Law. This also includes a partial composition (układ częściowy);
(vii)
a "liquidator, receiver, administrative receiver, administrator, compulsory manager or other similar officer" includes a tymczasowy nadzorca sądowy, tymczasawy zarządca, nadzorca, syndyk, zarządca or zarządca przymusowy, as defined in the Polish Bankruptcy Law or the Polish Restructuring Law. This also includes the officeholders established under Art. 27 of the Polish Pledge Law or Art. 931 or Art. 1064(1) of the Polish Civil Procedure Code;
(viii)
"constitutional documents" refers to umowa spółki or statut and a printout corresponding to the current extract from the National Court Register (informacja odpowiadająca odpisowi aktualnemu), collected from the Internet site of the Ministry of Justice (https://ems.ms.gov.pl/) pursuant to Art. 4 sections 4a and 4aa of the Act on the National Court Register dated 20 August 1997; and
(ix)
a "winding-up" includes a declaration of bankruptcy.
SECTION 1.03
Accounting Terms. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP, except as otherwise specifically prescribed herein. Unless the context indicates otherwise, any reference to a “fiscal year” or a “fiscal quarter” shall refer to a fiscal year ending December 31 or fiscal quarter ending March 31, June 30, September 30 or December 31 of the Initial USD Borrower. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Financial Accounting Standards Board Accounting Standards Codification 825 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Initial USD Borrower or any of its Subsidiaries at “fair value,” as defined therein.
SECTION 1.04
Rounding. Any financial ratios required to be satisfied in order for a specific action to be permitted under this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).
SECTION 1.05
References to Agreements, Laws, etc. Unless otherwise expressly provided herein, (1) references to Organizational Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; and (2) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.
SECTION 1.06
Times of Day and Timing of Payment and Performance. Unless otherwise specified, (1) all references herein to times of day shall be references to New York time (daylight or standard, as applicable) and (2) when the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment (other than as described in the definition of “Interest Period”) or performance shall extend to the immediately succeeding Business Day.
SECTION 1.07
Pro Forma and Other Calculations.
(1)
Notwithstanding anything to the contrary herein, financial ratios and tests, including the First Lien Net Leverage Ratio, the Secured Net Leverage Ratio, the Total Net Leverage Ratio, the Total Gross Leverage Ratio, the Fixed Charge Coverage Ratio and the Interest Coverage Ratio shall be calculated in the manner prescribed by this Section 1.07; provided that notwithstanding anything to the contrary in clauses (2), (3), (4) or (5) of this Section 1.07 when calculating the First Lien Net Leverage Ratio, Secured Net Leverage Ratio, Total Net Leverage Ratio or Fixed Charge Coverage Ratio, as applicable, for purposes of (a) the definition of “Applicable Rate,” (b) [reserved] and (c) the Financial Covenant (other than for the purpose of determining pro forma compliance with the Financial Covenant), the events described in this Section 1.07 that occurred subsequent to the end of the applicable Test Period shall not be given pro forma effect. In addition, whenever a financial ratio or test is to be calculated on a pro forma basis, the reference to “Test Period” for purposes of calculating such financial ratio or test shall be deemed to be a reference to, and shall be based on, the most recently ended Test Period for which financial statements of the Initial USD Borrower have been delivered to the Administrative Agent pursuant to Section 6.01(1) or Section 6.01(2), as applicable (it being understood that for purposes of (x) determining pro forma compliance with the Financial Covenant, if no Test Period with an applicable level cited in the Financial Covenant has passed, the applicable level shall be the level for the first Test Period cited in the Financial Covenant with an indicated level and (y) determining actual compliance (and not pro forma compliance) with the Financial Covenant, the reference to “Test Period” shall be deemed to be a reference to, and shall be based on, the most recently ended

Test Period for which financial statements have been or are required to be delivered pursuant to Section 6.01(1) or (2)).
(2)
For purposes of calculating any financial ratio or test (or Consolidated EBITDA or Total Assets), Specified Transactions (and, subject to clause (4) below, the incurrence or repayment of any Indebtedness in connection therewith) that have been made (a) during the applicable Test Period or (b) subsequent to such Test Period and prior to or simultaneously with the event for which the calculation of any such ratio is made shall be calculated on a pro forma basis assuming that all such Specified Transactions (and any increase or decrease in Consolidated EBITDA and the component financial definitions used therein attributable to any Specified Transaction) had occurred on the first day of the applicable Test Period (or, in the case of Total Assets, on the last day of the applicable Test Period). If since the beginning of any applicable Test Period any Person that subsequently became a Subsidiary or was merged, amalgamated or consolidated with or into the Initial USD Borrower or any Subsidiary since the beginning of such Test Period shall have made any Specified Transaction that would have required adjustment pursuant to this Section 1.07, then such financial ratio or test (or Consolidated EBITDA or Total Assets) shall be calculated to give pro forma effect thereto in accordance with this Section 1.07.
(3)
Whenever pro forma effect is to be given to a Permitted Acquisition, the pro forma calculations shall be made in good faith by a Financial Officer of the Initial USD Borrower and may include, for the avoidance of doubt, the amount of “run‑rate” cost savings, operating expense reductions and synergies projected by the Initial USD Borrower in good faith to result from or relating to any Permitted Acquisition which is being given pro forma effect that have been realized or are expected to be realized and for which the actions necessary to realize such cost savings, operating expense reductions and synergies are taken, committed to be taken or with respect to which substantial steps have been taken or are expected to be taken (in the good faith determination of the Initial USD Borrower) (calculated on a pro forma basis as though such cost savings, operating expense reductions and synergies had been realized on the first day of such period and as if such cost savings, operating expense reductions and synergies were realized during the entirety of such period and “run‑rate” means the full recurring benefit for a period that is associated with any action taken, committed to be taken or with respect to which substantial steps have been taken or are expected to be taken (including any savings expected to result from the elimination of a public target’s compliance costs with public company requirements), whether prior to or following the Closing Date, net of the amount of actual benefits realized during such period from such actions, and any such adjustments shall be included in the initial pro forma calculations of such financial ratios or tests and during any subsequent Test Period in which the effects thereof are expected to be realized) relating to such Permitted Acquisition; provided that (a) such amounts are reasonably identifiable and factually supportable in the good faith judgment of the Initial USD Borrower, (b) such actions are taken, committed to be taken or with respect to which substantial steps have been taken or are expected to be taken no later than twelve (12) months after the date of such Specified Transaction (or actions undertaken or implemented prior to the consummation of such Specified Transaction), (c) no amounts shall be added to the extent duplicative of any amounts that are otherwise added back in computing Consolidated EBITDA (or any other components thereof), whether through a pro forma adjustment or otherwise, with respect to such period and (d) the aggregate amount of cost savings, operating expense reductions and synergies included pursuant to this Section 1.07(3), taken together with the aggregate amount included pursuant to clause (l) of the definition of Consolidated EBITDA, shall not exceed 15%

of Acquired EBITDA (prior to giving effect to clause (l) of the definition of Consolidated EBITDA or this Section 1.07(3)).
(4)
In the event that (a) the Initial USD Borrower or any Subsidiary incurs (including by assumption or guarantees), issues or repays (including by redemption, repurchase, repayment, retirement, discharge, defeasance or extinguishment) any Indebtedness (other than Indebtedness incurred or repaid under any revolving credit facility or line of credit unless such Indebtedness has been permanently repaid and not replaced), (b) the Initial USD Borrower or any Subsidiary issues, repurchases or redeems Disqualified Stock or (c) any Subsidiary issues, repurchases or redeems Preferred Stock, (i) during the applicable Test Period or (ii) subsequent to the end of the applicable Test Period and prior to or simultaneously with the event for which the calculation of any such ratio is made, then such financial ratio or test shall be calculated giving pro forma effect to such incurrence, issuance, repayment or redemption of Indebtedness or issuance, repurchase or redemption of Disqualified Stock or Preferred Stock, in each case to the extent required, as if the same had occurred on the last day of the applicable Test Period (except in the case of the Interest Coverage Ratio (or similar ratio), in which case such incurrence, issuance, repayment or redemption of Indebtedness or issuance, repurchase or redemption of Disqualified Stock or Preferred Stock, in each case will be given effect, as if the same had occurred on the first day of the applicable Test Period); provided, however, that at the election of the Initial USD Borrower, the pro forma calculation will not give effect to any Indebtedness incurred on such determination date pursuant to the provisions described in Section 7.02(c).
(5)
If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of the event for which the calculation of the Interest Coverage Ratio is made had been the applicable rate for the entire period (taking into account any interest hedging arrangements applicable to such Indebtedness). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a Financial Officer of the Initial USD Borrower to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate shall be determined to have been based upon the rate actually chosen, or if none, then based upon such optional rate chosen as the Initial USD Borrower or applicable Subsidiary may designate.
(6)
Notwithstanding anything to the contrary in this Section 1.07 or in any classification under GAAP of any Person, business, assets or operations in respect of which a definitive agreement for the disposition thereof has been entered into, no pro forma effect shall be given to any discontinued operations (and the Consolidated EBITDA attributable to any such Person, business, assets or operations shall not be excluded for any purposes hereunder) until such disposition shall have been consummated.
(7)
Any determination of Total Assets shall be made by reference to the last day of the Test Period most recently ended for which financial statements of the Initial USD Borrower have been delivered to the Administrative Agent pursuant to Section 6.01(1) or Section 6.01(2), as applicable (as determined in good faith by the Initial USD Borrower) on or prior to the relevant date of determination.

(8)
Notwithstanding anything in this Agreement or any Loan Document to the contrary, when (a) calculating any applicable ratio, Consolidated Net Income or Consolidated EBITDA in connection with the incurrence of Indebtedness, the issuance of Disqualified Stock or Preferred Stock, the creation of Liens, the making of any Asset Sale, the making of an Investment, the making of a Restricted Payment or the repayment of Indebtedness, Disqualified Stock or Preferred Stock, (b) determining compliance with any provision of this Agreement which requires that no Default or Event of Default has occurred, is continuing or would result therefrom, (c) determining compliance with any provision of this Agreement which requires compliance with any representations and warranties set forth herein or (d) determining the satisfaction of all other conditions precedent to the incurrence of Indebtedness, the issuance of Disqualified Stock or Preferred Stock, the creation of Liens, the making of any Asset Sale, the making of an Investment, the making of a Restricted Payment or the repayment of Indebtedness, Disqualified Stock or Preferred Stock, in each case in connection with a Limited Condition Transaction, the date of determination of such ratio or other provisions, determination of whether any Default or Event of Default has occurred, is continuing or would result therefrom, determination of compliance with any representations or warranties (in the case of Specified Representations, subject to Section 2.14) or the satisfaction of any other conditions shall, at the option of the Initial USD Borrower (the Initial USD Borrower’s election to exercise such option in connection with any Limited Condition Transaction, an “LCT Election,” which LCT Election may be in respect of one or more of clauses (a), (b), (c) and (d) above), be deemed to be the date the definitive agreements (or other relevant definitive documentation) for such Limited Condition Transaction are entered into (the “LCT Test Date”). If on a pro forma basis after giving effect to such Limited Condition Transaction and the other transactions to be entered into in connection therewith (including any incurrence or issuance of Indebtedness, Disqualified Stock or Preferred Stock, and the use of proceeds thereof), with such ratios and other provisions calculated as if such Limited Condition Transaction or other transactions had occurred at the beginning of the most recent Test Period ending prior to the LCT Test Date for which financial statements of the Initial USD Borrower have been delivered to the Administrative Agent pursuant to Section 6.01(1) or Section 6.01(2), as applicable, the Initial USD Borrower could have taken such action on the relevant LCT Test Date in compliance with the applicable ratios or other provisions, such provisions shall be deemed to have been complied with, unless an Event of Default pursuant to Section 8.01(1), or, solely with respect to the Borrowers, Section 8.01(6) shall be continuing on the date such Limited Condition Transaction is consummated. For the avoidance of doubt, (i) if, following the LCT Test Date, any of such ratios or other provisions are exceeded or breached as a result of fluctuations in such ratio (including due to fluctuations in Consolidated EBITDA or other components of such ratio) or other provisions at or prior to the consummation of the relevant Limited Condition Transactions, such ratios and other provisions will not be deemed to have been exceeded or failed to have been satisfied as a result of such fluctuations solely for purposes of determining whether the Limited Condition Transaction is permitted hereunder and (ii) such ratios and compliance with such conditions shall not be tested at the time of consummation of such Limited Condition Transaction or related Specified Transactions, unless, other than if an Event of Default pursuant to Section 8.01(1), or, solely with respect to the Borrowers, Section 8.01(6), shall be continuing on such date, the Initial USD Borrower elects, in its sole discretion, to test such ratios and compliance with such conditions on the date such Limited Condition Transaction or related Specified Transactions is consummated. If the Initial USD Borrower has made an LCT Election for any Limited Condition Transaction, then in connection with any subsequent calculation of any ratio, Basket availability or compliance with any other provision hereunder (other than actual compliance with the Financial Covenant) on or following the relevant LCT Test Date and prior to the earliest of the date on which such Limited Condition Transaction is consummated, the date that the definitive agreement for such Limited Condition Transaction is terminated or expires without consummation of such Limited Condition Transaction or the date the Initial USD Borrower makes an election pursuant to clause (y) of the immediately succeeding sentence, any such ratio, Basket or compliance with any other provision hereunder shall be calculated on a pro forma basis assuming such Limited Condition Transaction and other transactions in connection therewith (including any incurrence or issuance of Indebtedness, Disqualified Stock or Preferred Stock, and the use of proceeds thereof) had been consummated on the LCT Test Date; provided that for purposes of any such calculation of the Interest Coverage Ratio, Consolidated Interest Expense will be calculated using an assumed interest rate for the Indebtedness to be incurred in connection with such Limited Condition Transaction based on the indicative interest margin contained in any financing commitment documentation with respect to such Indebtedness or, if no such indicative interest margin exists, as reasonably determined by the Initial USD Borrower in good faith. Notwithstanding anything in this Agreement or any Loan Document to the contrary, if the Initial USD Borrower or the Subsidiaries (x) incurs Indebtedness, issues Disqualified Stock or Preferred Stock, creates Liens, makes Asset Sales, makes Investments, makes Restricted Payments or repays any Indebtedness, Disqualified Stock or Preferred Stock in connection with any Limited Condition Transaction under a ratio-based Basket and (y) incurs Indebtedness, issues Disqualified Stock or Preferred Stock, creates Liens, makes Asset Sales, Investments or Restricted Payments or repays any Indebtedness, Disqualified Stock or Preferred Stock in connection with such Limited Condition Transaction under a non-ratio-based Basket (which shall occur within five Business Days of the events in clause (x) above), then the applicable ratio will be calculated with respect to any such action under the applicable ratio-based Basket without regard to any such action under such non-ratio-based Basket made in connection with such Limited Condition Transaction.
SECTION 1.08
Guaranties of Hedging Obligations. Notwithstanding anything else to the contrary in any Loan Document, no non-Qualified ECP Guarantor shall be required to guarantee or provide security for Excluded Swap Obligations, and any reference in any Loan Document with respect to such non-Qualified ECP Guarantor guaranteeing or providing security for the Obligations shall be deemed to be all Obligations other than the Excluded Swap Obligations.
SECTION 1.09
Currency Equivalents Generally.
(1)
If any basket under Article VII or VIII with respect to any amount expressed in a currency other than Dollars is exceeded solely as a result of fluctuations in applicable currency exchange rates after the last time such basket was utilized, such basket will not be deemed to have been exceeded solely as a result of such fluctuations in currency exchange rates.
(2)
Any determinations as to the Dollar Equivalent of Revolving Loans denominated in Euros shall be made by the Administrative Agent as of the most recent Revaluation Date and such determination shall be conclusive absent manifest error.
(3)
For purposes of determining the First Lien Net Leverage Ratio, Secured Net Leverage Ratio, the Total Net Leverage Ratio, the Total Gross Leverage Ratio, Fixed Charge

Coverage Ratio and the Interest Coverage Ratio, amounts denominated in a currency other than U.S. Dollars will be converted to U.S. Dollars for the purposes of (A) testing the Financial Covenant, at the Exchange Rate as of the last day of the fiscal quarter for which such measurement is being made, and (B) calculating any First Lien Net Leverage Ratio, Secured Net Leverage Ratio (other than for purposes of determining compliance with the Financial Covenant), the Total Net Leverage Ratio (other than for purposes of determining compliance with the Financial Covenant), the Total Gross Leverage Ratio, the Fixed Charge Coverage Ratio (other than for purposes of determining compliance with the Financial Covenant) and the Interest Coverage Ratio, at the Exchange Rate as of the date of calculation, and will, in the case of Indebtedness, reflect the currency translation effects, determined in accordance with GAAP, of Hedging Obligations permitted hereunder for currency exchange risks with respect to the applicable currency in effect on the date of determination of the U.S. Dollar equivalent of such Indebtedness.
(4)
The Administrative Agent shall use the Exchange Rate as of each Revaluation Date for the purpose of calculating Dollar Equivalent amounts of the Revolving Loans denominated in Euros, as the case may be. Such Exchange Rates shall become effective as of such Revaluation Date and shall be the Exchange Rates employed in converting any amounts between the applicable currencies for such purposes until the next Revaluation Date to occur.
SECTION 1.10
Letters of Credit. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the amount of the stated amount of such Letter of Credit in effect at such time after giving effect to any automatic reductions to such stated amount pursuant to the terms of the applicable Letter of Credit after the occurrence of any applicable condition (including the expiration of any applicable period); provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuing Bank Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the amount of the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.
SECTION 1.11
Interest Rates; Benchmark Notification. The interest rate on a Loan denominated in Dollars or Euros may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event, Section 3.6.2(a) provides the mechanism for determining an alternative rate of interest. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability. The Administrative Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement, any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrowers. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrowers, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

SECTION 1.12
Additional Borrowers. Notwithstanding anything in Section 10.01 to the contrary, following the Closing Date, the Initial USD Borrower may request that one or more Eligible Subsidiaries be added as an Additional Borrower under the USD Revolving Facility and/or under the Euro Revolving Facility, in each case, by delivering to the Administrative Agent an agreement (an “Additional Borrower Agreement”), in form and substance reasonably satisfactory to the Administrative Agent executed by such Eligible Subsidiary and the Initial USD Borrower. The addition of such Eligible Subsidiary as an Additional Borrower shall be subject to the following conditions:
(1)
such addition shall become effective no earlier than ten (10) Business Days (or such shorter period as the Administrative Agent may in its discretion agree) after delivery to the Administrative Agent of written notice thereof;
(2)
each Appropriate Lender and the Administrative Agent shall have received such documentation and other information reasonably requested by the Appropriate Lenders or the Administrative Agent for purposes of complying with all necessary “know your customer” or other similar checks under all applicable laws and regulations (including the USA PATRIOT Act and the Beneficial Ownership Regulation), provided that there has been no written objection submitted by any of the Appropriate Lenders or the Administrative Agent within five (5) Business Days of the date of receipt of such documentation and other information;
(3)
if such Eligible Subsidiary is organized or incorporated in or under the laws of, or for applicable Tax purposes is resident of or treated as engaged in a trade or business in, any jurisdiction other than a jurisdiction in or under the laws of which at least one of the then-existing Borrowers is organized or incorporated on the date such Additional Borrower Agreement is delivered to the Administrative Agent, this Agreement shall have been amended (which may include, without limitation, Section 3.01 and the definition of “Excluded Taxes”) and the other Loan Documents to include such Subsidiary as an Additional Borrower hereunder, which amendment must be as mutually agreed by the Administrative Agent, the Initial USD Borrower and the applicable Additional Borrower (provided that no such amendment shall materially adversely affect the rights of any Lender that has not consented to such amendment); provided that, neither the Administrative Agent nor any Lender (in their sole reasonable determination) shall be materially adversely affected by the addition of such Additional Borrower;
(4)
the Administrative Agent shall have received a customary opinion of counsel for such Additional Borrower reasonably acceptable to the Administrative Agent and covering such matters relating to the transactions contemplated hereby as the Administrative Agent may reasonably request;
(5)
the Administrative Agent shall have received all documents which it may reasonably request relating to the existence of such Additional Borrower, its corporate authority for and the validity of its entry into its Additional Borrower Agreement, this Agreement, any other Loan Document, and any other matters relevant thereto, all in form and substance reasonably satisfactory to the Administrative Agent;
(6)
each of the Additional Borrowers, shall have (i) unconditionally jointly and severally guaranteed to the Administrative Agent and each of the holders of the Obligations the prompt payment of the Obligations in full when due (whether at stated maturity, as a mandatory pre-payment, by acceleration, as a mandatory Cash Collateralization or otherwise) by executing a supplement to the Guaranty and (ii) taken all actions necessary to create and perfect a security interest in its assets (other than any Excluded Collateral) for the benefit of the Secured Parties in accordance with Section 6.11 and Section 6.13, unless a security interest in the assets (other than any Excluded Collateral) of such Additional Borrower has already been created and perfected; and
(7)
there shall be no cross border lending restrictions or other legal impediments that prohibit, restrict or otherwise restrain any Appropriate Lender from making Loans or other credit extensions to such Additional Borrower.

For the avoidance of doubt, any obligations in respect of Borrowings by any Additional Borrower under this Agreement will constitute “Obligations” for all purposes of the Loan Documents.

Article II

The Commitments and Borrowings
SECTION 2.01
The Loans.
(1)
Revolving Borrowings.

(a) USD Revolving Borrowing. Subject to the terms and conditions set forth herein, each Revolving Lender severally agrees to make loans (each such loan, a “USD Revolving Loan”) denominated in Dollars from its applicable Lending Office to any USD Borrower from time to time, on any Business Day during the period from the Initial Availability Date until the Maturity Date applicable thereto, in an aggregate principal amount not to exceed at any time outstanding the amount of such Lender’s USD Revolving Commitment; provided that after giving effect to any USD Revolving Borrowing, the aggregate Outstanding Amount of the USD Revolving Loans of any Lender plus such Lender’s Applicable Percentage of the Outstanding Amount of all USD L/C Obligations shall not exceed such Lender’s USD Revolving Commitment. Within the limits of each Lender’s USD Revolving Commitment, and subject to the other terms and conditions hereof, any USD Borrower may borrow under this Section 2.01(1)(a), prepay under Section 2.05 and reborrow under this Section 2.01(1)(a). USD Revolving Loans may be Base Rate Loans or Term Benchmark Loans, as further provided herein.

(b) Euro Revolving Loans. Subject to the terms and conditions set forth herein, each Revolving Lender severally agrees to make loans (each such loan, a “Euro Revolving Loan”) denominated in any Alternative Currency from its applicable Lending Office to any Euro Borrower from time to time, on any Business Day during the period from the Initial Availability Date until the Maturity Date applicable thereto, in an aggregate principal amount not to exceed at any time outstanding the amount of such Lender’s Euro Revolving

Commitment; provided that after giving effect to any Revolving Borrowing, the aggregate Outstanding Amount of the Euro Revolving Loans of any Lender plus such Lender’s Applicable Percentage of the Outstanding Amount of all Euro L/C Obligations shall not exceed such Lender’s Euro Revolving Commitment. Within the limits of each Lender’s Euro Revolving Commitment, and subject to the other terms and conditions hereof, any Euro Borrower may borrow under this Section 2.01(1)(b), prepay under Section 2.05 and reborrow under this Section 2.01(1)(b). Euro Revolving Loans may only be Term Benchmark Loans and, for the avoidance of doubt, in no event shall any Euro Revolving Loan be converted into Base Rate Loans.

(2)
Revolving Note. The Revolver Loans made by each Lender and interest accruing thereon shall be evidenced by the records of the Administrative Agent and such Lender. At the request of any Lender, the Borrowers shall deliver a Revolver Note to such Lender in the amount of such Lender’s Revolver Commitment.
SECTION 2.02
Borrowings, Conversions and Continuations of Loans.
(1)
Each Revolving Borrowing, each conversion of Revolving Loans from one Type to the other, and each continuation of Term Benchmark Loans shall be made upon any USD Borrower’s or Euro Borrower’s (as applicable) irrevocable notice, on behalf of itself and each other USD Borrower or Euro Borrower, as applicable, to the Administrative Agent (provided that the notice in respect of any Permitted Acquisition or other transaction permitted under this Agreement, may be conditioned on such Permitted Acquisition or other transaction, as applicable), which may be given by: (A) telephone or (B) a Committed Loan Notice; provided that any telephonic notice by the Borrowers must be confirmed immediately by delivery to the Administrative Agent of a Committed Loan Notice. Each such notice must be received by the Administrative Agent not later than (a) 1:00 p.m., New York time, three (3) Business Days prior to the requested date of any Borrowing or continuation of Term Benchmark Loans denominated in Dollars or any conversion of Base Rate Loans to Term Benchmark Loans denominated in Dollars, (b) 1:00 p.m., New York time, on the requested date of any Borrowing of Base Rate Loans or any conversion of Term Benchmark Loans to Base Rate Loans and (c) 1:00 p.m., New York time, four (4) Business Days prior to the requested date of any Borrowing or continuation of Term Benchmark Loans denominated in any Alternative Currency. Each telephonic notice by the Borrowers pursuant to this Section 2.02(1) must be confirmed promptly by delivery to the Administrative Agent of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrowers. Except as provided in Sections 2.15 and 2.16, each Borrowing of, conversion to or continuation of Term Benchmark Loans shall be in a principal amount of $1.0 million (or €1.0 million in the case of Euro Revolving Loans) or a whole multiple amount of $200,000 (or €200,000 in the case of Euro Revolving Loans) in excess thereof. Except as provided in Sections 2.03(3), 2.15 and 2.16, each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple amount of $100,000 in excess thereof. Each Committed Loan Notice (whether telephonic or written) shall specify
(v)
whether such Borrower is requesting a Revolving Borrowing, a conversion of Revolving Loans from one Type to the other or a continuation of Term Benchmark Loans,

(vi)
the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day),
(vii)
the principal amount of Loans to be borrowed, converted or continued,
(viii)
the Class and Type of Loans to be borrowed or to which existing Revolving Loans are to be converted,
(ix)
if applicable, the duration of the Interest Period with respect thereto,
(x)
the applicable currency, which shall be either Dollars or an Alternative Currency, and
(xi)
wire instructions of the account(s) to which funds are to be disbursed.

If any Borrower fails to specify a Type of Loan to be made in a Committed Loan Notice, then the applicable Loans shall be made as Term Benchmark Loans with an Interest Period of one (1) month. If any Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made or continued as the same Type of Loan, which if a Term Benchmark Loan, shall have a one-month Interest Period. Any such automatic continuation of Term Benchmark Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Term Benchmark Loans. If any Borrower requests a Borrowing of, conversion to, or continuation of Term Benchmark Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one (1) month.

(2)
Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Pro Rata Share or other applicable share provided for under this Agreement of the applicable Class of Loans, and if no timely notice of a conversion or continuation is provided by the Borrowers, the Administrative Agent shall notify each Lender of the details of any automatic continuation of Term Benchmark Loans or continuation of Loans described in Section 2.02(1). In the case of each Borrowing, each Appropriate Lender shall make the amount of its Loan available to the Administrative Agent in Same Day Funds at the Administrative Agent’s Office not later than, 3:00 p.m., New York time, on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Article IV for any Borrowing, the Administrative Agent shall make all funds so received available to the Borrowers in like funds as received by the Administrative Agent either by (a) crediting the account(s) of the Borrowers on the books of the Administrative Agent with the amount of such funds or (b) wire transfer of such funds, in each case in accordance with instructions provided by the Borrowers to (and reasonably acceptable to) the Administrative Agent; provided that if on the date the Committed Loan Notice with respect to a Borrowing under any Facility is given by the Borrowers, there are L/C Borrowings outstanding under such Facility, then the proceeds of such Borrowing shall be applied, first, to the payment in full of any such L/C Borrowing and second, to the Borrowers as provided above.
(3)
Except as otherwise provided herein, a Term Benchmark Loan may be continued or converted only on the last day of an Interest Period for such Term Benchmark Loan, unless the Borrowers pay the amount due, if any, under Section 3.05 in connection therewith. Upon the occurrence and during the continuation of an Event of Default, the Administrative Agent at the direction of the Required Facility Lenders under the applicable Facility may require by notice to the Initial USD Borrower that (x) no Loans under such Facility may be converted to or continued

as Term Benchmark Loans and (y) unless repaid, (A) each Term Benchmark Borrowing denominated in Dollars shall be converted to an Base Rate Borrowing at the end of the Interest Period applicable thereto and (B) each Term Benchmark Borrowing denominated in an Alternative Currency shall bear interest at the Central Bank Rate plus the CBR Spread; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Agreed Currency cannot be determined, any outstanding affected Term Benchmark Loans denominated in any Alternative Currency shall either be (A) converted to an Base Rate Borrowing denominated in Dollars (in an amount equal to the Dollar Equivalent of such Alternative Currency) at the end of the Interest Period, as applicable, therefor or (B) prepaid at the end of the applicable Interest Period, as applicable, in full.
(4)
The Administrative Agent shall promptly notify the Initial USD Borrower and the Lenders of the interest rate applicable to any Interest Period for Term Benchmark Loans upon determination of such interest rate. The determination of the Term Benchmark by the Administrative Agent shall be conclusive in the absence of manifest error. At any time when Base Rate Loans are outstanding, the Administrative Agent shall notify the Initial USD Borrower and the Lenders of any change in the Administrative Agent’s prime rate used in determining the Base Rate promptly following the announcement of such change.
(5)
After giving effect to all Revolving Borrowings, all conversions of Revolving Loans from one Type to the other, and all continuations of Revolving Loans as the same Type, there shall not be more than ten (10) Interest Periods in effect unless otherwise agreed between the Initial USD Borrower and the Administrative Agent.
(6)
The failure of any Lender to make the Loan to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on the date of any Borrowing.
(7)
Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing, or, in the case of any Borrowing of Base Rate Loans, prior to 1:30 p.m., New York time, on the date of such Borrowing, that such Lender will not make available to the Administrative Agent such Lender’s Pro Rata Share or other applicable share provided for under this Agreement of such Borrowing, the Administrative Agent may assume that such Lender has made such Pro Rata Share and such other applicable share available to the Administrative Agent on the date of such Borrowing in accordance with paragraph (2) above, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrowers on such date a corresponding amount. If the Administrative Agent shall have so made funds available, then, to the extent that such Lender shall not have made such portion available to the Administrative Agent, each of such Lender and the Borrowers severally agrees to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrowers until the date such amount is repaid to the Administrative Agent at (a) in the case of the Borrowers, the interest rate applicable at the time to the Loans comprising such Borrowing and (b) in the case of such Lender, the Overnight Rate plus any administrative, processing or similar fees customarily charged by the Administrative Agent in accordance with the foregoing. A certificate of the Administrative

Agent submitted to any Lender with respect to any amounts owing under this Section 2.02(7) shall be conclusive in the absence of manifest error. If the Borrowers and such Lender shall both pay all or any portion of the principal amount in respect of such Borrowing or interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrowers the amount of such Borrowing or interest paid by the Borrowers for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrowers shall be without prejudice to any claim the Borrowers may have against a Lender that shall have failed to make such payment to the Administrative Agent.
SECTION 2.03
Letters of Credit.
(1)
The Letter of Credit Commitments.
(f)
Subject to the terms and conditions set forth herein, (i) each USD Issuing Bank agrees, in reliance upon the agreements of the other Revolving Lenders under the USD Revolving Facility set forth in this Section 2.03, (A) from time to time on any Business Day during the period from the Initial Availability Date until the L/C Expiration Date, to issue USD Letters of Credit denominated in Dollars for the account of any USD Borrower (provided that any such USD Letter of Credit may be for the benefit of the Initial USD Borrower or any Subsidiary of the Initial USD Borrower) and to amend or renew USD Letters of Credit previously issued by it, in accordance with Section 2.03(2), and (B) to honor drawings under the USD Letters of Credit, (ii) each Euro Issuing Bank agrees, in reliance upon the agreements of the other Revolving Lenders under the Euro Revolving Facility set forth in this Section 2.03, (A) from time to time on any Business Day during the period from the Initial Availability Period until the L/C Expiration Date, to issue Euro Letters of Credit denominated in Euros for the account of any Euro Borrower (provided that any such Letter of Credit may be for the benefit of the Initial USD Borrower or any Subsidiary of the Initial USD Borrower) and to amend or renew Euro Letters of Credit previously issued by it, in accordance with Section 2.03(2), (iii) the Revolving Lenders under the USD Revolving Facility severally agree to participate in USD Letters of Credit issued pursuant to this Section 2.03 and (iv) the Revolving Lenders under the Euro Revolving Facility agree to participate in USD Letters of Credit issued pursuant to this Section 2.03; provided that no Issuing Bank shall be obligated to make any L/C Credit Extension with respect to any Letter of Credit, and no Lender shall be obligated to participate in any Letter of Credit if as of the date of such L/C Credit Extension, (A) in the case of a USD Letter of Credit, (x) the USD Revolving Exposure of any Revolving Lender would exceed such Lender’s USD Revolving Commitment or (y) the Outstanding Amount of the USD L/C Obligations would exceed the USD L/C Sublimit and (B) in the case of a Euro Letter of Credit, (x) the Euro Revolving Exposure of any Revolving Lender would exceed such Lender’s Euro Revolving Commitment or (y) the Outstanding Amount of the Euro L/C Obligations would exceed the Euro L/C Sublimit. Within the foregoing limits, and subject to the terms and conditions hereof, the ability of the Borrowers to obtain Letters of Credit shall be fully revolving, and accordingly the Borrowers may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.

(g)
An Issuing Bank shall be under no obligation to issue any Letter of Credit if:
(i)
any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Bank from issuing such Letter of Credit, or any Law applicable to such Issuing Bank or any directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuing Bank shall prohibit, or direct that such Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such Issuing Bank is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Closing Date (for which such Issuing Bank is not otherwise compensated hereunder);
(ii)
subject to Section 2.03(2)(c), the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last renewal, unless (A) each Appropriate Lender has approved of such expiration date or (B) the Outstanding Amount of L/C Obligations in respect of such requested Letter of Credit has been Cash Collateralized or back-stopped by a letter of credit reasonably satisfactory to the applicable Issuing Bank;
(iii)
the expiry date of such requested Letter of Credit would occur after the L/C Expiration Date, unless (A) each Appropriate Lender has approved of such expiration date or (B) the Outstanding Amount of L/C Obligations in respect of such requested Letter of Credit has been Cash Collateralized or back-stopped by a letter of credit reasonably satisfactory to the applicable Issuing Bank;
(iv)
the issuance of such Letter of Credit would violate any policies of such Issuing Bank applicable to letters of credit generally;
(v)
any Appropriate Lender is at that time a Defaulting Lender, unless such Issuing Bank has entered into arrangements, including the delivery of Cash Collateral, satisfactory to such Issuing Bank (in its sole discretion) with the applicable Borrower or such Lender to eliminate such Issuing Bank’s actual or potential Fronting Exposure (after giving effect to Section 2.17(1)(d)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which such Issuing Bank has actual or potential Fronting Exposure, as it may elect in its sole discretion; or
(vi)
such Issuing Bank declines (in its sole discretion) to issue such Letter of Credit.
(h)
An Issuing Bank shall be under no obligation to amend any Letter of Credit if (i) such Issuing Bank would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof or (ii) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.
(i)
The Existing Letters of Credit shall be deemed to be “USD Letters of Credit” issued on the Initial Availability Date for all purposes of the Loan Documents.
(2)
Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.
(f)
Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrowers delivered to an Issuing Bank (with a copy to the Administrative Agent) in the form of a L/C Application, appropriately completed and signed by a Responsible Officer of the Borrowers. Such L/C Application must be received by the relevant Issuing Bank and the Administrative Agent not later than 1:00 p.m., New York time, at least two (2) Business Days prior to the proposed issuance date or date of amendment, as the case may be, or, in each case, such later date and time as the relevant Issuing Bank may agree in a particular instance in its sole discretion. In the case of a request for an initial issuance of a Letter of Credit, such L/C Application shall specify in form and detail reasonably satisfactory to the relevant Issuing Bank:
(i)
the proposed issuance date of the requested Letter of Credit (which shall be a Business Day);
(ii)
the amount thereof;
(iii)
the expiry date thereof;
(iv)
the name and address of the beneficiary thereof;
(v)
the documents to be presented by such beneficiary in case of any drawing thereunder;
(vi)
the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and
(vii)
such other matters as the relevant Issuing Bank may reasonably request.

In the case of a request for an amendment of any outstanding Letter of Credit, such L/C Application shall specify in form and detail reasonably satisfactory to the relevant Issuing Bank:

(A)
the Letter of Credit to be amended;
(B)
the proposed date of amendment thereof (which shall be a Business Day);
(C)
the nature of the proposed amendment; and
(D)
such other matters as the relevant Issuing Bank may reasonably request.

(g)
Promptly after receipt of any L/C Application, the relevant Issuing Bank will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such L/C Application from the applicable Borrower and, if not, such Issuing Bank will provide the Administrative Agent with a copy thereof. Upon receipt by the relevant Issuing Bank of confirmation from the Administrative Agent that the requested issuance or amendment is permitted in accordance with the terms hereof, then, subject to the terms and conditions hereof, such Issuing Bank shall, on the requested date, issue a Letter of Credit for the account of the applicable Borrower (or, if applicable, for the benefit of any Subsidiary of such Borrower) or enter into the applicable amendment, as the case may be. Immediately upon the issuance of each Letter of Credit, each Revolving Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the relevant Issuing Bank a risk participation in such Letter of Credit in an amount equal to the product of such Lender’s Applicable Percentage of the amount of such Letter of Credit.
(h)
If a Borrower so requests in any applicable L/C Application, the relevant Issuing Bank shall (subject to the conditions set forth in Section 2.03(1)) agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the relevant Issuing Bank to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon by the relevant Issuing Bank and the applicable Borrower at the time such Letter of Credit is issued. Unless otherwise agreed in such Letter of Credit, the Borrowers shall not be required to make a specific request to the relevant Issuing Bank for any such extension. Once an Auto-Extension Letter of Credit has been issued, the applicable Lenders shall be deemed to have authorized (but may not require) the relevant Issuing Bank to permit the extension of such Letter of Credit at any time to an expiry date not later than the applicable L/C Expiration Date, unless the Outstanding Amount of L/C Obligations in respect of such requested Letter of Credit has been Cash Collateralized or back-stopped by a letter of credit reasonably satisfactory to the applicable Issuing Bank; provided that the relevant Issuing Bank shall not permit any such extension if (i) the relevant Issuing Bank has determined that it would have no obligation at such time to issue such Letter of Credit in its extended form under the terms hereof (by reason of the provisions of Section 2.03(1)(b) or otherwise) or (ii) it has received notice (which may be by telephone or in writing) on or before the day that is seven (7) Business Days before the Non-Extension Notice Date from the Administrative Agent, any Appropriate Lender or any Borrower that one or more of the applicable conditions specified in Section 4.03 will not be satisfied on the applicable date of the Credit Extension.
(i)
Promptly after issuance of any Letter of Credit or any amendment to a Letter of Credit, the relevant Issuing Bank will also deliver to the applicable Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.
(3)
Drawings and Reimbursements; Funding of Participations.

(f)
Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the relevant Issuing Bank shall promptly notify the applicable Borrower and the Administrative Agent thereof (including the date on which such payment is to be made). Not later than 12:00 p.m. on the first Business Day immediately following any payment by an Issuing Bank under a Letter of Credit with notice to the applicable Borrower (each such date, an “Honor Date”), such Borrower shall reimburse, or cause to be reimbursed, such Issuing Bank, in each case, through the Administrative Agent in an amount equal to the amount of such drawing; provided that, if such reimbursement is not made on the date of drawing, such Borrower shall pay interest to the relevant Issuing Bank on such amount at the rate applicable to Base Rate Loans (without duplication of interest payable on L/C Borrowings). The relevant Issuing Bank shall notify the applicable Borrower of the amount of the drawing promptly following the determination thereof. If any Borrower fails to so reimburse, or cause to be reimbursed, such Issuing Bank by such time, the Administrative Agent shall promptly notify each Appropriate Lender of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and the amount of such Appropriate Lender’s Applicable Percentage thereof. In such event, in the case of an Unreimbursed Amount under a Letter of Credit, the Borrowers shall be deemed to have requested a Revolving Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans but subject to the requirements for the amount of the unutilized portion of the applicable Class of Revolving Commitments of the Appropriate Lenders and the conditions set forth in Section 4.03 (other than the delivery of a Committed Loan Notice). Any notice given by an Issuing Bank or the Administrative Agent pursuant to this Section 2.03(3)(a) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.
(g)
Each Appropriate Lender (including any Lender acting as an Issuing Bank) shall upon any notice pursuant to Section 2.03(3)(a) make funds available to the Administrative Agent for the account of the relevant Issuing Bank in Dollars (in the case of any USD Letter of Credit) or Euros (in the case of any Euro Letter of Credit) at the Administrative Agent’s Office for payments in an amount equal to its Applicable Percentage of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(3)(c), each Appropriate Lender that so makes funds available shall be deemed to have made (x) in the case of a USD Letter of Credit, a USD Revolving Loan that is a Base Rate Loan to the USD Borrowers and (y) in the case of a Euro Letter of Credit, a Euro Revolving Loan that is a Term Benchmark Loan to the Euro Borrowers, in each case, in such amount and, for the avoidance of doubt, the making of such Revolving Loans in an aggregate amount equal to such Unreimbursed Amount shall satisfy the applicable Borrowers’ reimbursement obligations with respect thereof. The Administrative Agent shall remit the funds so received to the relevant Issuing Bank.
(h)
With respect to any Unreimbursed Amount that is not fully refinanced by a Revolving Borrowing because the conditions set forth in Section 4.03 cannot be satisfied or for any other reason, the Borrowers shall be deemed to have incurred from the relevant

Issuing Bank an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Appropriate Lender’s payment to the Administrative Agent for the account of the relevant Issuing Bank pursuant to Section 2.03(3)(b) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.
(i)
Until each Appropriate Lender funds its Revolving Loan or L/C Advance pursuant to this Section 2.03(3) to reimburse the relevant Issuing Bank for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Applicable Percentage of such amount shall be solely for the account of the relevant Issuing Bank.
(j)
Each Revolving Lender’s obligation to make Revolving Loans or L/C Advances to reimburse an Issuing Bank for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(3), shall be absolute and unconditional and shall not be affected by any circumstance, including
(i)
any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the relevant Issuing Bank, the Borrowers or any other Person for any reason whatsoever;
(ii)
the occurrence or continuance of a Default; or
(iii)
any other occurrence, event or condition, whether or not similar to any of the foregoing;

provided that each Revolving Lender’s obligation to make Revolving Loans pursuant to this Section 2.03(3) is subject to the conditions set forth in Section 4.03 (other than delivery by the Borrowers of a Committed Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrowers to reimburse the relevant Issuing Bank for the amount of any payment made by such Issuing Bank under any Letter of Credit, together with interest as provided herein.

(k)
If any Revolving Lender fails to make available to the Administrative Agent for the account of the relevant Issuing Bank any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(3) by the time specified in Section 2.03(3)(b), such Issuing Bank shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such Issuing Bank at a rate per annum equal to the Overnight Rate from time to time in effect. A certificate of the relevant Issuing Bank submitted to any Revolving Lender (through the Administrative Agent) with respect to any amounts owing under this Section 2.03(3)(f) shall be conclusive absent manifest error.
(4)
Repayment of Participations.
(f)
If, at any time after an Issuing Bank has made a payment under any Letter of Credit and has received from any Revolving Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(3), the Administrative Agent receives for the account of such Issuing Bank any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrowers or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Applicable Percentage thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s L/C Advance was outstanding) in the amount received by the Administrative Agent.
(g)
If any payment received by the Administrative Agent for the account of an Issuing Bank pursuant to Section 2.03(3)(a) or Section 2.03(3)(b) is required to be returned under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by such Issuing Bank in its discretion), each Appropriate Lender shall pay to the Administrative Agent for the account of such Issuing Bank its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Overnight Rate from time to time in effect. The Obligations of the Revolving Lenders under this Section 2.03(4)(b) shall survive the payment in full of the Obligations and the termination of this Agreement.
(5)
Obligations Absolute. The obligation of the Borrowers to reimburse the relevant Issuing Bank for each drawing under each Letter of Credit issued by it and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:
(f)
any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;
(g)
the existence of any claim, counterclaim, setoff, defense or other right that any Loan Party may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the relevant Issuing Bank or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;
(h)
any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;
(i)
any payment by the relevant Issuing Bank under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the relevant Issuing Bank under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;
(j)
any exchange, release or non-perfection of any Collateral, or any release or amendment or waiver of or consent to departure from the Guaranty or any other guarantee, for all or any of the Obligations of any Loan Party in respect of such Letter of Credit; or
(k)
any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Loan Party;

provided that the foregoing shall not excuse any Issuing Bank from liability to the Borrowers to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are waived by the Borrowers to the extent permitted by applicable Law) suffered by the Borrowers that are caused by acts or omissions by such Issuing Bank constituting gross negligence, bad faith or willful misconduct on the part of such Issuing Bank as determined in a final and non-appealable judgment by a court of competent jurisdiction.

(6)
Role of Issuing Banks. Each Issuing Bank shall be entitled to rely upon, and shall be fully protected in relying upon, any note, writing, resolution, notice, statement, certificate or facsimile message, order or other document or telephone message signed, sent or made by any Person that such Issuing Bank reasonably believed to be genuine and correct and to have been signed, sent or made by the proper Person, and, with respect to all legal matters pertaining to this Agreement and any other Loan Document and its duties hereunder and thereunder, upon advice of counsel selected by such Issuing Bank (which may include, at the Issuing Bank’s option, counsel of the Administrative Agent or the Initial USD Borrower). Each Lender and each Borrower agrees that, in paying any drawing under a Letter of Credit, the relevant Issuing Bank shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the Issuing Banks, any Related Person of such Issuing Banks, nor any of the respective correspondents, participants or assignees of any Issuing Bank shall be liable to any Lender for
(f)
any action taken or omitted in connection herewith at the request or with the approval of the Lenders, the Required Lenders or the Required Facility Lenders in respect of the Revolving Commitments, as applicable;
(g)
any action taken or omitted in the absence of gross negligence, bad faith or willful misconduct as determined in a final and non-appealable judgment by a court of competent jurisdiction; or
(h)
the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or L/C Application.

Each Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided that this assumption is not intended to, and shall not, preclude any Borrower from pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the Issuing Banks, any Related Persons of such Issuing Banks, nor any of the respective correspondents, participants or assignees of any Issuing Bank, shall be liable or responsible for any of the matters described in clauses (a) through (f) of Section 2.03(5); provided that anything in such clauses to the contrary notwithstanding, any Borrower may have a claim against an Issuing Bank, and such Issuing Bank may be liable to the such Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential, damages suffered by such Borrower which such Borrower proves were caused by such Issuing Bank’s willful misconduct, bad faith or gross negligence or such Issuing Bank’s willful or grossly negligent, or bad faith, failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit in each case as determined in a final and non-appealable judgment by a court of competent jurisdiction. In furtherance and not in limitation of the foregoing, each Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and no Issuing Bank shall be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

Each Appropriate Lender shall, ratably in accordance with its Applicable Percentage, indemnify each Issuing Bank, its Related Persons and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrowers) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees’ willful misconduct, bad faith or gross negligence or such Issuing Bank’s willful or grossly negligent, or bad faith, failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit in each case as determined in a final and non-appealable judgment by a court of competent jurisdiction) that such indemnitees may suffer or incur in connection with this Section 2.03 or any action taken or omitted to be taken by such indemnitees hereunder.

(7)
Cash Collateral. Subject to Section 2.17(1)(d), if,
(f)
as of any L/C Expiration Date, any applicable Letter of Credit may for any reason remain outstanding and partially or wholly undrawn,
(g)
any Event of Default occurs and is continuing and the Administrative Agent, upon the direction of the Required Facility Lenders in respect of the USD Revolving Facility or the Euro Revolving Facility, requires the Borrowers to Cash Collateralize the L/C Obligations pursuant to Section 8.02,
(h)
an Event of Default set forth under Section 8.01(6) occurs and is continuing, or
(i)
the applicable Class of Revolving Commitments is terminated pursuant to Section 2.06(1),

the Borrowers will Cash Collateralize, or cause to be Cash Collateralized, the then Outstanding Amount of all relevant L/C Obligations (in an amount equal to such Outstanding Amount determined as of the date of such Event of Default or the applicable date of termination of Revolving Commitments or L/C Expiration Date, as the case may be), and shall do so not later than 2:00 p.m. on (i) in the case of the immediately preceding clauses (a) or (b), (x) the Business Day that any Borrower receives notice thereof, if such notice is received on such day prior to 12:00 p.m. or (y) if clause (x) above does not apply, the Business Day immediately following the day that such Borrower receives such notice and (ii) in the case of the immediately preceding clause (c), the Business Day on which an Event of Default set forth under Section 8.01(6) occurs or, if such day is not a Business Day, the Business Day immediately succeeding such day. At any time that there shall exist a Defaulting Lender, immediately upon the request of the Administrative Agent or the applicable Issuing Bank, the applicable Borrower will Cash Collateralize all Fronting Exposure (after giving effect to Section 2.17(1)(d) and any Cash Collateral provided by the Defaulting Lender). Each Borrower hereby grants to the Administrative Agent, for the benefit of the Issuing Banks and the Revolving Lenders, a security interest in all such Cash Collateral. Cash Collateral shall be maintained in blocked accounts at the Administrative Agent and may be invested in readily available Cash Equivalents selected by the Administrative Agent in its sole discretion. If at any time the Administrative Agent determines that any funds held as Cash Collateral are expressly subject to any right or claim of any Person other than the Loan Parties or the Administrative Agent (in its capacity as the depository bank and on behalf of the Secured Parties) or that the total amount of such funds is less than the aggregate Outstanding Amount of all relevant L/C Obligations, each Borrower will, forthwith upon demand by the Administrative Agent, pay, or cause to be paid, to the Administrative Agent, as additional funds to be deposited and held in the deposit accounts at the Administrative Agent as aforesaid, an amount equal to the excess of (A) such aggregate Outstanding Amount over (B) the total amount of funds, if any, then held as Cash Collateral that the Administrative Agent reasonably determines to be free and clear of any such right and claim. Upon the drawing of any Letter of Credit for which funds are on deposit as Cash Collateral, such funds shall be applied, to the extent permitted under applicable Law, to reimburse the relevant Issuing Bank. To the extent the amount of any Cash Collateral exceeds the then Outstanding Amount of such relevant L/C Obligations and so long as no Event of Default has occurred and is continuing, the excess shall promptly be refunded to each Borrower. To the extent any Event of Default giving rise to the requirement to Cash Collateralize any Letter of Credit pursuant to this Section 2.03(7) is cured or otherwise waived, then so long as no other Event of Default has occurred and is continuing, the amount of any Cash Collateral pledged to Cash Collateralize such Letter of Credit shall promptly be refunded to each Borrower.

(8)
[Reserved].
(9)
Letter of Credit Fees. The Borrowers shall pay to the Administrative Agent, for the account of each Appropriate Lender in accordance with its Applicable Percentage, a Letter of Credit fee for each Letter of Credit issued pursuant to this Agreement equal to the Applicable Rate ~~set forth in the “Term Benchmark Loans / Letter of Credit Fees” column of the chart in the definition of “Applicable Rate”~~ times the daily maximum amount then available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit if such maximum amount decreases or increases periodically pursuant to the terms of such Letter of Credit); provided, however, that any Letter of Credit fees otherwise payable for the account of a Defaulting Lender with respect to any Letter of Credit as to which such Defaulting Lender has not provided Cash Collateral satisfactory to the applicable Issuing Bank pursuant to this Section 2.03 shall be payable, to the maximum extent permitted by applicable Law, to the other Lenders in accordance with the upward adjustments in their respective Applicable Percentages allocable to such Letter of Credit pursuant to Section 2.17(1)(d), with the balance of such fee, if any, payable to the applicable Issuing Bank for its own account. Such Letter of Credit fees shall be computed on a quarterly basis in arrears on the basis of a 360-day year and actual days elapsed. Any Letter of Credit fees accrued through and including the last day of each March, June, September and December (commencing on the first such date occurring after the Initial Availability Period) shall be payable on the fifteenth (15th) day following such last day and upon demand on or after the L/C Expiration Date (or such earlier date on which all Revolving Commitments under the applicable Class have terminated) and thereafter on demand. If there is any change in the Applicable Rate set forth in the “Term Benchmark Loans / Letter of Credit Fees” column of the chart in the definition of “Applicable Rate” during any quarter, the daily maximum amount of each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.
(10)
Fronting Fee and Documentary and Processing Charges Payable to Issuing Banks. The Borrowers shall pay directly to each Issuing Bank of any Letter of Credit for its own account a fronting fee with respect to each Letter of Credit issued by such Issuing Bank equal to 0.125% per annum (or such other lower amount as may be mutually agreed by the applicable Borrower and the applicable Issuing Bank) of the maximum amount then available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such

Letter of Credit if such maximum amount increases or decreases periodically pursuant to the terms of such Letter of Credit) or such lesser fee as may be agreed with such Issuing Bank. Such fronting fees shall be computed on a quarterly basis in arrears on the basis of a 360-day year and actual days elapsed. Such fronting fees shall accrue through and including the last day of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, and shall be payable in arrears on the fifteenth (15th) day following such last day and on demand on or after the L/C Expiration Date (or such earlier date on which all Revolving Commitments under the applicable Class have terminated). In addition, the Borrowers shall pay, or cause to be paid, directly to each Issuing Bank for its own account with respect to each Letter of Credit issued by such Issuing Bank the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such Issuing Bank relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable within ten (10) Business Days of demand and are nonrefundable.
(11)
Conflict with L/C Application. Notwithstanding anything else to the contrary in this Agreement or any L/C Application, in the event of any conflict between the terms hereof and the terms of any L/C Application, the terms hereof shall control.
(12)
Addition of an Issuing Bank. There may be one or more Issuing Banks under this Agreement from time to time. After the Closing Date, (x) a USD Revolving Lender reasonably acceptable to the Initial USD Borrower and the Administrative Agent may become an additional USD Issuing Bank hereunder pursuant to a written agreement among the Initial USD Borrower, the Administrative Agent and such USD Revolving Lender and/or (y) a Euro Revolving Lender reasonably acceptable to the Initial USD Borrower and the Administrative Agent may become an additional Euro Issuing Bank hereunder pursuant to a written agreement among the Initial USD Borrower, the Administrative Agent and such Euro Revolving Lender. The Administrative Agent shall notify the Appropriate Lenders of any such additional Issuing Bank.
(13)
Provisions Related to Extended Revolving Commitments. If the L/C Expiration Date in respect of (x) any USD Revolving Commitments occurs prior to the expiry date of any USD Letter of Credit or (y) any Euro Revolving Commitments occurs prior to the expiry date of any Euro Letter of Credit, then (a) if consented to by the Issuing Bank which issued such Letter of Credit, if one or more other Classes of Revolving Commitments in respect of which the L/C Expiration Date shall not have so occurred are then in effect, such Letters of Credit for which consent has been obtained shall automatically be deemed to have been issued (including for purposes of the obligations of the Revolving Lenders to purchase participations therein and to make Revolving Loans and payments in respect thereof pursuant to Sections 2.03(3) and (4)) under (and ratably participated in by Revolving Lenders pursuant to) the USD Revolving Commitments or Euro Revolving Commitments, as applicable, in respect of such non-terminating Classes up to an aggregate amount not to exceed the aggregate principal amount of the unutilized USD Revolving Commitments or Euro Revolving Commitments, as applicable, thereunder at such time (it being understood that no partial face amount of any Letter of Credit may be so reallocated) and (b) to the extent not reallocated pursuant to immediately preceding clause (a) and unless provisions reasonably satisfactory to the applicable Issuing Bank for the treatment of such Letter of Credit as a letter of credit under a successor credit facility have been agreed upon, each Borrower shall, on or prior to the applicable Maturity Date, cause all such Letters of Credit to be replaced and returned to the applicable Issuing Bank undrawn and marked “cancelled” or to the extent that such Borrower is unable to so replace and return any Letter(s) of Credit, such Letter(s) of Credit shall be backstopped by a “back to back” letter of credit reasonably satisfactory to the applicable Issuing Bank or such Borrower shall Cash Collateralize any such Letter of Credit in accordance with Section 2.03(7).
(14)
Letter of Credit Reports. For so long as any Letter of Credit issued by an Issuing Bank that is not the Administrative Agent is outstanding, such Issuing Bank shall deliver to the Administrative Agent on the last Business Day of each calendar month, and on each date that an L/C Credit Extension occurs with respect to any such Letter of Credit, a report in the form of Exhibit K, appropriately completed with the information for every outstanding Letter of Credit issued by such Issuing Bank.
(15)
Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of a Subsidiary other than a Borrower, the USD Borrowers (in the case of any USD Letter of Credit) and the Euro Borrowers (in the case of any Euro Letter of Credit) shall be obligated to reimburse, or cause to be reimbursed, the applicable Issuing Bank hereunder for any and all drawings under such Letter of Credit. Each Borrower hereby acknowledges that the issuance of Letters of Credit for the account of any Subsidiary inures to the benefit of such Borrower, and that each Borrower’s businesses derives substantial benefits from the businesses of each Subsidiary.
(16)
Applicability of ISP and UCP. Unless otherwise expressly agreed by the relevant Issuing Bank and the applicable Borrower when a Letter of Credit is issued, (i) the rules of the ISP shall apply to each standby Letter of Credit, and (ii) the rules of the UCP shall apply to each commercial Letter of Credit.
SECTION 2.04
[Reserved].
SECTION 2.05
Prepayments.
(1)
Optional.
(f)
Any Borrower may, upon notice to the Administrative Agent by any such Borrower, at any time or from time to time voluntarily prepay any Class or Classes of Revolving Loans in whole or in part without premium (except as set forth in Section 2.18) or penalty; provided that
(i)
such notice must be received by the Administrative Agent not later than (A) 1:00 p.m., New York time, three (3) Business Days prior to any date of prepayment of Term Benchmark Loans denominated in Dollars (or such later date as the Administrative Agent may agree in its sole discretion), (B) 1:00 p.m., New York time, four (4) Business Days prior to any date of prepayment of Term Benchmark Loans denominated in Euros (or such later date as the Administrative Agent may agree in its sole discretion) and (C) 12:00 p.m., New York time, on the date of prepayment of Base Rate Loans;
(ii)
any prepayment of Term Benchmark Loans shall be in a principal amount of $1.0 million (or €1.0 million in the case of Euro Revolving Loans) or a whole multiple of $200,000 (or €200,000 in the case of Euro Revolving Loans) in excess thereof or, if less, the entire principal amount thereof then outstanding; and
(iii)
any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, if less, the entire principal amount thereof then outstanding.

Each such notice shall specify the date and amount of such prepayment and the Class(es) and Type(s) of Loans to be prepaid. The Administrative Agent will promptly notify each Appropriate Lender of its receipt of each such notice, and of the amount of such Lender’s Pro Rata Share of such prepayment. If such notice is given by the Borrowers, the Borrowers shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Term Benchmark Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 3.05. In the case of each prepayment of the Loans pursuant to this Section 2.05(1), each Borrower may in its sole discretion select the Borrowing or Borrowings (and the order of maturity of principal payments) to be repaid, and such payment shall be paid to the Appropriate Lenders in accordance with their respective Pro Rata Shares.

(g)
Notwithstanding anything to the contrary contained in this Agreement, the Borrowers may rescind (or delay the date of prepayment identified in) any notice of prepayment under Section 2.05(1)(a) by written notice to the Administrative Agent not later than 12:00 p.m., New York time, on such prepayment date if such prepayment would have resulted from a refinancing of all or a portion of the applicable Facility or other conditional event, which refinancing or other conditional event shall not be consummated or shall otherwise be delayed.
(2)
Mandatory.
(f)
If for any reason the aggregate Outstanding Amount of USD Revolving Loans and USD L/C Obligations at any time exceeds the aggregate USD Revolving Commitments then in effect, the USD Borrowers shall promptly prepay USD Revolving Loans or Cash Collateralize the USD L/C Obligations in an aggregate amount equal to such excess; provided that the USD Borrowers shall not be required to Cash Collateralize the USD L/C Obligations pursuant to this Section 2.05(2)(a) unless after the prepayment in full of the USD Revolving Loans such aggregate Outstanding Amount of USD L/C Obligations exceeds the aggregate USD Revolving Commitments then in effect. If for any reason the aggregate Outstanding Amount of Euro Revolving Loans and Euro L/C Obligations at any time exceeds the aggregate Euro Revolving Commitments then in effect, the Euro Borrowers shall promptly prepay Euro Revolving Loans or Cash Collateralize the Euro L/C Obligations in an aggregate amount equal to such excess; provided that the Euro Borrowers shall not be required to Cash Collateralize the Euro L/C Obligations pursuant to this Section 2.05(2)(a) unless after the prepayment in full of the Euro Revolving Loans such aggregate Outstanding Amount of Euro L/C Obligations exceeds the aggregate Euro Revolving Commitments then in effect
(g)
All prepayments under this Section 2.05 (other than prepayments of Base Rate Revolving Loans that are not made in connection with the termination or permanent reduction of Revolving Commitments) shall be accompanied by all accrued interest thereon, together with, in the case of any such prepayment of a Term Benchmark Loan on a date prior to the last day of an Interest Period therefor, any amounts owing in respect of such Term Benchmark Loan pursuant to Section 3.05.
(h)
If as a result of changes in currency exchanges rates, on any Revaluation Date, the aggregate amount of Revolving Exposure under any Facility exceeds the aggregate Revolving Commitments under such Facility by more than $100,000, the Borrower shall, in each case within five Business Days after giving notified thereof by the Administrative Agent, repay Revolving Loans under such Facility in an aggregate amount such that the aggregate Revolving Exposure under such Facility no longer exceeds the aggregate Revolving Commitments under such Facility.
(i)
If, after giving effect to all mandatory prepayments of Revolving Loans to the extent required by Section 2.05(2)(a), the Borrowers and their Subsidiaries have unrestricted cash and Cash Equivalents as of the last day of any calendar month in an aggregate amount that is greater than $50 million, the Borrowers shall, as soon as is reasonably practicable, but in any event no later than five (5) Business Days after the last day of such calendar month, prepay, or cause to be prepaid, an aggregate principal amount of Revolving Loans equal to the lesser of (x) the aggregate principal amount of Revolving Loans then-outstanding and (y) the amount necessary to cause the amount of unrestricted cash and Cash Equivalents of the Borrowers and their Subsidiaries as of the last day of such recently ended calendar month to be less than or equal to $50 million.

Notwithstanding any of the other provisions of this Section 2.05, so long as no Event of Default shall have occurred and be continuing, if any prepayment of Term Benchmark Loans is required to be made under this Section 2.05 prior to the last day of the Interest Period therefor, in lieu of making any payment pursuant to this Section 2.05 in respect of any such Term Benchmark Loan prior to the last day of the Interest Period therefor, the Borrowers may, in its discretion, deposit an amount sufficient to make any such prepayment otherwise required to be made thereunder together with accrued interest to the last day of such Interest Period into a Cash Collateral Account until the last day of such Interest Period, at which time the Administrative Agent shall be authorized (without any further action by or notice to or from the Borrowers or any other Loan Party) to apply such amount to the prepayment of such Loans in accordance with this Section 2.05. Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent shall also be authorized (without any further action by or notice to or from the Borrowers or any other Loan Party) to apply such amount to the prepayment of the outstanding Loans in accordance with the relevant provisions of this Section 2.05. Such deposit shall be deemed to be a prepayment of such Loans by the Borrowers for all purposes under this Agreement.

SECTION 2.06
Termination or Reduction of Commitments.
(1)
Optional. The Initial USD Borrower may, upon written notice by the Initial USD Borrower to the Administrative Agent, terminate the unused Commitments of any Class, or from time to time permanently reduce the unused Commitments of any Class, in each case without premium or penalty; provided that
(f)
any such notice shall be received by the Administrative Agent three (3) Business Days prior to the date of termination or reduction,
(g)
any such partial reduction shall be in an aggregate amount of $5.0 million (or €5.0 million in the case of Euro Revolving Commitments) or any whole multiple of $1.0 million (or €1.0 million in the case of Euro Revolving Commitments) in excess thereof or, if less, the entire amount thereof and

(h)
if, after giving effect to any reduction of the Commitments, (x) the USD L/C Sublimit exceeds the amount of the USD Revolving Facility, the USD L/C Sublimit shall be automatically reduced by the amount of such excess and (y) the Euro L/C Sublimit exceeds the amount of the Euro Revolving Facility, the Euro L/C Sublimit shall be automatically reduced by the amount of such excess.

Except as provided above, the amount of any such Revolving Commitment reduction shall not be applied to the USD L/C Sublimit or the Euro L/C Sublimit, as applicable, unless otherwise specified by the Initial USD Borrower. Notwithstanding the foregoing, the Initial USD Borrower may rescind or postpone any notice of termination of any Commitments if such termination would have resulted from a refinancing of all of the applicable Facility or other conditional event, which refinancing or other conditional event shall not be consummated or shall otherwise be delayed.

(2)
Mandatory. The USD Revolving Commitment of each Revolving Lender shall automatically and permanently terminate on the Maturity Date for the USD Revolving Facility. The Euro Revolving Commitment of each Revolving Lender shall automatically and permanently terminate on the Maturity Date for the Euro Revolving Facility.
(3)
Application of Commitment Reductions; Payment of Fees. The Administrative Agent will promptly notify the Appropriate Lenders of any termination or reduction of unused portions of USD L/C Sublimit or Euro L/C Sublimit, as applicable, or the unused Commitments of any Class under this Section 2.06. Upon any reduction of unused Commitments of any Class, the Commitment of each Lender of such Class shall be reduced on a pro rata basis (determined on the basis of the aggregate Commitments under such Class) (other than the termination of the Commitment of any Lender as provided in Section 3.07). Any commitment fees accrued until the effective date of any termination of the Revolving Commitments shall be paid on the effective date of such termination.
SECTION 2.07
Repayment of Loans.

The Appropriate Borrowers shall repay to the Administrative Agent for the ratable account of the Appropriate Lenders on the Maturity Date for the applicable Facility the aggregate principal amount of all Revolving Loans under such Facility outstanding on such date.

SECTION 2.08
Interest.
(1)
Subject to the provisions of Section 2.08(2), (a) each Term Benchmark Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Adjusted Term SOFR Rate or the Adjusted EURIBOR Rate, as applicable, for such Interest Period, plus the Applicable Rate and (b) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing date at a rate per annum equal to the Base Rate, plus the Applicable Rate.
(2)
During the continuance of a Default under Section 8.01(1), the Borrowers shall pay interest on past due amounts hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws; provided that no interest at the Default Rate shall accrue or be payable to a Defaulting Lender so long as such Lender shall be a Defaulting Lender. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(3)
Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.
SECTION 2.09
Fees.
(1)
Commitment Fee. The Appropriate Borrowers agree to pay to the Administrative Agent (x) for the account of each Revolving Lender under the USD Revolving Facility in accordance with its Pro Rata Share of the USD Revolving Commitments, a commitment fee equal to the applicable Commitment Fee Rate times the actual daily amount by which the aggregate USD Revolving Commitments exceed the aggregate USD Revolving Exposure of all Revolving Lenders under the USD Revolving Facility and (y) for the account of each Revolving Lender under the Euro Revolving Facility in accordance with its Pro Rata Share of the Euro Revolving Commitments, a commitment fee equal to the applicable Commitment Fee Rate times the actual daily amount by which the Euro Revolving Commitments exceed the aggregate Euro Revolving Exposure of all Revolving Lenders under the Euro Revolving Facility; provided that any commitment fee accrued with respect to any of the Commitments of a Defaulting Lender under such Facility during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrowers so long as such Lender shall be a Defaulting Lender except to the extent that such commitment fee shall otherwise have been due and payable by the Borrowers prior to such time; and provided further that no commitment fee shall accrue on any of the Commitments under any Facility of a Defaulting Lender so long as such Lender shall be a Defaulting Lender. The commitment fee on each Revolving Commitment shall accrue at all times from the Initial Availability Date (or date of initial effectiveness, as applicable) (and for the avoidance of doubt, the commitment fee on the Revolving Commitment shall accrue from the Initial Availability Date) until the Maturity Date for the applicable Revolving Commitment, including at any time during which one or more of the conditions in Article IV is not met. Commitment fees accrued through and including the last day of each of March, June, September and December, commencing with the first of such last days occurring after the Initial Availability Date, shall be payable in arrears on the fifteenth (15th) day following such last day and on the Maturity Date for such Facility (or such earlier date on which such Commitments terminate). The commitment fee shall be calculated quarterly in arrears, and if there is any change in the applicable Commitment Fee Rate during any quarter, the actual daily amount shall be computed and multiplied by the applicable Commitment Fee Rate separately for each period during such quarter that such applicable Commitment Fee Rate was in effect.
(2)
Exit Fees and Duration Fees. The Borrowers shall pay to each Lender, for its own account, (i) an exit fee of 1.00% of the aggregate amount of Revolving Commitments of such Lender as of the Amendment No. 3 Effective Date, which exit fee shall be earned in full on the Amendment No. 3 Effective Date and due and payable in full in cash in immediately available funds on the earlier of (x) the Maturity Date and (y) the date of the termination of all Commitments hereunder (such earlier date, the “Exit Date”), (ii) a first stage duration fee (the “May Duration Fee”) of 0.50% of the aggregate amount of Revolving Commitments of such Lender outstanding on May 1, 2026, which May Duration Fee shall be earned in full on May 1, 2026 and due and payable in full in cash in immediately available funds on the Exit Date and (iii) a second stage duration fee (the “June Duration Fee” and, together with the May Duration Fee, the “Duration

Fees”) of 0.50% of the aggregate amount of Revolving Commitments of such Lender outstanding on June 1, 2026, which June Duration Fee shall be earned in full on June 1, 2026 and due and payable in full in cash in immediately available funds on the Exit Date.
(3)
~~(2)~~ Other Fees. The Borrowers shall pay to the Agents (and any sub-agents or collateral trustees thereof) and Arrangers such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid (or at such other time as agreed upon in writing) and shall not be refundable for any reason whatsoever (except as expressly agreed between the Initial USD Borrower and the applicable Agent or Arranger).
SECTION 2.10
Computation of Interest and Fees. All computations of interest for Base Rate Loans based on Prime Rate shall be made on the basis of a year of 365 days or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(1), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.
SECTION 2.11
Evidence of Indebtedness.
(1)
The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and evidenced by one or more entries in the Register maintained by the Administrative Agent, acting solely for purposes of Treasury Regulation Section 5f.103-1(c) and proposed Treasury Regulations Section 1.163-5(b), as agent for the Appropriate Borrowers, in each case in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be prima facie evidence absent manifest error of the amount of the Credit Extensions made by the Lenders to the Appropriate Borrowers and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent, as set forth in the Register, in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Appropriate Borrowers shall execute and deliver to such Lender (through the Administrative Agent) a Note payable to such Lender, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.
(2)
In addition to the accounts and records referred to in Section 2.11(1), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records and, in the case of the Administrative Agent, entries in the Register, evidencing the purchases and sales by such Lender of participations in Letters of Credit. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.
(3)
Entries made in good faith by the Administrative Agent in the Register pursuant to Sections 2.11(1) and (2), and by each Lender in its account or accounts pursuant to Sections 2.11(1) and (2), shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Borrowers to, in the case of the Register, each Lender and, in the case of such account or accounts, such Lender, under this Agreement and the other Loan Documents, absent manifest error; provided that the failure of the Administrative Agent or such Lender to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of the Borrowers under this Agreement and the other Loan Documents.
SECTION 2.12
Payments Generally.
(1)
All payments to be made by the Borrowers hereunder shall be made (x) in the case of payments of principal, interest and other fees in respect of the Euro Revolving Facility, Euros and (y) otherwise, in Dollars, in each case, without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrowers hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office for payment and in Same Day Funds not later than 2:00 p.m., New York time, on the date specified herein. The Administrative Agent will promptly distribute to each Appropriate Lender its Pro Rata Share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. Any payments under this Agreement that are made later than 2:00 p.m., New York time, shall be deemed to have been made on the next succeeding Business Day (but the Administrative Agent may extend such deadline for purposes of computing interest and fees (but not beyond the end of such day) in its sole discretion whether or not such payments are in process).
(2)
Except as otherwise expressly provided herein, if any payment to be made by the Borrowers shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.
(3)
Unless any Borrower or any Lender has notified the Administrative Agent, prior to the date, or in the case of any Borrowing of Base Rate Loans, prior to 1:00 p.m., New York time, on the date, any payment is required to be made by it to the Administrative Agent hereunder (in the case of any Borrower, for the account of any Lender or an Issuing Bank hereunder or, in the case of the Lenders, for the account of any Issuing Bank or any Borrower hereunder), that such Borrower or such Lender, as the case may be, will not make such payment, the Administrative Agent may assume that such Borrower or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Administrative Agent in Same Day Funds, then:

(f)
if any Borrower failed to make such payment, each Lender or Issuing Bank shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Lender or Issuing Bank in Same Day Funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender or Issuing Bank to the date such amount is repaid to the Administrative Agent in Same Day Funds at the Overnight Rate from time to time in effect; and
(g)
if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in Same Day Funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to any Borrower to the date such amount is recovered by the Administrative Agent (the “Compensation Period”) at a rate per annum equal to the Overnight Rate from time to time in effect. When such Lender makes payment to the Administrative Agent (together with all accrued interest thereon), then such payment amount (excluding the amount of any interest which may have accrued and been paid in respect of such late payment) shall constitute such Lender’s Loan included in the applicable Borrowing. If such Lender does not pay such amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent may make a demand therefor upon such Borrower, and such Borrower shall pay such amount, or cause such amount to be paid, to the Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Borrowing. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or any Borrower may have against any Lender as a result of any default by such Lender hereunder. A notice of the Administrative Agent to any Lender or any Borrower with respect to any amount owing under this Section 2.12(3) shall be conclusive, absent manifest error.
(h)
If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in this Article II, and such funds are not made available to any Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Section 4.03 are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.
(i)
The obligations of the Lenders hereunder to make Loans and to fund participations in Letters of Credit are several and not joint. The failure of any Lender to make any Loan or fund any participation on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or purchase its participation.
(j)
Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(k)
Whenever any payment received by the Administrative Agent under this Agreement or any of the other Loan Documents is insufficient to pay in full all amounts due and payable to the Administrative Agent and the Lenders under or in respect of this Agreement and the other Loan Documents on any date, such payment shall be distributed by the Administrative Agent and applied by the Administrative Agent and the Lenders in the order of priority set forth in Section 8.03 (or otherwise expressly set forth herein). If the Administrative Agent receives funds for application to the Obligations of the Loan Parties under or in respect of the Loan Documents under circumstances for which the Loan Documents do not specify the manner in which such funds are to be applied, the Administrative Agent may, but shall not be obligated to, elect to distribute such funds to each of the Lenders in accordance with such Lender’s Pro Rata Share of the sum of (i) the Outstanding Amount of all Loans outstanding at such time and (ii) the Outstanding Amount of all L/C Obligations outstanding at such time, in repayment or prepayment of such of the outstanding Loans or other Obligations then owing to such Lender.
SECTION 2.13
Sharing of Payments. Other than as expressly provided elsewhere herein, if any Lender of any Class shall obtain payment in respect of any principal of or interest on account of the Loans of such Class made by it or the participations in L/C Obligations held by it (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (1) notify the Administrative Agent of such fact, and (2) purchase from the other Lenders such participations in the Loans of such Class made by them or such subparticipations in the participations in L/C Obligations held by them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment in respect of any principal of or interest on such Loans of such Class or such participations, as the case may be, pro rata with each of them; provided that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender’s ratable share (according to the proportion of (a) the amount of such paying Lender’s required repayment to (b) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon. For the avoidance of doubt, the provisions of this Section 2.13 shall not be construed to apply to (i) any payment made by any Borrower pursuant to and in accordance with the express terms of this Agreement as in effect from time to time (including the application of funds arising from the existence of a Defaulting Lender) or (ii) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant permitted hereunder. Each Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.13 may, to the fullest extent permitted by applicable Law, exercise all its rights of payment (including the right of setoff, but subject to Section 10.10) with respect to such participation as fully as if such Lender were the direct creditor of each such Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section 2.13 and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section 2.13 shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased. For purposes of clause (3) of the definition of Excluded Taxes, any participation acquired by a Lender pursuant to this Section 2.13 shall be treated as having been acquired on the earlier date(s) on which the applicable interest(s) in the Commitment(s) or Loan(s) to which such participation relates were acquired by such Lender.
SECTION 2.14
Incremental Facilities.
(1)
Incremental Loan Request. The Appropriate Borrowers may at any time and from time to time after the Initial Availability Date, by notice to the Administrative Agent (an “Incremental Loan Request”), request one or more increases in the amount of the Revolving Commitments of any Class (a “Revolving Commitment Increase”, “Incremental Revolving Commitments” or “Incremental Commitments”), whereupon the Administrative Agent shall promptly deliver a copy to each of the Lenders. Each Incremental Loan Request from the Appropriate Borrowers pursuant to this Section 2.14 shall set forth the requested amount and proposed terms of the relevant Incremental Revolving Commitments.
(2)
Incremental Loans. On any Incremental Facility Closing Date, subject to the satisfaction of the terms and conditions in this Section 2.14, (i) each Incremental Revolving Lender of such Class shall make its Commitment available to the Appropriate Borrowers (when borrowed, an “Incremental Revolving Loan” or an “Incremental Loan”) in an amount equal to its Incremental Revolving Commitment of such Class and (ii) each Incremental Revolving Lender of such Class shall become a Lender hereunder with respect to the Incremental Revolving Commitment of such Class and the Incremental Revolving Loans of such Class made pursuant thereto.
(3)
Incremental Lenders. Incremental Revolving Commitments may be provided, by any existing Lender (but no existing Lender will have an obligation to make any Incremental Commitment (or Incremental Loan), or by any Additional Lender (each such existing Lender or Additional Lender providing such Loan or Commitment, an “Incremental Revolving Lender” or an “Incremental Lender”); provided that (i) the Administrative Agent and each Issuing Bank in respect of the applicable Class of Revolving Commitments shall have consented (in each case, not to be unreasonably withheld or delayed) to such Additional Lender’s providing such Incremental Revolving Commitments to the extent such consent, if any, would be required under Section 10.07(b) for an assignment of Revolving Commitments, as applicable, to such Additional Lender, (ii) Borrower Affiliates may not provide Incremental Revolving Commitments and (iii) each existing Lender shall be provided a right of first offer to provide such Incremental Commitments on a pro rata basis with such Lender’s existing Commitments; provided that any portions of the Incremental Commitments declined to be provided by any such existing Lender (or not accepted thereby) prior to the tenth (10th) Business Day following the date of receipt of such offer from the Appropriate Borrower, shall then be offered to the non-declining existing Lenders on a pro rata basis based on the outstanding principal amount of their existing Commitments as of such date, and any amounts not accepted by such non-declining existing Lenders within three (3) Business Days thereafter may be offered by the Appropriate Borrower to any other Person who may become a Lender hereunder.

(4)
Effectiveness of Incremental Amendment. The effectiveness of any Incremental Amendment and the availability of any initial credit extensions thereunder shall be subject to the satisfaction on the date thereof (the “Incremental Facility Closing Date”) of each of the following conditions:
(f)
(x) no Event of Default shall exist after giving effect to such Incremental Commitments; provided that, with respect to any Incremental Amendment the primary purpose of which is to finance an acquisition or other Investment permitted by this Agreement that is not conditioned upon obtaining third-party financing, the requirement pursuant to this clause (4)(a)(x) shall be that no Event of Default under Section 8.01(1) or Section 8.01(6) shall exist after giving effect to such Incremental Commitments, and (y) the representations and warranties of the Loan Parties contained in Article V or any other Loan Document shall be true and correct in all material respects on and as of the date of such Incremental Amendment (provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided, further, that, any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates); provided that, in connection with an acquisition or other Investment permitted hereunder that is not conditioned upon obtaining third-party financing, the conditions in the proviso to clause (x) and in clause (y) shall only be required to the extent requested by the Persons holding more than 50% of the applicable Incremental Revolving Loans and Incremental Revolving Commitments, as the case may be (provided, further, that, in the case of any such acquisition or other Investment with a purchase price in excess of $20.0 million, the conditions contained in the proviso to clause (x) with respect to no Event of Default under Section 8.01(1) or Section 8.01(6) and in clause (y) with respect to Specified Representations, in each case, shall be required whether or not requested by such Persons, unless waived in accordance with Section 10.01);
(g)
each Incremental Revolving Commitment shall be in an aggregate principal amount that is not less than (x) solely in the case of the initial Revolving Commitment Increase in respect of the Euro Revolving Commitments incurred after the Initial Availability Date, $15.0 million (or the Dollar Equivalent thereof) or (y) otherwise, $5.0 million (or the Dollar Equivalent thereof) (provided that, in the case of this clause (y), such amount may be less than $5.0 million (or the Dollar Equivalent thereof) if such amount represents all remaining availability under the limit set forth in clause (c) of Section 2.14(4)) and;
(h)
the aggregate amount of Incremental Revolving Commitments incurred on or after the Amendment No. 2 Effective Date shall not exceed $0; and
(i)
after giving effect to such Incremental Revolving Commitments, the aggregate principal amount of all “First-Out Debt” (as such term (or similar term) is defined in the Equal Priority Intercreditor Agreement) (including such Incremental Revolving Commitments and deeming all commitments in respect of any “First-Out Debt” as being fully drawn) shall not exceed the “First-Out Cap” (as such term (or similar term) is defined in the Equal Priority Intercreditor Agreement).

(5)
Required Terms. The terms, provisions and documentation of any Revolving Commitment Increase shall be identical (other than with respect to upfront fees, OID or similar fees (subject to the MFN Provision)) to the applicable Class of Revolving Commitments being increased, in each case, as existing on the Incremental Facility Closing Date (and for the avoidance of doubt, the interest rates and fees applicable to a Revolving Commitment Increase may be different to the interest rate and fees applicable to any Class of Revolving Commitment denominated in a different currency to such Revolving Commitment Increase).
(6)
Incremental Amendment. Commitments in respect of Incremental Revolving Commitments shall become Commitments (or in the case of an Incremental Revolving Commitment to be provided by an existing Revolving Lender, an increase in such Lender’s applicable Revolving Commitment), under this Agreement pursuant to an amendment (an “Incremental Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by the Appropriate Borrowers, each Incremental Lender providing such Incremental Commitments and the Administrative Agent. The Incremental Amendment may, without the consent of any other Loan Party, Agent or Lender, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Initial USD Borrower, to effect the provisions of this Section 2.14. In connection with any Incremental Amendment, the Initial USD Borrower shall, if reasonably requested by the Administrative Agent, deliver customary reaffirmation agreements and/or such amendments to the Collateral Documents as may be reasonably requested by the Administrative Agent in order to ensure that such Incremental Loans are provided with the benefit of the applicable Loan Documents. The Borrower will use the proceeds (if any) of the Incremental Loans for any purpose not prohibited by this Agreement. No Lender shall be obligated to provide any Incremental Commitments or Incremental Loans unless it so agrees.
(7)
Reallocation of Revolving Exposure. Upon any Incremental Facility Closing Date, (a) each of the Revolving Lenders under the Facility subject to the applicable increase shall assign to each of the Incremental Revolving Lenders, and each of the Incremental Revolving Lenders shall purchase from each of the Revolving Lenders, at the principal amount thereof, such interests in the Revolving Loans outstanding under such Facility on such Incremental Facility Closing Date as shall be necessary in order that, after giving effect to all such assignments and purchases, such Revolving Loans will be held by existing Revolving Lenders and Incremental Revolving Lenders ratably in accordance with their Revolving Commitments under the applicable Class after giving effect to the addition of such Incremental Revolving Commitments to such Class of Revolving Commitments, (b) each Incremental Revolving Commitment shall be deemed for all purposes a Revolving Commitment and each Loan made thereunder shall be deemed, for all purposes, a Revolving Loan and (c) each Incremental Revolving Lender shall become a Lender with respect to the Incremental Revolving Commitments and all matters relating thereto. The Administrative Agent and the Lenders hereby agree that the minimum borrowing and prepayment requirements in Section 2.02 and 2.05(1) of this Agreement shall not apply to the transactions effected pursuant to the immediately preceding sentence.
(8)
This Section 2.14 shall supersede any provisions in Section 2.12, 2.13 or 10.01 to the contrary.
SECTION 2.15
Refinancing Amendments.

(1)
At any time after the Initial Availability Date, the Borrowers may obtain, from any Lender or any Additional Lender (it being understood that (i) no Lender shall be required to provide any Other Revolving Loan without its consent and (ii) Borrower Affiliates may not provide Other Revolving Commitments), Other Revolving Loans and Other Revolving Commitments to refinance all or any portion of the applicable Class or Classes of Loans and Commitments then outstanding under this Agreement, in each case, pursuant to a Refinancing Amendment; provided that such Other Revolving Loans and Other Revolving Commitments (i) (x) to the extent permitted to constitute Designated Euro Loans and Designated Euro Commitments, respectively, shall rank equal in priority in right of payment with the other Loans and Commitments hereunder constituting Designated Euro Loans and Designated Euro Commitments, respectively, and (y) otherwise, shall rank equal in priority in right of payment with the other Loans and Commitments hereunder (other than Designated Euro Loans and Designated Euro Commitments), (ii) shall be unsecured or rank pari passu (without regard to the control of remedies) or junior in right of security with any First Lien Obligations under this Agreement and, if secured on a junior basis, shall be subject to an applicable Intercreditor Agreement(s), (iii) if secured, shall not be secured by any property or assets of the Borrowers or any Subsidiary other than the Collateral, (iv) shall not at any time be guaranteed by any Subsidiary of any Borrower other than Subsidiaries that are Guarantors, (v)(A) shall have interest rates (including through fixed interest rates), interest margins, rate floors, upfront fees, funding discounts, original issue discounts and prepayment terms and premiums as may be agreed by the Borrowers and the Lenders thereof and/or (B) may provide for additional fees and/or premiums payable to the Lenders providing such Other Loans in addition to any of the items contemplated by the preceding clause (A), in each case, to the extent provided in the applicable Refinancing Amendment, (vi) may have optional prepayment terms (including call protection and prepayment terms and premiums) as may be agreed between the Borrowers and the Lenders thereof, (vii) will have a final maturity date no earlier than the Revolving Commitments being refinanced and (viii) will have such other terms and conditions (other than as provided in foregoing clauses (ii) through (vii)) that, if otherwise not consistent with the terms of such Class of Loans or Commitments being refinanced, not be materially more restrictive to the Borrowers (as determined by the Initial USD Borrower in good faith), when taken as a whole, than the terms of such Class of Loans or Commitments being refinanced, except to the extent necessary to provide for (x) covenants and other terms applicable to any period after the Latest Maturity Date of the Loans in effect immediately prior to such refinancing or (y) subject to the immediately succeeding proviso, a Previously Absent Financial Maintenance Covenant; provided that, notwithstanding anything to the contrary contained herein, if any such terms of the Other Revolving Commitments contain a Previously Absent Financial Maintenance Covenant, such Previously Absent Financial Maintenance Covenant shall be included for the benefit of each Class of Revolving Commitments. All Other Revolving Commitments shall provide that all borrowings under the applicable Revolving Commitments and repayments thereunder shall be made on a pro rata basis with each other Class of Revolving Commitments permitting borrowings in the same currency (except for (1) payments of interest and fees at different rates on Other Revolving Commitments (and related outstanding Other Revolving Loans), (2) repayments required upon the Maturity Date of the Revolving Commitments, (3) repayments made in connection with any refinancing of Revolving Commitments and (4) repayment made in connection with a permanent repayment and termination of Commitments). In connection with any Refinancing Amendment, the Borrowers shall, if reasonably requested by the Administrative Agent, deliver customary reaffirmation agreements and/or such amendments to the

Collateral Documents as may be reasonably requested by the Administrative Agent in order to ensure that such Other Loans or Other Revolving Commitments are provided with the benefit of the applicable Loan Documents.
(2)
Each Class of Other Commitments and Other Loans incurred under this Section 2.15 shall be in an aggregate principal amount that is not less than $5.0 million. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Refinancing Amendment. Each of the parties hereto hereby agrees that, upon the effectiveness of any Refinancing Amendment, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Other Commitments and Other Loans incurred pursuant thereto (including any amendments necessary to treat the Other Loans and/or Other Commitments as Loans and Commitments). Any Refinancing Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Initial USD Borrower, to effect the provisions of this Section 2.15.
(3)
This Section 2.15 shall supersede any provisions in Section 2.12, 2.13 or 10.01 to the contrary.
SECTION 2.16
Extensions of Loans.
(1)
Extension of Revolving Commitments. The Initial USD Borrower may at any time and from time to time after the Initial Availability Date request that all or a portion of the Revolving Commitments of any Class (each, an “Existing Revolving Class”) be converted or exchanged to extend the scheduled Maturity Date(s) of any payment of principal with respect to all or a portion of any principal amount of such Revolving Commitments (any such Revolving Commitments which have been so extended, “Extended Revolving Commitments”) and to provide for other terms consistent with this Section 2.16. Prior to entering into any Extension Amendment with respect to any Extended Revolving Commitments, the Initial USD Borrower shall provide written notice to the Administrative Agent (who shall provide a copy of such notice to each of the Lenders under the applicable Existing Revolving Class, with such request offered equally to all such Lenders of such Existing Revolving Class) (each, a “Revolving Extension Request”) setting forth the proposed terms of the Extended Revolving Commitments to be established, which terms shall be identical in all material respects to the Revolving Commitments of the Existing Revolving Class from which they are to be extended except that (i) the scheduled final maturity date shall be extended to a later date than the scheduled final maturity date of the Revolving Commitments of such Existing Revolving Class; provided, however, that at no time shall there be Classes of Revolving Commitments hereunder (including Extended Revolving Commitments) which have more than four (4) different Maturity Dates (unless otherwise consented to by the Administrative Agent), (ii)(A) the interest rates (including through fixed interest rates), interest margins, rate floors, upfront fees, funding discounts, original issue discounts and voluntary prepayment terms and premiums with respect to the Extended Revolving Commitments may be different than those for the Revolving Commitments of such Existing Revolving Class and/or (B) additional fees and/or premiums may be payable to the Lenders providing such Extended Revolving Commitments in addition to any of the items contemplated by the preceding clause (A), in each case, to the extent provided in the applicable Extension Amendment, (iii) all borrowings under the applicable Revolving Commitments (i.e., the Existing

Revolving Class and the Extended Revolving Commitments of the applicable Revolving Extension Series) and repayments thereunder shall be made on a pro rata basis with each other Class of Revolving Commitments permitting borrowings in the same currency (except for (I) payments of interest and fees at different rates on Extended Revolving Commitments (and related outstanding Revolving Loans under such Extended Revolving Commitments), (II) repayments required upon the Maturity Date of the non-extending Revolving Commitments, (III) repayments made in connection with any refinancing of Revolving Commitments and (IV) repayments made in connection with a permanent repayment and termination of Commitments), and (iv) the Extension Amendment may provide for (x) other covenants and terms that apply to any period after the Latest Maturity Date in respect of Revolving Commitments that is in effect immediately prior to the establishment of such Extended Revolving Commitments and (y) subject to the immediately succeeding proviso, a Previously Absent Financial Maintenance Covenant; provided that, notwithstanding anything to the contrary contained herein, if any such terms of such Extended Revolving Commitments contain a Previously Absent Financial Maintenance Covenant that is in effect prior to the applicable Latest Maturity Date, such Previously Absent Financial Maintenance Covenant shall be included for the benefit of each Class of Revolving Commitments. No Lender shall have any obligation to agree to have any of its Revolving Commitments of any Existing Revolving Class converted into Extended Revolving Commitments pursuant to any Revolving Extension Request. Any Extended Revolving Commitments extended pursuant to any Revolving Extension Request shall be designated a series (each, a “Revolving Extension Series”) of Extended Revolving Commitments for all purposes of this Agreement and shall constitute a separate Class of Revolving Commitments from the Existing Revolving Class from which they were extended; provided that any Extended Revolving Commitments amended from an Existing Revolving Class may, to the extent provided in the applicable Extension Amendment, be designated as an increase in any previously established Revolving Extension Series with respect to such Existing Revolving Class.
(2)
Extension Request. The Initial USD Borrower shall provide the applicable Extension Request to the Administrative Agent at least five (5) Business Days (or such shorter period as the Administrative Agent may determine in its sole discretion) prior to the date on which Lenders under the applicable Existing Revolving Class, as applicable, are requested to respond. Any Revolving Lender with a Revolving Commitment under an Existing Revolving Class (each, an “Extending Revolving Lender”) wishing to have all or a portion of its Revolving Commitments of an Existing Revolving Class or Existing Revolving Classes, as applicable, subject to such Extension Request converted or exchanged into Extended Revolving Commitments, as applicable, shall notify the Administrative Agent (each, an “Extension Election”) on or prior to the date specified in such Extension Request of the amount of its Revolving Commitments, which it has elected to convert or exchange into Extended Revolving Commitments. In the event that the aggregate principal amount of Revolving Commitments, as applicable, subject to Extension Elections exceeds the amount of Extended Revolving Commitments, requested pursuant to the Extension Request, Revolving Commitments, subject to Extension Elections shall be converted or exchanged into Revolving Commitments, respectively, on a pro rata basis (subject to such rounding requirements as may be established by the Administrative Agent) based on the aggregate principal amount of Revolving Commitments, included in each such Extension Election or as may be otherwise agreed to in the applicable Extension Amendment.

(3)
Extension Amendment. Extended Revolving Commitments shall be established pursuant to an amendment (each, an “Extension Amendment”) to this Agreement (which, notwithstanding anything to the contrary set forth in Section 10.01, shall not require the consent of any Lender other than the Extending Lenders with respect to the Extended Revolving Commitments established thereby) executed by the Initial USD Borrower, the Administrative Agent and the Extending Lenders, it being understood that such Extension Amendment shall not require the consent of any Lender other than (A) the Extending Lenders with respect to the Extended Revolving Commitments, as applicable, established thereby and (B) with respect to any extension of the Revolving Commitments that results in an extension of Issuing Bank’s obligations with respect to Letters of Credit, the consent of such Issuing Bank. Each request for an Extension Series of Extended Revolving Commitments proposed to be incurred under this Section 2.16 shall be in an aggregate principal amount that is not less than $5.0 million (it being understood that the actual principal amount thereof provided by the applicable Lenders may be lower than such minimum amount), and the Initial USD Borrower may condition the effectiveness of any Extension Amendment on an Extension Minimum Condition, which may be waived by the Initial USD Borrower in its sole discretion. In addition to any terms and changes required or permitted by Section 2.16(1), each of the parties hereto agrees that this Agreement and the other Loan Documents may be amended pursuant to an Extension Amendment, without the consent of any other Lenders, to the extent necessary to (i) reflect the existence and terms of the Extended Revolving Commitments, as applicable, incurred pursuant thereto and (ii) effect such other amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Initial USD Borrower, to effect the provisions of this Section 2.16, and the Lenders hereby expressly authorize the Administrative Agent to enter into any such Extension Amendment. In connection with any Extension Amendment, the Borrowers shall, if reasonably requested by the Administrative Agent, deliver customary reaffirmation agreements and/or such amendments to the Collateral Documents as may be reasonably requested by the Administrative Agent in order to ensure that such Extended Revolving Commitments are provided with the benefit of the applicable Loan Documents.
(4)
Notwithstanding anything to the contrary contained in this Agreement, on any date on which any Existing Revolving Class is converted or exchanged to extend the related scheduled maturity date(s) in accordance with paragraph (1) of this Section 2.16, in the case of the existing Revolving Commitments, as applicable, of each Extending Lender, the aggregate principal amount of such existing Loans shall be deemed reduced by an amount equal to the aggregate principal amount of Extended Revolving Commitments, respectively, so converted or exchanged by such Lender on such date, and the Extended Revolving Commitments shall be established as a separate Class of Loans, except as otherwise provided under Section 2.16(1). Subject to the provisions of Section 2.03(13) in connection with Letters of Credit which mature or expire after a Maturity Date at any time Extended Revolving Commitments with a later Maturity Date are outstanding, all Letters of Credit shall be participated on a pro rata basis by each Lender with a Revolving Commitment in accordance with its percentage of the Revolving Commitments existing on the date of the Extension of such Extended Revolving Commitments (and except as provided in Section 2.03(13), without giving effect to changes thereto on an earlier Maturity Date with respect to Letters of Credit theretofore incurred or issued).
(5)
In the event that the Administrative Agent determines in its sole discretion that the allocation of Extended Revolving Commitments of a given Extension Series to a given

Lender was incorrectly determined as a result of manifest administrative error in the receipt and processing of an Extension Election timely submitted by such Lender in accordance with the procedures set forth in the applicable Extension Amendment, then the Administrative Agent, the Initial USD Borrower and such affected Lender may (and hereby are authorized to), in their sole discretion and without the consent of any other Lender, enter into an amendment to this Agreement and the other Loan Documents (each, a “Corrective Extension Amendment”) within 15 days following the effective date of such Extension Amendment, as the case may be, which Corrective Extension Amendment shall (i) provide for the conversion or exchange and extension of Revolving Commitments under the Existing Revolving Class, in either case, in such amount as is required to cause such Lender to hold Extended Revolving Commitments, as applicable, of the applicable Extension Series into which such other Revolving Commitments were initially converted or exchanged, as the case may be, in the amount such Lender would have held had such administrative error not occurred and had such Lender received the minimum allocation of the applicable Loans or Commitments to which it was entitled under the terms of such Extension Amendment, in the absence of such error, (ii) be subject to the satisfaction of such conditions as the Administrative Agent, the Initial USD Borrower and such Extending Revolving Lender may agree, and (iii) effect such other amendments of the type (with appropriate reference and nomenclature changes) described in the penultimate sentence of Section 2.16(3).
(6)
No conversion or exchange of Loans or Commitments pursuant to any Extension Amendment in accordance with this Section 2.16 shall constitute a voluntary or mandatory payment or prepayment for purposes of this Agreement
(7)
This Section 2.16 shall supersede any provisions in Section 2.12, 2.13 or 10.01 to the contrary.
SECTION 2.17
Defaulting Lenders.
(1)
Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:
(f)
Waivers and Amendments. That Defaulting Lender’s right to approve or disapprove of any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 10.01.
(g)
Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to the relevant Issuing Banks hereunder; third, if so determined by the Administrative Agent or requested by the relevant Issuing Banks, to be held as Cash Collateral for future funding obligations of that Defaulting Lender of any participation in any Letter of Credit; fourth, as any Borrower may request (so long as no Default has occurred and is continuing), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Initial USD Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Loans under this Agreement; sixth, to the payment of any amounts owing to the Lenders or the relevant Issuing Banks as a result of any judgment of a court of competent jurisdiction obtained by any Lender or the relevant Issuing Banks against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default has occurred and is continuing, to the payment of any amounts owing to the Borrowers as a result of any judgment of a court of competent jurisdiction obtained by the Borrowers against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (i) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which that Defaulting Lender has not fully funded its appropriate share and (ii) such Loans or L/C Borrowings were made at a time when the conditions set forth in Section 4.03 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Borrowings owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Borrowings owed to, that Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.17(1)(b) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.
(h)
Certain Fees. That Defaulting Lender (i) shall not be entitled to receive any commitment fee pursuant to Section 2.09(1) for any period during which that Lender is a Defaulting Lender (and the Borrowers shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender) and (ii) shall be limited in its right to receive Letter of Credit fees as provided in Section 2.03(9).
(i)
Reallocation of Applicable Percentages to Reduce Fronting Exposure. During any period in which there is a Defaulting Lender, for purposes of computing the amount of the obligation of each Non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit pursuant to Section 2.03, the “Applicable Percentage” of each Non-Defaulting Lender’s Revolving Loans and L/C Obligations shall be computed without giving effect to the Commitment of that Defaulting Lender; provided that (i) each such reallocation shall be given effect only if, at the date the applicable Lender becomes a Defaulting Lender, no Default has occurred and is continuing; and (ii) the aggregate obligation of each Non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit shall not exceed the positive difference, if any, of (1) the Revolving Commitment of that Non-Defaulting Lender minus (2) the aggregate Outstanding Amount of the Revolving Loans of that Non-Defaulting Lender.
(2)
Defaulting Lender Cure. If the Initial USD Borrower, the Administrative Agent and the Issuing Banks agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Revolving Loans and funded and unfunded participations in Letters of Credit to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages (without giving effect to Section 2.17(1)(d)), whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while that Lender was a Defaulting Lender; provided further that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender having been a Defaulting Lender.
Article III

Taxes, Increased Costs Protection and Illegality
SECTION 3.01
Taxes.
(1)
Except as required by applicable Law, all payments by or on account of any Loan Party to or for the account of any Agent or any Lender under any Loan Document shall be made free and clear of and without deduction or withholding for any Taxes.
(2)
If any Loan Party or any other applicable withholding agent is required by applicable Law to make any deduction or withholding on account of any Taxes from any sum paid or payable by or on account of any Loan Party to or for the account of any Lender or Agent under any of the Loan Documents:
(f)
the applicable Loan Party shall notify the Administrative Agent of any such requirement or any change in any such requirement as soon as such Loan Party becomes aware of it;
(g)
the applicable Loan Party or other applicable withholding agent shall make such deduction or withholding and pay to the relevant Governmental Authority any such Tax before the date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on any Loan Party) for such Loan Party’s account or (if that liability is imposed on the Lender or Agent) on behalf of and in the name of the Lender or Agent (as applicable);
(h)
if the Tax in question is a Non-Excluded Tax or Other Tax, the sum payable to such Lender or Agent (as applicable) shall be increased by such Loan Party to the extent necessary to ensure that, after the making of any required deduction or withholding for Non-Excluded Taxes or Other Taxes (including any deductions or withholdings for Non-Excluded Taxes or Other Taxes attributable to any payments required to be made under this Section 3.01), such Lender (or, in the case of any payment made to the Administrative Agent for its own account, the Administrative Agent) receives on the due date a net sum equal to what it would have received had no such deduction or withholding been required or made; and

(i)
as soon as reasonably practicable after paying any sum from which it is required by Law to make any deduction or withholding pursuant to this Section 3.01(2), the Borrowers shall deliver to the Administrative Agent evidence reasonably satisfactory to the Administrative Agent of such deduction or withholding and of the remittance thereof to the relevant Governmental Authority.
(3)
Status of Lender. Each Lender shall, at such times as are reasonably requested by the Initial USD Borrower or the Administrative Agent, provide the Initial USD Borrower and the Administrative Agent with any documentation prescribed by Laws or reasonably requested by the Initial USD Borrower or the Administrative Agent certifying as to any entitlement of such Lender to an exemption from, or reduction in, withholding Tax with respect to any payments to be made to such Lender under any Loan Document. In addition, any Lender, if reasonably requested by the Initial USD Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Initial USD Borrower or the Administrative Agent as will enable the Initial USD Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in paragraphs (3)(a), (3)(b)(i) through (3)(b)(iv), and (3)(c) of this Section) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. Each such Lender shall, whenever a lapse in time or change in circumstances renders any such documentation (including any specific documentation required below in this Section 3.01(3)) obsolete, expired or inaccurate in any material respect, deliver promptly to the Initial USD Borrower and the Administrative Agent updated or other appropriate documentation (including any new documentation reasonably requested by the Initial USD Borrower or the Administrative Agent) or promptly notify the Initial USD Borrower and Administrative Agent of its legal ineligibility to do so.

Without limiting the foregoing:

(f)
Each U.S. Lender shall deliver to the Initial USD Borrower and the Administrative Agent on or before the date on which it becomes a party to this Agreement two properly completed copies of duly signed IRS Form W-9 (or any applicable successor forms) certifying that such Lender is exempt from U.S. federal backup withholding.
(g)
Each Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Initial USD Borrower and the Administrative Agent on or before the date on which it becomes a party to this Agreement (and from time to time thereafter upon the request of the Initial USD Borrower or the Administrative Agent) whichever of the following is applicable:
(i)
two properly completed copies of duly signed IRS Form W-8BEN or IRS Form W-8BEN-E (or any applicable successor forms) claiming eligibility for the benefits of an income tax treaty to which the United States is a party, and such other documentation as required under the Code,

(ii)
two properly completed copies of duly signed IRS Form W-8ECI (or any applicable successor forms),
(iii)
in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 871(h) or Section 881(c) of the Code, (A) two properly completed and duly signed certificates substantially in the form of Exhibit H (any such certificate, a “United States Tax Compliance Certificate”) and (B) two properly completed copies of duly signed IRS Form W-8BEN or IRS Form W-8BEN-E (or any applicable successor forms),
(iv)
to the extent a Foreign Lender is not the beneficial owner (for example, where such Foreign Lender is a partnership or a participating Lender), copies of signed IRS Form W-8IMY (or any applicable successor forms) of such Foreign Lender, accompanied by an IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E or IRS Form W-9, United States Tax Compliance Certificate, and any other required information (or any applicable successor forms) from each beneficial owner that would be required under this Section 3.01(3) if such beneficial owner were a Lender, as applicable (provided that, if a Lender is a partnership (and not a participating Lender) and if one or more beneficial owners are claiming the portfolio interest exemption, the United States Tax Compliance Certificate may be provided by such Foreign Lender on behalf of such beneficial owner(s)), or
(v)
two properly completed and duly signed copies of any other documentation prescribed by applicable U.S. federal income tax laws (including the Treasury Regulations) as a basis for claiming a complete exemption from, or a reduction in, U.S. federal withholding tax on any payments to such Lender under the Loan Documents.
(h)
If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Sections 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Initial USD Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Initial USD Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Initial USD Borrower or the Administrative Agent as may be necessary for the Initial USD Borrower and the Administrative Agent to comply with their obligations under FATCA, to determine whether such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this paragraph (c), the term “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

For the avoidance of doubt, if a Lender is an entity disregarded from its owner for U.S. federal income tax purposes, references to the foregoing documentation are intended to refer to documentation with respect to such Lender’s regarded owner and, as applicable, such Lender.

Each Lender hereby authorizes the Administrative Agent to deliver to the Loan Parties and to any successor Administrative Agent any documentation provided by such Lender to the Administrative Agent pursuant to this Section 3.01(3).

(4)
Without duplication of other amounts payable by the Borrowers pursuant to Section 3.01(2), the Borrowers shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law. All payments by Loan Parties hereunder are exclusive of any value added tax or similar charge (“VAT”). If VAT is chargeable and Agents or Lenders are required to account to the relevant tax authority for VAT, Loan Parties shall also and at the same time pay an amount equal to the amount of the VAT (against provision of an appropriate VAT invoice, as it may be necessary under applicable VAT law). The aforementioned shall not apply, in case the supply is VAT exempt and, therefore, not subject to VAT and the Agents or Lenders waive the exemption from VAT if such waiver is allowed to the Agents or Lenders according to the applicable VAT law. Any amount for which Agents and Lenders are to be reimbursed or indemnified will be reimbursed or indemnified together with an amount equal to any applicable VAT incurred in respect of such amount, save to the extent that such Agent or Lender is entitled to credit or repayment in respect of such VAT from the relevant tax authority.
(5)
The Loan Parties shall, jointly and severally, indemnify a Lender or the Administrative Agent (each a “Tax Indemnitee”), within 10 days after written demand therefor, for the full amount of any Non-Excluded Taxes paid or payable by such Tax Indemnitee on or attributable to any payment under or with respect to any Loan Document, and any Other Taxes payable by such Tax Indemnitee (including Non-Excluded Taxes or Other Taxes imposed on or attributable to amounts payable under this Section 3.01) (other than any penalties determined by a final and non-appealable judgment of a court of competent jurisdiction to have resulted from the gross negligence, bad faith or willful misconduct of such Tax Indemnitee), whether or not such Taxes were correctly or legally imposed or asserted by the Governmental Authority; provided that if any Borrower reasonably believes that such Taxes were not correctly or legally asserted, such Tax Indemnitee will use reasonable efforts to cooperate with such Borrower to obtain a refund of such Taxes (which shall be repaid to such Borrower in accordance with Section 3.01(6)) so long as such efforts would not, in the sole determination of such Tax Indemnitee, result in any additional out-of-pocket costs or expenses not reimbursed by such Loan Party or be otherwise materially disadvantageous to such Tax Indemnitee. A certificate as to the amount of such payment or liability prepared in good faith and delivered by the Tax Indemnitee or by the Administrative Agent on behalf of another Tax Indemnitee, shall be conclusive absent manifest error.
(6)
If and to the extent that a Tax Indemnitee, in its sole discretion (exercised in good faith), determines that it has received a refund (whether received in cash or applied as a credit against any other cash Taxes payable) of any Non-Excluded Taxes or Other Taxes in respect of which it has received indemnification payments or additional amounts under this Section 3.01, then such Tax Indemnitee shall pay to the relevant Loan Party the amount of such refund, net of all out-of-pocket expenses of the Tax Indemnitee (including any Taxes imposed with respect to such refund), and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Loan Party, upon the request of the Tax Indemnitee, agrees to repay the amount paid over by the Tax Indemnitee (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Tax Indemnitee to the extent the Tax Indemnitee is required to repay such refund to such Governmental Authority.

Notwithstanding anything to the contrary in this Section 3.01(6), in no event will the Tax Indemnitee be required to pay any amount to a Loan Party pursuant to this Section 3.01(6) the payment of which would place the Tax Indemnitee in a less favorable net after-Tax position than the Tax Indemnitee would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection shall not be construed to require a Tax Indemnitee to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to any Loan Party or any other Person.
(7)
On or before the date the Administrative Agent becomes a party to this Agreement, the Administrative Agent shall deliver to the Initial USD Borrower whichever of the following is applicable: (i) if the Administrative Agent is a “United States person” within the meaning of Section 7701(a)(30) of the Code, two copies of executed IRS Form W-9 certifying that such Administrative Agent is exempt from U.S. federal backup withholding or (ii) if the Administrative Agent is not a “United States person” within the meaning of Section 7701(a)(30) of the Code, (A) with respect to payments received for its own account, two copies of executed IRS Form W-8ECI and (ii) with respect to payments received on account of any Lender, two copies of executed IRS Form W-8IMY (together with all required accompanying documentation) certifying that the Administrative Agent is a Withholding U.S. branch. At any time thereafter, the Administrative Agent shall provide updated documentation previously provided (or a successor form thereto) when any documentation previously delivered has expired or become obsolete or invalid or otherwise upon the reasonable request of the Initial USD Borrower. Notwithstanding anything to the contrary in this Section 3.01(7), the Administrative Agent shall not be required to provide any documentation that the Administrative Agent is not legally eligible to deliver as a result of a Change in Law after the Closing Date.
(8)
The agreements in this Section 3.01 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.
(9)
For the avoidance of doubt, for purposes of this Section 3.01, the term “Lender” includes any Issuing Bank.
SECTION 3.02
Illegality. If any Lender reasonably determines that any Change in Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to the Term Benchmark, or to determine or charge interest rates based upon the Term Benchmark, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on written notice thereof by such Lender to the Initial USD Borrower through the Administrative Agent, (1) any obligation of such Lender to make or continue Term Benchmark Loans or to convert Base Rate Loans to Term Benchmark Loans shall be suspended, and (2) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Adjusted Term SOFR Rate component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be reasonably determined by the Administrative Agent without reference to the Adjusted Term SOFR Rate component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Initial USD Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (a) the applicable Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Term Benchmark Loans and shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Term Benchmark Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Adjusted Term SOFR Rate component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Term Benchmark Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Term Benchmark Loans and (b) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Adjusted Term SOFR Rate component of the Base Rate with respect to any Base Rate Loans, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Adjusted Term SOFR Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Adjusted Term SOFR Rate. Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest on the amount so prepaid or converted.
SECTION 3.03
Inability to Determine Rates.
(1)
Subject to clauses (2), (3), (4), (5) and (6) of this Section 3.03, if:

(a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, that adequate and reasonable means do not exist for ascertaining the Adjusted Term SOFR Rate or the Adjusted EURIBOR Rate (including because the Relevant Screen Rate is not available or published on a current basis), for the applicable Agreed Currency and such Interest Period; or,

(b) the Administrative Agent is advised by the Required Lenders that prior to the commencement of any Interest Period for a Term Benchmark Borrowing, the Adjusted Term SOFR Rate or the Adjusted EURIBOR Rate for the applicable Agreed Currency and such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for the applicable Agreed Currency and such Interest Period;

then the Administrative Agent shall give notice thereof to the Initial USD Borrower and the Lenders by telephone, telecopy or electronic mail as promptly as practicable thereafter and, until (x) the Administrative Agent notifies the Initial USD Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the applicable Borrower delivers a Committed Loan Notice in accordance with the terms of Section 2.02, (A) for Loans denominated in Dollars, any Committed Loan Notice that requests the conversion of any Revolving Borrowing to, or continuation of any Revolving Borrowing as, a Term Benchmark Borrowing and any Committed Loan Notice that requests a Term Benchmark Revolving Borrowing shall instead be deemed to be a Committed Loan Notice for an Base Rate Borrowing and (B) for Loans denominated in an Alternative Currency, any Committed Loan Notice that requests the conversion of any Revolving Borrowing to, or continuation of any Revolving Borrowing as, a Term Benchmark Borrowing and any Committed Loan Notice that requests a Term Benchmark Borrowing, in each case, for the relevant Benchmark, shall be ineffective. Furthermore, if any Term Benchmark Loan in any Agreed Currency is outstanding on the date of the applicable Borrower’s receipt of the notice from the Administrative Agent referred to in this Section 3.03(1) with respect to a Relevant Rate applicable to such Term

Benchmark Loan, then until (x) the Administrative Agent notifies the Initial USD Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the applicable Borrower delivers a new Committed Loan Notice in accordance with the terms of Section 2.02, (A) for Loans denominated in Dollars, any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan, be converted by the Administrative Agent to, and shall constitute, an Base Rate Loan on such day and (B) for Loans denominated in an Alternative Currency, any Term Benchmark Loan shall, on the last day of the Interest Period applicable to such Loan bear interest at the Central Bank Rate for the applicable Alternative Currency plus the CBR Spread; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Alternative Currency cannot be determined, any outstanding affected Term Benchmark Loans denominated in any Alternative Currency shall, at the applicable Borrower’s election prior to such day: (A) be prepaid by such Borrower on such day or (B) solely for the purpose of calculating the interest rate applicable to such Term Benchmark Loan, such Term Benchmark Loan denominated in any Alternative Currency shall be deemed to be a Term Benchmark Loan denominated in Dollars (with such conversion being calculated in accordance with Section 1.09) and shall accrue interest at the same interest rate applicable to Term Benchmark Loans denominated in Dollars at such time.

(2)
Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” with respect to Dollars for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” with respect to any Agreed Currency for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders of each affected Class.

(3) Notwithstanding anything to the contrary herein or in any other Loan Document, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(4) The Administrative Agent will promptly notify the Initial USD Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (f) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 3.03, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 3.03.

(5) Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Rate or EURIBOR Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(6) Upon the Initial USD Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the applicable Borrower may revoke any request for a Term Benchmark Borrowing of, conversion to or continuation of Term Benchmark Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, either (x) Appropriate Borrowers will be deemed to have converted any request for (1) a Term Benchmark Borrowing denominated in Dollars into a request for a Borrowing of or conversion to an Base Rate Borrowing or (2) any Term Benchmark Borrowing denominated in an Alternative Currency shall be ineffective. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of Base Rate. Furthermore, if any Term Benchmark Loan in any Agreed Currency is outstanding on the date of the Initial USD Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a Relevant Rate applicable to such Term Benchmark Loan, then until such time as a Benchmark Replacement for such Agreed Currency is implemented pursuant to this Section 3.03, (A) for Loans denominated in Dollars, any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan be converted by the Administrative Agent to, and shall constitute, a Base Rate Loan on such day and (B) for Loans denominated in an Alternative Currency, any Term Benchmark Loan shall, on the last day of the Interest Period applicable to such Loan bear interest at the Central Bank Rate for the applicable

Alternative Currency plus the CBR Spread; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Alternative Currency cannot be determined, any outstanding affected Term Benchmark Loans denominated in any Alternative Currency shall, at the applicable Borrower’s election prior to such day: (A) be prepaid by the Appropriate Borrowers on such day or (B) solely for the purpose of calculating the interest rate applicable to such Term Benchmark Loan, such Term Benchmark Loan denominated in any Alternative Currency shall be deemed to be a Term Benchmark Loan denominated in Dollars and shall accrue interest at the same interest rate applicable to Term Benchmark Loans denominated in Dollars at such time.

SECTION 3.04
Increased Cost and Reduced Return; Capital Adequacy; Reserves on Term Benchmark Loans.
(1)
Increased Costs Generally. If any Change in Law shall:
(f)
impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender;
(g)
subject any Lender to any Tax of any kind whatsoever with respect to this Agreement or any Term Benchmark Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes or Other Taxes covered by Section 3.01 and any Excluded Taxes); or
(h)
impose on any Lender or the applicable offshore interbank market for the applicable Agreed Currency any other condition, cost or expense affecting this Agreement or Term Benchmark Loans made by such Lender that is not otherwise accounted for in the definition of “Term SOFR” or “EURIBOR Rate”, as applicable, or this clause (1);

and the result of any of the foregoing shall be to increase the cost to such Lender or Issuing Bank of making or maintaining any Loan or issuing or maintaining any Letter of Credit the interest on which is determined by reference to the Term Benchmark (or of maintaining its obligation to make any such Loan or Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or Issuing Bank (whether of principal, interest or any other amount) then, from time to time within fifteen (15) days after demand by such Lender or Issuing Bank setting forth in reasonable detail such increased costs (with a copy of such demand to the Administrative Agent), the Borrowers will pay to such Lender or Issuing Bank such additional amount or amounts as will compensate such Lender or Issuing Bank for such additional costs incurred or reduction suffered; provided that such amounts shall only be payable by the Borrowers to the applicable Lender or Issuing Bank under this Section 3.04(1) so long as it is such Lender’s or such Issuing Bank’s general policy or practice to demand compensation in similar circumstances under comparable provisions of other financing agreements.

(2)
Capital Requirements. If any Lender reasonably determines that any Change in Law affecting such Lender or any Lending Office of such Lender or such Lender’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by it, or participations in or issuance of Letters of Credit by such Lender, to a level below that which such Lender or such Lender’s holding company, as the case may be, could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy and liquidity requirements), then from time to time upon demand of such Lender setting forth in reasonable detail the charge and the calculation of such reduced rate of return (with a copy of such demand to the Administrative Agent), the Borrowers will pay to such Lender additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered; provided that such amounts shall only be payable by the Borrowers to the applicable Lender under this Section 3.04(2) so long as it is such Lender’s general policy or practice to demand compensation in similar circumstances under comparable provisions of other financing agreements.
(3)
Certificates for Reimbursement. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in subsection (1) or (2) of this Section 3.04 and delivered to the Initial USD Borrower shall be conclusive absent manifest error. The Borrowers shall pay such Lender, as the case may be, the amount shown as due on any such certificate within fifteen (15) days after receipt thereof.
SECTION 3.05
Funding Losses. Upon written demand of any Lender (with a copy to the Administrative Agent) from time to time, which demand shall set forth in reasonable detail the basis for requesting such amount, the Borrowers shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense (excluding loss of anticipated profits or margin) actually incurred by it as a result of:
(1)
any continuation, conversion, payment or prepayment of any Term Benchmark Loan on a day prior to the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);
(2)
any failure by the Borrowers (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Term Benchmark Loan on the date or in the amount notified by the Borrowers; or
(3)
any assignment of a Term Benchmark Loan on a day prior to the last day of the Interest Period therefor as a result of a request by any Borrower pursuant to Section 3.07; including any loss or expense (excluding loss of anticipated profits or margin) actually incurred by reason of the liquidation or reemployment of funds obtained by it to maintain such Term Benchmark Loan or from fees payable to terminate the deposits from which such funds were obtained.

Notwithstanding the foregoing, no Lender may make any demand under this Section 3.05 with respect to the “floor” specified in the proviso to the definition of “Adjusted Term SOFR Rate” or “Adjusted EURIBOR Rate”, as applicable.

SECTION 3.06
Matters Applicable to All Requests for Compensation.
(1)
Designation of a Different Lending Office. If any Lender requests compensation under Section 3.04, or any Borrower is required to pay any additional amount to any

Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the good faith judgment of such Lender such designation or assignment (a) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (b) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender in any material economic, legal or regulatory respect.
(2)
Suspension of Lender Obligations. If any Lender requests compensation by any Borrower under Section 3.04, such Borrower may, by notice to such Lender (with a copy to the Administrative Agent), suspend the obligation of such Lender to make or continue Term Benchmark Loans from one Interest Period to another Interest Period, or to convert Base Rate Loans into Term Benchmark Loans until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 3.06(3) shall be applicable); provided that such suspension shall not affect the right of such Lender to receive the compensation so requested.
(3)
Conversion of Term Benchmark Loans. If any Lender gives notice to any Borrower (with a copy to the Administrative Agent) that the circumstances specified in Section 3.02, 3.03 or 3.04 hereof that gave rise to the conversion of such Lender’s Term Benchmark Loans no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Term Benchmark Loans made by other Lenders, as applicable, are outstanding, such Lender’s Base Rate Loans shall be automatically converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Term Benchmark Loans to the extent necessary so that, after giving effect thereto, all Loans of a given Class held by the Lenders of such Class holding Term Benchmark Loans and by such Lender are held pro rata (as to principal amounts, interest rate basis, and Interest Periods) in accordance with their respective Pro Rata Shares.
(4)
Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of Sections 3.01 or 3.04 shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrowers shall not be required to compensate a Lender pursuant to the foregoing provisions of Section 3.01 or 3.04 for any increased costs incurred or reductions suffered more than one hundred and eighty (180) days prior to the date that such Lender notifies the Initial USD Borrower of the event giving rise to such claim and of such Lender’s intention to claim compensation therefor (except that, if the circumstance giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof).
SECTION 3.07
Replacement of Lenders under Certain Circumstances. If (1) any Lender requests compensation under Section 3.04 or ceases to make Term Benchmark Loans as a result of any condition described in Section 3.02 or Section 3.04, (2) any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01 or 3.04, (3) any Lender is a Non-Consenting Lender, (4) any Lender becomes a Defaulting Lender or (5) any other circumstance exists hereunder that gives any

Borrower the right to replace a Lender as a party hereto, then such Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent,
(f)
require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.07), all of its interests, rights and obligations under this Agreement (or, with respect to clause (3) above, all of its interests, rights and obligations with respect to the Class of Loans or Commitments that is the subject of the related consent, waiver, or amendment, as applicable) and the related Loan Documents to one or more Eligible Assignees that shall assume such obligations (any of which assignee may be another Lender, if a Lender accepts such assignment), provided that:
(i)
such Borrower shall have paid to the Administrative Agent the assignment fee specified in Section 10.07(b)(iv);
(ii)
such Lender shall have received payment of an amount equal to the applicable outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or such Borrower (in the case of all other amounts);
(iii)
such Lender being replaced pursuant to this Section 3.07 shall (i) execute and deliver an Assignment and Assumption with respect to all, or a portion, as applicable, of such Lender’s Commitment and outstanding Loans and participations in L/C Obligations and (ii) deliver any Notes evidencing such Loans to such Borrower or Administrative Agent (or a lost or destroyed note indemnity in lieu thereof); provided that the failure of any such Lender to execute an Assignment and Assumption or deliver such Notes shall not render such sale and purchase (and the corresponding assignment) invalid and such assignment shall be recorded in the Register and the Notes shall be deemed to be canceled upon such failure;
(iv)
the Eligible Assignee shall become a Lender hereunder and the assigning Lender shall cease to constitute a Lender hereunder with respect to such assigned Loans, Commitments and participations, except with respect to indemnification and confidentiality provisions under this Agreement, which shall survive as to such assigning Lender;
(v)
in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;
(vi)
such assignment does not conflict with applicable Laws;
(vii)
any Lender that acts as an Issuing Bank may not be replaced hereunder at any time when it has any Letter of Credit outstanding hereunder unless arrangements reasonably satisfactory to such Issuing Bank (including the furnishing of a back-up standby letter of credit in form and substance, and issued by an issuer, reasonably satisfactory to such Issuing Bank or the depositing of Cash Collateral into a Cash Collateral Account in amounts and pursuant to arrangements reasonably satisfactory to such Issuing Bank) have been made with respect to each such outstanding Letter of Credit; and
(viii)
the Lender that acts as Administrative Agent cannot be replaced in its capacity as Administrative Agent other than in accordance with Section 9.11, or
(g)
terminate the Commitment of such Lender or Issuing Bank, as the case may be, and (A) in the case of a Lender (other than an Issuing Bank), repay all Obligations of such Borrower owing to such Lender relating to the Loans and participations held by such Lender as of such termination date and (B) in the case of an Issuing Bank, repay all Obligations of such Borrower owing to such Issuing Bank relating to the Loans and participations held by such Issuing Bank as of such termination date and Cash Collateralize, cancel or backstop, or provide for the deemed reissuance under another facility, on terms satisfactory to such Issuing Bank any Letters of Credit issued by it; provided that in the case of any such termination of the Commitment of a Non-Consenting Lender such termination shall be sufficient (together with all other consenting Lenders) to cause the adoption of the applicable consent, waiver or amendment of the Loan Documents and such termination shall, with respect to clause (3) above, be in respect of all of its interests, rights and obligations with respect to the Class of Loans or Commitments that is the subject of the related consent, waiver and amendment.

In the event that (i) the Borrowers or the Administrative Agent has requested that the Lenders consent to a departure or waiver of any provisions of the Loan Documents or agree to any amendment thereto, (ii) the consent, waiver or amendment in question requires the agreement of each Lender, all affected Lenders or all the Lenders or all affected Lenders with respect to a certain Class or Classes of the Loans/Commitments and (iii) the Required Lenders or Required Facility Lenders, as applicable, have agreed to such consent, waiver or amendment, then any Lender who does not agree to such consent, waiver or amendment shall be deemed a “Non-Consenting Lender.”

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling any Borrower to require such assignment and delegation cease to apply.

SECTION 3.08
Survival. All of the Borrowers’ obligations under this Article III shall survive termination of the Aggregate Commitments, repayment of all other Obligations hereunder and resignation of the Administrative Agent.
Article IV

Conditions Precedent
SECTION 4.01
Conditions Precedent to Effectiveness. This Agreement will be effective and enforceable in accordance with its terms upon the satisfaction of each of the following conditions:

(1)
The Administrative Agent’s receipt of the following, each of which shall be originals, facsimiles or copies in .pdf format (followed promptly by originals) unless otherwise specified or required by applicable law, each properly executed by a Responsible Officer of the signing Loan Party (other than in the case of clause (1)(c)(ii) and (1)(e) below):
(f)
with respect to the Mexican Subsidiaries, (i) a copy of a partners resolution (or managers or equivalent), approving and authorizing the execution, delivery and performance of the Loan Documents and (ii) the power of attorney granted to the process agent in terms of the Guaranty;
(g)
executed counterparts of this Agreement and the Guaranty by each intended party hereto and thereto;
(h)
each Collateral Document set forth on Schedule 4.01(1)(c) required to be executed on the Closing Date as indicated on such schedule, duly executed by each Loan Party that is party thereto, together with:
(i)
subject to Section 6.13(2), certificates, if any, representing the Pledged Collateral that is certificated equity of the Loan Parties’ Material Subsidiaries accompanied by undated stock powers executed in blank; and
(ii)
all UCC-1 financing statements in the appropriate jurisdiction or jurisdictions for each Loan Party that the Administrative Agent and the Collateral Agent may deem reasonably necessary to satisfy the Collateral and Guarantee Requirement shall have been provided for, and arrangements for the filing thereof in a manner reasonably satisfactory to the Administrative Agent shall have been made;
(i)
certificates of good standing from the secretary of state of the state or competent Governmental Authority of the jurisdiction of the incorporation or organization of each Loan Party (to the extent such concept exists in such jurisdiction), customary resolutions of the board of directors or managers, the supervisory board and/or other equity governing body and customary resolutions of the shareholders, customary certificates of resolutions or other action, incumbency certificates or other certificates of Responsible Officers of each Loan Party certifying true and complete copies of the Organizational Documents attached thereto and evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party or is to be a party on the Closing Date;
(j)
a customary legal opinion from (i) Weil, Gotshal & Manges LLP, counsel to the Loan Parties, (ii) NautaDutilh N.V., Dutch counsel to the Loan Parties, (iii) Latham & Watkins LLP, counsel to the Agent as to German Law, as to the enforceability of the Collateral Documents governed by German law, (iv) Béndiksen, Diedrich, Enríquez, Salazar, Santoyo & Yanar, S.C., Mexican counsel to the Loan Parties, (v) Arias, Costa Rican counsel to the Loan Parties, (vi) Rymarz, Zdort, Gasiński, Her i Wspólnicy sp.k., Polish counsel to the Loan Parties, as to the capacity of the Polish Obligor to enter into the

Loan Documents to which it is a party, (vii) Linklaters C.Wiśniewski i Wspólnicy sp. k., counsel to the Agent as to Polish Law, as to the enforceability of the Collateral Documents governed by Polish law and (viii) Weil, Gotshal & Manges LLP, counsel to the Loan Parties, as to German Law, as to the capacity of the Loan Parties that are incorporated in Germany to enter into the Loan Documents to which each such Loan Party is a party, in each case, reasonably satisfactory to the Administrative Agent;
(k)
a certificate of a Responsible Officer certifying that the conditions set forth in Section 4.01(4) has been satisfied;
(l)
a solvency certificate from a Financial Officer of the Initial USD Borrower (after giving effect to the Transactions) substantially in the form attached hereto as Exhibit I; and
(m)
a positive or neutral advice from each relevant works council which, if conditional, contains conditions which can reasonably be complied with, including the request for advice or, a confirmation of the board of directors of each relevant Loan Party included in the board resolutions that no works council has jurisdiction in respect of any of the transactions contemplated by the Loan Documents.

provided, however, that with respect to the requirements set forth in clause (1)(c)(i) above, each certificate required to be delivered pursuant to clause (1)(c)(i), above, on the Closing Date by any Loan Party will not constitute conditions precedent to the effectiveness of this Agreement on the Closing Date or the obligation of each Lender to make a Credit Extension hereunder on the Initial Availability Date; provided that the Borrowers will use commercially reasonable efforts to effect the delivery of each certificate required to be delivered pursuant to clause (1)(c)(i) above (and transfer powers with respect thereto) on or prior to the Closing Date without undue burden or expense; provided further that each of the Initial USD Borrower and its Material Subsidiaries (other than Excluded Subsidiaries) will execute and/or deliver any such document(s) that is not delivered and take any perfection action that is not taken on the Closing Date within 90 days after the Closing Date (or such later date as agreed to by the Administrative Agent).

(2)
The Administrative Agent shall have received copies of (a) audited consolidated balance sheets and related audited consolidated statements of income, changes in members’ deficit and cash flows of the Initial USD Borrower and its Subsidiaries for the fiscal years ended December 31, 2021 and December 31, 2020 and each subsequent fiscal year ended at least 90 days prior to the Closing Date and (b) unaudited consolidated balance sheets and the related unaudited consolidated statements of income and cash flows of the Initial USD Borrower and its Subsidiaries for each subsequent fiscal quarter (other than the fourth fiscal quarter of the Initial USD Borrower’s fiscal year) ended at least 45 days prior to the Closing Date.
(3)
The Administrative Agent shall have received at least three (3) Business Days prior to the Closing Date, (x) all documentation and other information in respect of the Borrowers and the Guarantors required under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act and the Beneficial Ownership Regulation, that has been reasonably requested in writing by it at least five (5) Business Days prior to the Closing Date and (y) a Beneficial Ownership Certification with respect to the Initial USD Borrower.

(4)
The representations and warranties contained in Article V or any other Loan Document shall be true and correct in all material respects on and as of the Closing Date; provided that to the extent such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided further, that any representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates.
(5)
Since December 31, 2021, there has not been any event, change, effect, occurrence, circumstance or condition, individually or in the aggregate, which has had, or could reasonably be expected to have, a Material Adverse Effect.
(6)
The Collateral Agent shall have received, in each case in form and substance reasonably satisfactory to the Collateral Agent, evidence of property and liability insurance covering each Loan Party, except for the case of the Costa Rican Guarantor as long as the aggregate value of the assets located in Costa Rica property of the Costa Rican Guarantor at the time of Closing are not equal to or greater than $2.0 million, as evidenced in the financial statements of the Costa Rican Guarantor.
(7)
The Administrative Agent shall have received the results of Lien searches (including a search as to judgments, bankruptcy, tax and intellectual property matters), in form and substance reasonably satisfactory thereto, made against the Loan Parties under the UCC and U.S. Intellectual Property statutes (or in the applicable judicial docket or comparable registry) as in effect in each jurisdiction in which filings or recordations under the UCC and U.S. Intellectual Property or similar statutes should be made to evidence or perfect Liens in all assets of such Loan Party, indicating among other things that the assets of each such Loan Party are free and clear of any Lien (except for Permitted Liens and Liens to be terminated on the Initial Availability Date).
(8)
[Reserved].
(9)
[Reserved].
(10)
No Default or Event of Default shall have occurred and be continuing.
(11)
There shall exist no pending or, to the knowledge of the Loan Parties, threatened litigation against the Loan Parties or any of their Subsidiaries or respective assets in any court or administrative forum (i) which could reasonably be expected to have a Material Adverse Effect or (ii) that involves this Agreement or any other Loan Document.
(12)
Receipt and satisfaction by the Administrative Agent and Lenders of all legal due diligence and business due diligence (including, without limitation, due diligence related to third party reports, as well as due diligence related to maximum historical exposure and forward-looking business implications of any existing litigation), and the Administrative Agent and Lenders shall be reasonably satisfied with the Loan Parties’ capital, legal and organizational structure.
(13)
All consents, authorizations and approvals of, and filings and registrations with, and all other actions in respect of, any Governmental Authority or other Person required in connection with the making of the Loans and the consummation of the transactions contemplated hereby have been obtained and are in full force and effect.
(14)
The Original Term Loan Credit Agreement and the Closing Date Intercreditor Agreement shall have been executed and delivered by the parties thereto.
(15)
[Reserved].
(16)
The Closing Date shall have occurred no later than 11:59 p.m. (New York time) on December 15, 2022.
(17)
With respect to the Polish Obligor:
(f)
A copy of the constitutional documents of the Polish Obligor;
(g)
A copy of a resolution of the shareholders meeting, supervisory board (if any) and management board of the Polish Obligor approving the terms of, and the transactions contemplated by, the Loan Documents to which it is a party and resolving that it execute the Loan Documents to which it is a party;
(h)
A copy of any power-of-attorney in connection with any Polish Security Agreement;
(i)
A specimen of the signature of each person authorized by the resolution referred to in paragraph (a) above and which signed any Polish Security Agreement; and
(j)
A certificate of an authorized signatory of the Polish Obligor certifying that each copy document relating to it specified in this Section 4.01 is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

Without limiting the generality of the provisions of the last paragraph of Section 9.03, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

SECTION 4.02
Conditions Precedent to Initial Availability. The obligations of each Lender to honor any Request for a Credit Extension with respect to the funding of the Loans from and after the Initial Availability Date is subject to the following conditions precedent being satisfied or waived in accordance Section 10.01 as of the Initial Availability Date:
(1)
The Closing Date shall have occurred.
(2)
The Closing Date Refinancing shall have occurred and the Initial USD Borrower and its Subsidiaries shall have (x) no outstanding Indebtedness for borrowed money other than Indebtedness permitted under Section 7.02 and (y) no Liens outstanding other than Permitted Liens.

(3)
The Administrative Agent shall have received a copy of a detailed sources and uses statement and funds flow memorandum for the transactions contemplated by the Loan Documents on the Initial Availability Date.
(4)
Both before and after giving effect to the transactions contemplated hereby, including the establishment of the USD Revolving Facility and the borrowing of the Closing Date Term Loans, no Default or Event of Default shall have occurred and be continuing.
(5)
There shall exist no pending or, to the knowledge of the Loan Parties, threatened litigation against the Loan Parties or any of their Subsidiaries or respective assets in any court of administrative forum (i) which could reasonably be expected to have a Material Adverse Effect or (ii) that involves this Agreement or any other Loan Document (or any of the transactions contemplated in connection (and to occur substantially concurrently) with the funding of the Loans on the Initial Availability Date).
(6)
The Initial Availability Date shall have occurred no later than 11:59 p.m. (New York time) on December 16, 2022
(7)
All fees, closing payments and expenses required to be paid on the Initial Availability Date (or on the “Effective Date” as defined in the Engagement Letter) shall have been paid in full in cash, to the extent, in the case of expenses, an invoice has been delivered to the Initial USD Borrower at least three (3) Business Days prior to the Initial Availability Date.
SECTION 4.03
Conditions to Credit Extensions after the Initial Availability Date. The obligation of each Lender to honor any Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type, a continuation of Term Benchmark Loans or a Borrowing pursuant to any Incremental Amendment) on or after the Initial Availability Date is subject to the following conditions precedent:
(1)
The representations and warranties of the Loan Parties contained in Article V or any other Loan Document shall be true and correct in all material respects on and as of the date of such Credit Extension; provided that to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided further that, any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates.
(2)
No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds therefrom.
(3)
The Administrative Agent or the relevant Issuing Bank (as applicable) shall have received a Request for Credit Extension in accordance with the requirements hereof.
(4)
(A) solely to the extent the aggregate principal amount of Revolving Loans outstanding (giving pro forma effect to such proposed Credit Extension) exceeds $40.0 million (or the Dollar Equivalent thereof), either (i) the proceeds of such Credit Extension shall be used, within ten (10) Business Days of such Credit Extension solely for the purposes described in Section 6.14(b) or (ii) the Appropriate Borrowers shall, not later than two (2) Business Days following the expiration of such ten (10) Business Day period described in the foregoing clause (i), prepay Revolving Loans, in accordance with Section 2.05(1) (on a pro rata basis among each Class of Revolving Loans based on the principal amounts then outstanding), in an amount such that the aggregate principal amount of Revolving Loans outstanding after giving effect to such prepayment shall not exceed $40.0 million (or the Dollar Equivalent thereof).
(5)
Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type, a continuation of Term Benchmark Loans or a Borrowing pursuant to an Incremental Amendment) submitted by any Borrower on or after the Initial Availability Date shall be deemed to be a representation and warranty that the conditions specified in Sections 4.03(1) and 4.03(2) have been satisfied on and as of the date of the applicable Credit Extension and that the requirements of Section 4.03(4) shall be complied with (as applicable).

In addition, solely to the extent any Borrower has delivered to the Administrative Agent a Notice of Intent to Cure pursuant to Section 8.04, no request for a Credit Extension shall be honored after delivery of such notice until the applicable Cure Amount specified in such notice is actually received by such Borrower. For the avoidance of doubt, the preceding sentence shall have no effect on the continuation or conversion of any Loans outstanding.

Article V

Representations and Warranties

Each Borrower ~~represents~~ and Holdings represent and warrant~~s~~ to the Administrative Agent and the Lenders on the ~~Closing~~Amendment No. 3 Effective Date and at the time of each Credit Extension (in the case of a Credit Extension made pursuant to Section 2.14, solely to the extent required to be true and correct for such Credit Extension pursuant to Section 2.14):

SECTION 5.01
Existence, Qualification and Power; Compliance with Laws. Each Loan Party and each of its respective Subsidiaries that is a Material Subsidiary:
(1)
is a Person duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization (to the extent such concept exists in such jurisdiction),
(2)
has all corporate or other organizational power and authority to (a) own or lease its assets and carry on its business as currently conducted and (b) in the case of the Loan Parties, execute, deliver and perform its obligations under the Loan Documents to which it is a party,
(3)
is duly qualified and in good standing (to the extent such concept exists) under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business as currently conducted requires such qualification,
(4)
is in compliance with all applicable Laws orders, writs, injunctions and orders; and

(5)
has all requisite governmental licenses, authorizations, consents and approvals to operate its business as currently conducted;

except in each case referred to in the preceding clauses (2)(a), (3), (4) or (5), to the extent that failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

SECTION 5.02
Authorization; No Contravention.
(1)
The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is a party have been duly authorized by all necessary corporate or other organizational action.
(2)
None of the execution, delivery and performance by each Loan Party of each Loan Document to which such Person is a party will:
(f)
contravene the terms of any of such Person’s Organizational Documents;
(g)
result in any breach or contravention of, or the creation of any Lien upon any of the property or assets of such Person or any of the Subsidiaries (other than as permitted by Section 7.01) under (i) any Contractual Obligation to which such Loan Party is a party or affecting such Loan Party or the properties of such Loan Party or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Loan Party or its property is subject; or
(h)
violate any applicable Law;

except with respect to any breach, contravention or violation (but not creation of Liens) referred to in the preceding clauses (b) and (c), to the extent that such breach, contravention or violation would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

SECTION 5.03
Governmental Authorization. No material approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, except for:
(1)
filings and registrations necessary to perfect the Liens on the Collateral granted by the Loan Parties in favor of the Secured Parties,
(2)
the approvals, consents, exemptions, authorizations, actions, notices and filings that have been duly obtained, taken, given or made and are in full force and effect (except to the extent not required to be obtained, taken, given or made or in full force and effect pursuant to the Collateral and Guarantee Requirement); and
(3)
those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

SECTION 5.04
Binding Effect. This Agreement and each other Loan Document has been duly executed and delivered by each Loan Party that is party hereto or thereto, as applicable. Each Loan Document constitutes a legal, valid and binding obligation of each Loan Party that is party thereto, enforceable against each such Loan Party in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws, the German StaRUG, the Relevant EU Directive and/or by general principles of equity and principles of good faith and fair dealing generally applicable to entities such as the Loan Parties.
SECTION 5.05
Financial Statements; No Material Adverse Effect.
(1)
The Borrower Annual Financial Statements and the Borrower Quarterly Financial Statements fairly present in all material respects the financial condition of the Initial USD Borrower and its Subsidiaries as of the date(s) thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the periods covered thereby, (i) except as otherwise expressly noted therein and (ii) subject, in the case of the Borrower Quarterly Financial Statements, to changes resulting from normal year-end adjustments and the absence of footnotes.
(2)
Since the date of effectiveness of this Agreement, there has been no event or circumstance, either individually or in the aggregate, that has had or would reasonably be expected to have a Material Adverse Effect.
(3)
The financial forecasts which have been furnished to the Administrative Agent prior to the First Amendment Effective Date have been prepared in good faith on the basis of the assumptions stated therein, which assumptions were believed to be reasonable at the time made and at the time the forecasts are delivered, it being understood that:
(f)
no forecasts are to be viewed as facts,
(g)
all forecasts are subject to significant uncertainties and contingencies, many of which are beyond the control of the Loan Parties or the Investors,
(h)
no assurance can be given that any particular forecasts will be realized and
(i)
actual results may differ and such differences may be material.
SECTION 5.06
Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of any Borrower, overtly threatened in writing, at law, in equity, in arbitration or before any Governmental Authority, by or against the Initial USD Borrower or any of the Subsidiaries that would reasonably be expected to have a Material Adverse Effect.
SECTION 5.07
Labor Matters. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect: (1) there are no strikes or other labor disputes against the Initial USD Borrower or any Subsidiary pending or, to the knowledge of any Borrower, threatened in writing and (2) hours worked by and payment made based on hours worked to employees of each of the Initial USD Borrower or any Subsidiary have not been in violation of the Fair Labor Standards Act of 1938 or any other applicable Laws dealing with wage and hour matters.
SECTION 5.08
Ownership of Property; Liens. Each Loan Party and each of its respective Subsidiaries has good and valid record title in fee simple to, or valid leasehold interests in, or easements or other limited property interests in, all real property necessary in the ordinary conduct of its business, free and clear of all Liens except for Liens permitted by Section 7.01 and except where the failure to have such title or other interest would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
SECTION 5.09
Environmental Matters. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect: (a) each Loan Party and each of its Subsidiaries and their respective operations and properties is in compliance with all applicable Environmental Laws; (b) each Loan Party and each of its Subsidiaries has obtained and maintained all Environmental Permits required to conduct their operations; (c) none of the Loan Parties or any of their respective Subsidiaries is subject to any pending or, to the knowledge of any Borrower, threatened Environmental Claim in writing or Environmental Liability; (d) none of the Loan Parties or any of their respective Subsidiaries or predecessors has treated, stored, transported or Released Hazardous Materials at or from any currently or formerly owned, leased or operated real estate or facility except for such actions that were in compliance with Environmental Law; and (e) to the knowledge of any Loan Party or any Subsidiary, there are no occurrences, facts, circumstances or conditions which could reasonably be expected to give rise to an Environmental Claim.
SECTION 5.10
Taxes. Except as would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, each Loan Party and each of its Subsidiaries has timely filed all Tax returns and reports required to be filed, and have timely paid all Taxes (including satisfying its withholding tax obligations) levied or imposed on their properties, income or assets (whether or not shown in a Tax return), except those which are being contested in good faith by appropriate actions diligently taken and for which adequate reserves have been provided in accordance with GAAP.

There is no proposed Tax assessment, deficiency or other claim against any Loan Party or any of its Subsidiaries except (i) those being actively contested by a Loan Party or such Subsidiary in good faith and by appropriate actions diligently taken and for which adequate reserves have been provided in accordance with GAAP or (ii) those which would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

SECTION 5.11
ERISA Compliance.
(1)
Except as would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, each Plan is in compliance with the applicable provisions of ERISA, the Code and other federal or state Laws.
(2)
(i) No ERISA Event has occurred or is reasonably expected to occur and (ii) none of the Loan Parties or any of their respective ERISA Affiliates has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA, except, with respect to each of the foregoing clauses of this Section 5.11(2), as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.
(3)
Except where noncompliance or the incurrence of an obligation would not reasonably be expected to result in a Material Adverse Effect, (a) each Foreign Plan has been maintained in compliance with its terms and with the requirements of any and all applicable Laws, and (b) none of the Borrowers or any Subsidiary has incurred any obligation in connection with the termination of or withdrawal from any Foreign Plan.
SECTION 5.12
Subsidiaries.
(1)
Subject to the occurrence of the Closing Date Refinancing, all Equity Interests that constitute Collateral owned by the Borrowers or any Guarantor in any of their respective Subsidiaries are owned free and clear of all Liens of any person except (a) those Liens created under the Collateral Documents and (b) any Lien that is permitted under Section 7.01.
(2)
As of the Closing Date, Schedule 5.12 sets forth:
(f)
the name and jurisdiction of organization of each Subsidiary, and
(g)
the ownership interests of the Borrowers and any Subsidiary of any Borrower in each Subsidiary, including the percentage of such ownership.
SECTION 5.13
Margin Regulations; Investment Company Act.
(f)
As of the Closing Date, none of the Collateral is Margin Stock. No Loan Party is engaged nor will it engage, principally or as one of its important activities, in the business of purchasing or carrying Margin Stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System of the United States), or extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Borrowings will be used for any purpose that violates Regulation U.
(g)
No Loan Party is required to be registered as an “investment company” under the Investment Company Act of 1940.
SECTION 5.14
Disclosure.
(f)
As of the Closing Date, none of the written information and written data heretofore or contemporaneously furnished in writing by or on behalf of each Borrower or any Guarantor to any Agent or any Lender on or prior to the Closing Date in connection with the Transactions, when taken as a whole, contains any material misstatement of fact or omits to state any material fact necessary to make such written information and written data taken as a whole, in the light of the circumstances under which it was delivered, not materially misleading (after giving effect to all modifications and supplements to such written information and written data, in each case, furnished after the date on which such written information or such written data was originally delivered and prior to the Closing Date); it being understood that for purposes of this Section 5.14, such written information and written data shall not include any projections, pro forma financial information, financial estimates, forecasts and forward-looking information or information of a general economic or general industry nature; and
(g)
To the knowledge of each Borrower, the information included in any Beneficial Ownership Certification provided on or prior to the Closing Date to any Lender in connection with this Agreement is true and correct in all material respects.
SECTION 5.15
Intellectual Property; Licenses, etc. The Initial USD Borrower and the Subsidiaries have good and marketable title to, or a valid license or right to use, all patents, patent rights, trademarks, servicemarks, trade names, copyrights, technology, software, know-how, database rights and other intellectual property rights (collectively, “IP Rights”) that to the knowledge of each Borrower are reasonably necessary for the operation of their respective businesses as currently conducted, except where the failure to have any such rights, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. To the knowledge of each Borrower, the operation of the respective businesses of the Initial USD Borrower or any Subsidiary of the Initial USD Borrower as currently conducted does not infringe upon, dilute, misappropriate or violate any IP Rights held by any Person except for such infringements, dilutions, misappropriations or violations, individually or in the aggregate, that would not reasonably be expected to have a Material Adverse Effect. No claim or litigation regarding any IP Rights is pending or, to the knowledge of each Borrower, threatened in writing against any Loan Party or Subsidiary, that, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.
SECTION 5.16
Solvency. On the ~~Closing~~Amendment No. 3 Effective Date, ~~before and~~ after giving effect to the Restructuring Related Transactions (as defined in Term Loan Credit Agreement) on a pro forma basis, the Initial USD Borrower and the Subsidiaries, on a consolidated basis, are Solvent.
SECTION 5.17
USA PATRIOT Act; Anti-Corruption Compliance; Sanctions. To the extent applicable, each of ~~the Initial USD Borrower~~Holdings and the Subsidiaries are in compliance, in all material respects, with (i) the USA PATRIOT Act, (ii) the United States Foreign Corrupt Practices Act of 1977 (the “FCPA”) and (iii) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 C.F.R. Subtitle B, Chapter V, as amended) and any other applicable enabling legislation or executive order relating thereto. Neither the Initial USD Borrower nor any Subsidiary nor any director or officer, nor, to the knowledge of each Borrower, employee or agent of the Initial USD Borrower or any of the Subsidiaries, is currently the subject of any sanctions administered by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any European Union member state or His Majesty’s Treasury of the United Kingdom (“Sanctions”). No proceeds of the Loans will be used by the Initial USD Borrower or any Subsidiaries directly or indirectly, in violation of Sanctions, the USA PATRIOT Act or the FCPA or for the purpose of financing activities of or with any Sanctioned Person, or in any Sanctioned Country, or in any manner that would result in the violation of any Sanctions applicable to any party hereto. This Section 5.17 shall not apply to or in favor of any Person if and to the extent that it would result in a breach, by or in respect of that Person, of any applicable Blocking Law.

SECTION 5.18
Collateral Documents. Except as otherwise contemplated hereby or under any other Loan Documents and subject to the German StaRUG and/or the Relevant EU Directive and limitations set forth in the Collateral and Guarantee Requirement and the effectiveness of the Collateral Documents pursuant to their terms, the provisions of the Collateral Documents, together with such filings and other actions required to be taken hereby or by the applicable Collateral Documents (including the delivery to the Collateral Agent of any Pledged Collateral required to be delivered pursuant hereto or the applicable Collateral Documents), are effective to create (to the extent described therein and subject to the Agreed Security Principles) in favor of the Collateral Agent for the benefit of the Secured Parties a legal, valid, perfected and enforceable first priority Lien (subject to Liens permitted by Section 7.01) on (subject to the Agreed Security Principles) all right, title and interest of the respective Loan Parties in the Collateral described therein.
SECTION 5.19
Center of main interests. For the purposes of Regulation (EU) 2015/848 of May 20, 2015 on insolvency proceedings (recast), the center of main interest (as that term is used in Article 3(1) of the Regulation) of each applicable Loan Party is situated in its jurisdiction of incorporation and no Loan Party shall have an establishment (as that term is used in Article 2(10) of the Regulation) in any other jurisdiction.
SECTION 5.20
Fiscal Unity.
(1)
As a representation regarding the incurrence of indebtedness or the granting of guarantees: no Loan Party incorporated under Dutch law is or has been a member of a fiscal unity (fiscale eenheid) for Dutch corporate income tax or value added tax purposes (unless such fiscal unity consists solely of Loan Parties or has been approved by the Administrative Agent (which approval is not to be unreasonably withheld or delayed)).
(2)
As a covenant/undertaking regarding the incurrence of indebtedness or the granting of guarantees: no Loan Party incorporated under Dutch law shall create or become a member of a fiscal unity (fiscale eenheid) for Dutch corporate income tax or value added tax purposes (unless such fiscal unity should consist solely of Loan Parties or has been approved by the Administrative Agent (which approval is not to be unreasonably withheld or delayed)), unless a fiscal unity for value added tax purposes is imposed by the Dutch tax authorities.
SECTION 5.21
403-Statement
(1)
As a representation regarding the incurrence of indebtedness or the granting of guarantees: no Loan Party has issued a declaration of joint and several liability as referred to in Section 2:403 of the Dutch Civil Code.
(2)
As a covenant/ undertaking regarding the incurrence of indebtedness or the granting of guarantees: no Loan Party incorporated under Dutch law shall issue a declaration of joint and several liability as referred to in Section 2:403 of the Dutch Civil Code, unless such declaration should relate only to Loan Parties or has been approved by the Administrative Agent (which approval is not to be unreasonably withheld or delayed).

Article VI

Affirmative Covenants

Effective as of the Closing Date and for so long thereafter as the Termination Conditions have not been satisfied, the Borrowers and Holdings shall and (except in the case of the covenants set forth in Sections 6.01, 6.02 and 6.03) shall cause each of the Subsidiaries to:

SECTION 6.01
Financial Statements. Deliver to the Administrative Agent for prompt further distribution by the Administrative Agent to each Lender (subject to the limitations on distribution of any such information to Public Lenders as described in Section 6.02) each of the following:
(1)
within ninety (90) days (or the last date on which the Initial USD Borrower is required to file its 10-K for the applicable fiscal year (including any grace periods or extensions permitted by the SEC), if later) after the end of each fiscal year of the Initial USD Borrower, a consolidated balance sheet of the Initial USD Borrower and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income and cash flows for such fiscal year, together with related notes thereto and management’s discussion and analysis describing results of operations in the form customarily prepared by management of the Initial USD Borrower, setting forth in each case in comparative form the figures for the previous fiscal year, in reasonable detail and all prepared in accordance with GAAP, audited and accompanied by a report and opinion of an independent registered public accounting firm of nationally recognized standing or another accounting firm reasonably acceptable to the Administrative Agent, which report and opinion (a) will be prepared in accordance with generally accepted auditing standards and (b) will not be subject to any qualification as to the scope of such audit (but may contain a “going concern” or like qualification that is due to (i) the impending maturity of the Facilities, the Term Loans (as defined in the Term Loan Credit Agreement), the Senior Notes, any Preferred Stock or any permitted refinancings thereof, (ii) any anticipated inability to satisfy the Financial Covenant or (iii) an actual Default of the Financial Covenant;
(2)
within forty-five (45) days (or the last date on which the Initial USD Borrower is required to file its 10-Q for the applicable fiscal quarter (including any grace periods or extensions permitted by the SEC), if later) after the end of each of the first three (3) fiscal quarters of each fiscal year of the Initial USD Borrower commencing with March 31, 2023, a consolidated balance sheet of the Initial USD Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related (a) consolidated statement of income for such fiscal quarter and for the portion of the fiscal year then ended, and (b) consolidated statement of cash flows for the portion of the fiscal year then ended, setting forth, in each case of the preceding clauses (a) and (b), in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year (provided that no such comparative information will be required if such comparative data would be for a date or period prior to March 31, 2023), accompanied by an Officer’s Certificate stating that such financial statements fairly present in all material respects the financial condition, results of operations and cash flows of the Initial

USD Borrower and its Subsidiaries in accordance with GAAP, subject to normal year-end adjustments and the absence of footnotes, together with management’s discussion and analysis describing results of operations in the form customarily prepared by management of the Initial USD Borrower; and (B) within thirty (30) Business Days following the end of each calendar month, a consolidated balance sheet of the Initial USD Borrower and its Subsidiaries as at the end of such month, and the related consolidated statement of income for such month and for the portion of the fiscal year then ended setting forth, in each case, in comparative form the figures for the corresponding month of the previous fiscal year and the corresponding portion of the previous fiscal year, accompanied by an Officer’s Certificate stating that such financial statements fairly present in all material respects the financial condition and results of operations of the Initial USD Borrower and its Subsidiaries in accordance with GAAP, subject to normal year-end adjustments and the absence of footnotes, together with management’s discussion and analysis describing results of operations in the form customarily prepared by management of the Initial USD Borrower;
(3)
(w) within (10) Business Days following the end of each calendar month, the Loan Parties shall provide the Administrative Agent with an accounts payable aging report in form reasonably satisfactory to the Administrative Agent, (x) within five (5) Business Days following the end of each calendar month, a Monthly Factoring Report and any supplements thereto~~;~~

~~(4)~~ , (y) within ten (10) Business Days following ~~beginning on May 15, 2025, and no later than 5:00pm New York time on the second Thursday~~the end of each calendar month ~~thereafter, the Loan Parties shall provide~~ , monthly customer scorecards in respect of suppliers of the Initial USD Borrower and its Subsidiaries in form and substance reasonably satisfactory to the Administrative Agent and (z) within ten (10) Business Days following the end of each calendar month, an updated Cash Flow Forecast, which revised Cash Flow Forecast, if requested by the Initial USD Borrower, shall modify and supersede any prior Cash Flow Forecast;

(4)
beginning on December 18, 2025, and no later than 5:00pm New York time on the Thursday of every other week thereafter, the Loan Parties shall provide the Administrative Agent with a biweekly variance report setting forth the variance between disbursements in the Cash Flow Forecast and actual disbursements (including fees incurred by the Initial USD Borrower’s advisors) for the two-week period immediately ending on the immediately preceding Friday;
(5)
(x) annually, upon request of the Administrative Agent, at a time mutually agreed with the Administrative Agent that is promptly after the delivery of the information required pursuant to Section 6.01(1) above, commencing with the delivery of information with respect to the fiscal year ending December 31, 2022, to participate in a conference call for Lenders to discuss the financial position and results of operations of the Initial USD Borrower and its Subsidiaries for the most recently ended fiscal year for which financial statements have been delivered and (y) participate in monthly conference calls with the Administrative Agent and the Lenders, such calls to be held at such time as may be agreed to by the Borrower and the Administrative Agent, but in any event not later than ten (10) Business Days after the end of each month (commencing with the first month ending after the Amendment No. 3 Effective Date); provided that if the Initial USD Borrower holds conference calls on a quarterly basis for the benefit of any of its securityholders, the Lenders shall be permitted to participate in such quarterly conference calls; provided, further, that if the Initial USD Borrower is holding a conference call open to the public to discuss the financial condition and results of operations of the Initial USD Borrower and its Subsidiaries for the most recently ended fiscal period for which financial statements have been delivered pursuant to Sections 6.01(1) or 6.01(2) above, the Initial USD Borrower will not be required to hold a second, separate call for the Lenders so long as the Lenders are provided access to such initial conference call and the ability to ask questions thereon; and
(6)
beginning on May 15, 2025, and no later than 5:00pm New York time on the Thursday of each week thereafter, the Loan Parties shall provide the Administrative Agent with a weekly Liquidity report setting forth the Liquidity as of the Friday of the immediately prior week~~; and~~.

~~(7) beginning on June 5, and no later than 5:00pm New York time on Thursday of each week thereafter, the Loan Parties shall provide the Administrative Agent with a weekly variance report setting forth the variance between disbursements in the Cash Flow Forecast and actual disbursements (including fees incurred by the Initial USD Borrower’s advisors) for the two-week period immediately ending on the immediately preceding Friday.~~

Notwithstanding the foregoing, the obligations referred to in Sections 6.01(1) and 6.01(2) may be satisfied with respect to financial information of the Initial USD Borrower and its Subsidiaries by furnishing the Initial USD Borrower’s Form 10-K or 10-Q, as applicable, filed with the SEC (and the public filing of such report with the SEC shall constitute delivery under this Section 6.01); provided that with respect to the preceding clause, to the extent such information is in lieu of information required to be provided under Section 6.01(1) (it being understood that such information may be audited at the option of the Initial USD Borrower), such materials are accompanied by a report and opinion of an independent registered public accounting firm of nationally recognized standing or another accounting firm reasonably acceptable to the Administrative Agent, which report and opinion (a) will be prepared in accordance with generally accepted auditing standards and (b) will not be subject to any qualification as to the scope of such audit (but may contain a “going concern” or like qualification that is due to (i) the impending maturity of the Facilities, the Term Loans (as defined in the Term Loan Credit Agreement), the Senior Notes, any Preferred Stock or any permitted refinancings thereof, (ii) any anticipated inability to satisfy the Financial Covenant or (iii) an actual Default of the Financial Covenant.

Any financial statements required to be delivered pursuant to Sections 6.01(1) or 6.01(2) shall not be required to contain all purchase accounting adjustments relating to the Transactions or any other transaction(s) permitted hereunder to the extent it is not practicable to include any such adjustments in such financial statements.

SECTION 6.02
Certificates; Other Information. Deliver to the Administrative Agent for prompt further distribution by the Administrative Agent to each Lender (subject to the limitations on distribution of any such information to Public Lenders as described in this Section 6.02):
(1)
no later than five (5) days after the delivery of the financial statements referred to in Sections 6.01(1) and (2) (commencing with such delivery for the fiscal quarter in which the Closing Date occurs), a duly completed Compliance Certificate signed by a Financial Officer of the Initial USD Borrower;
(2)
promptly after the same are publicly available, copies of all special reports and registration statements which the Initial USD Borrower or any Subsidiary files with the SEC or with any Governmental Authority that may be substituted therefor or with any national securities exchange, as the case may be (other than amendments to any registration statement (to the extent such registration statement, in the form it became effective, is delivered to the Administrative Agent), exhibits to any registration statement and, if applicable, any registration statement on Form S-8), and in any case not otherwise required to be delivered to the Administrative Agent pursuant to any other clause of this Section 6.02;
(3)
promptly after the furnishing thereof, copies of any notices of default under the Term Loan Credit Agreement or to any holder of any class or series of debt securities of any Loan Party (including the Senior Notes) having an aggregate outstanding principal amount greater than the Threshold Amount (in each case, other than in connection with any board observer rights) and not otherwise required to be furnished to the Administrative Agent pursuant to any other clause of this Section 6.02;
(4)
together with the delivery of the Compliance Certificate with respect to the financial statements referred to in Section 6.01(1), a report setting forth the information required by Section 1(a) of the Perfection Certificate (or confirming that there has been no change in such information since the later of the Closing Date or the last report delivered pursuant to this clause (4)); and
(5)
(a) promptly, but subject to the limitations set forth in Section 6.10 and Section 10.09, such additional information regarding the business and financial affairs of any Loan Party or any Material Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent may from time to time on its own behalf or on behalf of any Lender reasonably request in writing from time to time and (b) information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and the Beneficial Ownership Regulation.

Documents required to be delivered pursuant to Section 6.01 or Section 6.02(2) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (a) on which the Initial USD Borrower posts such documents, or provides a link thereto, on the Initial USD Borrower’s website on the Internet at the website address listed on Schedule 10.02 hereto (or as such address may be updated from time to time in accordance with Section 10.02); or (b) on which such documents are posted on the Initial USD Borrower’s behalf on IntraLinks/IntraAgency or another relevant website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that (i) upon written request by the Administrative Agent, the Initial USD Borrower will deliver paper copies of such documents to the Administrative Agent for further distribution by the Administrative Agent to each Lender (subject to the limitations on distribution of any such information to Public Lenders as described in this Section 6.02) until a written request to cease delivering paper copies is given by the Administrative Agent and (ii) the Initial USD Borrower shall notify (which may be by facsimile or electronic mail) the Administrative Agent of the posting of any such documents or link and, upon the Administrative Agent’s request, provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Each Lender shall be solely responsible for timely accessing posted documents or requesting delivery of paper copies of such documents from the Administrative Agent and maintaining its copies of such documents.

The Borrowers and Holdings hereby acknowledges that (a) the Administrative Agent will make available to the Lenders and the Issuing Banks materials or information provided by or on behalf of the Borrowers and Holdings hereunder (collectively, the “Borrower Materials”) by posting the Borrower Materials on Intralinks,

SyndTrak, ClearPar or another similar electronic system (the “Platform”) and (b) certain of the Lenders may have personnel who do not wish to receive any information with respect to the Initial USD Borrower, its Subsidiaries or their respective securities that is not Public-Side Information, and who may be engaged in investment and other market-related activities with respect to such Person’s securities (each, a “Public Lender”). The Initial USD Borrower and Holdings hereby agree~~s~~ that (i) at the Administrative Agent’s request, all Borrower Materials that are to be made available to Public Lenders will be clearly and conspicuously marked “PUBLIC” which, at a minimum, means that the word “PUBLIC” will appear prominently on the first page thereof; (ii) by marking Borrower Materials “PUBLIC,” the Initial USD Borrower will be deemed to have authorized the Administrative Agent, the Lenders and the Issuing Banks to treat such Borrower Materials as containing only Public-Side Information (provided, however, that to the extent such Borrower Materials constitute Information, they will be treated as set forth in Section 10.09); (iii) all Borrower Materials marked “PUBLIC” and, except to the extent the Initial USD Borrower notifies the Administrative Agent to the contrary, any Borrower Materials provided pursuant to Section 6.01(1), 6.01(2) or 6.02(1) are permitted to be made available through a portion of the Platform designated as “Public Side Information”; and (iv) the Administrative Agent and the Arrangers shall be entitled to treat Borrower Materials that are not specifically identified as “PUBLIC” as being suitable only for posting on a portion of the Platform not designated as “Public Side Information.” Notwithstanding the foregoing, the Initial USD Borrower shall be under no obligation to mark the Borrower Materials “PUBLIC.”

Anything to the contrary notwithstanding, nothing in this Agreement will require ~~the Borrowers~~Holdings or any Subsidiary to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter, or provide information (i) that constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure is prohibited by Law or binding agreement or (iii) that is subject to attorney-client or similar privilege or constitutes attorney work product; provided that in the event that the Borrowers do not provide information that otherwise would be required to be provided hereunder in reliance on the exclusions in this paragraph relating to violation of any obligation of confidentiality, the Borrowers shall use commercially reasonable efforts to provide notice to the Administrative Agent promptly upon obtaining knowledge that such information is being withheld (but solely if providing such notice would not violate such obligation of confidentiality).

SECTION 6.03
Notices. Promptly after a Responsible Officer obtains actual knowledge thereof, notify the Administrative Agent of:
(1)
the occurrence of any Default; and
(2)
(a) any dispute, litigation, investigation or proceeding between any Loan Party and any arbitrator or Governmental Authority, (b) the filing or commencement of, or any material development in, any litigation or proceeding affecting any Loan Party or any of its Subsidiaries, including pursuant to any applicable Environmental Laws or in respect of IP Rights, the occurrence of any violation by any Loan Party or any of its Subsidiaries of, or liability under, any Environmental Law or Environmental Permit, or (c) the occurrence of any ERISA Event that, in any such case referred to in clauses (a), (b) or (c) of this Section 6.03(2), has resulted or would reasonably be expected to result in a Material Adverse Effect.

Each notice pursuant to this Section 6.03 shall be accompanied by a written statement of a Responsible Officer of the Initial USD Borrower (a) that such notice is being delivered pursuant to Section 6.03(1) or (2) (as applicable) and (b) setting forth details of the occurrence referred to therein and stating what action the Initial USD Borrower has taken and proposes to take with respect thereto. Promptly following receipt of a notice pursuant to Section 6.03(1), the Administrative Agent shall deliver a copy of such notice, together with any written statement referenced in the first sentence of this paragraph, to each Lender.

SECTION 6.04
Payment of Taxes. Timely pay, discharge or otherwise satisfy, as the same shall become due and payable, all of its obligations and liabilities in respect of Taxes imposed upon it or upon its income or profits or in respect of its property, except, in each case, to the extent (1) any such Tax is being contested in good faith and by appropriate actions for which appropriate reserves have been established in accordance with GAAP or (2) the failure to pay or discharge the same would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
SECTION 6.05
Preservation of Existence, etc.
(1)
Preserve, renew and maintain in full force and effect its legal existence under the Laws of the jurisdiction of its organization; and
(2)
take all reasonable action to obtain, preserve, renew and keep in full force and effect its rights, licenses, permits, privileges, franchises, and IP Rights material to the conduct of its business,

except in the case of clause (1) or (2) to the extent (other than with respect to the preservation of the existence of the Borrowers) that failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or pursuant to any merger, consolidation, liquidation, dissolution or disposition permitted by Article VII.

SECTION 6.06
Maintenance of Properties. Except if the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, maintain, preserve and protect all of its material properties and equipment used in the operation of its business in good working order, repair and condition, ordinary wear and tear excepted and casualty or condemnation excepted and any repairs and replacements that are the obligation of the owner or landlord of any property leased by the Initial USD Borrower or any of the Subsidiaries excepted.
SECTION 6.07
Maintenance of Insurance.
(1)
Maintain with insurance companies that the Initial USD Borrower believes (in the good faith judgment of its management) are financially sound and reputable at the time the relevant coverage is placed or renewed or with a Captive Insurance Subsidiary, insurance with respect to the Initial USD Borrower’s and the Subsidiaries’ properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance reasonable and customary for similarly situated Persons engaged in the same or similar businesses as the Initial USD Borrower and Subsidiaries) as are customarily carried under similar circumstances by such other Persons, and will furnish to the Lenders, upon written request from the Administrative Agent, information presented in reasonable detail as to the insurance so carried; provided that notwithstanding the foregoing, in no event will the Initial USD Borrower or any Subsidiary be required to obtain or maintain insurance that is more restrictive than its normal course of practice. Subject to Section 6.13(2), each such policy of insurance will, as appropriate, (i) name the Collateral Agent, on behalf of the Secured Parties, as an additional insured thereunder as its interests may appear or (ii) in the case of each casualty insurance policy, contain an additional loss payable clause or endorsement that names the Collateral Agent, on behalf of the Secured Parties, as the additional loss payee thereunder.

(2)
If any improved portion of any Mortgaged Property is at any time located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a special flood hazard area with respect to which flood insurance has been made available under the Flood Insurance Laws, then the Initial USD Borrower will, or will cause each Loan Party to (a) maintain, or cause to be maintained, flood insurance in an amount and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws and (b) deliver to the Collateral Agent evidence of such compliance in form and substance reasonably acceptable to the Collateral Agent; provided that to the extent that the requirements of this Section 6.07 are not satisfied on the Closing Date, the Borrowers may satisfy such requirements in accordance with the Collateral and Guarantee Requirement and Section 6.11(2)(b) but in no event later than ten (10) days prior to the recording of the Mortgages and the delivery of the other real estate items required to be delivered pursuant to the Collateral and Guarantee Requirement and Section 6.11(2)(b).
SECTION 6.08
Compliance with Laws. Comply in all respects with the requirements of all Laws and comply with the USA PATRIOT Act, Sanctions and all orders, writs, injunctions and decrees of any Governmental Authority applicable to it or to its business or property, except if the failure to comply therewith would not reasonably be expected individually or in the aggregate to have a Material Adverse Effect. This Section 6.08 shall not apply to or in favor of any Person if and to the extent that it would result in a breach, by or in respect of that Person, of any applicable Blocking Law.
SECTION 6.09
Books and Records. Maintain proper books of record and account, in which entries that are full, true and correct in all material respects shall be made of all material financial transactions and matters involving the assets and business of the Borrowers or such Subsidiary, as the case may be (it being understood and agreed that certain Foreign Subsidiaries may maintain individual books and records in conformity with generally accepted accounting principles in their respective countries of organization and that such maintenance shall not constitute a breach of the representations, warranties or covenants hereunder).
SECTION 6.10
Inspection Rights. Permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants (subject to such accountants’ customary policies and procedures), all at the reasonable expense of the Borrowers and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Initial USD Borrower; provided that only the Administrative Agent on behalf of the Lenders may exercise rights of the Administrative Agent and the Lenders under this Section 6.10 and the Administrative Agent shall not exercise such rights more often than two (2) times during any calendar year absent the existence of an Event of Default and only one (1) such time shall be at the Borrowers’ expense; provided further that when an Event of Default exists, the Administrative Agent (or any of its representatives or independent contractors) may do any of the foregoing at the expense of the Borrowers at any time during normal business hours and upon reasonable advance notice. The Administrative Agent shall give the Borrowers the opportunity to participate in any discussions with the Borrowers’ independent public accountants. For the avoidance of doubt, this Section 6.10 is subject to the last paragraph of Section 6.02.

SECTION 6.11
Covenant to Guarantee Obligations and Give Security. At the Borrowers’ expense, subject to the provisions of the Collateral and Guarantee Requirement and any applicable limitation in any Collateral Document (and subject to the Agreed Security Principles in the case of any Foreign Subsidiary), take all action necessary or reasonably requested by the Administrative Agent or the Collateral Agent to ensure that the Collateral and Guarantee Requirement continues to be satisfied, including:
(1)
(x) upon (i) the formation or acquisition of any new direct or indirect Material Subsidiary (other than any Excluded Subsidiary) by any Loan Party, (ii) any Subsidiary (other than any Excluded Subsidiary) becoming a Material Subsidiary or (iii) an Excluded Subsidiary that is a Material Subsidiary ceasing to be an Excluded Subsidiary, (y) upon the acquisition of any material assets by the Borrowers or any Guarantor or (z) with respect to any Subsidiary at the time it becomes a Loan Party, for any material assets held by such Subsidiary (in each case, other than assets constituting Collateral under a Collateral Document that becomes subject to the Lien created by such Collateral Document upon acquisition thereof (without limitation of the obligations to perfect such Lien)):
(f)
within sixty (60) days (or such greater number of days specified below) after such formation, acquisition or designation or, in each case, such longer period as the Administrative Agent may agree in its reasonable discretion, cause each such Material Subsidiary that is required to become a Guarantor under the Collateral and Guarantee Requirement to execute the Guaranty (or a joinder thereto) and other documentation the Administrative Agent may reasonably request from time to time in order to carry out more effectively the purposes of the Guaranty and the Collateral Documents;
(g)
within sixty (60) days (or within one hundred and twenty (120) days in the case of documents listed in Section 6.11(2)(b)) after such formation, acquisition or designation, cause each such Material Subsidiary that is required to become a Guarantor pursuant to the Collateral and Guarantee Requirement to duly execute and deliver to the Collateral Agent, Mortgages and the other items listed in Section 6.11(2)(b), mutatis mutandis, with respect to any Material Real Property, supplements to the Security Agreement, a counterpart signature page to the Intercompany Note, Intellectual Property Security Agreements and other security agreements and documents (if applicable), as reasonably requested by and in form and substance reasonably satisfactory to the Collateral Agent (consistent with the Security Agreement, Intellectual Property Security Agreements and other Collateral Documents in effect on the Closing Date as amended and in effect from time to time), in each case granting and perfecting Liens required by the Collateral and Guarantee Requirement;
(h)
within sixty (60) days after such formation, acquisition or designation, cause each such Material Subsidiary that is required to become a Guarantor pursuant to the Collateral and Guarantee Requirement to deliver any and all certificates representing Equity Interests (to the extent certificated) that are required to be pledged pursuant to the Collateral and Guarantee Requirement, accompanied by undated stock powers or other appropriate instruments of transfer executed in blank and, if applicable, a joinder to the Intercompany Note substantially in the form of Annex I thereto with respect to the intercompany Indebtedness held by such Material Subsidiary and required to be pledged pursuant to the Collateral Documents;
(i)
within sixty (60) days (or within one hundred and twenty (120) days in the case of documents listed in Section 6.11(2)(b)) after such formation, acquisition or designation, take and cause (i) the applicable Material Subsidiary that is required to become a Guarantor pursuant to the Collateral and Guarantee Requirement and (ii) to the extent applicable, each direct or indirect parent of such applicable Material Subsidiary, in each case, to take customary action(s) (including the recording of Mortgages, the filing of Uniform Commercial Code financing statements and delivery of stock and membership interest certificates to the extent certificated) as may be necessary in the reasonable opinion of the Administrative Agent to vest in the Collateral Agent (or in any representative of the Collateral Agent designated by it) valid and perfected (subject to Liens permitted by Section 7.01) Liens required by the Collateral and Guarantee Requirement, enforceable against all third parties in accordance with their terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity (regardless of whether enforcement is sought in equity or at law); and
(j)
within sixty (60) days (or one hundred and twenty (120) days in the case of documents described in Section 6.11(2)(b)) after the reasonable request therefor by the Administrative Agent (or such longer period as the Administrative Agent may agree in its reasonable discretion), deliver to the Administrative Agent a signed copy of a customary Opinion of Counsel, addressed to the Administrative Agent and the Lenders, of counsel for the Loan Parties reasonably acceptable to the Administrative Agent as to such matters set forth in this Section 6.11(1) as the Administrative Agent may reasonably request;

provided that actions relating to Liens on real property are governed by Section 6.11(2) and not this Section 6.11(1).

(2)
Material Real Property.
(f)
Notice.
(i)
Within sixty (60) days (or such longer period as the Collateral Agent may agree in its reasonable discretion), after the formation, acquisition or designation of a Material Subsidiary that is required to become a Guarantor under the Collateral and Guarantee Requirement, the Borrowers will, or will cause such Material Subsidiary to, furnish to the Collateral Agent a description of any Material Real Property (other than any Excluded Asset(s)) owned by such Material Subsidiary.
(ii)
Within sixty (60) days (or such longer period as the Collateral Agent may agree in its reasonable discretion), after the acquisition of any Material Real Property (other than any Excluded Asset(s)) by a Loan Party, after the Closing Date, the Borrowers will, or will cause such Loan Party to, furnish to the Collateral Agent a description of any such Material Real Property.
(g)
Mortgages. The Borrowers will, or will cause the applicable Loan Party to, provide the Collateral Agent with a Mortgage with respect to any Material Real Property that is the subject of a notice delivered pursuant to Section 6.11(2)(a), within one hundred and twenty (120) days of the acquisition, formation or designation of such Material Subsidiary or the acquisition of such Material Real Property (or such longer period as the Collateral Agent may agree in its sole discretion), together with:
(i)
evidence that counterparts of the Mortgages have been duly executed, acknowledged and delivered and are in form suitable for filing or recording in all filing or recording offices that the Collateral Agent may deem reasonably necessary or desirable in order to create, except to the extent otherwise provided hereunder, including subject to Liens permitted by Section 7.01, a valid and subsisting perfected Lien on such Material Real Property in favor of the Collateral Agent for the benefit of the Secured Parties and that all filing and recording taxes and fees have been paid or otherwise provided for in a manner reasonably satisfactory to the Collateral Agent;
(ii)
with respect to any Mortgages on real property located in the U.S., fully paid American Land Title Association Lender’s Extended Coverage title insurance policies or the equivalent or other form available in each applicable jurisdiction (the “Mortgage Policies”) in form and substance, with endorsements available in the applicable jurisdiction without surveys (it being agreed that zoning reports from a nationally recognized zoning company shall be acceptable in lieu of zoning endorsements to title policies in any jurisdiction where there is a material difference in the cost of zoning reports and zoning endorsements) and in amounts, reasonably acceptable to the Collateral Agent (not to exceed the fair market value of the real properties covered thereby), issued, coinsured and reinsured by title insurers reasonably acceptable to the Collateral Agent, insuring the Mortgages to be valid subsisting Liens on the property described therein, subject only to Liens permitted by Section 7.01 or such other Liens reasonably satisfactory to the Collateral Agent that do not have a material adverse impact on the use or value of the Mortgaged Properties, and providing for such other affirmative insurance and such coinsurance and direct access reinsurance as the Collateral Agent may reasonably request and is available in the applicable jurisdiction;
(iii)
customary Opinions of Counsel for the applicable Loan Parties in states in which such Material Real Properties are located, with respect to the enforceability and perfection of the Mortgage(s) and any related fixture filings and the due authorization, execution and delivery of the Mortgages, in form and substance reasonably satisfactory to the Collateral Agent;
(iv)
with respect to any Mortgages on real property located in the U.S., American Land Title/American Congress on Surveying and Mapping surveys (or, if reasonably acceptable to the Collateral Agent, zip or express maps) for each

Material Real Property or existing surveys together with no change affidavits, in each case certified to the Collateral Agent if deemed necessary by the Collateral Agent in its reasonable discretion, sufficient for the title insurance company issuing a Mortgage Policy to remove the standard survey exception and issue standard survey related endorsements and otherwise reasonably satisfactory to the Collateral Agent;
(v)
with respect to any Mortgages on real property located in the U.S., a completed “Life-of-Loan” Federal Emergency Management Agency standard flood hazard determination with respect to each Material Real Property containing improved land addressed to the Collateral Agent and otherwise in compliance with the Flood Insurance Laws, and if any such Material Real Property is located in an area determined by the Federal Emergency Management Agency (or any successor agency) to be a special flood hazard area, the Initial USD Borrower’s duly executed acknowledgement of receipt of written notification from the Collateral Agent about special flood hazard area status and flood disaster assistance and evidence that the Initial USD Borrower or applicable Loan Party has obtained flood insurance reasonably satisfactory to the Collateral Agent that is in compliance with all applicable requirements of the Flood Insurance Laws; and
(vi)
as promptly as practicable after the reasonable request therefor by the Collateral Agent, environmental assessment reports and reliance letters (if any) that have been prepared in connection with such acquisition, designation or formation of any Material Subsidiary or acquisition of any Material Real Property; provided that there shall be no obligation to deliver to the Collateral Agent any environmental assessment report whose disclosure to the Collateral Agent would require the consent of a Person other than the Initial USD Borrower or one of its Subsidiaries, where, despite the commercially reasonable efforts of the Initial USD Borrower to obtain such consent, such consent cannot be obtained.

Notwithstanding the foregoing, the Collateral Agent shall not enter into any Mortgage in respect of any real property located in the U.S. acquired by any Loan Party after the Closing Date unless and until (a) if such real property is not located in a flood zone, the date that is five (5) Business Days or (b) if such real property is located in a flood zone, the date that is fourteen (14) days, in each case, after the Administrative Agent has delivered to the Lenders the following documents in respect of such real property: (i) a completed flood hazard determination from a third party vendor and (ii) if such real property is located in a “special flood hazard area”, the documents referred to in clause (2)(b)(v) of this Section 6.11.

The Collateral Agent may grant extensions of time for the creation and perfection of Mortgage Liens in or the obtaining of title insurance, legal opinions or other deliverables with respect to particular Material Real Property where it determines that such action cannot be accomplished by the time periods set forth in this Agreement or the Collateral Documents.

SECTION 6.12
Compliance with Environmental Laws. Except, in each case, to the extent that the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (1) comply, and take all reasonable actions to cause any lessees and other Persons operating or occupying its properties to comply, with all applicable Environmental Laws and Environmental Permits (including any cleanup, removal or remedial obligations) and (2) obtain and renew all Environmental Permits required to conduct its operations or in connection with its properties.
SECTION 6.13
Further Assurances and Post-Closing Covenant.
(1)
Subject to the provisions of the Collateral and Guarantee Requirement and any applicable limitations in any Collateral Document or in the Agreed Security Principles and in each case at the expense of the Borrowers, promptly upon reasonable request from time to time by the Administrative Agent or the Collateral Agent or as may be required by applicable Laws (a) correct any material defect or error that may be discovered in the execution, acknowledgment, filing or recordation of any Collateral Document or other document or instrument relating to any Collateral, and (b) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent or Collateral Agent may reasonable request from time to time in order to carry out more effectively the purposes of the Collateral Documents and to satisfy the Collateral and Guarantee Requirement.
(2)
As promptly as practicable, and in any event within the applicable periods specified in Schedule 6.13(2) or such longer period as the Administrative Agent may reasonably in its sole discretion agree in writing, deliver the documents or take the actions specified in Schedule 6.13(2), in each case except to the extent otherwise agreed by the Administrative Agent pursuant to its authority as set forth in the definition of the term “Collateral and Guarantee Requirement.”
SECTION 6.14
Use of Proceeds. The proceeds of any Revolving Loans will be used on or after the Initial Availability Date, for working capital and general corporate purposes and for any other purpose not prohibited by the Loan Documents (but in any case, not for purposes of financing a bankruptcy, insolvency or similar proceeding). The undertaking in this Section 6.14 (other than the limitation set forth in the parenthetical in the immediately preceding sentence) shall not be given to or by any Person if and to the extent that it is or would be unenforceable by or in respect of that Person by reason of breach of, or would result in a breach by that Person of or conflict with, any applicable Blocking Law.
SECTION 6.15
New Business. Use commercially reasonable efforts to solicit and otherwise endeavor to be awarded or otherwise obtain new business and respond to any inbound requests for proposals or bids/or revised bids from any other customer or bona fide prospective customer promptly and expeditiously, and in any event within 5 Business Days of receipt thereof.
SECTION 6.16
Anti-Corruption Compliance. Comply in all material respects with the requirements of the FCPA and implement and maintain policies and procedures reasonably designed to ensure compliance with the FCPA.
SECTION 6.17
Milestones~~:~~. Comply with each of the following milestones (the “Milestones”); provided that the Required Lenders may, in their sole discretion, extend (and direct the Administrative Agent to extend, as applicable), the due dates for any Milestones pursuant to a written notice delivered via e-mail (or on their behalf of their counsel) to the Initial USD Borrower (or its counsel):
(1)
[Reserved].

~~(2) On or prior to May 28, 2025, (i) the appointment of Charles Moore as chief transformation officer, (ii) the appointment of one (1) independent director to the board of directors of the Initial USD Borrower (the “New Director”) and (iii) the formation of a special committee of the board of directors of the Initial USD Borrower (the “Transaction Committee”), which shall either, at the option of the Initial USD Borrower, be comprised of (x) the New Director, whose affirmative vote shall be required for all decisions and actions of the Transaction Committee, and two (2) other independent directors or (y) the New Director and one (1) other independent director, which Transaction Committee shall have full decision-making authority to consider, negotiate, approve, authorize, and act upon any conflict matters and any recapitalization or similar transaction with respect to the Initial USD Borrower or its Subsidiaries.~~

~~(3) Within thirty (30) calendar days of the Specified Date, the entry by the Initial USD Borrower and its Subsidiaries into the Support Agreement.~~

(2)
[Reserved].
(3)
[Reserved].
(4)
[Reserved].
(5)
~~(4)~~ Within the applicable periods specified in Annex A to Amendment No. ~~2~~3 (as may be extended as set forth therein), deliver the documents or take the actions specified in such Annex A.

~~(5) Within 10 days following the Amendment No. 2 Effective Date, the Initial USD Borrower shall have (or shall have caused its Subsidiaries) to unwind all of its Hedging Obligations.~~

(6)
[Reserved].
(7)
(x) Within 30 days after the Amendment No. 3 Effective Date, the Initial USD Borrower shall enter into a written agreement (on terms reasonably satisfactory to the Administrative Agent) to retain an ABL Advisor and (y) on or prior to December 31, 2025, furnish to the Administrative Agent and the Lenders a written viability assessment (in form reasonably satisfactory to the Administrative Agent) from the ABL Advisor ascertaining the feasibility of a Replacement Financing in the form of an asset-based lending facility.
(8)
On or prior to March 31, 2026, the Administrative Agent shall have received an indication of interest (or similar) from one or more financing sources in respect of a potential Replacement Financing.
SECTION 6.18
Refinancing.

Exercise commercially reasonable efforts to obtain, as soon as reasonably practicable after the Amendment No. 3 Effective Date, proceeds of debt and/or equity financing the proceeds of which shall be used to (and shall be in an amount sufficient to) refinance in full the Facilities and cause the satisfaction of the Termination Conditions (such financing, the “Replacement Financing”); provided that the Initial USD Borrower shall use commercial reasonable efforts to (i) commence the process of obtaining such Replacement Financing within 60 days of the Amendment No. 3 Effective Date and (ii) consummate such Replacement Financing prior to June 30, 2026.

SECTION 6.19
Material OEM Agreements.

At all times, maintain each original equipment manufacturing agreement for the supply of good and services of the Initial USD Borrower or any of its Subsidiaries to the extent such agreement(s) represent more than 1,500,000 wheels in the aggregate in any fiscal year except to the extent such agreement has been replaced with an agreement with respect to the same (or greater) volume and which replacement agreement has become effective.

Article VII

Negative Covenants

Effective as of the Closing Date and for so long thereafter as the Termination Conditions are not satisfied:

SECTION 7.01
Liens. The Borrowers shall not, nor shall the Borrowers permit any Subsidiary to, directly or indirectly, create, incur or assume any Lien (except any Permitted Lien(s)) that secures obligations under any Indebtedness or any related guarantee of Indebtedness on any asset or property of the Borrowers or any Subsidiary, or any income or profits therefrom.

The expansion of Liens by virtue of accretion or amortization of original issue discount, the payment of dividends in the form of Indebtedness, and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies will not be deemed to be an incurrence of Liens for purposes of this Section 7.01.

For purposes of determining compliance with this Section 7.01, (A) a Lien need not be incurred solely by reference to one category of Permitted Liens described in the definition thereof, but is permitted to be incurred in part under any combination thereof and of any other available exemption and (B) in the event that a Lien (or any portion thereof) meets the criteria of one or more of the categories of Permitted Liens, the Initial USD Borrower will, in its sole discretion, be entitled to divide, classify or reclassify, in whole or in part, any such Lien (or any portion thereof) among one or more of such categories or clauses in any manner.

SECTION 7.02
Indebtedness.
(f)
The Borrowers shall not, nor shall the Borrowers permit any Subsidiary to, directly or indirectly:
(i)
create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise (collectively, “incur” and collectively, an “incurrence”) with respect to any Indebtedness (including Acquired Indebtedness), or
(ii)
issue any shares of Disqualified Stock or permit any Subsidiary to issue any shares of Disqualified Stock or Preferred Stock;

provided that the Initial USD Borrower may incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock, and any Subsidiary may incur Indebtedness (including Acquired Indebtedness), issue shares of Disqualified Stock and issue shares of Preferred Stock, in each case, if (any Indebtedness, Disqualified Stock or Preferred Stock incurred or issued pursuant to following clauses (A), (B) and (C), “Permitted Ratio Debt”):

(A)
with respect to Indebtedness secured on a pari passu basis with the First Lien Obligations, the First Lien Net Leverage Ratio for the Test Period preceding the date on which such additional Indebtedness is incurred (without netting any cash received from the incurrence of such Indebtedness proposed to be incurred) would be no greater than 2.00 to 1.00;
(B)
with respect to Indebtedness secured by Liens on a basis that is junior in priority to the First Lien Obligations, the Junior Debt Condition is satisfied for the Test Period preceding the date on which such additional Indebtedness is incurred (without netting any cash received from the incurrence of such Indebtedness proposed to be incurred); or
(C)
with respect to unsecured Indebtedness, any other Indebtedness not included in clause (A) or (B) above, or any Disqualified Stock or Preferred Stock, (x) the Junior Debt Condition is satisfied and (y) either (I) the Interest Coverage Ratio for the Test Period preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or Preferred Stock is issued would be at least 2.00 to 1.00 or (II) the Total Net Leverage Ratio for the Test Period preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or Preferred Stock is issued (without netting any cash received from the incurrence of such Indebtedness proposed to be incurred) would be no greater than 3.50 to 1.00, in each case, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of such Test Period;

provided further that (A) Subsidiaries of the Borrower that are not Guarantors may not incur Indebtedness or issue Disqualified Stock or Preferred Stock under this Section 7.02(a) if, after giving pro forma effect to such incurrence or issuance (including a pro forma application of the net proceeds therefrom), (x) the aggregate principal amount of Indebtedness, liquidation preference of Disqualified Stock and amount of Preferred Stock of such Subsidiaries incurred or issued pursuant to this Section 7.02(a), together with any principal amounts incurred or issued by such Subsidiaries under Section 7.02(b)(14)(a) and Section 7.02(b)(23) and Refinancing Indebtedness in respect of any of the foregoing (excluding any Incremental Amounts), in each case then outstanding, would exceed (as of the date such Indebtedness, Disqualified Stock or Preferred Stock is issued, incurred or otherwise obtained) the greater of (I) $100.0 million and (II) 50% of Consolidated EBITDA of the Initial USD Borrower and the Subsidiaries for the most recently ended Test Period (calculated on a pro forma basis) and (y) the Junior Debt Condition is not satisfied and (B) Permitted Ratio Debt shall not mature earlier than the Latest Maturity Date as in effect on the date of incurrence.

(g)
The provisions of Section 7.02(a) will not apply to:
(1)
Indebtedness under the Loan Documents (including any Incremental Loans, Other Loans and Revolving Loans incurred under any Extended Revolving Commitments);
(2)
~~the Senior Notes and the Guarantee thereof by any Guarantor~~[reserved];
(3)
the incurrence of Indebtedness by the Initial USD Borrower and any of its Subsidiaries in existence on the Closing Date (excluding Indebtedness described in the preceding clause (1); provided that any such item of Indebtedness with an aggregate outstanding principal amount on the Closing Date in excess of $5.0 million shall be set forth on Schedule 7.02;

(4)
the incurrence of Attributable Indebtedness and Indebtedness (including Capitalized Lease Obligations and Purchase Money Obligations) and Disqualified Stock incurred or issued by the Initial USD Borrower or any of its Subsidiaries and Preferred Stock issued by any Subsidiary, to finance the purchase, lease, expansion, construction, installation, replacement, repair or improvement of property (real or personal), equipment or other assets, including assets that are used or useful in a Similar Business, whether through the direct purchase of assets or the Capital Stock of any Person owning such assets in an aggregate principal amount, together with any Refinancing Indebtedness in respect thereof (excluding any Incremental Amounts) and all other Indebtedness, Disqualified Stock or Preferred Stock incurred or issued and outstanding under this clause (4), at such time not to exceed (as of the date such Indebtedness, Disqualified Stock or Preferred Stock is issued, incurred or otherwise obtained) the greater of (I) $15.0 million and (II) 10% of Consolidated EBITDA of the Initial USD Borrower and its Subsidiaries for the most recently ended Test Period (calculated on a pro forma basis);
(5)
Indebtedness incurred by the Initial USD Borrower or any of its Subsidiaries (a) constituting reimbursement obligations with respect to letters of credit, bank guarantees, banker’s acceptances, warehouse receipts, or similar instruments issued or entered into, or relating to obligations or liabilities incurred, in the ordinary course of business or consistent with industry practice, including in respect of workers’ compensation claims, performance, completion or surety bonds, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance, unemployment insurance or other social security legislation or other Indebtedness with respect to reimbursement-type obligations regarding workers’ compensation claims, performance, completion or surety bonds, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or (b) as an account party in respect of letters of credit, bank guarantees or similar instruments in favor of suppliers, trade creditors or other Persons issued or incurred in the ordinary course of business or consistent with industry practice;
(6)
the incurrence of Indebtedness arising from agreements of the Initial USD Borrower or any of its Subsidiaries providing for indemnification, adjustment of purchase price, earnouts or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition;
(7)
the incurrence of Indebtedness by the Initial USD Borrower and owing to any of its Subsidiaries or the issuance of Disqualified Stock of the Initial USD Borrower to any of its Subsidiaries; provided that any such Indebtedness for borrowed money is expressly subordinated in right of payment to the Loans to the extent permitted by applicable law and it does not result in adverse tax consequences; provided further that any subsequent issuance or transfer of any Capital Stock or any other event that results in any such Subsidiary ceasing to be a Subsidiary or any other subsequent transfer of any such Indebtedness or Disqualified Stock (except to the Initial USD Borrower or any of its Subsidiaries or any pledge of such Indebtedness or Disqualified Stock constituting a Permitted Lien) will be deemed, in each case, to be an incurrence of such Indebtedness (to the extent such Indebtedness is then outstanding) or issuance of such Disqualified Stock (to the extent such Disqualified Stock is then outstanding) not permitted by this clause (7);
(8)
the incurrence of Indebtedness of any Subsidiary of the Initial USD Borrower to the Initial USD Borrower or any of its Subsidiaries to the extent permitted by Section 7.05; provided that any such Indebtedness for borrowed money owing to a Subsidiary of the Initial USD Borrower that is not a Guarantor is expressly subordinated in right of payment to the Guaranty of the Loans of such Guarantor to the extent permitted by applicable law and it does not result in adverse tax consequences; provided further that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Subsidiary of the Initial USD Borrower ceasing to be a Subsidiary of the Initial USD Borrower or any such subsequent transfer of any such Indebtedness (except to the Initial USD Borrower or a Subsidiary of the Initial USD Borrower or any pledge of such Indebtedness constituting a Permitted Lien) will be deemed, in each case, to be an incurrence of such Indebtedness (to the extent such Indebtedness is then outstanding) not permitted by this clause (8);
(9)
the issuance of shares of Preferred Stock or Disqualified Stock of a Subsidiary of the Initial USD Borrower to the Initial USD Borrower or another Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event that results in any such Subsidiary that holds such Preferred Stock or Disqualified Stock ceasing to be a Subsidiary or any other subsequent transfer of any such shares of Preferred Stock or Disqualified Stock (except to the Initial USD Borrower or another Subsidiary or any pledge of such Preferred Stock or Disqualified Stock constituting a Permitted Lien) will be deemed, in each case, to be an issuance of such shares of Preferred Stock or Disqualified Stock (to the extent such Preferred Stock or Disqualified Stock is then outstanding) not permitted by this clause (9);
(10)
the incurrence of Hedging Obligations (excluding Hedging Obligations entered into for speculative purposes);
(11)
the incurrence of obligations in respect of self-insurance and obligations in respect of performance, bid, appeal and surety bonds and performance, banker’s acceptance facilities and completion guarantees and similar obligations provided by the Initial USD Borrower or any of its Subsidiaries or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case in the ordinary course of business or consistent with industry practice, including those incurred to secure health, safety and environmental obligations;
(12)
the incurrence of:
(h)
[reserved]; and
(i)
Indebtedness or issuance of Disqualified Stock of the Initial USD Borrower and the incurrence or issuance of Indebtedness, Disqualified Stock or Preferred Stock of any Subsidiary of the Initial USD Borrower in an aggregate principal amount or liquidation preference that, when aggregated with the principal amount and liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and incurred or issued, as applicable, pursuant to this clause (12)(b), together with any Refinancing Indebtedness in respect thereof (excluding any Incremental Amounts), does not exceed (as of the date such Indebtedness, Disqualified Stock or Preferred Stock is issued, incurred or otherwise obtained) (1) if on such date, the Junior Debt Condition is not satisfied, $10,000,000 or (2) if on such date, the Junior Debt Condition is satisfied (i) the greater of (I) $25.0 million and (II) 15% of Consolidated EBITDA of the Initial USD Borrower and its Subsidiaries for the most recently ended Test Period (calculated on a pro forma basis) plus, without duplication, (ii) in the event of any extension, replacement, refinancing, renewal or defeasance of any such Indebtedness, Disqualified Stock or Preferred Stock, an amount equal to (x) any accrued and unpaid interest on the Indebtedness, any accrued and unpaid dividends on the Preferred Stock, and any accrued and unpaid dividends on the Disqualified Stock being so refinanced, extended, replaced, refunded, renewed or defeased plus (y) the amount of any tender premium or penalty or premium required to be paid under the terms of the instrument or documents governing such Indebtedness, Disqualified Stock or Preferred Stock and any defeasance costs and any fees and expenses (including original issue discount, upfront fees or similar fees) incurred in connection with the issuance of such new Indebtedness, Disqualified Stock or Preferred Stock or the extension, replacement, refunding, refinancing, renewal or defeasance of such Indebtedness, Disqualified Stock or Preferred Stock;
(1)
the incurrence or issuance by the Initial USD Borrower of Refinancing Indebtedness or the incurrence or issuance by any Subsidiary of the Initial USD Borrower of Refinancing Indebtedness that serves to Refinance any Indebtedness permitted under Section 7.02(a) and clauses (b)(2) and (3), this clause (13) and clauses (14), (30) and (32), or any successive Refinancing Indebtedness with respect to any of the foregoing; provided that, any Refinancing Indebtedness in respect of Indebtedness permitted under Section 7.02(b)(30) (or any successor Refinancing Indebtedness in respect thereof) shall not contain a Previously Absent Financial Maintenance Covenant unless such Previously Absent Financial Maintenance Covenant shall be included for the benefit of each Class of Revolving Commitments (but shall only apply so long as any such Refinancing Indebtedness remains outstanding);
(2)
the incurrence or issuance of:
(j)
Indebtedness or Disqualified Stock of the Initial USD Borrower or Indebtedness, Disqualified Stock or Preferred Stock of a Guarantor (other than Holdings), incurred or issued to finance an acquisition or investment (or other purchase of assets) or that is assumed by the Initial USD Borrower or any Guarantor (other than Holdings) in connection with such acquisition or investment (or other purchase of assets), or
(k)
Indebtedness, Disqualified Stock or Preferred Stock of Persons that are acquired by the Initial USD Borrower or any Guarantor (other than Holdings)

or merged into, amalgamated or consolidated with the Initial USD Borrower or a Guarantor (other than Holdings) in accordance with the terms of this Agreement,

in the case of the preceding clauses (a) and (b), in an aggregate principal amount or liquidation preference, together with any Refinancing Indebtedness in respect thereof (excluding any Incremental Amounts), not to exceed (A) the greater of $60.0 million and 30% of Consolidated EBITDA plus (B) an unlimited amount so long as in the case of this clause (B) only, after giving pro forma effect to such acquisition, investment amalgamation, consolidation or merger and such incurrence, assumption or issuance of Indebtedness and the use of proceeds thereof, the Junior Debt Condition is satisfied and either:

(x) the Initial USD Borrower would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Interest Coverage Ratio test set forth in clause (C)(I) of Section 7.02(a) or the Total Net Leverage Ratio test set forth in clause (C)(II) of Section 7.02(a);

(y) after giving pro forma effect to such acquisition, investment, amalgamation, consolidation or merger and such incurrence, assumption or issuance of Indebtedness and the use of proceeds thereof, the Interest Coverage Ratio of the Initial USD Borrower for the Test Period preceding the date on which such additional Indebtedness is incurred or assumed or such Disqualified Stock or Preferred Stock is issued is greater than or equal to the Interest Coverage Ratio immediately prior to giving effect to such incurrence or assumption of Indebtedness or issuance of Disqualified Stock or Preferred Stock; or

(z) after giving pro forma effect to such acquisition, investment, amalgamation, consolidation or merger and such incurrence, assumption or issuance of Indebtedness and the use of proceeds thereof, the Total Net Leverage Ratio of the Initial USD Borrower for the Test Period preceding the date on which such additional Indebtedness is incurred or assumed or such Disqualified Stock or Preferred Stock is issued (without netting any cash received from the incurrence or assumption of such Indebtedness proposed to be incurred or assumed) would be no greater than the Total Net Leverage Ratio immediately prior to giving effect to such incurrence or assumption of Indebtedness or issuance of Disqualified Stock or Preferred Stock;

provided that with respect to Indebtedness incurred or assumed pursuant to clause (14)(a), (A) Subsidiaries of the Borrower that are not Guarantors may not incur or assume Indebtedness or issue Disqualified Stock or Preferred Stock under clause (14)(a) if, after giving pro forma effect to such incurrence, assumption or issuance (including a pro forma application of the net proceeds therefrom), (x) the aggregate principal amount of Indebtedness, liquidation preference of Disqualified Stock and amount of Preferred Stock of such Subsidiaries incurred, assumed or issued pursuant to clause (14)(a), together with any principal amounts incurred, assumed or issued by such Subsidiaries under Section 7.02(a) and Section 7.02(b)(23) and any Refinancing Indebtedness in respect of any of the foregoing (excluding any Incremental Amounts), in each case then outstanding, would exceed (as of the date such Indebtedness, Disqualified Stock or Preferred Stock is issued, incurred, assumed or otherwise obtained) the greater of (I) $100.0 million and (II) 50% of Consolidated EBITDA of the Initial USD Borrower and the Subsidiaries for the most recently ended Test Period (calculated on a pro forma basis) and (y) the Junior Debt Condition is satisfied, and (B) such Indebtedness shall not mature earlier than the Latest Maturity Date as in effect at the time of incurrence;

(1)
the incurrence of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business or consistent with industry practice;
(2)
the incurrence of Indebtedness of the Initial USD Borrower or any Subsidiary supported by letters of credit or bank guarantees for the account of the Initial USD Borrower or any of its Subsidiaries (other than Indebtedness under the Term Loan Credit Agreement or any Refinancing Indebtedness in respect thereof) in an aggregate principal amount not to exceed the greater of (I) $2.0 million and (II) 2% of Consolidated EBITDA of the Initial USD Borrower and its Subsidiaries for the most recently ended Test Period; provided that the principal amount of such Indebtedness shall not exceed the stated amount of such letters of credit or bank guarantees;
(3)
(a) the incurrence of any guarantee by the Initial USD Borrower or a Subsidiary of Indebtedness or other obligations of the Initial USD Borrower or any Subsidiary so long as the incurrence of such Indebtedness or other obligations incurred by the Initial USD Borrower or such Subsidiary is permitted by this Agreement, or (b) any co-issuance by the Initial USD Borrower or any Subsidiary of any Indebtedness or other obligations of the Initial USD Borrower or any Subsidiary so long as the incurrence of such Indebtedness or other obligations by the Initial USD Borrower or such Subsidiary is permitted by this Agreement;
(4)
the incurrence of Indebtedness issued by ~~the Initial USD Borrower~~Holdings or any Subsidiary to future, present or former employees, directors, officers, members of management, consultants and independent contractors thereof, their respective Controlled Investment Affiliates or Immediate Family Members and permitted transferees thereof, in each case to finance the purchase or redemption of Equity Interests of ~~the Initial USD Borrower~~Holdings to the extent described in Section 7.05(b)(4);
(5)
customer deposits and advance payments received in the ordinary course of business or consistent with industry practice from customers for goods and services purchased in the ordinary course of business or consistent with industry practice;
(6)
the incurrence of Indebtedness owed to banks and other financial institutions incurred in the ordinary course of business or consistent with industry practice in connection with ordinary banking arrangements to manage cash balances of the Initial USD Borrower and its Subsidiaries;

(7)
Indebtedness incurred by the Initial USD Borrower or any of its Subsidiaries in connection with bankers’ acceptances, discounted bills of exchange or the discounting or factoring of receivables and related assets for credit management purposes, in each case incurred or undertaken in the ordinary course of business or consistent with industry practice on arm’s-length commercial terms;
(8)
the incurrence of Indebtedness of the Initial USD Borrower or any Subsidiary consisting of (a) the financing of insurance premiums or (b) take-or-pay obligations contained in supply arrangements in each case, incurred in the ordinary course of business or consistent with industry practice;
(9)
the incurrence of Indebtedness or issuance of Disqualified Stock or Preferred Stock by Subsidiaries of the Initial USD Borrower that are not Guarantors; provided that (x) the amount of such Indebtedness proposed to be incurred or Disqualified Stock or Preferred Stock proposed to be issued at such time shall be limited to an aggregate principal amount or liquidation preference that, when aggregated with the principal amount and liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and incurred or issued, as applicable, pursuant to this clause (23) at any time when this proviso applies, does not exceed $10.0 million, (y) the amount of such Indebtedness proposed to be incurred or Disqualified Stock or Preferred Stock proposed to be issued at such time shall be limited to an aggregate principal amount or liquidation preference that, when aggregated with the principal amount and liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and incurred or issued, as applicable, pursuant to this clause (23) at any time when this proviso applies, together with any principal amounts incurred, assumed or issued by such Subsidiaries under Section 7.02(a) and Section 7.02(b)(14)(a) and any Refinancing Indebtedness in respect thereof, does not exceed the greater of (I) $100.0 million and (II) 50% of Consolidated EBITDA of the Borrower and the Subsidiaries for the most recently ended Test Period (calculated on a pro forma basis) and (z) after giving pro forma effect to the incurrence of such Indebtedness or issuance of such Disqualified Stock or Preferred Stock, the Junior Debt Condition is satisfied;
(10)
the incurrence of Indebtedness by the Initial USD Borrower or any Subsidiary undertaken in connection with cash management (including netting services, automatic clearinghouse arrangements, overdraft protections, employee credit card programs and related or similar services or activities) with respect to the Initial USD Borrower, any Subsidiaries or any joint venture in the ordinary course of business or consistent with industry practice;
(11)
Qualified Securitization Facilities and, to the extent constituting Indebtedness, Receivables Financing Transactions and any Receivables Financing Obligations or performance guaranties incurred in relation thereto;
(12)
guarantees incurred in the ordinary course of business or consistent with industry practice in respect of obligations to suppliers, customers, franchisees, lessors, licensees, sub-licensees and distribution partners and guarantees required by Governmental Authorities in the ordinary course of business;

(13)
the incurrence of Indebtedness attributable to (but not incurred to finance) the exercise of appraisal rights or the settlement of any claims or actions (whether actual, contingent or potential) with respect to the Transactions or any other acquisition (by merger, consolidation or amalgamation or otherwise) in accordance with the terms hereof;
(14)
the incurrence of Indebtedness representing deferred compensation to employees of the Initial USD Borrower or any Subsidiary, including Indebtedness consisting of obligations under deferred compensation or any other similar arrangements incurred in connection with the Transactions, any investment or any acquisition (by merger, consolidation or amalgamation or otherwise) permitted under this Agreement;
(15)
(a) Credit Agreement Refinancing Indebtedness and (b) Permitted Euro Revolving Indebtedness;
(16)
Indebtedness of the Loan Parties under the Term Loan Facility Loan Documents as in effect on the Amendment No. ~~2~~3 Effective Date (including “Incremental Loans”, “Other Loans”, “Extended Term Loans” and “Replacement Loans” (each as defined in the Term Loan Credit Agreement as in effect on the Amendment No. ~~2~~3 Effective Date)) in an aggregate principal amount (together with any Refinancing Indebtedness in respect thereof (other than Incremental Amounts) not to exceed an aggregate principal amount equal to (I) the aggregate principal amount of Amendment ~~and Restatement Date~~No. 3 Term Loans ~~(as defined in the Term Loan Credit Agreement)~~ on the Amendment No. ~~2~~3 Effective Date plus (II) all paid-in-kind interest on the Amendment ~~and Restatement Date~~No. 3 Term Loans (at the rate and for the period contemplated under the Term Loan Credit Agreement as in effect on the Amendment No. ~~2~~3 Effective Date) plus (III) ~~$70,000,000 plus (IV)~~ all paid-in-kind fees, in the amounts contemplated under the Term Loan Credit Agreement as in effect on the Amendment No. ~~2~~3 Effective Date; provided that such Indebtedness shall not contain a Previously Absent Financial Maintenance Covenant unless such Previously Absent Financial Maintenance Covenant shall be included for the benefit of each Class of Revolving Commitments (but shall only apply for so long as any such Indebtedness remains outstanding);
(17)
[reserved];
(18)
~~so long as after giving pro forma effect to the issuance of such Preferred Stock, the Junior Debt Condition is satisfied, any Preferred Stock issued pursuant to the Investment Agreement~~[reserved];
(19)
the incurrence (or guarantee) by the Initial USD Borrower or any Guarantor (other than Holdings) of Acceptable Subordinated Indebtedness; provided that, no Acceptable Subordinated Indebtedness may be incurred (or guaranteed) to redeem or repay any existing Preferred Stock unless (x) such Acceptable Subordinated Indebtedness is in the form of Preferred Stock or (y) after giving pro forma effect to such incurrence (or guarantee) and the application of the net proceeds therefrom, the Total Gross Leverage Ratio for the Test Period immediately preceding the incurrence of such Acceptable Subordinated Indebtedness would be no greater than 3.75:1.00; and

(20)
all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (1) through (33) above.
(l)
For purposes of determining compliance with this Section 7.02:

(1) in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) at any time, whether at the time of incurrence or upon the application of all or a portion of the proceeds thereof or subsequently, meets the criteria of more than one of the categories of permitted Indebtedness, Disqualified Stock or Preferred Stock described in clauses (1) through (34) above or is entitled to be incurred pursuant to Section 7.02(a), the Initial USD Borrower, in its sole discretion, may divide and classify and may subsequently re-divide and reclassify, such item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) and will only be required to include the amount and type of such Indebtedness, Disqualified Stock or Preferred Stock (or a portion thereof) in such of the above clauses or under Section 7.02(a) as determined by the Initial USD Borrower at such time; provided that, notwithstanding anything herein to the contrary, (x) all Indebtedness under the Loan Documents will be deemed incurred under Section 7.02(b)(1) (and may not be reclassified to or divided among any other basket) and (y) all Indebtedness under the Term Loan Facility Loan Documents will be deemed incurred under Section 7.02(b)(30) (and may not be reclassified to or divided among any other basket);

(2) the Initial USD Borrower is entitled to divide and classify an item of Indebtedness, Disqualified Stock or Preferred Stock in more than one of the types of Indebtedness, Disqualified Stock or Preferred Stock described in Section 7.02(a) and (b), subject to the proviso to the preceding clause (1) of this Section 7.02(c);

(3) the principal amount of Indebtedness outstanding under any clause of this Section 7.02 will be determined after giving effect to the application of proceeds of any such Indebtedness to refinance any such other Indebtedness;

(4) in the event an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) is incurred or issued pursuant to Section 7.02(b) (other than Section 7.02(b)(14)) on the same date that an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) is incurred or issued under Section 7.02(a) or 7.02(b)(14), then the Interest Coverage Ratio, or applicable leverage ratio, will be calculated with respect to such incurrence or issuance under Section 7.02(a) or 7.02(b)(14) without regard to any incurrence or issuance under Section 7.02(b) (other than with respect to any incurrence under Section 7.02(b)(14)); provided that unless the Initial USD Borrower elects otherwise, the incurrence or issuance of Indebtedness, Disqualified Stock or Preferred Stock will be deemed incurred or issued first under Section 7.02(a) or 7.02(b)(14)) to the extent permitted with the balance incurred under Section 7.02(b) (other than pursuant to Section 7.02(b)(14)); and

(5) guarantees of, or obligations in respect of letters of credit relating to, Indebtedness that are otherwise included in the determination of a particular amount of Indebtedness will not be included in the determination of such amount of Indebtedness; provided that the incurrence of the Indebtedness represented by such guarantee or letter of credit, as the case may be, was incurred in compliance with this Section 7.02.

(d) The Initial USD Borrower shall not, nor shall it permit any Subsidiary to, incur obligations under Qualified Securitization Facilities (including any Receivables Financing Obligations) in an aggregate amount at any time outstanding in excess of $75.0 million.

The accrual of interest or dividends, the accretion of accreted value, the accretion or amortization of original issue discount and the payment of interest or dividends in the form of additional Indebtedness, Disqualified Stock or Preferred Stock and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies, in each case, will not be deemed to be an incurrence of Indebtedness, Disqualified Stock or Preferred Stock for purposes of this Section 7.02. Any Indebtedness incurred, or Disqualified Stock or Preferred Stock issued, to refinance Indebtedness incurred, or Disqualified Stock or Preferred Stock issued, pursuant to clauses (2), (3), (4), (12), (13), (14), (23), (29), (30), (31) and (32) of Section 7.02(b) will be permitted to include additional Indebtedness, Disqualified Stock or Preferred Stock incurred to pay (I) any accrued and unpaid interest on the Indebtedness, any accrued and unpaid dividends on the Preferred Stock, and any accrued and unpaid dividends on the Disqualified Stock being so refinanced, extended, replaced, refunded, renewed or defeased and (II) the amount of any tender premium or penalty or premium required to be paid under the terms of the instrument or documents governing such refinanced Indebtedness, Preferred Stock or Disqualified Stock and any defeasance costs and any fees and expenses (including original issue discount, upfront fees or similar fees) incurred in connection with the issuance of such new Indebtedness, Preferred Stock or Disqualified Stock or the extension, replacement, refunding, refinancing, renewal or defeasance of such refinanced Indebtedness, Preferred Stock or Disqualified Stock.

For purposes of determining compliance with any Dollar denominated restriction on the incurrence of Indebtedness or issuance of Disqualified Stock or Preferred Stock, the Dollar equivalent principal amount of Indebtedness or liquidation preference of Disqualified Stock or amount of Preferred Stock denominated in a foreign currency will be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness, Disqualified Stock or Preferred Stock was incurred or issued (or, in the case of revolving credit debt, the date such Indebtedness was first committed or first incurred (whichever yields the lower Dollar equivalent)); provided that if such Indebtedness, Disqualified Stock or Preferred Stock is issued to Refinance other Indebtedness, Disqualified Stock or Preferred Stock denominated in a foreign currency, and such refinancing would cause the applicable Dollar denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such Dollar denominated restriction will be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness, Disqualified Stock or Preferred Stock does not exceed (i) the principal amount of such Indebtedness, the liquidation preference of such Disqualified Stock or the amount of such Preferred Stock (as applicable) being refinanced, extended, replaced, refunded, renewed or defeased plus (ii) any accrued and unpaid interest on the Indebtedness, any accrued and unpaid dividends on the Preferred Stock, and any accrued and unpaid dividends on the Disqualified Stock being so refinanced, extended, replaced, refunded, renewed or defeased, plus (iii) the amount of any tender premium or penalty or premium required to be paid under the terms of the instrument or documents governing such refinanced Indebtedness, Preferred Stock or Disqualified Stock and any defeasance costs and any fees and expenses (including original issue discount, upfront fees or similar fees) incurred in connection with the issuance of such new Indebtedness, Preferred Stock or Disqualified Stock or the extension, replacement, refunding, refinancing, renewal or defeasance of such refinanced Indebtedness, Preferred Stock or Disqualified Stock.

The principal amount of any Indebtedness incurred or Disqualified Stock or Preferred Stock issued to refinance other Indebtedness, Disqualified Stock or Preferred Stock, if incurred or issued in a different currency from the Indebtedness, Disqualified Stock or Preferred Stock, as applicable, being refinanced, will be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness or Disqualified Stock or Preferred Stock is denominated that is in effect on the date of such refinancing. The principal amount of any non-interest bearing Indebtedness or other discount security constituting Indebtedness at any date will be the principal amount thereof that would be shown on a balance sheet of the Initial USD Borrower dated such date prepared in accordance with GAAP.

For purposes of determining compliance with this Section 7.02, if any Indebtedness is incurred, or Disqualified Stock or Preferred Stock is issued, in reliance on a Basket measured by reference to a percentage Consolidated EBITDA, and any refinancing thereof would cause the percentage of Consolidated EBITDA to be exceeded if calculated based on the Consolidated EBITDA on the date of such refinancing, such percentage of Consolidated EBITDA will not be deemed to be exceeded to the extent the principal amount of such newly incurred Indebtedness, the liquidation preference of such newly issued Disqualified Stock or the amount of such newly issued Preferred Stock does not exceed the sum of (i) the principal amount of such Indebtedness, the liquidation preference of such Disqualified Stock or the amount of such Preferred Stock being refinanced, extended, replaced, refunded, renewed or defeased, plus (ii) any accrued and unpaid interest on the Indebtedness, any accrued and unpaid dividends on the Preferred Stock, and any accrued and unpaid dividends on the Disqualified Stock being so refinanced, extended, replaced, refunded, renewed or defeased, plus (iii) the amount of any tender premium or penalty or premium required to be paid under the terms of the instrument or documents governing such refinanced Indebtedness, Preferred Stock or Disqualified Stock and any defeasance costs and any fees and expenses (including original issue discount, upfront fees or similar fees) incurred in connection with the issuance of such new Indebtedness, Preferred Stock or Disqualified Stock or the extension, replacement, refunding, refinancing, renewal or defeasance of such refinanced Indebtedness, Preferred Stock or Disqualified Stock.

Notwithstanding anything in this Section 7.02 to the contrary, other than with respect to Indebtedness incurred under Section 7.02(b)(1) and any Permitted Euro Revolving Indebtedness, neither the Borrowers nor any Subsidiary shall be permitted to incur Indebtedness that is secured by a Lien on all or any part of the Collateral on a pari passu basis with the Obligations unless such Indebtedness is (x) subordinated in payment priority relative to the Obligations and (y) subject to an Equal Priority Intercreditor Agreement and thereunder constitutes “First Lien Debt” (or other term with substantially similar meaning to such term as used in the Closing Date Intercreditor Agreement as in effect on the Closing Date).

SECTION 7.03
Fundamental Changes. The Borrowers shall not, nor shall the Borrowers permit any Subsidiary to, consolidate, amalgamate or merge with or into or wind up into another Person, or liquidate or dissolve or dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person (other than as part of the Transactions), except that:
(1)
any Subsidiary may merge or consolidate with any Borrower (including a merger, the purpose of which is to reorganize such Borrower into a new jurisdiction); provided that
(f)
such Borrower shall be the continuing or surviving Person, and
(g)
such merger or consolidation does not result in such Borrower ceasing to be organized under the Laws of an Approved Jurisdiction in respect of the applicable Facility for which such Person is a Borrower;
(2)
(a) any Subsidiary that is not a Loan Party may merge or consolidate with or into any other Subsidiary that is not a Loan Party; (b) any Subsidiary may merge or consolidate with or into any other Subsidiary that is a Loan Party; provided that (x) a Loan Party shall be the continuing or surviving Person and (y) if any party to the merger or consolidation is a Borrower, such merger or consolidation must be permitted pursuant to clause (1) above or clause (4) below; (c) any merger the sole purpose of which is to reincorporate or reorganize a Domestic Loan Party in another jurisdiction in the United States will be permitted; and (d) any Subsidiary of the Initial USD Borrower may liquidate or dissolve, in each case, by way of an insolvency proceeding or otherwise, or change its legal form (i) if the Initial USD Borrower determines in good faith that such action is in the best interests of the Initial USD Borrower and the Subsidiaries and is not materially disadvantageous to the Lenders; provided that in the case of clause (d)(i), the Person who receives the assets of such dissolving or liquidated Subsidiary shall be a Loan Party or such disposition shall otherwise be permitted under Section 7.05 or the definition of “Permitted Investments” and (ii) to the extent such Subsidiary is a Borrower, a Successor Borrower shall assume the obligations of such Subsidiary in accordance with clause (4) below;
(3)
any Subsidiary (that is not a Borrower) may dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Initial USD Borrower or any of its Subsidiaries; provided that to the extent that such Subsidiary disposing of such assets is a Guarantor, such other Subsidiary shall be a Guarantor or such disposition shall otherwise be permitted under Section 7.05 or the definition of “Permitted Investment”;
(4)
so long as no Event of Default has occurred and is continuing or would result therefrom, any Borrower may merge or consolidate with (or dispose of all or substantially all of its assets to) any other Person (other than Superior Industries Production Germany GmbH); provided that (a) such Borrower shall be the continuing or surviving corporation or (b) if the Person formed by or surviving any such merger or consolidation is not such Borrower (or, in connection with a disposition of all or substantially all of such Borrower’s assets, is the transferee of such assets) (any such Person, a “Successor Borrower”):
(i)
the Successor Borrower will:
(A)
be an entity organized or existing under the laws of an Approved Jurisdiction in respect of the Facility for which such Successor Borrower would be a Borrower,
(B)
expressly assume all the obligations of applicable Borrower under this Agreement and the other Loan Documents to which such Borrower is a party pursuant to a supplement hereto or thereto in form reasonably satisfactory to the Administrative Agent and the Initial USD Borrower; and
(C)
deliver to the Administrative Agent (I) an Officer’s Certificate stating that such merger or consolidation or other transaction and such supplement to this Agreement or any Loan Document (as applicable) comply with this Agreement and (II) an Opinion of Counsel including customary organization, due execution, no conflicts and enforceability opinions to the extent reasonably requested by the Administrative Agent;
(ii)
substantially contemporaneously with such transaction (or at a later date as agreed by the Administrative Agent),
(A)
each Guarantor, unless it is the other party to such merger or consolidation, will by a supplement to the Guaranty (or in another form reasonably satisfactory to the Administrative Agent and the Borrower) reaffirm its Guaranty of the Obligations (including the Successor Borrower’s obligations under this Agreement),
(B)
each Loan Party, unless it is the other party to such merger or consolidation, will, by a supplement to the Security Agreement (or in another form reasonably satisfactory to the Administrative Agent), confirm its grant or pledge thereunder,
(C)
if reasonably requested by the Administrative Agent, each mortgagor of a Mortgaged Property, unless it is the other party to such merger or consolidation, will, by an amendment to or restatement of the applicable Mortgage (or other instrument reasonably satisfactory to the Collateral Agent and the Borrower), confirm that its obligations thereunder shall apply to the Successor Borrower’s obligations under this Agreement;
(iii)
after giving pro forma effect to such incurrence, the Initial USD Borrower would be permitted to incur at least $1.00 of additional Permitted Ratio Debt pursuant to clause (C)(I) of the definition thereof; and
(iv)
to the extent reasonably requested by the Administrative Agent, the Administrative Agent shall have received at least two (2) Business Days prior to the consummation of such transaction all documentation and other information in respect of the Successor Borrower required under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act;

provided further that if the foregoing are satisfied, the Successor Borrower will succeed to, and be substituted for, the applicable Borrower under this Agreement;

(5)
[reserved];
(6)
any Subsidiary (other than a Borrower) may merge or consolidate with (or dispose of all or substantially all of its assets to) any other Person (other than Superior Industries Production Germany GmbH) in order to effect a Permitted Investment or other investment permitted pursuant to Section 7.05; provided that no Event of Default exists or would result therefrom; provided further that the continuing or surviving Person will be (a) a Borrower or (b) a Subsidiary, in each case, which together with each of its Subsidiaries, will have complied with the applicable requirements of Section 6.11;
(7)
a merger, dissolution, liquidation, consolidation or disposition, the purpose of which is to effect a disposition permitted pursuant to Section 7.04 or a disposition that does not constitute any Asset Sale (other than a transaction described in clause (b) of the definition of Asset Sale);
(8)
the Initial USD Borrower and any Subsidiary may (a) convert into a corporation, partnership, limited partnership, limited liability company or trust organized or existing under the laws of (x) if such Person is a Borrower, an Approved Jurisdiction in respect of the Facility for which such Person is a Borrower and (y) otherwise, any jurisdiction in the United States; provided that such conversion is not materially disadvantageous to the Appropriate Lenders and (b) change its name; and
(9)
the Loan Parties and the Subsidiaries may consummate the Transactions.
SECTION 7.04
Asset Sales. The Borrowers shall not, nor shall the Borrowers permit any Subsidiary to, in any fiscal year, consummate any Asset Sale, which, when taken together with all other Asset Sales consummated in such fiscal year, ~~would exceed an aggregate fair market value not to exceed $10.0 million,~~ unless~~:~~

~~(1)~~  the Initial USD Borrower or such Subsidiary, as the case may be, receives consideration (including by way of relief from, or by any other Person assuming responsibility for, any liabilities, contingent or otherwise in connection with such Asset Sale) at least equal to the fair market value (measured at the time of contractually agreeing to such Asset Sale) of the assets sold or otherwise disposed of~~; and~~.

~~(2) except in the case of a Permitted Asset Swap, with respect to any Asset Sale pursuant to this Section 7.04 for a purchase price in excess of $10.0 million, at least 75.0% of the consideration for such Asset Sale received by the Initial USD Borrower or a Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; provided that each of the following will be deemed to be cash or Cash Equivalents for purposes of this clause (2):~~

~~(a) any liabilities (as shown on the Borrower’s or any Subsidiary’s most recent balance sheet or in the footnotes thereto or if incurred or accrued subsequent to the date of such balance sheet, such liabilities that would have been reflected on the Borrower’s or a Subsidiary’s consolidated balance sheet or in the footnotes thereto if such incurrence or accrual had taken place on or prior to the date of such balance sheet, as determined in good faith by the Borrower) of the Initial USD Borrower or any Subsidiary, other than liabilities that are by their terms subordinated in right of payment to the Obligations, that are (i) assumed by the transferee of any such assets (or a third party in connection with such transfer) or (ii) otherwise cancelled or terminated in connection with the transaction with such transferee (other than intercompany debt owed to the Initial USD Borrower or a Subsidiary);~~

~~(b) any securities, notes or other obligations or assets received by the Initial USD Borrower or any Subsidiary from such transferee or in connection with such Asset Sale (including earnouts and similar obligations) that are converted by the Initial USD Borrower or a Subsidiary into cash or Cash Equivalents, or by their terms are required to be satisfied for cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received) within 180 days following the closing of such Asset Sale;~~

~~(c) [reserved]; or~~

~~(d) Indebtedness of any Subsidiary that ceases to be a Subsidiary as a result of such Asset Sale (other than intercompany debt owed to the Initial USD Borrower or a Subsidiary), to the extent that the Initial USD Borrower and each other Subsidiary are released from any guarantee of payment of the principal amount of such Indebtedness in connection with such Asset Sale.~~

To the extent any Collateral is disposed of as expressly permitted by this Section 7.04 to any Person other than a Loan Party, such Collateral shall automatically be sold free and clear of the Liens created by the Loan Documents, and, if requested by the Administrative Agent, upon the certification by the Initial USD Borrower that such disposition is permitted by this Agreement, the Administrative Agent and the Collateral Agent shall be authorized to take any actions deemed appropriate in order to effect the foregoing; provided, however, notwithstanding anything herein to the contrary, no Collateral shall be disposed of, or otherwise transferred to, Superior Industries Production Germany GmbH.

Notwithstanding the foregoing, neither the Borrower nor any Subsidiary of the Borrower shall transfer (or license on a non-exclusive basis) or otherwise dispose of (including by way of contribution as an Investment) any Material Asset to any Subsidiary that is not a Loan Party.

SECTION 7.05
Restricted Payments.

(a) The Borrowers shall not, nor shall the Borrowers permit any Subsidiary to, directly or indirectly:

(A) declare or pay any dividend or make any payment or distribution on account of the Borrower’s or any Subsidiary’s Equity Interests (in each case, solely in such Person’s capacity as holder of such Equity Interests), including any dividend or distribution payable in connection with any merger, amalgamation or consolidation, other than:

(i)
dividends, payments or distributions payable solely in Equity Interests (other than Disqualified Stock) of ~~the Initial USD Borrower~~Holdings or in options, warrants or other rights to purchase such Equity Interests; or
(ii)
dividends, payments or distributions by a Subsidiary so long as, in the case of any dividend, payment or distribution payable on or in respect of any class or series of securities issued by a Subsidiary other than a wholly owned Subsidiary, the Initial USD Borrower or any of its Subsidiaries receives at least its pro rata share of such dividend, payment or distribution in accordance with its Equity Interests in such class or series of securities or such other amount to which it is entitled pursuant to the terms of such Equity Interest;

(B) purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of the Initial USD Borrower or Holdings, including in connection with any merger, amalgamation or consolidation, in each case held by Persons other than the Initial USD Borrower, Holdings or a Subsidiary;

(C) make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value, in each case, prior to any scheduled repayment, sinking fund payment or final maturity, any Subordinated Indebtedness, other than (to the extent permitted by any subordination terms applicable thereto) Indebtedness permitted under clauses (7), (8) and (9) of Section 7.02(b); or

(D) make any Restricted Investment;

(all such payments and other actions set forth in clauses (A) through (D) above being collectively referred to as “Restricted Payments”).

(b) The provisions of Section 7.05(a) will not prohibit:

(2)
the payment of any dividend or other distribution or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or other distribution or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend or other distribution or redemption payment would have complied with the provisions of this Section 7.05;
(3)
(a) the redemption, repurchase, defeasance, discharge, retirement or other acquisition of (i) any Equity Interests of ~~the Initial USD Borrower~~Holdings, any Subsidiary, including any accrued and unpaid dividends thereon (“Treasury Capital Stock”), (ii) Subordinated Indebtedness or (iii) unsecured Indebtedness, in each case, made (x) in exchange for, or out of the proceeds of, a sale or issuance (other than to a Subsidiary) of Equity Interests of ~~the Initial USD Borrower~~Holdings (in each case, other than

Disqualified Stock) (“Refunding Capital Stock”) and (y) within 120 days of such sale or issuance, (b) the declaration and payment of dividends on Treasury Capital Stock out of the proceeds of a sale or issuance (other than to a Subsidiary of ~~the Initial USD Borrower~~Holdings or to an employee stock ownership plan or any trust established by ~~the Initial USD Borrower~~Holdings or any Subsidiary) of Refunding Capital Stock made within 120 days of such sale or issuance, and (c) if, immediately prior to the retirement of Treasury Capital Stock, the declaration and payment of dividends thereon by ~~the Initial USD Borrower~~Holdings was permitted under clause (6)(a) or (b) of this Section 7.05(b), the declaration and payment of dividends on the Refunding Capital Stock in an aggregate amount per annum no greater than the aggregate amount of dividends per annum that were declarable and payable on such Treasury Capital Stock immediately prior to such retirement;
(4)
the principal payment on, defeasance, redemption, repurchase, exchange or other acquisition or retirement of:
(f)
Subordinated Indebtedness of the Initial USD Borrower or a Guarantor made (i) by exchange for, or out of the proceeds of the sale, issuance or incurrence of, new Subordinated Indebtedness of the Initial USD Borrower or a Guarantor or Disqualified Stock of the Initial USD Borrower or a Guarantor and (ii) within 120 days of such sale, issuance or incurrence, and
(g)
Disqualified Stock of the Initial USD Borrower or a Guarantor made by exchange for, or out of the proceeds of the sale, issuance or incurrence of Disqualified Stock or Subordinated Indebtedness of the Initial USD Borrower or a Guarantor, made within 120 days of such sale, issuance or incurrence;
(5)
Restricted Payments to pay for the repurchase, retirement or other acquisition or retirement for value of Equity Interests (other than Disqualified Stock) (including related stock appreciation rights or similar securities) of ~~the Initial USD Borrower~~Holdings held by any future, present or former employee, director, officer, member of management, consultant or independent contractor (or their respective Controlled Investment Affiliates or Immediate Family Members or any permitted transferees thereof) of ~~the Initial USD Borrower~~Holdings or any of its Subsidiaries pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement, or any equity subscription or equity holder agreement (including, for the avoidance of doubt, any principal and interest payable on any notes issued by the Initial USD Borrower in connection with any such repurchase, retirement or other acquisition), including any Equity Interests rolled over by management of the Initial USD Borrower or any of its Subsidiaries in connection with the Transactions; provided that the aggregate amount of Restricted Payments made under this clause (4), together with all interest paid in cash in respect of any Indebtedness incurred under Section 7.02(b)(18), does not exceed $5.0 million in any fiscal year with unused amounts in any calendar year being carried over to the next two succeeding calendar years;
(6)
the declaration and payment of (i) dividends or distributions in kind to holders of Preferred Stock of ~~the Initial USD Borrower~~Holdings and (ii) dividends or distributions in cash to holders of Designated Preferred Stock of ~~the Initial USD Borrower~~Holdings; provided that, solely in the case of the foregoing clause (ii), (A) the aggregate amount of dividends and distributions paid thereunder will not exceed the amount of cash actually contributed to ~~the Initial USD Borrower~~Holdings from the sale of such Designated Preferred Stock and (B) at the time of, and after giving effect to, such cash dividend or distribution, the conditions included in the proviso to the definition of “Designated Preferred Stock” are satisfied;
(7)
(a) payments made or expected to be made by ~~the Initial USD Borrower~~Holdings or any Subsidiary in respect of withholding or similar taxes payable by any future, present or former employee, director, officer, member of management, consultant or independent contractor (or their respective Controlled Investment Affiliates or Immediate Family Members or permitted transferees) of the Initial USD Borrower or any Subsidiary, (b) any repurchases or withholdings of Equity Interests in connection with the exercise of stock options, warrants or similar rights if such Equity Interests represent a portion of the exercise price of, or withholding obligations with respect to, such options, warrants or similar rights or required withholding or similar taxes and (c) loans or advances to officers, directors, employees, managers, consultants and independent contractors of the Initial USD Borrower or any Subsidiary in connection with such Person’s purchase of Equity Interests of ~~the Borrower~~Holdings; provided that no cash is actually advanced pursuant to this clause (c) other than to pay taxes due in connection with such purchase, unless immediately repaid;
(8)
Restricted Payments in an aggregate amount taken together with all other Restricted Payments made pursuant to this clause (7) not to exceed (as of the date any such Restricted Payment is made) the greater of (a) $8.0 million and (b) 5% of Consolidated EBITDA of the Initial USD Borrower and the Subsidiaries for the most recently ended Test Period (calculated on a pro forma basis); provided that if this clause (7) is utilized to make a Restricted Investment, the amount deemed to be utilized under this clause (7) will be the amount of such Restricted Investment at any time outstanding (with the fair market value of such Investment being measured at the time made and without giving effect to subsequent changes in value, but subject to adjustment as set forth in the definition of “Investment”); provided further that at the time of, and after giving effect to, any Restricted Payment pursuant to this clause (7), no Event of Default or payment Default will have occurred and be continuing or would occur as a consequence thereof;
(9)
to the extent constituting a Restricted Payment, distributions or payments of Securitization Fees;
(10)
(a) Restricted Payments described in clauses (A) and (B) of the definition thereof contained in Section 7.05(a); provided that after giving pro forma effect thereto and the application of the net proceeds therefrom, the Secured Net Leverage Ratio for the Test Period immediately preceding such Restricted Payment would be no greater than (i) in the case of Restricted Payments in respect of Preferred Stock, 2.00 to 1.00 and (ii) otherwise, 1.00 to 1.00 and (b) Restricted Payments described in clause (C) of the definition thereof contained in Section 7.05(a); provided that after giving pro forma effect thereto and the application of the net proceeds therefrom, the Secured Net Leverage Ratio for the

Test Period immediately preceding such Restricted Payment would be no greater than 2.00 to 1.00;
(11)
payments made for the benefit of the Initial USD Borrower or any Subsidiary to the extent such payments could have been made by the Initial USD Borrower or any Subsidiary because such payments (a) would not otherwise be Restricted Payments and (b) would be permitted by Section 7.07;
(12)
payments and distributions to dissenting stockholders of Subsidiaries pursuant to applicable law, pursuant to or in connection with a consolidation, amalgamation, merger or transfer of all or substantially all of the assets of any Subsidiary that complies with the terms of this Agreement or any other transaction that complies with the terms of this Agreement;
(13)
Restricted Payments in connection with the refinancing of (a) any Subordinated Indebtedness or (b) any Preferred Stock, in each case, with the Net Proceeds of, or in exchange for, (I) any Refinancing Indebtedness, (II) other Indebtedness permitted to be incurred pursuant to Section 7.02 or (III) Qualified Equity Interests in the form of common stock; provided that for the avoidance of doubt, this clause (12) shall be subject to clause (ii) of the final proviso of this Section 7.05(b); and
(14)
~~dividends, which shall be paid in kind (including all Preferred Dividends and Participating Dividends), at the dividend rate required under the Investment Agreement as in effect on the Closing Date (and without giving effect to any amendments or modifications thereto that would result in any increase in the dividend rate) in respect of the Preferred Stock issued pursuant thereto, other than in connection with any optional or mandatory redemption of such Preferred Stock exercised under the terms of the Investment Agreement;~~[reserved];

provided that (i) at the time of, and after giving effect to, any Restricted Payment pursuant to clause (9) in respect of Restricted Payments described in clauses (A), (B) or (C) of the definition thereof, no Event of Default will have occurred and be continuing or would occur as a consequence thereof and (ii) no Restricted Payment to purchase, redeem, defease or otherwise acquire or retire for value any Preferred Stock shall be made unless, (a) after giving pro forma effect to such purchase, redemption, defeasance, or acquisition, either (x) the Junior Debt Condition is satisfied or (y) such purchase, redemption, defeasance, acquisition or retirement is made with the proceeds of, or in exchange for, any issuance or incurrence of Acceptable Subordinated Indebtedness or Qualified Equity Interests in the form of common stock and (b) the Borrower is in pro forma compliance with Section 7.12(1)(c).

Notwithstanding anything herein to the contrary, none of the Borrower or any Subsidiary shall be permitted to make any transfers (including, without limitation, through Investments, Asset Sales, other dispositions, asset purchases, Restricted Payments or otherwise) in or to Superior Industries Production Germany GmbH; provided that, the Initial USD Borrower and the Subsidiaries may purchase from Superior Industries Production Germany GmbH equipment and inventory owned by Superior Industries Production Germany GmbH as of the First Amendment Effective Date pursuant to Section 7.07(a), in each case, for consideration not in excess of the fair market value of such equipment or inventory so long as the aggregate consideration for all such purchases occurring on or after the First Amendment Effective Date shall not to exceed $1,000,000 and otherwise on terms and conditions set forth in Section 7.07(a).

(c) For purposes of determining compliance with this Section 7.05, in the event that any Restricted Payment or Investment (or any portion thereof) meets the criteria of more than one of the categories of Restricted Payments described in Section 7.05(a), clauses (1) through (13) of Section 7.05(b) or one or more of the clauses contained in the definition of “Permitted Investments,” the Initial USD Borrower will be entitled to divide or classify (or later divide, classify or reclassify), in whole or in part, in its sole discretion, such Restricted Payment or Investment (or any portion thereof) among Section 7.05(a), such clauses (1) through (13) of Section 7.05(b) or one or more clauses contained in the definition of “Permitted Investments,” in any manner.

The amount of all Restricted Payments (other than cash) will be the fair market value on the date the Restricted Payment is made, or at the Borrower’s election, the date a commitment is made to make such Restricted Payment, of the assets or securities proposed to be transferred or issued by the Initial USD Borrower or any Subsidiary, as the case may be, pursuant to the Restricted Payment.

Notwithstanding the foregoing, neither the Borrower nor any Subsidiary of the Borrower shall transfer (or license on a non-exclusive basis) or otherwise dispose of (including by way of contribution by Investment) any Material Asset to any Subsidiary that is not a Loan Party.

SECTION 7.06
Change in Nature of Business. The Borrowers shall not, nor shall the Borrowers permit any Subsidiary to, engage in any material line of business substantially different from those lines of business conducted by the Initial USD Borrower and any of its Subsidiaries on the Closing Date or any business(es) or any other activities that are reasonably similar, ancillary, incidental, complementary or related to, or a reasonable extension, development or expansion of, the business conducted or proposed to be conducted by the Initial USD Borrower and any of its Subsidiaries on the Closing Date.
SECTION 7.07
Transactions with Affiliates.
(f)
The Borrowers shall not, nor shall the Borrowers permit any Subsidiary to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Initial USD Borrower (each of the foregoing, an “Affiliate Transaction”), unless (A) such Affiliate Transaction is on terms, taken as a whole, that are not materially less favorable to the Initial USD Borrower, Holdings or the relevant Subsidiary than those that would have been obtained at such time in a comparable transaction by the Initial USD Borrower, Holdings or such Subsidiary with a Person other than an Affiliate of the Initial USD Borrower on an arm’s-length basis or, if in the good faith judgment of the Board of Directors no comparable transaction is available with which to compare such Affiliate Transaction, such Affiliate Transaction is otherwise fair to the Initial USD Borrower or such Subsidiary from a financial point of view and (B) the Initial USD Borrower delivers to the Administrative Agent with respect to any Affiliate Transaction or series of related Affiliate Transactions requiring aggregate payments or consideration in excess of $5.0 million, an Officer’s Certificate certifying that such Affiliate Transaction complies with clause (A) above (which such Officer’s Certificate, to the extent delivered with respect to any Affiliate Transaction or series of related Affiliate Transactions requires aggregate payments or consideration in excess of $25.0 million shall attach a resolution adopted by the majority of the Board of Directors approving such Affiliate Transaction); provided that any such Affiliate Transactions permitted with Superior Industries Production Germany GmbH shall not exceed $1,000,000 in the aggregate at any time.
(g)
The foregoing restriction will not apply to the following:

(1)
transactions between or among the Initial USD Borrower and one or more Guarantors or between or among Guarantors or, in any case, any entity that becomes a Guarantor as a result of such transaction;
(2)
(a) Restricted Payments permitted by Section 7.05 (including any transaction specifically excluded from the definition of the term “Restricted Payments,” including pursuant to the exceptions contained in the definition thereof and the parenthetical exclusions of such definition, (b) any Permitted Investment(s) or any acquisition otherwise permitted hereunder and (c) Indebtedness permitted by Section 7.02;
(3)
(a) [reserved], (b) the payment of indemnification and similar amounts to, and reimbursement of expenses to, the Investors and their officers, directors, employees and Affiliates, in each case, approved by, or pursuant to arrangements approved by, the Board of Directors, (c) payments, loans, advances or guarantees (or cancellation of loans, advances or guarantees) to future, present or former employees, officers, directors, managers, consultants or independent contractors or guarantees in respect thereof for bona fide business purposes or in the ordinary course of business or consistent with industry practice, (d) any subscription agreement or similar agreement pertaining to the repurchase of Equity Interests pursuant to put/call rights or similar rights with current, former or future officers, directors, employees, managers, consultants and independent contractors of the Initial USD Borrower or any Subsidiary; and (e) any payment of compensation or other employee compensation, benefit plan or arrangement, any health, disability or similar insurance plan which covers current, former or future officers, directors, employees, managers, consultants and independent contractors of the Initial USD Borrower or any Subsidiary;
(4)
the payment of fees and compensation paid to, and indemnities and reimbursements and employment and severance arrangements provided to, or on behalf of or for the benefit of, present, future or former employees, directors, officers, members of management, consultants or independent contractors (or their respective Controlled Investment Affiliates or Immediate Family Members or any permitted transferees thereof) of the Borrower;
(5)
[reserved];
(6)
the existence of, or the performance by the Initial USD Borrower or any of its Subsidiaries of its obligations under the terms of, any agreement as in effect as of the Closing Date, or any amendment thereto or replacement thereof (so long as any such amendment or replacement is not materially disadvantageous in the good faith judgment of the Board of Directors to the Lenders, when taken as a whole, as compared to the applicable agreement as in effect on the Closing Date);
(7)
the existence of, or the performance by the Initial USD Borrower or any Subsidiary of its obligations under the terms of, any equity holders agreement or the equivalent (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Closing Date and any amendment thereto and, similar agreements or arrangements that it may enter into thereafter; provided that the existence of, or the performance by the Initial USD Borrower or any Subsidiary of obligations under any future amendment to any such existing agreement or arrangement or under any similar agreement or arrangement entered into after the Closing Date will only be permitted by this clause (7) to the extent that the terms of any such amendment or new agreement or arrangement are not otherwise materially disadvantageous in the good faith judgment of the Board of Directors to the Lenders, when taken as a whole, as compared to the original agreement or arrangement in effect on the Closing Date;
(8)
the Transactions and the payment of all fees and expenses related to the Transactions, including Transaction Expenses;
(9)
transactions with customers, clients, suppliers, contractors, joint venture partners or purchasers or sellers of goods or services, or transactions otherwise relating to the purchase or sale of goods or services, in each case in the ordinary course of business or consistent with industry practice and otherwise in compliance with the terms of this Agreement that are fair to the Initial USD Borrower and the Subsidiaries, in the reasonable determination of the Board of Directors or the senior management of the Initial USD Borrower, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;
(10)
the issuance, sale or transfer of Equity Interests (other than Disqualified Stock) of the Initial USD Borrower to any Person and the granting and performing of customary rights (including registration rights) in connection therewith, and any contribution to the capital of the Borrower;
(11)
sales of accounts receivable, or participations therein, or Securitization Assets or related assets in connection with any Qualified Securitization Facility and any other transaction effected in connection with a Qualified Securitization Facility or a financing related thereto;
(12)
payments by the Initial USD Borrower or any Subsidiary made for any financial advisory, consulting, financing, underwriting or placement services or in respect of other investment banking activities, including in connection with acquisitions or divestitures, which payments are approved by, or made pursuant to arrangements approved by, a majority of the Board of Directors in good faith;
(13)
payments with respect to Indebtedness, Disqualified Stock and other Equity Interests (and cancellation of any thereof) of the Initial USD Borrower and any Subsidiary and Preferred Stock (and cancellation of any thereof) of the Initial USD Borrower or any Subsidiary to any future, current or former employee, director, officer, member of management, consultant or independent contractor (or their respective Controlled Investment Affiliates or permitted transferees) of the Initial USD Borrower or any of its Subsidiaries pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any equity subscription or equity holder agreement that are, in each case, approved by the Initial USD Borrower in good faith; and any employment agreements, severance arrangements, stock option plans and other compensatory arrangements (and any successor plans thereto) and any supplemental executive retirement benefit plans or arrangements with any such employees, directors, officers, members of management, consultants or independent contractors (or their respective Controlled Investment Affiliates or any permitted transferees thereof) that are, in each case, approved by the Initial USD Borrower in good faith;
(14)
(a) investments by Affiliates in securities or Indebtedness of the Initial USD Borrower or any Subsidiary (and payment of reasonable out-of-pocket expenses incurred by such Affiliates in connection therewith) so long as the investment is being offered by the Initial USD Borrower or such Subsidiary generally to other investors on the same or more favorable terms and (b) payments to Affiliates in respect of securities or Indebtedness of the Initial USD Borrower or any Subsidiary contemplated in the foregoing subclause (a) or that were acquired from Persons other than the Initial USD Borrower and the Subsidiaries, in each case, in accordance with the terms of such securities or Indebtedness;
(15)
[reserved];
(16)
payments by the Initial USD Borrower and its Subsidiaries pursuant to tax sharing agreements among the Initial USD Borrower and its Subsidiaries;
(17)
any lease entered into between the Initial USD Borrower or any Subsidiary, as lessee and any Affiliate of the Initial USD Borrower, as lessor, and any transaction(s) pursuant to that lease, which lease is approved by the Board of Directors or senior management of the Initial USD Borrower in good faith;
(18)
intellectual property licenses in the ordinary course of business or consistent with industry practice;
(19)
the payment of reasonable out-of-pocket costs and expenses relating to registration rights and indemnities provided to equity holders of the Initial USD Borrower pursuant to any equity holders agreement or registration rights agreement entered into on or after the Closing Date;
(20)
transactions permitted by, and complying with, Section 7.03 solely for the purpose of reincorporating the Initial USD Borrower in a new jurisdiction;
(21)
transactions undertaken in good faith (as determined by the Board of Directors or certified by senior management of the Initial USD Borrower in an Officer’s Certificate) for the purposes of improving the consolidated tax efficiency of the Initial USD Borrower and its Subsidiaries and not for the purpose of circumventing Articles VI and VII of this Agreement; so long as such transactions, when taken as a whole, do not result in a material adverse effect on the Liens on the Collateral granted by the Loan Parties in favor of the Secured Parties, when taken as a whole, in each case, as determined in good faith by the Board of Directors or certified by senior management of the Initial USD Borrower in an Officer’s Certificate;
(22)
[reserved];

(23)
(a) [reserved] and (b) any transactions with an Affiliate in which the consideration paid consists solely of Equity Interests of ~~the Borrower~~Holdings;
(24)
the sale, issuance or transfer of Equity Interests (other than Disqualified Stock) of ~~the Borrower~~Holdings;
(25)
investments by any Investor in securities or Indebtedness of ~~any Borrower~~Holdings or any Guarantor;
(26)
[reserved]; and
(27)
transactions undertaken in the ordinary course of business pursuant to membership in a purchasing consortium.

For the avoidance of doubt, no transaction may be consummated with Superior Industries Production Germany GmbH in reliance on this Section 7.07(b).

SECTION 7.08
Burdensome Agreements.

(a) The Borrowers shall not, nor shall the Borrowers permit any Subsidiary that is not a Guarantor (or, solely in the case of clause (4), that is a Guarantor) to, directly or indirectly, create or otherwise cause to exist or become effective any consensual encumbrance or consensual restriction (other than this Agreement or any other Loan Document) on the ability of any Subsidiary that is not a Guarantor (or, solely in the case of clause (4), that is a Guarantor) to:

(1) (a) pay dividends or make any other distributions to the Initial USD Borrower or any Subsidiary that is a Guarantor on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or

(b) pay any Indebtedness owed to the Initial USD Borrower or to any Subsidiary that is a Guarantor;

(2) make loans or advances to the Initial USD Borrower or to any Guarantor;

(3) sell, lease or transfer any of its properties or assets to the Initial USD Borrower or to any Guarantor; or

(4) with respect to the Initial USD Borrower or any Guarantor, (a) Guaranty the Obligations or (b) create, incur or cause to exist or become effective Liens on property of such Person for the benefit of the Lenders with respect to the Obligations under the Loan Documents to the extent such Lien is required to be given to the Secured Parties pursuant to the Loan Documents;

provided that any dividend or liquidation priority between or among classes or series of Capital Stock, and the subordination of any obligation (including the application of any remedy bars thereto) to any other obligation will not be deemed to constitute such an encumbrance or restriction.

(b) Section 7.08(a) will not apply to any such encumbrances or restrictions existing under or by reason of:

(1) encumbrances or restrictions in effect on the Closing Date, including pursuant to the Loan Documents;

(1)
the Permitted Euro Revolving Indebtedness, Term Loan Credit Agreement, any Hedge Agreements, any Hedging Obligations, any Preferred Stock~~, the indenture governing the Senior Notes~~  and any Refinancing Indebtedness in respect of each of the foregoing;
(2)
Purchase Money Obligations and Capitalized Lease Obligations that impose restrictions of the nature discussed in clauses (3) and 4(b) above on the property so acquired;
(3)
applicable Law or any applicable rule, regulation or order;
(4)
any agreement or other instrument of a Person, or relating to Indebtedness or Equity Interests of a Person, acquired by or merged, amalgamated or consolidated with and into the Initial USD Borrower or any Subsidiary, or any other transaction entered into in connection with any such acquisition, merger, consolidation or amalgamation in existence at the time of such acquisition or at the time it merges, amalgamates or consolidates with or into the Initial USD Borrower or any Subsidiary or assumed in connection with the acquisition of assets from such Person (but, in any such case, not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person so acquired and its Subsidiaries, or the property or assets of the Person so acquired or designated and its Subsidiaries or the property or assets so acquired or designated;
(5)
contracts or agreements for the sale or disposition of assets, including any restrictions with respect to a Subsidiary of the Initial USD Borrower pursuant to an agreement that has been entered into for the sale or disposition of any of the Capital Stock or assets of such Subsidiary;
(6)
[reserved];
(7)
restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business or consistent with industry practice or arising in connection with any Liens permitted by Section 7.01;
(8)
provisions in agreements governing Indebtedness, Disqualified Stock or Preferred Stock of Subsidiaries that are not Guarantors permitted to be incurred subsequent to the Closing Date pursuant to Section 7.02;
(9)
provisions in joint venture agreements and other similar agreements (including equity holder agreements) relating to such joint venture or its members or entered into in the ordinary course of business;
(10)
customary provisions contained in leases, sub-leases, licenses, sub-licenses, Equity Interests or similar agreements, including with respect to intellectual property and other agreements;
(11)
restrictions created in connection with any Qualified Securitization Facility or Receivables Financing Transaction that, in the good faith determination of the Board of Directors of the Initial USD Borrower, are necessary or advisable to effect such Qualified Securitization Facility or Receivables Financing Transaction;

(12)
restrictions or conditions contained in any trading, netting, operating, construction, service, supply, purchase, sale or other agreement to which the Initial USD Borrower or any Subsidiary is a party entered into in the ordinary course of business or consistent with industry practice; provided that such agreement prohibits the encumbrance of solely the property or assets of the Initial USD Borrower or such Subsidiary that are subject to such agreement, the payment rights arising thereunder or the proceeds thereof and does not extend to any other asset or property of the Initial USD Borrower or such Subsidiary or the assets or property of another Subsidiary;
(13)
customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Initial USD Borrower or any Subsidiary;
(14)
customary provisions restricting assignment of any agreement;
(15)
restrictions arising in connection with cash or other deposits permitted under Section 7.01;
(16)
any other agreement or instrument governing any Indebtedness, Disqualified Stock, or Preferred Stock permitted to be incurred or issued pursuant to Section 7.02 entered into after the Closing Date that contains encumbrances and restrictions that either (i) are no more restrictive in any material respect, taken as a whole, with respect to the Initial USD Borrower or any Subsidiary than (A) the restrictions contained in the Loan Documents as of the Closing Date or (B) those encumbrances and other restrictions that are in effect on the Closing Date with respect to the Initial USD Borrower or that Subsidiary pursuant to agreements in effect on the Closing Date, (ii) are not materially more disadvantageous, taken as a whole, to the Lenders than is customary in comparable financings for similarly situated issuers or (iii) will not materially impair the Borrower’s ability to make payments on the Obligations when due, in each case in the good faith judgment of the Borrower or (iv) are otherwise customary market terms for such Indebtedness, Disqualified Stock or Preferred Stock, as of the date of incurrence or issuance thereof (provided, in the case of this Clause (iv), the applicable terms of this Agreement shall, without any further action on the part of the Borrowers, the Administrative Agent or any Lender, be deemed to be amended automatically to include each such customary market term, but only for so long as such customary market term remains in effect under such under such agreement or instrument);
(17)
[reserved];
(18)
under terms of Indebtedness and Liens in respect of Indebtedness permitted to be incurred pursuant to Section 7.02(b)(4) and any permitted refinancing in respect of the foregoing;
(19)
customary restrictions and conditions contained in documents relating to any Lien so long as (i) such Lien is a Permitted Lien and such restrictions or conditions relate only to the specific asset subject to such Lien and (ii) such restrictions and conditions are not created for the purpose of avoiding the restrictions imposed by this Section 7.08;
(20)
[reserved];

(21)
any encumbrances or restrictions imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (b)(1) through (b)(20) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Initial USD Borrower, no more restrictive in any material respect with respect to such encumbrance and other restrictions, taken as a whole, than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing;
(22)
any encumbrance or restriction existing under, by reason of or with respect to Refinancing Indebtedness; provided that the encumbrances and restrictions contained in the agreements governing that Refinancing Indebtedness are, in the good faith judgment of the Initial USD Borrower, not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced; and
(23)
applicable law or any applicable rule, regulation or order in any jurisdiction where Indebtedness, Disqualified Stock or Preferred Stock of Foreign Subsidiaries permitted to be incurred or issued pursuant to Section 7.02 is incurred.
SECTION 7.09
Accounting Changes. The Borrowers shall not, nor shall the Borrowers permit any Subsidiary to, make any change in fiscal year; provided, however, that the Initial USD Borrower may, upon written notice to the Administrative Agent, change its fiscal year to any other fiscal year reasonably acceptable to the Administrative Agent, in which case, the Initial USD Borrower and the Administrative Agent will, and are hereby authorized by the Lenders to, make any adjustments to this Agreement that are necessary to reflect such change in fiscal year.
SECTION 7.10
Modification of Terms of Subordinated Indebtedness. The Borrowers shall not, nor shall the Borrowers permit any Subsidiary to, amend, modify or change in any manner materially adverse to the interests of the Lenders, as determined in good faith by the Initial USD Borrower, any term or condition of any Subordinated Indebtedness having an aggregate outstanding principal amount greater than the Threshold Amount (other than as a result of any Refinancing Indebtedness in respect thereof) without the consent of the Administrative Agent (which consent shall not be unreasonably withheld or delayed).
SECTION 7.11
Negative Pledge. The Initial USD Borrower shall not, and shall not permit any Guarantor to, create any Lien on any Material Real Property of the Initial USD Borrower or any Guarantor now owned or hereafter acquired by it (unless the Secured Parties are granted a perfected first-priority security interest in such Material Real Property and it becomes or is included as Collateral), except (i) if concurrently with the creation of such Lien (which must be a Permitted Lien), the applicable Loan Parties have executed and delivered collateral documentation, in form and substance reasonably acceptable to the Collateral Agent and the Administrative Agent, as the case may be, granting to the Collateral Agent, for the benefit of the Secured Parties, a valid, enforceable, perfected and first-priority Lien on such Material Real Property, which Lien shall secure the Secured Obligations on an equal and ratable basis with the Lien securing any such other Indebtedness pursuant to an Intercreditor Agreement, and (ii) Permitted Liens that are non-consensual Liens.

SECTION 7.12
Financial Covenant.
(1)
The Initial USD Borrower shall not permit:
(f)
the Total Net Leverage Ratio as of the last day of any Test Period to be greater than (i) in the case of the Test Period ending September 30, 2024, 4.75 to 1.00 and (ii) in the case of any Test Period ending on or after December 31, 2024, 4.50:1.00 (each such compliance to be determined on the basis of the financial information most recently delivered to the Administrative Agent pursuant to Section 6.01(1) and Section 6.01(2) for such Test Period);
(g)
the Initial USD Borrower shall not permit, at any time prior to the repayment in full in cash of the Indebtedness described in Section 7.02(b)(30) and any Indebtedness that refinances or replaces such Indebtedness, the Secured Net Leverage Ratio as of the last day of any Test Period to be greater than (i) in the case of the Test Period ending September 30, 2024, 4.75:1.00, (ii) in the case of the Test Periods ending December 31, 2024 and March 30, 2025, 3.75:1.00 and (iii) in the case of any Test Period ending on or after June 30, 2025, 3.50:1.00 (each such compliance to be determined on the basis of the financial information most recently delivered to the Administrative Agent pursuant to Section 6.01(1) and Section 6.01(2) for such Test Period) (the covenants described in the foregoing clauses (a) and (b), collectively, the “Financial Maintenance Covenant”); and
(h)
if the Initial USD Borrower shall have paid any Restricted Payment in cash to the holders of any Preferred Stock during such Test Period, the Fixed Charge Coverage Ratio as of the last day of any Test Period to be less than 1.10 to 1.00 (such compliance to be determined on the basis of the financial information most recently delivered to the Administrative Agent pursuant to Section 6.01(1) and Section 6.01(2) for such Test Period) (this clause (c), the “Fixed Charge Covenant”). For the avoidance of doubt, the Fixed Charge Coverage Covenant shall not be tested on the last day of any Test Period (and will not give rise to any Default or any Event of Default on such day) if the Borrower has not paid any Restricted Payment in cash to the holders of any Preferred Stock during the Test Period then ended.
(2)
The Initial USD Borrower shall maintain, at any time prior to the repayment in full in cash of the Indebtedness described in Section 7.02(b)(30) and any Indebtedness that refinances or replaces such Indebtedness, a minimum Liquidity as of the last day of any Test Period of not less than the Applicable Liquidity Threshold (such compliance to be determined on the basis of the financial information most recently delivered to the Administrative Agent pursuant to Section 6.01(1) and Section 6.01(2) for such Test Period) (together with the Financial Maintenance Covenant and the Fixed Charge Covenant, collectively, the “Financial Covenant”).
(3)
~~(2)~~ The Initial USD Borrower shall maintain, at all times during the period commencing on the Amendment No. ~~2~~3 Effective Date and ending on the ~~earlier of (x) November 14, 2025 and (y) the~~ date of the ~~Recapitalization Transaction~~Exit Date, a minimum Liquidity as of the ~~Friday~~last Business Day of each calendar ~~week~~month during such period of not less than $1~~5~~0,000,000 (such compliance to be determined on the basis of the financial information most recently delivered to the Administrative Agent pursuant to Section 6.01(6)).

SECTION 7.13
Passive Holding Company. Notwithstanding anything to the contrary contained herein, Holdings shall not:
(a)
incur, directly or indirectly, any Indebtedness or any other obligation or liability whatsoever other than (i) the Obligations; (ii) other obligations under this Agreement or any Loan Document and (iii) the Term Loan Facility Obligations;
(b)
create or suffer to exist any Lien upon any property or assets now owned or hereafter acquired by it other than Liens granted to the Collateral Agent to secure the Obligations and the Term Loan Facility Obligations;
(c)
consolidate with or merge or amalgamate with or into, or convey, transfer or lease all or substantially all its assets to, any Person;
(d)
sell or otherwise dispose of any Equity Interests of any Loan Party;
(e)
create or acquire any direct Subsidiary or make or own any direct Investment in any Person other than in the Loan Parties and cash and Cash Equivalents;
(f)
fail to hold itself out to the public as a legal entity separate and distinct from all other Persons; or
(g)
engage in any business or activity or own any assets other than, in each case, (i) its ownership of the Equity Interests of the other Loan Parties and activities incidental thereto, including payment of dividends and other amounts in respect of its Equity Interests, in each case, not prohibited pursuant to this Agreement; (ii) the maintenance of its legal existence (including the ability to incur fees, costs and expenses relating to such maintenance) and the performance of obligations under and in compliance with its Organizational Documents to the extent not prohibited hereunder; (iii) the performance of its obligations as a Loan Party hereunder and under the Term Loan Credit Agreement, (iv) any issuance or sale of its Equity Interests to the extent permitted hereunder, (v) participating in Tax, accounting and other administrative matters as a member of the consolidated group of Parent and its Subsidiaries, (vi) providing indemnification to officers and directors in the ordinary course of business, (viii) executing, delivering and the performance of rights and obligations under the Loan Documents, (ix) purchasing and holding Equity Interests of the Borrower, (x) making capital contributions to the Borrower, including from amounts contributed to Holdings and held temporarily prior to such contribution, (xi) execution and delivery of, and the performance of rights and obligations under, any employment agreements and any documents related thereto, (xii) execution and delivery or, and the performance of rights and obligations under, any guarantees of leases or insurance obligations or other guarantees expressly permitted hereunder (including in connection with workers compensation insurance or self-insurance), (xiii) holding any Restricted Payment permitted hereunder temporarily pending further distribution, and (xiv) any activities incidental or reasonably related to the foregoing, including holding cash and Cash Equivalents (together with any investment income thereon).

Article VIII

Events of Default and Remedies
SECTION 8.01
Events of Default. Effective on and after the Closing Date, each of the events referred to in clauses (1) through (11) of this Section 8.01 shall constitute an “Event of Default”:
(1)
Non-Payment. Any Borrower fails to pay (a) when and as required to be paid herein, any amount of principal of any Loan or (b) within five (5) Business Days after the same becomes due, any interest on any Loan or any other amount payable hereunder or with respect to any other Loan Document; or
(2)
Specific Covenants. Any Borrower or any Guarantor fails to perform or observe any term, covenant or agreement contained in any of the second proviso to Section 4.01(1), Section 6.01, Section 6.03(1), 6.05(1) (solely with respect to any Borrower, other than in a transaction permitted under Section 7.03 or 7.04), Section 6.17, Section 6.18, Section 6.19 or Article VII; provided that any failure to comply with the Financial Maintenance Covenant or the Fixed Charge Covenant (a “Financial Covenant Event of Default”) is subject to cure pursuant to Section 8.04; provided further that, with respect to the failure to comply with Section 6.01, such failure shall constitute an Event of Default only where such failure continues for five (5) days; or
(3)
Other Defaults. Any Borrower or any Guarantor fails to perform or observe any other covenant or agreement (not specified in Section 8.01(1) or (2) above) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty (30) days after receipt by the Initial USD Borrower of written notice thereof from the Administrative Agent; or
(4)
Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by any Loan Party herein, in any other Loan Document, or in any document required to be delivered in connection herewith or therewith shall be untrue in any material respect when made or deemed made; or
(5)
Cross-Default. Any Borrower or any Subsidiary (a) fails to make any payment beyond the applicable grace period, if any, whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise, in respect of any Indebtedness (other than Indebtedness hereunder) having an aggregate outstanding principal amount or aggregate commitment amount (individually or in the aggregate with all other Indebtedness as to which such a failure shall exist) of not less than the Threshold Amount, or (b) fails to observe or perform any other agreement or condition relating to any such Indebtedness, or any other event occurs (other than, with respect to Indebtedness consisting of Hedging Obligations, termination events or equivalent events pursuant to the terms of such Hedging Obligations and not as a result of any default thereunder by any Borrower or any Subsidiary, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such

Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem all of such Indebtedness to be made, prior to its stated maturity; provided that (A) such failure is unremedied and is not waived by the holders of such Indebtedness prior to any termination of the Commitments or acceleration of the Loans pursuant to Section 8.02 and (B) this clause (5)(b) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness; or
(6)
Insolvency Proceedings, etc. Any Borrower, any Subsidiary that is a Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary (determined as of the date of the relevant proceeding or actions described below) (in each case of such Significant Subsidiary or group of Subsidiaries Subsidiary other than in connection with a liquidation, winding up, dissolution or other transaction, in each case, to the extent permitted under Section 7.03), institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty (60) calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty (60) calendar days, or an order for relief is entered in any such proceeding; or
(7)
Judgments. There is entered against any Borrower, any Subsidiary that is a Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, a final non-appealable judgment and order for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not paid or covered by insurance or indemnities as to which the insurer or indemnity has been notified of such judgment or order and the applicable insurance company or indemnity has not denied coverage thereof) and such judgment or order shall not have been satisfied, vacated, discharged or stayed or bonded pending an appeal for a period of sixty (60) consecutive days; or
(8)
ERISA. (a) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan, (b) any Borrower or any Guarantor or any of their respective ERISA Affiliates fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its Withdrawal Liability under Section 4201 of ERISA under a Multiemployer Plan, or (c) with respect to a Foreign Plan, a termination, withdrawal or noncompliance with applicable Law or plan terms occurs, except, with respect to each of the foregoing clauses of this Section 8.01(8), as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect; or

(9)
Invalidity of Loan Documents. Any material provision of the Loan Documents, taken as a whole, at any time after its execution and delivery and for any reason (other than (a) as expressly permitted by a Loan Document (including as a result of a transaction permitted under Section 7.03 or 7.04), (b) as a result of acts or omissions by an Agent or any Lender or (c) due to the satisfaction in full of the Termination Conditions) ceases to be in full force and effect; or any Loan Party contests in writing the validity or enforceability of the Loan Documents, taken as a whole (other than as a result of the satisfaction of the Termination Conditions), or any Loan Party denies in writing that it has any or further liability or obligation under the Loan Documents, taken as a whole (other than (i) as expressly permitted by a Loan Document (including as a result of a transaction permitted under Section 7.03 or 7.04) or (ii) as a result of the satisfaction of the Termination Conditions), or purports in writing to revoke or rescind the Loan Documents, taken as a whole, prior to the satisfaction of the Termination Conditions; or
(10)
Collateral Documents. Any Collateral Document with respect to a material portion of the Collateral after delivery thereof pursuant to Section 4.01, 6.11, 6.13 or pursuant to the provisions of any Collateral Document for any reason (other than pursuant to the terms hereof or thereof including as a result of a transaction not prohibited under this Agreement) ceases to create, or any Lien purported to be created by any Collateral Document with respect to a material portion of the Collateral shall be asserted in writing by any Loan Party (prior to the satisfaction of the Termination Conditions) not to be, a valid and perfected Lien with the priority required by such Collateral Document (or other security purported to be created on the applicable Collateral) on, and security interest in, any material portion of the Collateral purported to be covered thereby, subject to Liens permitted under Section 7.01, except (A) as a result of the Administrative Agent no longer having possession of certificates actually delivered to it representing equity interests pledged under any Loan Document or (B) a UCC filing having lapsed because a UCC continuation statement was not filed in a timely manner;
(11)
Change of Control. There occurs any Change of Control; or
(12)
Tariffs. There occurs any tariffs on any of the shipments of the Initial USD Borrower or its Subsidiaries into the U.S. exceeding 20.00% of the product value (the “Tariff Threshold”); provided that, if on or prior to the date that is sixty (60) days after the date that such tariffs exceed the Tariff Threshold, the Initial USD Borrower enters into agreements (or otherwise makes arrangements) such that such tariffs are either paid by or otherwise covered by (including as a result of price increases) the customers of the Initial USD Borrower and its Subsidiaries, then no Event of Default in respect of this section (12) shall be deemed to have occurred.
SECTION 8.02
Remedies upon Event of Default. Subject to Section 8.04, if any Event of Default occurs and is continuing, the Administrative Agent may, at any time after the Closing Date, with the consent of the Required Lenders and shall, at the request of the Required Lenders, take any or all of the following actions:

(1)
declare the Commitments of each Lender and any obligation of the Issuing Banks to make L/C Credit Extensions to be terminated, whereupon such Commitments and obligation will be terminated;
(2)
declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable under any Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by each Borrower;
(3)
require that the Borrowers Cash Collateralize the then outstanding Letters of Credit (in an amount equal to the then Outstanding Amount thereof); and
(4)
exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable Law;

provided that upon the occurrence of an actual or deemed entry of an order for relief with respect to any Borrower under Title 11 of the United States Code entitled “Bankruptcy,” as now or hereafter in effect, or any successor thereto (the “Bankruptcy Code”), the Commitments of each Lender and any obligation of the Issuing Banks to issue Letters of Credit, will automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid will automatically become due and payable, and the obligation of the Borrowers to Cash Collateralize the Letters of Credit as aforesaid will automatically become effective, in each case without further act of the Administrative Agent or any Lender.

SECTION 8.03
Application of Funds. After the occurrence of an Event of Default or the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable as set forth in the proviso to Section 8.02), subject to any Intercreditor Agreement then in effect, any amounts received on account of the Obligations will be applied by the Administrative Agent in the following order:
(1)
solely in respect of amounts constituting proceeds from the exercise of remedies in respect of Euro Collateral (any such amounts, the “Euro Collateral Proceeds”):

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (other than principal and interest, but including Attorney Costs payable under Section 10.04 and amounts payable under Article III) payable to the Administrative Agent, the Collateral Agent and the Agent-Related Persons in their respective capacities as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest, but including Attorney Costs payable under Section 10.04 and amounts payable under Article III) payable to the Lenders under any Designated Euro Facility, ratably among them in proportion to the amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Designated Euro Loans and L/C Borrowings under any Letter of Credit issued under a Designated Euro Facility, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Designated Euro Loans and L/C Borrowings under any Letter of Credit issued under a Designated Euro Facility (including to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of any Letter of Credit issued under a Designated Euro Facility), ratably among the Lenders in proportion to the respective amounts described in this clause Fourth held by them;

Fifth, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest, but including Attorney Costs payable under Section 10.04 and amounts payable under Article III) payable to the Lenders (other than the Lenders under any Designated Euro Facility), ratably among them in proportion to the amounts described in this clause Fifth payable to them;

Sixth, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans (other than the Designated Euro Loans) and L/C Borrowings under the USD Letters of Credit and any other Letters of Credit (other than Letters of Credit issued under a Designated Euro Facility), ratably among the Lenders in proportion to the respective amounts described in this clause Sixth payable to them;

Seventh, to payment of that portion of the Obligations constituting unpaid principal of the Loans (other than the Designated Euro Loans) and L/C Borrowings under any USD Letters of Credit or any other Letter of Credit (other than any Letter of Credit issued under a Designated Euro Facility) (including to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of USD Letters of Credit or any other Letters of Credit (other than any Letter of Credit issued under a Designated Euro Facility)), the Obligations under Secured Hedge Agreements and Cash Management Obligations under Secured Cash Management Agreements, ratably among the Secured Parties in proportion to the respective amounts described in this clause Seventh held by them;

Eighth, to the payment of all other Obligations of the Loan Parties that are due and payable to the Administrative Agent and the other Secured Parties on such date, ratably based upon the respective aggregate amounts of all such Obligations owing to the Administrative Agent and the other Secured Parties on such date; and

Last, the balance, if any, after all of the Obligations have been paid in full, to the Borrowers or as otherwise required by Law.

(2)
solely in respect of amounts constituting proceeds from the exercise of remedies in respect of Non-Euro Collateral (any such amounts, the “Non-Euro Collateral Proceeds”):

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (other than principal and interest, but including Attorney Costs payable under Section 10.04 and amounts payable under Article III) payable to Administrative Agent, the Collateral Agent and the Agent-Related Persons in their respective capacities as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest, but including Attorney Costs payable under Section 10.04 and amounts payable under Article III) payable to the Lenders (other than the Lenders under any Designated Euro Facility), ratably among them in proportion to the amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans (other than the Designated Euro Loans) and L/C Borrowings under any USD Letters of Credit or any other Letter of Credit (other than any Letter of Credit issued under a Designated Euro Facility), ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans (other than the Designated Euro Loans) and L/C Borrowings under any USD Letters of Credit or any other Letter of Credit (other than a Letter of Credit issued under a Designated Euro Facility) (including to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of USD Letters of Credit or any other Letter of Credit (other than a Letter of Credit issued under a Designated Euro Facility)), the Obligations under Secured Hedge Agreements and Cash Management Obligations under Secured Cash Management Agreements, ratably among the Secured Parties in proportion to the respective amounts described in this clause Fourth held by them;

Fifth, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest, but including Attorney Costs payable under Section 10.04 and amounts payable under Article III) payable to the Lenders under any Designated Euro Facility, ratably among them in proportion to the amounts described in this clause Fifth payable to them;

Sixth, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Designated Euro Loans and L/C Borrowings under any Letter of Credit issued under a Designated Euro Facility, ratably among the Lenders in proportion to the respective amounts described in this clause Sixth payable to them;

Seventh, to payment of that portion of the Obligations constituting unpaid principal of the Designated Euro Loans and L/C Borrowings under any Letter of Credit issued under a Designated Euro Facility (including to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of any Letter of Credit issued under a Designated Euro Facility), ratably among the Lenders in proportion to the respective amounts described in this clause Seventh held by them;

Eighth, to the payment of all other Obligations of the Loan Parties that are due and payable to the Administrative Agent and the other Secured Parties on such date, ratably based upon the respective aggregate amounts of all such Obligations owing to the Administrative Agent and the other Secured Parties on such date; and

Last, the balance, if any, after all of the Obligations have been paid in full, to the Borrowers or as otherwise required by Law.

(3)
other than with respect to the Euro Collateral Proceeds and Non-Euro Collateral Proceeds:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (other than principal and interest, but including Attorney Costs payable under Section 10.04 and amounts payable under Article III) payable to the Administrative Agent, the Collateral Agent and the Agent-Related Persons in their capacities as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest, but including Attorney Costs payable under Section 10.04 and amounts payable under Article III) payable to the Lenders, ratably among them in proportion to the amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and L/C Borrowings, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings (including to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit), the Obligations under Secured Hedge Agreements and Cash Management Obligations under Secured Cash Management Agreements, ratably among the Secured Parties in proportion to the respective amounts described in this clause Fourth held by them;

Fifth, to the payment of all other Obligations of the Loan Parties that are due and payable to the Administrative Agent and the other Secured Parties on such date, ratably based upon the respective aggregate amounts of all such Obligations owing to the Administrative Agent and the other Secured Parties on such date; and

Last, the balance, if any, after all of the Obligations have been paid in full, to the Borrowers or as otherwise required by Law.

Subject to Section 2.03(3), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fourth above will be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount will be applied to the other Obligations, if any, in the order set forth above and, if no Obligations remain outstanding, will be paid to the Borrowers.

Notwithstanding the foregoing, amounts received from any Loan Party shall not be applied to any Excluded Swap Obligation of such Loan Party.

SECTION 8.04
Right to Cure.
(1)
Notwithstanding anything to the contrary contained in Section 8.01 or Section 8.02, but subject to Sections 8.04(2) and (3), for the purpose of determining whether an Event of Default under the Financial Maintenance Covenant and/or the Fixed Charge Covenant has occurred, the Initial USD Borrower may on one or more occasions designate any portion of the Net Proceeds from any Permitted Equity Issuance or of any contribution to the common equity capital of the Initial USD Borrower (or from any other contribution to capital or sale or issuance of any other Equity Interests on terms reasonably satisfactory to the Administrative Agent) (the “Cure Amount”) as an increase to Consolidated Maintenance EBITDA of the Initial USD Borrower for the applicable fiscal quarter; provided that
(f)
such amounts to be designated are actually received by the Initial USD Borrower (i) on and after the first Business Day of the applicable fiscal quarter and (ii) on and prior to the tenth (10th) Business Day after the date on which financial statements are required to be delivered with respect to such applicable fiscal quarter (the “Cure Expiration Date”),
(g)
such amounts to be designated do not exceed the maximum aggregate amount necessary to cure any Event of Default under the Financial Maintenance Covenant and/or the Fixed Charge Covenant as of such date and
(h)
the Initial USD Borrower will have provided notice to the Administrative Agent on the date such amounts are designated as a “Cure Amount” (it being understood that to the extent such notice is provided in advance of delivery of a Compliance Certificate for the applicable period, the amount of such Net Proceeds that is designated as the Cure Amount may be lower than specified in such notice to the extent that the amount necessary to cure any Event of Default under the Financial Maintenance Covenant and/or the Fixed Charge Covenant is less than the full amount of such originally designated amount).

The Cure Amount used to calculate Consolidated Maintenance EBITDA for one fiscal quarter will be used and included when calculating Consolidated Maintenance EBITDA for each Test Period that includes such fiscal quarter. The parties hereby acknowledge that this Section 8.04(1) may not be relied on for purposes of calculating any financial ratios other than as applicable to the Financial Maintenance Covenant and/or the Fixed Charge Covenant (and may not be included for purposes of determining pricing, mandatory prepayments and the availability or amount permitted pursuant to any covenant under Article VII) and may not result in any adjustment to any amounts (including the amount of Indebtedness) or increase in cash with respect to the fiscal quarter with respect to which such Cure Amount was received other than the amount of the Consolidated Maintenance EBITDA referred to in the immediately preceding sentence; provided that solely to the extent such cash proceeds are actually applied to prepay Indebtedness under the Facilities, such reduction in Indebtedness shall be included in the calculation of the Financial Maintenance Covenant and the Fixed Charge Covenant for each applicable fiscal quarter other than the fiscal quarter during which the Cure Amount was received. Notwithstanding anything to the contrary contained in

Section 8.01 and Section 8.02, (A) upon designation of the Cure Amount by the Initial USD Borrower in an amount necessary to cure any Event of Default under the Financial Maintenance Covenant and/or the Fixed Charge Covenant, the Financial Maintenance Covenant and/or the Fixed Charge Covenant will be deemed satisfied and complied with as of the end of the relevant fiscal quarter with the same effect as though there had been no failure to comply with the Financial Maintenance Covenant and/or the Fixed Charge Covenant and any Event of Default under the Financial Maintenance Covenant and/or the Fixed Charge Covenant (and any other Default as a result thereof) will be deemed not to have occurred for purposes of the Loan Documents and (B) from and after the date that the Initial USD Borrower delivers a written notices to the Administrative Agent that it intends to exercise its cure right under this Section 8.04 (a “Notice of Intent to Cure”) neither the Administrative Agent nor any Lender may exercise any rights or remedies under Section 8.02 (or under any other Loan Document) on the basis of any actual or purported Event of Default under the Financial Maintenance Covenant and/or the Fixed Charge Covenant (and any other Default as a result thereof) until and unless the Cure Expiration Date has occurred without the Cure Amount having been designated.

(2)
In each period of four consecutive fiscal quarters, there shall be no more than two (2) fiscal quarters in which the cure right set forth in Section 8.04(1) is exercised.
(3)
There shall be no more than five (5) fiscal quarters in which the cure rights set forth in Section 8.04(1) are exercised during the term of the Facilities.
Article IX

Administrative Agent and Other Agents
SECTION 9.01
Appointment and Authorization of the Administrative Agent.
(1)
Each Lender and Issuing Bank (and each other Secured Party by accepting the benefits of the Collateral Documents) hereby irrevocably appoints JPMorgan Chase Bank, N.A., to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article IX (other than Sections 9.07, 9.11, 9.12, 9.15 and 9.16) are solely for the benefit of the Administrative Agent, the Lenders and each Issuing Bank and each Borrower shall not have rights as a third-party beneficiary of any such provision. The Administrative Agent hereby represents and warrants that it is either (i) a “U.S. person” and a “financial institution” and that it will comply with its “obligation to withhold,” each within the meaning of Treasury Regulations Section 1.1441-1(b)(2)(ii) or (ii) a Withholding U.S. Branch.
(2)
JPMorgan Chase Bank, N.A. shall also act as the Collateral Agent under the Loan Documents, and each of the Lenders (including in its capacities as a Lender and a potential Hedge Bank or Cash Management Bank) and the Issuing Banks (and each other Secured Party by accepting the benefits of the Collateral Documents) hereby irrevocably appoints and authorizes the Collateral Agent. to act as the agent of (and to hold any security interest created by the Collateral Documents for and on behalf of or in trust for) such Lender and Issuing Bank for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto (including, for the avoidance of doubt, entering into any "parallel debt" provisions, where such parallel debt provision is customary for taking security in the relevant jurisdiction). In this connection, the Collateral Agent (and any co-agents, sub-agents and attorneys-in-fact appointed by the Collateral Agent pursuant to Section 9.07 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Collateral Agent), shall be entitled to the benefits of all provisions of this Article IX and Article X with respect to the Collateral Agent (including Sections 10.04 and 10.05), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents. Without limiting the generality of the foregoing, the Lenders hereby expressly authorize the Collateral Agent to execute any and all documents (including releases) with respect to the Collateral and the rights of the Secured Parties with respect thereto (including any Intercreditor Agreement), as contemplated by and in accordance with the provisions of this Agreement and the Collateral Documents and acknowledge and agree that any such action by any Agent shall bind the Lenders.
(3)
For purposes of Mexican law, each Lender and Issuing Bank hereby grants to JPMorgan Chase Bank, N.A. a comisión mercantil con representación in accordance with Articles 273, 274, and other applicable Articles of the Mexican Commerce Code (Código de Comercio) to act on its behalf as its agent and comisionista in connection with this Agreement and the other Loan Documents, in the terms and for the purposes set forth in this Section 9.01. Furthermore, each Lender and Issuing Bank hereby authorizes JPMorgan Chase Bank, N.A. to delegate the above mentioned comisión mercantil con representación pursuant to Article 280 and any other applicable Articles of the Mexican Commerce Code (Código de Comercio) to the extent permitted by and under the terms provided in any of the Loan Documents.
(4)
For purposes of Costa Rican law, JP Morgan Chase Bank N.A. will appoint Securitas Servicios Fiduciarios S.R.L., a Costa Rican entity, as its local sub agent so that it can act on its behalf and benefit as collateral agent and acreedor garantizado (as defined in the Costa Rican Ley de Garantías Mobiliarias¸ Law No. 9246) and in such capacity, take a first-priority security interest over the Equity Interest of the Costa Rican Guarantor.
SECTION 9.02
Rights as a Lender. Any Lender that is also serving as an Agent (including as Administrative Agent) hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include each Lender (if any) serving as an Agent hereunder in its individual capacity. Any such Person serving as an Agent and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Initial USD Borrower or any Subsidiary or other Affiliate thereof as if such Person were not an Agent hereunder and without any duty to account therefor to the Lenders. The Lenders acknowledge that, pursuant to such activities, any Agent or its Affiliates may receive information regarding any Loan Party or any of its Affiliates (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that no Agent shall be under any obligation to provide such information to them.
SECTION 9.03
Exculpatory Provisions. The Administrative Agent and Collateral Agent shall not have any duties or responsibilities except those expressly set forth in this Agreement and in the other Loan Documents. Without limiting the generality of the foregoing, each Agent (including the Administrative Agent):

(1)
shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing and without limiting the generality of the foregoing, the use of the term “agent” herein and in the other Loan Documents with reference to any Agent or Arranger is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law and instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties;
(2)
shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that such Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that no Agent shall be required to take any action that, in its opinion or the opinion of its counsel, may expose such Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and
(3)
shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Initial USD Borrower or any of its Affiliates that is communicated to or obtained by any Person serving as an Agent or any of its Affiliates in any capacity.

Neither any Agent nor any of its Related Persons shall be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as such Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct as determined by the final and non-appealable judgment of a court of competent jurisdiction, in connection with its duties expressly set forth herein. No Agent shall be deemed to have knowledge of any Default unless and until notice describing such Default is given to such Agent by the Initial USD Borrower, a Lender, or an Issuing Bank.

No Agent-Related Person shall be responsible for or have any duty to ascertain or inquire into (i) any recital, statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Collateral Documents, (v) the value or the sufficiency of any Collateral, or (vi) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to such Agent. The duties of the Agents shall be mechanical and administrative in nature; the Agents shall not have by reason of this Agreement or any other Loan Document a fiduciary relationship in respect of any Lender or the holder of any Note; and nothing in this Agreement or in any other Loan Document, expressed or implied, is intended to or shall be so construed as to impose upon any Agent any obligations in respect of this Agreement or any other Loan Document except as expressly set forth herein or therein.

Notwithstanding any other provision of this Agreement or any provision of any other Loan Document, each Arranger is named as such for recognition purposes only, and in its capacity as such shall have no powers, duties, responsibilities or liabilities with respect to this Agreement or the other Loan Documents or the transactions contemplated hereby and thereby; it being understood and agreed that each Arranger shall be entitled to all indemnification and reimbursement rights in favor of the Arrangers as, and to the extent, provided for under Section 10.05. Without limitation of the foregoing, each Arranger shall not, solely by reason of this Agreement or any other Loan Documents, have any fiduciary relationship in respect of any Lender or any other Person.

SECTION 9.04
Lack of Reliance on the Agents. Independently and without reliance upon the Agents, each Lender and the holder of each Note, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Initial USD Borrower and the Subsidiaries in connection with the making and the continuance of the Loans and the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of the Initial USD Borrower and the Subsidiaries and, except as expressly provided in this Agreement, the Agents shall not have any duty or responsibility, either initially or on a continuing basis, to provide any Lender or the holder of any Note with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter. The Agents shall not be responsible to any Lender or the holder of any Note for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectability, priority or sufficiency of this Agreement or any other Loan Document or the financial condition of the Initial USD Borrower or any of the Subsidiaries or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Loan Document, or the financial condition of the Initial USD Borrower or any of the Subsidiaries or the existence or possible existence of any Default or Event of Default.
SECTION 9.05
Certain Rights of the Agents. If any Agent requests instructions from the Required Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Loan Document, such Agent shall be entitled to refrain from such act or taking such action unless and until such Agent shall have received instructions from the Required Lenders; and such Agent shall not incur liability to any Lender by reason of so refraining. Without limiting the foregoing, neither any Lender nor the holder of any Note shall have any right of action whatsoever against any Agent as a result of such Agent acting or refraining from acting hereunder or under any other Loan Document in accordance with the instructions of the Required Lenders.
SECTION 9.06
Reliance by the Agents. Each Agent shall be entitled to rely upon, and shall be fully protected in relying upon, any note, writing, resolution, notice, statement, certificate, telex, teletype or facsimile message, cablegram, radiogram, order or other document or telephone message signed, sent or made by any Person that such Agent believed to be the proper Person, and, with respect to all legal matters pertaining to this Agreement and any other Loan Document and its duties hereunder and thereunder, upon advice of counsel selected by such Agent. In determining compliance with any condition hereunder to the making of a Loan or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or Issuing Bank, the Administrative Agent may presume that such condition is satisfactory to such Lender or Issuing Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or Issuing Bank prior to the making of such Loan or issuances of such Letter of Credit. Each Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
SECTION 9.07
Delegation of Duties. Each Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Documents by or through any one or more sub-agents appointed by such Agent. Each Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Agent-Related Persons. The exculpatory provisions of this Article shall apply to any such sub agent and to the Agent-Related Persons of such Agent and any such sub agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent or Collateral Agent, as applicable. Notwithstanding anything to the contrary in this Section 9.07 or Section 9.15, the Administrative Agent shall not delegate to any Supplemental Agent responsibility for receiving any payments under any Loan Document for the account of any Lender, which payments shall be received directly by the Administrative Agent, without prior written consent of the Initial USD Borrower (not to unreasonably withheld or delayed). The Administrative Agent and the Collateral Agent, as applicable, shall not be responsible for the negligence or misconduct of any of its sub-agents except to the extent that the Administrative Agent or the Collateral Agent, as applicable, acted with gross negligence or willful misconduct in the selection of such sub-agents as determined by a court of competent jurisdiction in a final and non-appealable judgment.
SECTION 9.08
Indemnification. Whether or not the transactions contemplated hereby are consummated, to the extent any Agent or any other Agent-Related Person (solely to the extent any such Agent-Related Person was performing services on behalf of any Agent) is not reimbursed and indemnified by the Borrowers, the Lenders will reimburse and indemnify such Agent or any other Agent-Related Person (solely to the extent any such Agent-Related Person was performing services on behalf of any Agent) in proportion to their respective Pro Rata Shares for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by the any Agent or any other Agent-Related Person (solely to the extent any such Agent-Related Person was performing services on behalf of any Agent) in performing its duties hereunder or under any other Loan Document or in any way relating to or arising out of this Agreement or any other Loan Document; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses or disbursements resulting from any Agent’s or any other Agent-Related Person’s gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision). In the case of any investigation, litigation or proceeding giving rise to any Indemnified Liabilities, this Section 9.08 applies whether any such investigation, litigation or proceeding is brought by any Lender or any other Person. Without limitation of the foregoing, each Lender shall reimburse each Agent and any Agent-Related Person upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by such Agent or Agent-Related Person in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that such Agent or Agent-Related Person is not reimbursed for such expenses by or on behalf of the Borrowers, provided that such reimbursement by the Lenders shall not affect any Borrower’s continuing reimbursement obligations with respect thereto, provided further that the failure of any Lender to indemnify or reimburse the Agents or any Agent-Related Person shall not relieve any other Lender of its obligation in respect thereof. The undertaking in this Section 9.08 shall survive termination of the Aggregate Commitments, the payment of all other Obligations and the resignation of any Agent and any Agent-Related Person.
SECTION 9.09
Each Agent in Its Individual Capacity. With respect to its obligation to make Loans under this Agreement, each Agent shall have the rights and powers specified herein for a “Lender” and may exercise the same rights and powers as though it were not performing the duties specified herein; and the term “Lender,” “Required Lenders” or any similar terms shall, unless the context clearly indicates otherwise, include each Agent in its respective individual capacities. Each Agent and its affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, investment banking, trust or other business with, or provide debt financing, equity capital or other services (including financial advisory services) to any Loan Party or any Affiliate of any Loan Party (or any Person engaged in a similar business with any Loan Party or any Affiliate thereof) as if they were not performing the duties specified herein, and may accept fees and other consideration from any Loan Party or any Affiliate of any Loan Party for services in connection with this Agreement and otherwise without having to account for the same to the Lenders. The Lenders acknowledge that, pursuant to such activities, any Agent or its Affiliates may receive information regarding any Loan Party or any of its Affiliates (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that no Agent shall be under any obligation to provide such information to them.
SECTION 9.10
Erroneous Payments.
(1)
If the Administrative Agent notifies a Revolving Lender or Issuing Bank, or any Person who has received funds on behalf of a Revolving Lender and Issuing Bank such Revolving Lender or Issuing Bank (any such Revolving Lender, Issuing Bank or other recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (2)) that any funds received by such Payment Recipient from the Administrative Agent or any of its Affiliates or sub-agents were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Revolving Lender, Issuing Bank or other Payment Recipient on its behalf) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and such Revolving Lender or Issuing Bank shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than one (1) Business Days thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Overnight Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (1) shall be conclusive, absent manifest error.
(2)
Without limiting immediately preceding clause (1), each Revolving Lender or Issuing Bank, or any Person who has received funds on behalf of a Revolving Lender or Issuing Bank, hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates or sub-agents) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates or sub-agents) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Revolving Lender or Issuing Bank, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) in each case:
(f)
(I) in the case of immediately preceding clauses (x) or (y), an error shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (II) an error has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and
(g)
such Revolving Lender or Issuing Bank shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of such error) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 9.10(2).
(3)
Each Revolving Lender and Issuing Bank hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Revolving Lender or Issuing Bank under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Revolving Lender or Issuing Bank from amounts due to any Lender under this Agreement, against any amount due to the Administrative Agent under immediately preceding clause (1) or under the indemnification provisions of this Agreement.
(4)
In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with immediately preceding clause (1), from any Revolving Lender or Issuing Bank that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Revolving Lender or Issuing Bank at any time, (i) such Revolving Lender or Issuing Bank shall be deemed to have assigned its Revolving Loans (but not its Commitments) of the relevant Class with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Revolving

Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance), and is hereby (together with the Borrowers) deemed to execute and deliver an Assignment and Assumption (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an approved electronic platform as to which the Administrative Agent and such parties are participants) with respect to such Erroneous Payment Deficiency Assignment, and such Revolving Lender or Issuing Bank shall deliver any Notes evidencing such Revolving Loans to the applicable Borrower or the Administrative Agent, (ii) the Administrative Agent as the assignee Revolving Lender shall be deemed to acquire the Erroneous Payment Deficiency Assignment, (iii) upon such deemed acquisition, the Administrative Agent as the assignee Revolving Lender shall become a Revolving Lender or Issuing Bank, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Revolving Lender or assigning Issuing Bank shall cease to be a Revolving Lender or Issuing Bank, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Revolving Lender or assigning Issuing Bank and (iv) the Administrative Agent may reflect in the Register its ownership interest in the Revolving Loans subject to the Erroneous Payment Deficiency Assignment. The Administrative Agent may, in its discretion, sell any Revolving Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Revolving Lender or Issuing Bank shall be reduced by the net proceeds of the sale of such Revolving Loan (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Revolving Lender or Issuing Bank (and/or against any recipient that receives funds on its respective behalf). For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Revolving Lender or Issuing Bank and such Commitments shall remain available in accordance with the terms of this Agreement. In addition, each party hereto agrees that, except to the extent that the Administrative Agent has sold a Revolving Loan (or portion thereof) acquired pursuant to an Erroneous Payment Deficiency Assignment, and irrespective of whether the Administrative Agent may be equitably subrogated, the Administrative Agent shall be contractually subrogated to all the rights and interests of the applicable Revolving Lender or Issuing Bank under the Loan Documents with respect to each Erroneous Payment Return Deficiency (the “Erroneous Payment Subrogation Rights”).
(5)
The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by any Borrower or any other Loan Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from any Borrower or any other Loan Party for the purpose of making such Erroneous Payment.
(6)
To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.
(7)
Each party’s obligations, agreements and waivers under this Section 9.10 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Revolving Lender or Issuing Bank, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.
SECTION 9.11
Resignation by the Agents. The Administrative Agent may resign from the performance of all its respective functions and duties hereunder or under the other Loan Documents at any time by giving 30 days’ prior written notice to the Lenders and the Initial USD Borrower. If the Administrative Agent becomes subject to a Lender-Related Distress Event, then the Administrative Agent may be removed as the Administrative Agent at the reasonable request of the Required Lenders. If the Administrative Agent becomes subject to an Agent-Related Distress Event, then the Initial USD Borrower may remove the Administrative Agent from such role upon 15 days’ prior written notice to the Lenders. Such resignation or removal shall take effect upon the appointment of a successor Administrative Agent as provided below.

Notwithstanding anything to the contrary in this Agreement, no successor Administrative Agent shall be appointed unless such successor Administrative Agent represents and warrants that it is (i) a “U.S. person” and a “financial institution” and that it will comply with its “obligation to withhold,” each within the meaning of U.S. Treasury Regulations Section 1.1441-1(b)(2)(ii), or (ii) a Withholding U.S. Branch.

Upon any such notice of resignation by, or notice of removal of, the Administrative Agent, the Required Lenders shall appoint a successor Administrative Agent hereunder or thereunder who shall be a commercial bank or trust company reasonably acceptable to the Initial USD Borrower, which acceptance shall not be unreasonably withheld or delayed (provided that the Initial USD Borrower’s approval shall not be required if an Event of Default under Section 8.01(1) or, solely with respect to the Initial USD Borrower, Section 8.01(6) has occurred and is continuing).

If a successor Administrative Agent shall not have been so appointed within such 30 day period, the Administrative Agent, with the consent of the Initial USD Borrower (which consent shall not be unreasonably withheld or delayed, provided that the Initial USD Borrower’s consent shall not be required if an Event of Default under Section 8.01(1) or, solely with respect to the Initial USD Borrower, Section 8.01(6) has occurred and is continuing), may (but shall not be required to), on behalf of the Lenders, appoint a successor Administrative Agent who shall serve as Administrative Agent hereunder or thereunder.

If no successor Administrative Agent has been appointed pursuant to the foregoing within 30 days after the date such notice of resignation was given by the Administrative Agent or such notice of removal was given by the Required Lenders or the Initial USD Borrower, as applicable, the Administrative Agent’s resignation shall nonetheless become effective and the Required Lenders shall thereafter perform all the duties of the Administrative Agent hereunder or under any other Loan Document until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided above. The retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender or Issuing Bank directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section 9.11.

The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After the retiring

Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Sections 10.04 and 10.05 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Agent-Related Persons in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

Upon a resignation or removal of the Administrative Agent pursuant to this Section 9.11, the Administrative Agent (i) shall continue to be subject to Section 10.09 and (ii) shall remain indemnified to the extent provided in this Agreement and the other Loan Documents and the provisions of this Article IX (and the analogous provisions of the other Loan Documents) shall continue in effect for the benefit of the Administrative Agent for all of its actions and inactions while serving as the Administrative Agent.

The Collateral Agent may resign or be removed only in accordance with the Closing Date Intercreditor Agreement; provided that (x) after the retiring Collateral Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Sections 10.04 and 10.05 shall continue in effect for the benefit of such retiring Collateral Agent, its sub-agents and their respective Agent-Related Persons in respect of any actions taken or omitted to be taken by any of them while the retiring Collateral Agent was acting as Collateral Agent and (y) upon a resignation or removal of the Collateral Agent pursuant to the Closing Date Intercreditor Agreement, the Collateral Agent (i) shall continue to be subject to Section 10.09 and (ii) shall remain indemnified to the extent provided in this Agreement and the other Loan Documents and the provisions of this Article IX (and the analogous provisions of the other Loan Documents) shall continue in effect for the benefit of the Collateral Agent for all of its actions and inactions while serving as the Collateral Agent.

SECTION 9.12
Collateral Matters. Each Lender (including in its capacities as a potential Cash Management Bank and a potential Hedge Bank) and each Issuing Bank (and each other Secured Party by accepting the benefits of the Collateral Documents) irrevocably authorizes and directs the Administrative Agent and the Collateral Agent to take the actions to be taken by them as set forth in Sections 7.04 and 10.24.

Each Lender hereby agrees, and each holder of any Note by the acceptance thereof will be deemed to agree, that, except as otherwise set forth herein, any action taken by the Required Lenders or the Required Facility Lenders, as applicable, in accordance with the provisions of this Agreement or the Collateral Documents, and the exercise by the Required Lenders or the Required Facility Lenders, as applicable, of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders. The Collateral Agent is hereby authorized on behalf of all of the Lenders, without the necessity of any notice to or further consent from any Lender, from time to time, to take any action with respect to any Collateral or Collateral Documents which may be necessary to perfect and maintain perfected the security interest in and liens upon the Collateral granted pursuant to the Collateral Documents.

Upon request by any Agent at any time, the Lenders will confirm in writing the Collateral Agent’s authority to release particular types or items of Collateral pursuant to this Section 9.12. In each case as specified in this Section 9.12, Section 7.04 and Section 10.24, the applicable Agent will (and each Lender irrevocably authorizes the applicable Agent to), at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release or subordination of such item of Collateral from the assignment and security interest granted under the Collateral Documents, or to evidence the release of such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents, this Section 9.12, Section 7.04 and Section 10.24.

The Collateral Agent shall have no obligation whatsoever to the Lenders or to any other Person to assure that the Collateral exists or is owned by any Loan Party or is cared for, protected or insured or that the Liens granted to the Collateral Agent herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise or to continue exercising at all or in any manner or under any duty of care, disclosure or fidelity any of the rights, authorities and powers granted or available to the Collateral Agent in this Section 9.12, Section 7.04, Section 10.24 or in any of the Collateral Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Collateral Agent may act in any manner it may deem appropriate, in its sole discretion, given the Collateral

Agent’s own interest in the Collateral as one of the Lenders and that the Collateral Agent shall have no duty or liability whatsoever to the Lenders, except for its gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).

SECTION 9.13
[Reserved].
SECTION 9.14
Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Initial USD Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:
(f)
to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, any Issuing Bank and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, any Issuing Bank and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, any Issuing Bank and the Administrative Agent under Sections 2.09 and 10.04) allowed in such judicial proceeding; and
(g)
to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and Issuing Bank to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and relevant Issuing Banks, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agents and their respective agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 10.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or Issuing Bank any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or Issuing Bank or to authorize the Administrative Agent to vote in respect of the claim of any Lender or Issuing Bank in any such proceeding.

The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Sections 363, 1123 or 1129 of the Bankruptcy Code, or any similar Laws in any other jurisdictions to which a Loan Party is subject, (b) at any other sale or foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable Law. In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that would vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) in the asset or assets so purchased (or in the Equity Interests or debt instruments of the acquisition vehicle or vehicles that are used to consummate such purchase). In connection with any such bid (i) the Administrative

Agent shall be authorized to form one or more acquisition vehicles to make a bid, (ii) to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or Equity Interests thereof shall be governed, directly or indirectly, by the vote of the Required Lenders, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in clauses (a) through (i) of the first proviso to Section 10.01(1) of this Agreement), (iii) the Administrative Agent shall be authorized to assign the relevant Obligations to any such acquisition vehicle pro rata by the Lenders, as a result of which each of the Lenders shall be deemed to have received a pro rata portion of any Equity Interests and/or debt instruments issued by such an acquisition vehicle on account of the assignment of the Obligations to be credit bid, all without the need for any Secured Party or acquisition vehicle to take any further action, and (iv) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of debt credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Lenders pro rata and the Equity Interests and/or debt instruments issued by any acquisition vehicle on account of the Obligations that had been assigned to the acquisition vehicle shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action.

SECTION 9.15
Appointment of Supplemental Agents.
(1)
It is the purpose of this Agreement and the other Loan Documents that there shall be no violation of any Law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as agent, sub-agent or trustee in such jurisdiction. It is recognized that in case of litigation under this Agreement or any of the other Loan Documents, and in particular in case of the enforcement of any of the Loan Documents, or in case any Agent deems that by reason of any present or future Law of any jurisdiction it may not exercise any of the rights, powers or remedies granted herein or in any of the other Loan Documents or take any other action which may be desirable or necessary in connection therewith, each Agent is hereby authorized to appoint an additional individual or institution selected by such Agent in its sole discretion as a separate trustee, co-trustee, administrative agent, collateral agent, administrative sub-agent or administrative co-agent (any such additional individual or institution being referred to herein individually as a “Supplemental Agent” and collectively as “Supplemental Agents”).
(2)
In the event that any Agent appoints a Supplemental Agent with respect to any Collateral, (i) each and every right, power, privilege or duty expressed or intended by this Agreement or any of the other Loan Documents to be exercised by or vested in or conveyed to such Agent with respect to such Collateral shall be exercisable by and vest in such Supplemental Agent to the extent, and only to the extent, necessary to enable such Supplemental Agent to exercise such rights, powers and privileges with respect to such Collateral and to perform such duties with respect to such Collateral, and every covenant and obligation contained in the Loan Documents and necessary to the exercise or performance thereof by such Supplemental Agent shall run to and be enforceable by either such Agent or such Supplemental Agent, and (ii) the provisions of this Article IX and of Sections 10.04 and 10.05 that refer to such Agent shall inure to the benefit of such Supplemental Agent and all references therein to such Agent shall be deemed to be references to such Agent or such Supplemental Agent, as the context may require.
(3)
Should any instrument in writing from any Loan Party be reasonably required by any Supplemental Agent so appointed by any Agent for more fully and certainly vesting in and confirming to him or it such rights, powers, privileges and duties, the Initial USD Borrower shall, or shall cause such Loan Party to, execute, acknowledge and deliver any and all such instruments reasonably acceptable to it promptly upon request by the Administrative Agent.

In case any Supplemental Agent, or a successor thereto, shall die, become incapable of acting, resign or be removed, all the rights, powers, privileges and duties of such Supplemental Agent, to the extent permitted by Law, shall vest in and be exercised by the applicable Agent until the appointment of a new Supplemental Agent.
SECTION 9.16
Intercreditor Agreements. The Administrative Agent and Collateral Agent are hereby authorized to enter into any Intercreditor Agreement to the extent contemplated by the terms hereof, and the parties hereto acknowledge that such Intercreditor Agreement is binding upon them. Each Secured Party (a) hereby agrees that it will be bound by and will take no actions contrary to the provisions of the Intercreditor Agreements, (b) hereby authorizes and instructs the Administrative Agent and Collateral Agent to enter into the Intercreditor Agreements and to subject the Liens on the Collateral securing the Obligations to the provisions thereof and (c) without any further consent of the Lenders, hereby authorizes and instructs the Administrative Agent and the Collateral Agent to negotiate, execute and deliver on behalf of the Secured Parties any intercreditor agreement or any amendment (or amendment and restatement) to the Collateral Documents or any Intercreditor Agreement contemplated hereunder. In addition, each Secured Party hereby authorizes the Administrative Agent and the Collateral Agent to enter into (i) any amendments to any Intercreditor Agreements, and (ii) any other intercreditor arrangements, in the case of clauses (i) and (ii) to the extent required to give effect to the establishment of intercreditor rights and privileges as contemplated and required or permitted by this Agreement. Each Secured Party acknowledges and agrees that any of the Administrative Agent and Collateral Agent (or one or more of their respective Affiliates) may (but are not obligated to) act as the “Debt Representative” or like term for the holders of any Permitted Indebtedness under the security agreements with respect thereto or any Intercreditor Agreement then in effect. Each Lender waives any conflict of interest, now contemplated or arising hereafter, in connection therewith and agrees not to assert against any Agent or any of its affiliates any claims, causes of action, damages or liabilities of whatever kind or nature relating thereto.
SECTION 9.17
Secured Cash Management Agreements and Secured Hedge Agreements. Except as otherwise expressly set forth herein or in any Guaranty or any Collateral Document, no Cash Management Bank or Hedge Bank that obtains the benefits of Section 8.03, any Guaranty or any Collateral by virtue of the provisions hereof or of any Guaranty or any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article IX to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be.
SECTION 9.18
Withholding Tax. To the extent required by any applicable Laws, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. Without limiting or expanding the provisions of Section 3.01, each Lender shall indemnify and hold harmless the Administrative Agent against, and shall make payable in respect thereof within ten (10) days after demand therefor, any and all Taxes and any and all related losses, claims, liabilities and expenses (including fees, charges and disbursements of any counsel for the Administrative Agent) incurred by or asserted against the Administrative Agent by the IRS or any other Governmental Authority as a result of the failure of the Administrative Agent to properly withhold Tax from amounts paid to or for the account of such Lender for any reason (including because the appropriate form was not delivered or not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstance that rendered the exemption from, or reduction of withholding Tax ineffective). A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due the Administrative Agent under this Section 9.18. The agreements in this Section 9.18 shall survive the resignation or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations. For the avoidance of doubt, for purposes of this Section 9.18, the term “Lender” includes any Issuing Bank.
Article X

Miscellaneous
SECTION 10.01
Amendments, etc.
(1)
Except as otherwise set forth in this Agreement (including, without limitation, as set forth in Section 7.08(b)(17)), no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by any Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders (other than (x) with respect to any amendment or waiver contemplated in clauses (g) or (h) below (in the case of clause (h), to the extent permitted by Section 2.14), which shall only require the consent of the Required Facility Lenders under the applicable Facility or Facilities, as applicable (and not the Required Lenders) and (y) with respect to any amendment or waiver contemplated in clauses (b) or (c), which shall only require the consent of the Lenders expressly set forth therein and not the Required Lenders) (or by the Administrative Agent with the consent of the Required Lenders) and the Initial USD Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and the Administrative Agent hereby agrees to acknowledge any such waiver, consent or amendment that otherwise satisfies the requirements of this Section 10.01 as promptly as possible, however, to the extent the final form of such waiver, consent or amendment has been delivered to the Administrative Agent at least one Business Day prior to the proposed effectiveness of the consents by the Lenders party thereto, the Administrative Agent shall acknowledge such waiver, consent or amendment (i) immediately, in the case of any amendment which does not require the consent of any existing Lender under this Agreement or (ii) otherwise, within two hours of the time copies of the Required Lender consents or other applicable Lender consents required by this Section 10.01 have been provided to the Administrative Agent; and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no such amendment, waiver or consent shall:

(f)
extend or increase the Commitment of any Lender without the written consent of such Lender (it being understood that a waiver of any condition precedent set forth in Section 4.01, 4.02 or 4.03 or the waiver of any Default, Event of Default, mandatory prepayment or mandatory reduction of the Commitments shall not constitute an extension or increase of any Commitment of any Lender);
(g)
postpone any date scheduled for, or reduce the amount of, any payment of principal or interest under Section 2.07 or 2.08 (other than pursuant to Section 2.08(2)) or any payment of fees or premiums hereunder or under any Loan Document with respect to payments to any Lender without the written consent of such Lender, it being understood that none of the following will constitute a postponement of any date scheduled for, or a reduction in the amount of, any payment of principal, interest, fees or premiums: (i) the waiver of (or amendment to the terms of) any mandatory prepayment of the Loans, (ii) the waiver of any Default or Event of Default, and (iii) any change to the definition of “First Lien Net Leverage Ratio,” “Secured Net Leverage Ratio,” “Total Net Leverage Ratio,” “Interest Coverage Ratio” or, in each case, in the component definitions thereof;
(h)
reduce the principal of, or the rate of interest specified herein on, any Loan or Unreimbursed Amount, or any fees or other amounts payable hereunder or under any other Loan Document to any Lender without the written consent of such Lender, it being understood that none of the following will constitute a reduction in any rate of interest or any fees: any change to the definition of “First Lien Net Leverage Ratio,” “Secured Net Leverage Ratio,” “Total Net Leverage Ratio,” “Interest Coverage Ratio,” or, in each case, in the component definitions thereof; provided that only the consent of (A) the Required Lenders shall be necessary to amend the definition of “Default Rate” and (B) the Required Lenders or, with respect to any Default Rate payable in respect of any Facility, the Required Facility Lenders under such Facility, shall be necessary to waive any obligation of any Borrower to pay interest at the Default Rate;
(i)
except as contemplated by clause (C) in the second proviso immediately succeeding clause (i) of this Section 10.01(1), change any provision of this Section 10.01 or the definition of “Required Lenders” or “Required Facility Lenders,” “Pro Rata Share” or any other provision specifying the number of Lenders or portion of the Loans or Commitments required to take any action under the Loan Documents or Section 2.13 or 8.03 or any other provision governing pro rata sharing or pro rata payment among the Lenders, without the written consent of each Lender directly and adversely affected thereby;
(j)
other than in a transaction permitted under Section 7.03 or Section 7.04, release all or substantially all of the aggregate value of the Collateral in any transaction or series of related transactions, without the written consent of each Lender;
(k)
other than in a transaction permitted under Section 7.03 or Section 7.04, release all or substantially all of the aggregate value of the Guaranty, without the written consent of each Lender;

(l)
amend, waive or otherwise modify any term or provision (including the waiver of any conditions set forth in Section 4.03 as to any Credit Extension under one or more Facilities) which directly affects Lenders under one or more Facilities and does not directly affect Lenders under any other Facilities, in each case, without the written consent of the Required Facility Lenders under such applicable Facility or Facilities with respect to Revolving Commitments (and in the case of multiple Facilities which are affected, such Required Facility Lenders shall consent together as one Facility); provided, however, that the waivers described in this clause (g) shall not require the consent of any Lenders other than the Required Facility Lenders under the applicable Facility or Facilities (it being understood that any amendment to conditions of effectiveness of Incremental Commitments set forth in Section 2.14 shall be subject to clause (h) below);
(m)
amend, waive or otherwise modify any term or provision (including the availability and conditions to funding (subject to the requirements of Section 2.14) with respect to Incremental Revolving Commitments, but excluding the rate of interest applicable thereto which shall be subject to clause (c) above)) which directly affects Lenders of one or more Incremental Revolving Commitments and does not directly affect Lenders under any other Facility, in each case, without the written consent of the Required Facility Lenders under such applicable Incremental Revolving Commitments (and in the case of multiple Facilities which are affected, such Required Facility Lenders shall consent together as one Facility); provided, however, that, to the extent permitted under Section 2.14, the waivers described in this clause (i) shall only require the consent of the Required Facility Lenders under such applicable Incremental Revolving Commitments;
(n)
amend, waive or otherwise modify any term or provision in Section 4.01 or 4.02, in each case, without the written consent of each Lender;
(o)
extend the L/C Expiration Date with respect to any Class of Revolving Commitments (including through any change to the definition of “L/C Expiration Date”) without the written consent of each Revolving Lender under such Class of Revolving Commitments;
(p)
without the written consent of each Lender affected thereby, (1) subordinate the Lien on all or any material portion of the Collateral securing any Obligations or the Guarantees thereof to the Lien securing any other Indebtedness or (2) subordinate the payment of all or any portion of the Obligations to any other Indebtedness (except as expressly permitted by the terms of this Agreement and the Closing Date Intercreditor Agreement, in each case, as in effect on the date hereof), in each case under this clause (k), other than (A) in respect of any “debtor-in-possession” financing and (B) to the extent each Lender affected thereby has been offered a bona fide opportunity (on a pro rata basis based on the principal amount of its Loans and unfunded Commitments as of such date of determination) to participate in the applicable Indebtedness on the same terms (including receipt of fees, other than customary backstop fees or expense reimbursement) as the other lenders participating in such transaction, which offer shall remain open to each adversely affected lender for a period of not less than ten (10) Business Days (with any such lender that does not respond on or prior to the tenth Business Day prior to the incurrence of such other Indebtedness being deemed to have declined to participate in such credit facility); or

(q)
subject to clause (B) below of this Section 10.01(1), without the written consent of each Lender affected thereby, amend or modify (including pursuant to any waiver or consent) any provision of the Closing Date Intercreditor Agreement, if the effect of any such amendment, modification, waiver or consent would adversely change (1) the priority of any Lien on all or any material portion of the Collateral securing any Obligations or the Guarantees thereof, or (2) the priority of payment of all or any portion of the Obligations;

provided that:

(I) no amendment, waiver or consent shall, unless in writing and signed by each Issuing Bank in addition to the Lenders required above, affect the rights or duties of such Issuing Bank under this Agreement or any Issuing Bank Document relating to any Letter of Credit issued or to be issued by it; provided, however, that this Agreement may be amended to adjust the mechanics related to the issuance of Letters of Credit, including mechanical changes relating to the existence of multiple Issuing Banks, with only the written consent of the Administrative Agent, the applicable Issuing Bank and the applicable Borrower so long as the obligations of the Revolving Lenders, if any, who have not executed such amendment, and if applicable the other Issuing Banks, if any, who have not executed such amendment, are not adversely affected thereby;

(II) [reserved]

(III) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of, or any fees or other amounts payable to, the Administrative Agent under this Agreement or any other Loan Document; and

(IV) Section 10.07(g) may not be amended, waived or otherwise modified without the consent of each Granting Lender all or any part of whose Loans are being funded by an SPC at the time of such amendment, waiver or other modification;

provided further that notwithstanding the foregoing:

(A)
no Defaulting Lender shall have any right to approve or disapprove of any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that the Commitment of such Defaulting Lender may not be increased or extended without the consent of such Defaulting Lender (it being understood that any Commitments or Loans held or deemed held by any Defaulting Lender shall be excluded for a vote of the Lenders hereunder requiring any consent of the Lenders);
(B)
no Lender consent is required to effect any amendment or supplement to any Intercreditor Agreement (i) that is for the purpose of adding the holders of Credit Agreement Refinancing Indebtedness, Permitted Euro Revolving Indebtedness or any other Permitted Indebtedness that is Secured Indebtedness (or a Debt Representative with respect thereto) as parties thereto, as expressly contemplated by the terms of such Intercreditor Agreement, as applicable (it being understood that any such amendment, modification or supplement may make such other changes to the applicable Intercreditor Agreement as, in the good faith determination of the Administrative Agent, are required to effectuate the foregoing and provided that such other changes are not adverse, in any material respect, to the interests of the Lenders) or (ii) that is expressly contemplated by any Intercreditor Agreement in connection with joinders and supplements; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or the Collateral Agent hereunder or under any other Loan Document without the prior written consent of the Administrative Agent or the Collateral Agent, as applicable;
(C)
this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Initial USD Borrower (i) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Revolving Loans and L/C Obligations and the accrued interest and fees in respect thereof and (ii) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders;
(D)
any waiver, amendment or modification of this Agreement that by its terms affects the rights or duties under this Agreement of Lenders holding Loans or Commitments of a particular Class (but not the Lenders holding Loans or Commitments of any other Class) may be effected by an agreement or agreements in writing entered into by the Initial USD Borrower and the requisite percentage in interest of the affected Class of Lenders that would be required to consent thereto under this Section 10.01 if such Class of Lenders were the only Class of Lenders hereunder at the time;
(E)
any provision of this Agreement or any other Loan Document may be amended by an agreement in writing entered into by the Initial USD Borrower and the Administrative Agent (or the Collateral Agent, as applicable) to cure any ambiguity, omission, defect or inconsistency (including amendments, supplements or waivers to any of the Collateral Documents, guarantees, intercreditor agreements or related documents executed by any Loan Party or any other Subsidiary in connection with this Agreement if such amendment, supplement or waiver is delivered in order to cause such Collateral Documents, guarantees, intercreditor agreements or related documents to be consistent with this Agreement and the other Loan Documents) so long as, in each case, the Lenders shall have received at least five (5) Business Days’ prior written notice thereof and the Administrative Agent shall not have received, within five (5) Business Days of the date of such notice to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendment; provided that the consent of the Lenders or the Required Lenders, as the case may be, shall not be required to make any such changes necessary to be made in connection with any borrowing of Incremental Loans or Other Loans or any Extension and otherwise to effect the provisions of Section 2.14, 2.15 or 2.16 or the immediately succeeding paragraph of this Section 10.01, respectively; and
(F)
the Initial USD Borrower and the Administrative Agent may, without the input or consent of the other Lenders, effect changes to any Mortgage as may be necessary or appropriate in the opinion of the Collateral Agent.
(2)
[Reserved].

(3)
In addition, notwithstanding anything to the contrary in this Section 10.01,
(f)
the Guaranty, the Collateral Documents and related documents executed by Loan Parties in connection with this Agreement and the other Loan Documents may be in a form reasonably determined by the Administrative Agent and may be, together with this Agreement, amended and waived with the consent of the Administrative Agent at the request of the Initial USD Borrower without the need to obtain the consent of any other Lender if such amendment or waiver is delivered in order (i) to comply with local Law or advice of local counsel, (ii) to cure ambiguities or defects or (iii) to cause the Guaranty, Collateral Documents or other document to be consistent with this Agreement and the other Loan Documents (including by adding additional parties as contemplated herein or therein) and
(g)
(i) if the Administrative Agent and the Initial USD Borrower shall have jointly identified an obvious error (including an incorrect cross-reference) or any error or omission of a technical or immaterial nature or (ii) if the Administrative Agent shall have identified any administrative, operational or agency changes of a technical nature, in each case, in any provision of this Agreement or any other Loan Document (including, for the avoidance of doubt, any exhibit, schedule or other attachment to any Loan Document), then the Administrative Agent (acting in its sole discretion) and the Initial USD Borrower or any other relevant Loan Party shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party to any Loan Document. Notification of such amendment shall be made by the Administrative Agent to the Lenders promptly upon such amendment becoming effective.
SECTION 10.02
Notices and Other Communications; Facsimile Copies.
(1)
General. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:
(f)
if to the Initial USD Borrower or the Administrative Agent, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.02; and
(g)
if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire.

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next succeeding Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (2) below shall be effective as provided in such subsection (2).

(2)
Electronic Communication. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Initial USD Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.
(3)
Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next succeeding Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.
(4)
The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD-PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Agent-Related Persons or any Arranger (collectively, the “Agent Parties”) have any liability to any Borrower, any Lender, or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Initial USD Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and non-appealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to any Borrower, any Lender or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).
(5)
Change of Address. Each Loan Party and the Administrative Agent may change its address, facsimile or telephone number for notices and other communications hereunder by written notice to the other parties hereto. Each other Lender may change its address, facsimile or telephone number for notices and other communications hereunder by written notice to the Initial USD Borrower and the Administrative Agent. In addition, each Lender agrees to notify the

Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private-Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Initial USD Borrower or its securities for purposes of United States Federal or state securities laws.
(6)
Reliance by the Administrative Agent. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices) purportedly given by or on behalf of the Initial USD Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrowers shall indemnify the Administrative Agent, each Lender and the Agent-Related Persons of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrowers. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.
SECTION 10.03
No Waiver; Cumulative Remedies. No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) any Issuing Bank from exercising the rights and remedies that inure to its benefit (solely in its capacity as Issuing Bank, as the case may be) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 10.10 (subject to the terms of Section 2.13), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided further that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.13, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

SECTION 10.04
Costs and Expenses. The Initial USD Borrower agrees (a) if the Closing Date occurs and to the extent not paid or reimbursed on or prior to the Closing Date, to pay or reimburse the Agents, any Agent-Related Person and the Arrangers for all reasonable and documented out-of-pocket costs and expenses of the Agents, each Agent-Related Person and the Arrangers incurred in connection with the preparation, negotiation, syndication, execution, delivery and administration of this Agreement and the other Loan Documents and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including all Attorney Costs of a single U.S. counsel and, if necessary, a single local counsel in each relevant material jurisdiction, and (b) upon presentation of a summary statement, together with any supporting documentation reasonably requested by the Initial USD Borrower, to pay or reimburse the Agents, each Issuing Bank and the other Lenders, taken as a whole, promptly following a written demand therefor for all reasonable and documented out-of-pocket costs and expenses incurred in connection with the enforcement of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any legal proceeding, including any proceeding under any Debtor Relief Law, and including all Attorney Costs of one counsel to the Administrative Agent, the Collateral Agent and the Lenders taken as a whole (and, if necessary, one local counsel in any relevant material jurisdiction and solely in the case of a conflict of interest, one additional counsel in each relevant material jurisdiction to each group of affected Lenders similarly situated taken as a whole)). The agreements in this Section 10.04 shall survive the termination of the Aggregate Commitments and repayment of all other Obligations. All amounts due under this Section 10.04 shall be paid within thirty (30) Business Days following receipt by the Initial USD Borrower of an invoice relating thereto setting forth such expenses in reasonable detail (other than amounts referred to in clause (a) of this Section 10.04, which shall be payable on the Initial Availability Date to the extent invoiced at least three (3) Business Days prior thereto). If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it hereunder or under any Loan Document, such amount may be paid on behalf of such Loan Party by the Administrative Agent in its sole discretion.
SECTION 10.05
Indemnification by the Borrowers. The Borrowers shall indemnify and hold harmless the Agents (and each Agent-Related Person), each Issuing Bank, each other Lender, the Arrangers and their respective Related Persons (collectively, the “Indemnitees”) from and against any and all losses, claims, damages, liabilities or expenses (including Attorney Costs and Environmental Liabilities) to which any such Indemnitee may become subject arising out of, resulting from or in connection with (but limited, in the case of legal fees and expenses, to the reasonable and documented out-of-pocket fees, disbursements and other charges of one counsel to all Indemnitees taken as a whole and, if reasonably necessary, a single local counsel for all Indemnitees taken as a whole in each relevant material jurisdiction, and solely in the case of a conflict of interest, one additional counsel in each relevant material jurisdiction to each group of affected Indemnitees similarly situated taken as a whole) any actual or threatened claim, litigation, investigation or proceeding relating to the Transactions or to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents, the Loans, the Letters of Credit or the use, or proposed use of the proceeds therefrom (including any refusal by any Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, litigation, investigation or proceeding), and regardless of whether any Indemnitee is a party thereto (all the foregoing, collectively, the “Indemnified Liabilities”); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or expenses resulted from (x) the gross negligence or willful misconduct of such Indemnitee or any of its Related Indemnified Persons as determined by a final, non-appealable judgment of a court of competent jurisdiction, (y) solely with respect to an Indemnitee other than the Agents or any Agent-Related Person, a material breach of any obligations under any Loan Document by such Indemnitee or any of its Related Indemnified Persons as determined by a final, non-appealable judgment of a court of competent jurisdiction or (z) any dispute solely among Indemnitees other than any claims by or against an Indemnitee in its capacity or in fulfilling its role as an administrative agent, collateral agent (or any Agent-Related Person) or arranger or any similar role under any Loan Document and other than any claims arising out of any act or omission of any Borrower or any of its respective Affiliates (as determined by a final, non-appealable judgment of a court of competent jurisdiction). To the extent that the undertakings to indemnify and hold harmless set forth in this Section 10.05 may be unenforceable in whole or in part because they are violative of any applicable Law or public policy, the Borrowers shall contribute the maximum portion that they are permitted to pay and satisfy under applicable Law to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnitees or any of them. No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection with this Agreement (except to the extent such damages are found in a final non-appealable judgment of a court of competent jurisdiction to have resulted from the willful misconduct, bad faith or gross negligence of such Indemnitee), nor shall any Indemnitee or any Loan Party have any liability for any special, punitive, indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date) (other than, in the case of any Loan Party, in respect of any such damages incurred or paid by an Indemnitee to a third party for which such Indemnitee is otherwise entitled to indemnification pursuant to this Section 10.05). In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 10.05 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, stockholders or creditors or an Indemnitee or any other Person, whether or not any Indemnitee is otherwise a party thereto and whether or not any of the transactions contemplated hereunder or under any of the other Loan Documents is consummated. All amounts due under this Section 10.05 shall be paid within thirty (30) Business Days after written demand therefor. The agreements in this Section 10.05 shall survive the resignation of any Agent or any Agent-Related Person, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations. This Section 10.05 shall not apply to Taxes, except any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim. Notwithstanding the foregoing, each Indemnitee shall be obligated to refund and return promptly any and all amounts paid by any Loan Party or any of its Affiliates under this Section 10.05 to such Indemnitee for any such fees, expenses or damages to the extent such Indemnitee is not entitled to payment of such amounts in accordance with the terms hereof as determined by a final, non-appealable judgment of a court of competent jurisdiction.

SECTION 10.06
Marshaling; Payments Set Aside. None of the Agents or any Lender shall be under any obligation to marshal any assets in favor of the Loan Parties or any other party or against or in payment of any or all of the Obligations. To the extent that any payment by or on behalf of any Borrower is made to any Agent or any Lender, or any Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the applicable Agent upon demand its applicable share of any amount so recovered from or repaid by any Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Overnight Rate from time to time in effect.
SECTION 10.07
Successors and Assigns.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and registered assigns permitted hereby, except that the Borrowers may not, except as permitted by Section 7.03 and the last sentence of this clause (a), assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder (including to existing Lenders and their Affiliates) except (i) to an assignee in accordance with the provisions of Section 10.07(b) (such an assignee, an “Eligible Assignee”), (ii) by way of participation in accordance with the provisions of Section 10.07(d), or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.07(f), or (iv) to an SPC in accordance with the provisions of Section 10.07(g) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 10.07(d) and, to the extent expressly contemplated hereby, Related Persons of each of the Administrative Agent, the Collateral Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this Section 10.07(b), participations in L/C Obligations) at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(v)
Minimum Amounts.
(A)
in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and
(B)
in any case not described in subsection (b)(i)(A) of this Section 10.07, the aggregate amount of the Commitment or, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5.0 million (or the Dollar Equivalent thereof), unless each of the Administrative Agent and, so long as no Event of Default under Section 8.01(1), Section 8.01(2) or Section 8.01(6) has occurred and is continuing, the Initial USD Borrower otherwise consents (such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met.
(vi)
Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned (it being understood that assignments under separate Facilities shall not be required to be made on a pro rata basis).
(vii)
Required Consents. No consent shall be required for any assignment except to the extent required by Section 10.07(b)(i)(B) and, in addition:
(A)
the consent of the Initial USD Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default under Section 8.01(1), Section 8.01(2) or Section 8.01(6) has occurred and is continuing at the time of such assignment determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if a “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Initial USD Borrower shall be deemed to have consented to any assignment of all or a portion of any Loans or Commitments unless it shall have objected thereto by written notice to the Administrative Agent within ten (10) Business Days after having received such request for assignment;
(B)
the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender; and
(C)
the consent of each USD Issuing Bank (in the case of any assignment of USD Revolving Commitments) and each Euro Issuing Bank (in the case of any assignment of Euro Revolving Commitments, in each case, at the time of such assignment (such consent not to be unreasonably withheld or delayed) shall be required; provided that no consent of the applicable Issuing Bank shall be required for any assignment not related to Revolving Commitments or Revolving Exposure.
(viii)
Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption via an electronic settlement system acceptable to the Administrative Agent (or, if previously agreed with the Administrative Agent, manually), and shall pay to the Administrative Agent a processing and recordation fee of $3,500 (which fee may be waived or reduced in the sole discretion of the Administrative Agent). The Eligible Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire and all applicable tax forms.
(ix)
No Assignments to Certain Persons. No such assignment shall be made (A) to the Initial USD Borrower, any Subsidiary of the Initial USD Borrower or any Affiliate of the Initial USD Borrower (any such Person described in this clause (A), a “Borrower Affiliate”), (C) to a natural person, (D) to any Disqualified Institution or (E) to any Defaulting Lender. Notwithstanding the foregoing, in no event shall the Administrative Agent be obligated to ascertain, monitor or inquire as to whether any Lender is a Borrower Affiliate.

In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or sub participations, or other compensating actions, including funding, with the consent of the Initial USD Borrower and the Administrative Agent, the applicable Pro Rata Share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full Pro Rata Share of all Loans and participations in Letters of Credit in accordance with its Pro Rata Share. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to clause (c) of this Section 10.07, from and after the effective date specified in each Assignment and Assumption, (x) the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and (y) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, 10.04 and 10.05 with respect to facts and circumstances occurring prior to the effective date of such assignment), but shall in any event continue to be subject to Section 10.09. Upon request, and the surrender by the assigning Lender of its Note, each Appropriate Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.07(d).

(c) The Administrative Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and related interest amounts) of the Loans, L/C Obligations (specifying Unreimbursed Amounts), L/C Borrowings and amounts due under Section 2.03, owing to each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Agents and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by any Borrower, any Agent and, with respect to its own Loans, any Lender, at any reasonable time and from time to time upon reasonable prior notice. This Section 10.07(c) and Section 2.11 shall be construed so that all Loans are at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code and any related Treasury regulations (or any other relevant or successor provisions of the Code or of such Treasury regulations).

(d) Any Lender may at any time, without the consent of, or notice to, the Initial USD Borrower or the Administrative Agent, sell participations to any Person (other than a natural person, the Initial USD Borrower and its Affiliates, a Defaulting Lender or a Disqualified Institution) (each, a “Participant”) in all or a portion of such Lender’s rights or obligations under this Agreement (including all or a portion of its Commitment or the Loans (including such Lender’s participations in L/C Obligations) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement or any other Loan Document; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01(1) (other than clauses (h) and (i) thereof) that directly and adversely affects such Participant. Subject to subsection (e) of this Section 10.07, each Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01 (subject to the requirements of Section 3.01 (including subsections (2), (3) and (4), as applicable) as though it were a Lender; provided that any forms required to be provided under Section 3.01(3) shall be provided solely to the participating Lender), 3.04 and 3.05 (through the applicable Lender) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section 10.07. To the extent permitted by applicable Law, each Participant also shall be entitled to the benefits of Section 10.10 as though it were a Lender; provided that such Participant shall agree to be subject to Section 2.13 as though it were a Lender.

(e) Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.01, 3.04 or 3.05 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Initial USD Borrower’s prior written consent (not to be unreasonably withheld or delayed). Each Lender that sells a participation shall (acting solely for this purpose as a non-fiduciary agent of the applicable Borrower) maintain a register complying with the requirements of Sections 163(f), 871(h) and 881(c)(2) of the Code and the Treasury regulations issued thereunder on which is entered the name and address of each Participant and the principal amounts of (and related interest amounts on) each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”). The entries in the Participant Register shall be conclusive absent manifest error, and such Lender and the applicable Borrower shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary; provided that no Lender shall have the obligation to disclose all or a portion of the Participant Register (including the identity of the Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or other obligations under any Loan Document) to any Person except to the extent such disclosure is necessary to establish that any such commitments, loans, letters of credit or other obligations are in registered form for U.S. federal income tax purposes or such disclosure is otherwise required under Treasury Regulations Section 5f.103-1(c) and proposed Treasury Regulations Section 1.163-5(b).

(f) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any other central bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g) Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrowers (an “SPC”) the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Loan, (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof and (iii) such SPC and the applicable Loan or any applicable part thereof shall be appropriately reflected in the Participant Register. Each party hereto hereby agrees that (i) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrowers under this Agreement (including its obligations under Section 3.01, 3.04 or 3.05), (ii)

no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable, and (iii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the Lender hereunder. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without prior consent of the Initial USD Borrower and the Administrative Agent and with the payment of a processing fee of $3,500 (which processing fee may be waived by the Administrative Agent in its sole discretion), assign all or any portion of its right to receive payment with respect to any Loan to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or Guarantee or credit or liquidity enhancement to such SPC.

(h) [Reserved].

(i) [Reserved].

(j) [Reserved].

(k) [Reserved].

(l) [Reserved].

(m) Notwithstanding anything to the contrary contained herein, without the consent of the Initial USD Borrower or the Administrative Agent, (1) any Lender may in accordance with applicable Law create a security interest in all or any portion of the Loans owing to it and the Note, if any, held by it and (2) any Lender that is a Fund may create a security interest in all or any portion of the Loans owing to it and the Note, if any, held by it to the trustee for holders of obligations owed, or securities issued, by such Fund as security for such obligations or securities; provided that unless and until such trustee actually becomes a Lender in compliance with the other provisions of this Section 10.07, (i) no such pledge shall release the pledging Lender from any of its obligations under the Loan Documents and (ii) such trustee shall not be entitled to exercise any of the rights of a Lender under the Loan Documents even though such trustee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise.

(n) The Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Institutions. Without limiting the generality of the foregoing, the Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Institution or (y) have any liability with respect to or arising out of any assignment or participation of Loans or Commitments, or disclosure of confidential information, to any Disqualified Institution.

SECTION 10.08
Resignation of Issuing Bank. Notwithstanding anything to the contrary contained herein, any Issuing Bank may, upon thirty (30) Business Days’ notice to the Initial USD Borrower and the Lenders, resign as an Issuing Bank, so long as on or prior to the expiration of such 30‑Business Day period with respect to such resignation, the relevant Issuing Bank shall have identified a successor Issuing Bank reasonably acceptable to the Initial USD Borrower willing to accept its appointment as successor Issuing Bank. In the event of any such resignation of an Issuing Bank, the Initial USD Borrower shall be entitled to appoint from among the Lenders willing to accept such appointment a successor Issuing Bank hereunder; provided that no failure by the Initial USD Borrower to appoint any such successor shall affect the resignation of the relevant Issuing Bank except as expressly provided above. If an Issuing Bank resigns as an Issuing Bank, it shall retain all the rights and obligations of an Issuing Bank hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as an Issuing Bank and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(3)).
SECTION 10.09
Confidentiality. Each of the Agents, the Arrangers, the Lenders and each Issuing Bank agrees to maintain the confidentiality of the Information in accordance with its customary procedures (as set forth below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, legal counsel, independent auditors, agents, trustees, advisors, representatives and credit insurance and service providers (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential, with such Affiliate being responsible for such Person’s compliance with this Section 10.09; provided, however, that such Agent, Arranger, Lender or Issuing Bank, as applicable, shall be principally liable to the extent this Section 10.09 is violated by one or more of its Affiliates or any of its or their respective employees, directors or officers), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners); provided, however, that each Agent, each Arranger, each Lender and each Issuing Bank agrees to notify the Initial USD Borrower promptly thereof to the extent it is legally permitted to do so, (c) to the extent required by applicable laws or regulations or by any subpoena or otherwise as required by applicable Law or regulation or as requested by a governmental authority; provided that such Agent, such Arranger, such Lender or such Issuing Bank, as applicable, agrees that it will (x) notify the Initial USD Borrower as soon as practicable in the event of any such disclosure by such Person (except in connection with any request as part of a regulation examination) unless such notification is prohibited by law, rule or regulation and (y) seek confidential treatment with respect to any such disclosure, (d) to any other party hereto, (e) subject to an agreement containing provisions at least as restrictive as those of this Section 10.09, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or any Eligible Assignee (or its agent) invited to be an Additional Lender or (ii) with the prior consent of the Initial USD Borrower, any actual or prospective direct or indirect counterparty (or its advisors) to any swap or derivative transaction or other transactions under which payments are to be made by reference to the Initial USD Borrower and its obligations under this Agreement or payments hereunder relating to the Initial USD Borrower or any of their Subsidiaries or any of their respective obligations; provided that such disclosure shall be made subject to the acknowledgment and acceptance by such prospective Lender, Participant or Eligible Assignee that such Information is being disseminated on a confidential basis (on substantially the terms set forth in this paragraph or as is otherwise reasonably acceptable to the Initial USD Borrower, the Agents and the Arrangers, including as set forth in any confidential information memorandum or other marketing materials) in accordance with the standard syndication process of the Agents and the Arrangers or market standards for dissemination of such type of information which shall in any event require “click through” or other affirmative action on the part of the recipient to access such confidential information, (f) for purposes of establishing a “due diligence” defense, (g) on a confidential basis to (i) any rating agency in connection with rating the Initial USD Borrower or its Subsidiaries or the credit facilities provided hereunder, (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder, or (iii) service providers to the Agents and the Lenders in connection with the administration, settlement and management of this Agreement and the credit facilities provided hereunder, (h) with the consent of the Initial USD

Borrower or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach by any Person of this Section 10.09 or any other confidentiality provision in favor of any Loan Party, (y) becomes available to any Agent, any Arranger, any Lender, any Issuing Bank or any of their respective Affiliates on a nonconfidential basis from a source other than the Initial USD Borrower or any Subsidiary thereof, and which source is not known by such Agent, such Lender, such Issuing Bank or the applicable Affiliate to be subject to a confidentiality restriction in respect thereof in favor of the Initial USD Borrower or any Affiliate thereof or (z) is independently developed by the Agents, the Lenders, the Issuing Banks, the Arrangers or their respective Affiliates, in each case, so long as not based on information obtained in a manner that would otherwise violate this Section 10.09.

For purposes of this Section 10.09, “Information” means all information received from any Loan Party or any Subsidiary thereof relating to any Loan Party or any Subsidiary or Affiliate thereof or their respective businesses, other than any such information that is available to any Agent, any Lender or any Issuing Bank on a nonconfidential basis prior to disclosure by any Loan Party or any Subsidiary thereof; it being understood that no information received from any Borrower or any Subsidiary or Affiliate thereof after the Closing Date shall be deemed nonconfidential on account of such information not being clearly identified at the time of delivery as being confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 10.09 shall be considered to have complied with its obligation to do so in accordance with its customary procedures if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each Agent, each Arranger, each Lender and each Issuing Bank acknowledges that (a) the Information may include trade secrets, protected confidential information, or material non-public information concerning a Borrower or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of such information and (c) it will handle such information in accordance with applicable Law, including United States Federal and state securities Laws and to preserve its trade secret or confidential character.

The respective obligations of the Agents, the Arrangers, the Lenders and any Issuing Bank under this Section 10.09 shall survive, to the extent applicable to such Person, (x) any assignment of its rights and obligations under this Agreement and (y) the resignation or removal of any Agent, and in any event no later than two years following such assignment, resignation or removal.

SECTION 10.10
Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each Issuing Bank is hereby authorized at any time and from time to time, after obtaining the prior written consent of the Administrative Agent, to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or such Issuing Bank to or for the credit or the account of any Loan Party against any and all of the obligations of such Loan Party then due and payable under this Agreement or any other Loan Document to such Lender or such Issuing Bank, irrespective of whether or not such Lender or such Issuing Bank shall have made any demand under this Agreement or any other Loan Document; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.17 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Banks, and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender and each

Issuing Bank under this Section 10.10 are in addition to other rights and remedies (including other rights of setoff) that such Lender or such Issuing Bank may have. Each Lender and each Issuing Bank agrees to notify the Initial USD Borrower and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.
SECTION 10.11
Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If any Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the applicable Borrower. In determining whether the interest contracted for, charged, or received by an Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.
SECTION 10.12
Counterparts; Integration; Effectiveness. This Agreement and each of the other Loan Documents may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging (including in .pdf format) means shall be effective as delivery of a manually executed counterpart of this Agreement.
SECTION 10.13
Electronic Execution of Assignments and Certain Other Documents. The words “delivery,” “execution,” “execute,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation Assignment and Assumptions, amendments or other modifications, Committed Loan Notices, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
SECTION 10.14
Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied.
SECTION 10.15
Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
SECTION 10.16
GOVERNING LAW.
(f)
THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
(g)
EACH BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER EACH IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY IN THE BOROUGH OF MANHATTAN AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING (WHETHER IN CONTRACT OR IN TORT) ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. EACH PARTY HERETO AGREES THAT THE AGENTS AND LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY LOAN PARTY IN THE COURTS OF ANY OTHER JURISDICTION IN CONNECTION WITH THE EXERCISE OF ANY RIGHTS UNDER ANY COLLATERAL DOCUMENT (UNLESS OTHERWISE SPECIFIED IN EACH COLLATERAL DOCUMENT) OR THE ENFORCEMENT OF ANY JUDGMENT.
(h)
EACH BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER EACH IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT

PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (UNLESS OTHERWISE SPECIFIED IN ANY LOAN DOCUMENT) IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF THIS SECTION 10.16. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
SECTION 10.17
WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.17.
SECTION 10.18
Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrowers and the Administrative Agent and the Administrative Agent shall have been notified by each Lender that each such Lender has executed it and thereafter shall be binding upon and inure to the benefit of each Borrower, each Agent, each Lender, each other party hereto and their respective successors and assigns.
SECTION 10.19
Lender Action. Each Lender agrees that it shall not take or institute any actions or proceedings, judicial or otherwise, for any right or remedy against any Loan Party under any of the Loan Documents or the Secured Hedge Agreements (including the exercise of any right of setoff, rights on account of any banker’s lien or similar claim or other rights of self-help), or institute any actions or proceedings, or otherwise commence any remedial procedures, with respect to any Collateral or any other property of any such Loan Party, without the prior written consent of the Administrative Agent. The provision of this Section 10.19 are for the sole benefit of the Lenders and shall not afford any right to, or constitute a defense available to, any Loan Party.
SECTION 10.20
Use of Name, Logo, etc. Each Loan Party consents to the publication in the ordinary course by Administrative Agent or the Arrangers of customary advertising material relating to the financing transactions contemplated by this Agreement using such Loan Party’s name, product photographs, logo or trademark; provided that any such material shall be provided to the Initial USD Borrower for its review a reasonable period of time in advance of publication. Such consent shall remain effective until revoked by such Loan Party in writing to the Administrative Agent and the Arrangers.

SECTION 10.21
USA PATRIOT Act. Each Lender that is subject to the USA PATRIOT Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Initial USD Borrower that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the USA PATRIOT Act. The Borrowers shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act.
SECTION 10.22
Service of Process. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
SECTION 10.23
No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each Borrower acknowledges and agrees that (i) (A) the arranging and other services regarding this Agreement provided by the Agents, the Arrangers and the Lenders are arm’s-length commercial transactions between the Initial USD Borrower and its Affiliates, on the one hand, and the Administrative Agent, the Arrangers and the Lenders, on the other hand, (B) each Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) each Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) each Agent, Arranger and Lender is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for any Borrower or any of its Affiliates, or any other Person and (B) none of the Agents, the Arrangers nor any Lender has any obligation to any Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Agents, the Arrangers, the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Initial USD Borrower and its Affiliates, and none of the Agents, the Arrangers nor any Lender has any obligation to disclose any of such interests to the Initial USD Borrower or any of its Affiliates. To the fullest extent permitted by law, each Borrower hereby waives and releases any claims that it may have against the Agents, the Arrangers or any Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
SECTION 10.24
Release of Collateral and Guarantee Obligations; Subordination of Liens.
(f)
The Lenders and the Issuing Banks hereby irrevocably agree that the Liens granted to the Administrative Agent or the Collateral Agent by the Loan Parties on any Collateral

shall be automatically released (i) in full, as set forth in clause (b) below, (ii) upon the sale or other transfer of such Collateral (including as part of or in connection with any other sale or other transfer permitted hereunder (including any Receivables Financing Transaction)) to any Person other than another Loan Party, to the extent such sale, transfer or other disposition is made in compliance with the terms of this Agreement (and the Collateral Agent may rely conclusively on a certificate to that effect provided to it by any Loan Party upon its reasonable request without further inquiry), (iii) to the extent such Collateral is comprised of property leased to a Loan Party by a Person that is not (and not required to be) a Loan Party, upon termination or expiration of such lease, (iv) if the release of such Lien is approved, authorized or ratified in writing by the Required Lenders (or such other percentage of the Lenders whose consent may be required in accordance with Section 10.01), (v) to the extent the property constituting such Collateral is owned by any Guarantor (other than the Borrowers), upon the release of such Guarantor from its obligations under the Guaranty (in accordance with the second succeeding sentence), (vi) as required by the Collateral Agent to effect any sale, transfer or other disposition of Collateral in connection with any exercise of remedies of the Collateral Agent pursuant to the Collateral Documents and (vii) to the extent such Collateral otherwise becomes Excluded Assets. Any such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those being released) upon (or obligations (other than those being released) of the Loan Parties in respect of) all interests retained by the Loan Parties, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral except to the extent otherwise released in accordance with the provisions of the Loan Documents. Additionally, the Lenders and the Issuing Banks hereby irrevocably agree that a Guarantor shall be released from its Guarantee upon consummation of any transaction permitted hereunder resulting in such Subsidiary ceasing to constitute a Subsidiary, or otherwise becoming an Excluded Subsidiary as a result of a transaction permitted by this Agreement; provided, that if such Subsidiary has become an Excluded Subsidiary pursuant to clause (1) of the definition of “Excluded Subsidiary” then (i) the transaction must be for a bona fide business purpose and not primarily for the purpose of releasing such Subsidiary from its Guarantee, (ii) the Initial USD Borrower and its Affiliates shall not own (directly or indirectly) a majority of the Equity Interests of the Subsidiary after giving effect to the transaction and (iii) such Subsidiary shall not be (or required to be) a guarantor under any other Indebtedness of the Borrower or any other Subsidiary. The Lenders and the Issuing Banks hereby authorize the Administrative Agent and the Collateral Agent, as applicable, to execute and deliver any instruments, documents, consents, acknowledgements, and agreements necessary or desirable to evidence or confirm the release of any Guarantor or Collateral pursuant to the foregoing provisions of this paragraph, all without the further consent or joinder of any Lender or Issuing Bank. Any representation, warranty or covenant contained in any Loan Document relating to any such released Collateral or Guarantor shall no longer be deemed to be repeated.
(g)
Notwithstanding anything to the contrary contained herein or any other Loan Document, when the Termination Conditions are satisfied, upon request of the Initial USD Borrower, the Administrative Agent or Collateral Agent, as applicable, shall (without notice to, or vote or consent of, any Secured Party) take such actions as shall be required to release its security interest in all Collateral, and to release all obligations under any Loan Document, whether or not on the date of such release there may be any (i) Hedging Obligations in respect of any Secured Hedge Agreements, (ii) Cash Management Obligations in respect of any Secured Cash Management Agreements, (iii) contingent obligations not then due and (iv) Outstanding Amount of L/C Obligations related to any Letter of Credit that has been Cash Collateralized, backstopped by a letter of credit reasonably satisfactory to the applicable Issuing Bank or deemed reissued under another agreement reasonably acceptable to the applicable Issuing Bank. Any such release of Obligations shall be deemed subject to the provision that such Obligations shall be reinstated if after such release any portion of any payment in respect of the Obligations guaranteed thereby shall be rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payment had not been made.
(h)
Notwithstanding anything to the contrary contained herein or in any other Loan Document, upon request of the Initial USD Borrower in connection with any Liens permitted by the Loan Documents, the Administrative Agent or Collateral Agent, as applicable, shall (without notice to, or vote or consent of, any Secured Party) take such actions as shall be required to subordinate the Lien on any Collateral to any Lien expressly permitted under Section 7.01 to be senior to the Liens in favor of the Collateral Agent.
SECTION 10.25
Entire Agreement. This Agreement, together with all of the other Loan Documents, the applicable provisions of the Engagement Letter, the Fee Letter and the Collateral Sub-Agency Agreements referred to herein, and all certificates and documents delivered hereunder or thereunder, embodies the entire agreement of the parties and supersedes all prior agreements and understandings relating to the subject matter hereof. In the event of any conflict between the terms of this Agreement and any other Loan Document, the Engagement Letter, the Fee Letter or the Collateral Sub-Agency Agreements, the terms of this Agreement shall govern.
SECTION 10.26
Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among the parties hereto, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(f)
the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(g)
the effects of any Bail-In Action on any such liability, including, if applicable:
(i)
a reduction in full or in part or cancellation of any such liability;
(ii)
a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)
the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.
SECTION 10.27
Acknowledgment Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedge Agreements or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
(f)
In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

[SIGNATURE PAGES INTENTIONALLY REMOVED]

Exhibit B

ON FILE WITH THE ADMINISTRATIVE AGENT

Annex A

ON FILE WITH THE ADMINISTRATIVE AGENT